Exhibit 99.3

PALMSOURCE AND PALMONE CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SECOND AMENDED AND RESTATED SOFTWARE LICENSE AGREEMENT

This Second Amended and Restated Software License Agreement (the “Agreement”) is made and entered into by and between PalmSource, Inc. (“PalmSource”), a Delaware corporation with a place of business at 1188 East Arques Avenue, Sunnyvale, California 94085-4602, and PalmSource Overseas Limited, a company organized and existing under the laws of Cayman Islands, with its registered office at West Wing Building, Harbour Drive, George Town, Grand Cayman, Cayman Islands, British West Indies (referred to individually as “PalmSource Cayman” or collectively with PalmSource as “PSI”) and palmOne, Inc. (“palmOne”), a Delaware corporation formerly known as Palm, Inc. with a place of business at 400 N. McCarthy Boulevard, Milpitas, CA 95035, and palmOne Ireland Investment, a company organized and existing under the laws of The Republic of Ireland and formerly known as Palm Ireland Investment with a place of business at 25-28 North Wall Quay, International Financial Services Centre, Dublin 1, Ireland (referred to individually as “palmOne Ireland” or collectively with palmOne as “Licensee”) (provided, however, that palmOne Ireland will be a party to this Agreement only for so long as it remains a Wholly Owned Subsidiary (as defined below) of palmOne). This Agreement is executed by the parties on May 23, 2005 (the “SARSLA Execution Date”), and is effective as of December 3, 2001 (the “Effective Date”).

RECITALS

A. WHEREAS, Licensee and PSI executed an original version of this Agreement on May 9, 2002, effective as of the Effective Date (the “Original Agreement”).

B WHEREAS, Licensee and PSI amended and restated the provisions of the Original Agreement by entering into an Amended and Restated Software License Agreement dated June 4, 2003 (the “ARSLA Execution Date”) and effective as of the Effective Date (the “ARSLA”).

C. WHEREAS, the parties desire to amend and restate the provisions of the ARSLA, all under the terms and conditions as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of the parties, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed by and between the parties as follows:

1. Definitions

1.1 “Alpha Release” means a commercial release of PS OS Software designated as such by PalmSource in its sole discretion and with respect to which PalmSource plans to make subsequent versions available as a Beta Release and GM Release.

PALMSOURCE AND PALMONE CONFIDENTIAL

1.2 “API” means the set of documented access methods through which the programmatic services provided by the PS OS Software are made available to licensees and application developers. Such access methods include, without limitation, header files, events, network communications, macro and scripting languages, function calls and library routines.

1.3 “ARM Processors” means microprocessors implementing the ARM Architecture designed by ARM, Ltd.

1.4 “Assert” means to bring an infringement or misappropriation action of any nature before any legal, judicial, arbitration, administrative, executive or other type of body or tribunal that has or claims to have authority to adjudicate such action in whole or in part regarding the use, making, having made, demonstration, selling, offering for sale, importation or other disposition of a respective product or service.

1.5 “Associate” means a corporation, partnership, joint venture, or other entity, where:

(a) more than thirty-five percent (35%), but less than or equal to fifty percent (50%), of such entity’s outstanding shares of securities (representing the right to vote for the election of directors or other managing authority of such entity) are now or hereafter become under the direct or indirect ownership or control of Licensee; or

(b) such entity does not have outstanding shares of securities, but more than thirty-five percent (35%), but less than or equal to fifty percent (50%), of the ownership interest representing the right to make the decisions for such corporation, company, or other entity is now or hereafter becomes under the direct or indirect ownership or control of Licensee;

but such corporation, partnership, joint venture, or other entity shall be deemed to be an Associate only so long as such ownership or control exists.

1.6 “Beta Release” means a commercial release of PS OS Software designated as such by PalmSource in its sole discretion and with respect to which PalmSource plans to make a subsequent version available as a GM Release.

1.7 “Change of Control” means, with respect to a given entity, any transaction or series of related transactions that constitute: (i) the sale or lease of all or substantially all of an entity’s business or assets; (ii) any merger, consolidation, share exchange, recapitalization, business combination or other transaction resulting in the exchange of the outstanding shares of an entity for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the stockholders of such entity as of the date prior to the closing date of such transaction (or series of related transactions) hold more than fifty percent (50%) of the voting securities in the surviving corporation in such transaction computed on a fully diluted basis; or (iii) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any “group” (as such term is defined under Section 13(d) of the United States Securities Exchange Act of 1934) having been formed that beneficially owns or has the right to acquire beneficial ownership of, fifty percent (50%) or more of the outstanding voting securities of an entity.

PALMSOURCE AND PALMONE CONFIDENTIAL

1.8 “Confidential Information” means that information of either party (“Disclosing Party”) which is disclosed to the other party (“Receiving Party”) pursuant to this Agreement in written form and marked “Confidential,” “Proprietary” or similar designation, or if orally disclosed, that information which the Receiving Party should reasonably discern, by an objective examination of the disclosure and the surrounding facts and circumstances, to be confidential in nature. In addition, PSI Confidential Information shall be deemed to include information pertaining to the PS Licensed Products, PS Materials, PS Development Environment, PS SDK, PS Source Code and PS Source Code Documentation which (i) is not otherwise in the public domain and of which PSI actively undertakes to restrict or control the disclosure to third parties in a manner intended to maintain confidentiality and (ii) is known to or in the possession of Licensee as of the Separation Date. Confidential Information shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, product plans, sales and marketing plans and business information. References to PSI as a Receiving Party or a Disclosing Party shall also include all of PSI’s present and future Subsidiaries, subject to the restrictions contained in this Agreement. References to Licensee as a Receiving Party or a Disclosing Party shall also include all of Licensee’s present and future Subsidiaries, subject to the restrictions contained in this Agreement.

1.9 “Co-Development Agreement” means any agreement entered into between the parties under the Strategic Collaboration Agreement for the co-development of operating system software and related drivers, software applications or other software products or components.

1.10 “Contract Year” means each one year period during the term of this Agreement commencing 12:01 a.m., Pacific Standard Time, December 3rd. Accordingly, a Contract Year shall commence upon 12:01 a.m., Pacific Standard Time, December 3, 2001, 2002, 2003, 2004, 2005, 2006, 2007 and 2008, respectively, and shall end upon 12:00 a.m., Pacific Standard Time, December 3, 2002, 2003, 2004, 2005, 2006, 2007, 2008 and 2009, respectively.

1.11 “Derivative Works” means any software programs, and copies thereof, which are developed by or on behalf of Licensee and which incorporate or contain modifications of any part of a respective PS Licensed Product or PS Source Code delivered by PSI hereunder, including without limitation any revision, modification, translation (including compilation or recapitulation by computer), abridgement, condensation, expansion, or any other form in which the PS Licensed Product or PS Source Code may be recast, transformed or adapted, and that, if prepared without PSI’s authorization, would constitute a copyright infringement of the PS Licensed Products or PS Source Code. By way of example, a Dynamically Loadable Module that interacts with Object Code Modules in the PS Licensed Products exclusively through an Exposed System API will not be considered a Derivative Work solely by reason of the use of such Exposed System API. By way of example, a Licensee Replacement Fragment that interacts with Object Code Modules in the PS Licensed Products exclusively through the Internal Module Interfaces designated by PSI for such fragment will not be considered a Derivative Work solely by reason of the use of such internal interfaces.

1.12 “Development Code” means PS Source Code for PS OS Software (other than the Released Code) made available by PSI to Licensee for purposes of co-development projects

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under the Strategic Collaboration Agreement and the applicable Co-Development Agreement(s) entered into pursuant to the Strategic Collaboration Agreement. The rights of Licensee to obtain, examine, use, reproduce and modify Development Code shall only apply during the term of the Strategic Collaboration Agreement and shall apply only to projects that have been mutually agreed upon under the applicable Co-Development Agreement entered into pursuant to the Strategic Collaboration Agreement.

1.13 “Dispute” means any dispute, controversy or claim between PSI and Licensee in connection with or related to this Agreement.

1.14 “Distributable Modifications” means the binary and Licensee-compiled form of those Modifications made by Licensee to any of the (i) PS Source Code included in an Alpha Release, Beta Release or GM Release of the PS PDK; (ii) Modifiable Source Code; and (iii) PS Source Code identified in a particular Co-Development Agreement as PS Source Code that Licensee has the right to modify and distribute in binary form in a Licensee Product or on a stand-alone basis or both, as and to the extent expressly permitted under the applicable Co-Development Agreement.

1.15 “Dynamically Loadable Module” means an Object Code Module that is executed solely by being independently loaded in memory (instantiated and prepared for execution) separate from any other Object Code Modules and linked only at execution time with other Object Code Modules. By way of example, applications that run on the Palm OS are Dynamically Loadable Modules.

1.16 “Escrow Materials” means (i) the PS Source Code for PS Licensed Products other than PS OS Software, to the extent that such PS Source Code is not otherwise provided to Licensee hereunder, and (ii) Related Build Materials for such PS Licensed Products to the extent that such Related Build Materials are not otherwise provided to Licensee hereunder; provided, however, that ”Escrow Materials” shall not include any PS Source Code or Related Build Materials for PS OS Software and shall not include any PS Source Code or Related Build Materials that are owned by a third party or otherwise subject to restrictions beyond those set forth in this Agreement.

1.17 “Exported Module Interface” means a Module Interface of an Object Code Module built in such way that it can be accessed or used by a Dynamically Loadable Module linking to it only at execution time.

1.18 “Exposed System APIs” means any System API that has been advertised in written form by PalmSource to Licensee as a method approved by PalmSource for Dynamically Loadable Modules of third parties to interact with a specific version of the PS OS Software. As used above, advertisement means the provision of a specification and/or sample code to Licensee clearly explaining the approved manner of using the System API and identifying it as an “Exposed” API. A System API can be “Exposed” to Licensee independently of its exposure to other third parties and conversely. The property for a System API to be “Exposed” or “Unexposed” is independent of the properties of being “Public”, “Private”, “Supported” or “Unsupported”. In particular, exposing a previously Unexposed System API shall not be construed as changing its status with respect to being “Private”, “Supported” or “Unsupported”.

PALMSOURCE AND PALMONE CONFIDENTIAL

1.19 “GAAP” shall mean the then-current applicable Generally Accepted Accounting Principles in the United States consistently applied as recognized or accepted by the United States Securities and Exchange Commission and the Financial Accounting Standards Board.

1.20 “Golden Master Release” or “GM Release” means a commercial production release of PS OS Software designated as such by PalmSource in its sole discretion and made generally available by PalmSource to its licensees as a golden master version of that PS OS Software.

1.21 “Graffiti 2 Software” means the Graffiti 2 Software described in Section 3 of Exhibit A-1 (Additional PalmSource Deliverables) in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. The terms applicable to Graffiti 2 Software set forth in this Agreement shall apply only to the Stand-alone Product version that may be downloaded for use as a version replacement of Graffiti Legacy Software for Graffiti Customers. Corresponding software incorporated by PalmSource into the GM Release of the PS OS Software is not subject to these terms and is instead subject to the terms that apply to the overall PS OS Software hereunder. The Graffiti 2 Software shall include Updates provided hereunder by PalmSource.

1.22 “Graffiti Customers” means end users who download or otherwise receive a copy of the Graffiti 2 Software. Graffiti Customers do not include end users who receive the Graffiti 2 Software embedded in the PS OS Software installed on the applicable Licensee Product and/or Private Label Product.

1.23 “Graffiti Legacy Software” means handwriting recognition software embedded into or bundled with versions of the PS OS Software before the release of the Graffiti 2 Software.

1.24 “Header Files” means the version of the following header files contained in the PS OS Software, in each case solely in the form delivered to Licensee by PSI: SDIO.h, event.h., sysevent.h, UIResources.h., Chars.h, ErrorBase.h., KeyMgr.h, SystemMgr.h and CoreTraps.h.

1.25 “Internal Module Interfaces” means all Module Interfaces of an Object Code Module that are not Exported Module Interfaces.

1.26 “Java Software” has the meaning set forth in Section B.7 of Exhibit A.

1.27 “Licensee Add-On Module” means a Dynamically Loadable Module that interacts with Object Code Modules in the PS Product Software exclusively through an Exposed System API and that (i) is either developed by Licensee or for Licensee by a third party independent of the PS Source Code and PS Source Code Documentation or under the license terms contained herein, and (ii) is not a Derivative Work.

1.28 “Licensee Development Kit” means Licensee’s commercially available software development kit for developers of applications for Licensee Products.

PALMSOURCE AND PALMONE CONFIDENTIAL

1.29 “Licensee Development Kit Agreement” means the license agreement (which may be in “click-through” form) pursuant to which Licensee makes the Licensee Development Kit available to developers of applications for Licensee Products.

1.30 “Licensee Modifications” means all Derivative Works and modifications to the Source Materials made by or for Licensee, including without limitation all Modifications authorized under Section 2.9(b), and all OS Developments made by or for Licensee, but expressly excluding Derivative Works of or modifications to Source Materials that the parties have agreed in writing Licensee or Handspring will own, including, without limitation, those described in Section 10.7 (Exception for Certain Licensee Modifications).

1.31 “Licensee Products” means those certain products listed in Exhibit D (Licensee Products, Royalties and Fees) developed by Licensee which contain the PS Product Software, in whole or in part, as the primary operating system and which are combined with Licensee’s added value as described on Exhibit D (Licensee Products, Royalties and Fees).

1.32 “Licensee Related Works” shall mean Licensee’s rights in any of Licensee’s pre-existing materials or any materials conceived of, developed or otherwise made without use of or reference to any Confidential Information of PSI including, without limitation, notices, reports, documentation, drawings, computer programs (source code, object code, and listings), derivatives of pre-existing copyrighted works of Licensee, inventions, creations, works, devices, masks, models and work-in-process.

1.33 “Licensee Replacement Fragment” means an Object Code Fragment created by Licensee or for Licensee by a third party for the PS OS Software which replaces a Replaceable Object Code Fragment using the same Internal Module Interfaces designated by PalmSource for such Replaceable Object Code Fragment and without modification of any other portion of the PS Product Software, provided that such Object Code Fragment (a) is not a Patch, (b) is approved in written or electronic form (i.e. email transmission) by PalmSource in accordance with the provisions of Section 10.8(a)(iv), (c) is not a Derivative Work and (d) does not incorporate any part of the PS Source Code or PS Source Code Documentation.

1.34 “Licensee Software” means any software for the Licensee Products that is: (i) developed by Licensee, or (ii) acquired or licensed from a third party by Licensee, or (iii) developed for Licensee by a third party. In no event shall any Derivative Work constitute Licensee Software.

1.35 “Majority Owned Subsidiary” means a Subsidiary other than a Wholly Owned Subsidiary.

1.36 “Master Separation Agreement” means that certain Master Separation Agreement by and between palmOne and PalmSource dated December 3, 2001 and the agreements executed thereunder, each as amended and restated as of the ARSLA Execution Date.

1.37 “MP3 Sample Software” means PSI’s sample software code that is an implementation of Thomson Licensing S.A.’s MPEG Layer-3 Audio Coding technology and is capable of decoding (but not encoding) data.

PALMSOURCE AND PALMONE CONFIDENTIAL

1.38 “MPEG4 Sample Software” means a copy of PSI’s sample software code, entitled “MPEG LA, L.L.C. MPEG-4 Multimedia Codecs Kit Software,” that is an implementation of MPEG LA, L.L.C.’s MPEG-4 technology for visual data compression.

1.39 “Modifiable Source Code” means PS Source Code identified on a Source Code Attachment as being source code that Licensee has the right to modify and distribute in binary form solely as part of, or for use in connection with, a Licensee Product.

1.40 “Modifications” means any and all modifications to the PS Source Code made by or for Licensee pursuant to Section 2.9 (Source Code). All Modifications are deemed to be Derivative Works.

1.41 “Module Interfaces” means any interaction protocol that can be used between two Object Code Modules, including without limitation (i) any function call protocol, including the explicit description of all input and output parameters, their meaning and authorized values, (ii) the definition of any data structure including the explicit description of its members, their meaning and authorized values, and (iii) the definition of any other protocol or data format that can be used by two Object Code Modules to interact through direct function call, inter process communication, remote process communication, or any other form of message invocation, or any form of access to data of the other.

1.42 “Net New-Release Revenue” means revenue recognized in accordance with GAAP by Licensee from all Stand-alone Products. If Stand-alone Products are shipped pursuant to an agreement with a customer covering bundled value added services, the revenue may be allocated to the extent permitted under Section II(C) of Exhibit D (Licensee Products, Royalties and Fees).

1.43 “Net Revenue” means revenue recognized in accordance with GAAP by Licensee from all Licensee Products.

1.44 “New Version” means a new release of a respective PS Licensed Product for which the number to the left of the decimal point is increased. For example, PS Product Software version 5.0 would be a New Version following PS Product Software version 4.x. Each of the versions of the PS OS Software commonly referred to by PalmSource as of the Effective Date as Palm OS Garnet and Palm OS Cobalt are New Versions. PalmSource retains sole discretion over the definition and packaging of its product and service offerings, but will not use New Versions to divide its existing products into multiple separate new products without added value specifically for the purpose of charging multiple royalties.

1.45 “Object Code Fragment” means a well-defined subset of an Object Code Module designated as such by PalmSource that can be produced from distinct unmodified portions of the source code and original data resources for the respective Object Code Module.

1.46 “Object Code Module” means a binary module consisting of both object code and resources. For example, without limitation, a PRC file is an Object Code Module.

PALMSOURCE AND PALMONE CONFIDENTIAL

1.47 “Open Source Software” means any software or software component, module or package that (a) requires as a condition of distribution of such software or any derivative thereof or modification thereto, that such software, derivative or modification (i) be disclosed or distributed in source code form; (ii) be licensed for the purpose of making derivative works; or (iii) cannot be redistributed under terms inconsistent with those applicable to the rights under which you were entitled to use or modify the original software; or (b) by virtue of containing, being derived in any manner (in whole or in part) from, or statically or dynamically linking to or against any software described in clause (a) of this definition, becomes software that falls under clause (a) of this definition. By means of example and without limitation, any software or software components, modules or packages licensed or distributed under any of the following licenses constitute Open Source Software: the GNU General Public License (GPL) or Lesser General Public License (LGPL), the Artistic License, the Mozilla Public License, the Common Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards Source License (SISSL).

1.48 “Original Execution Date” means May 9, 2002, the date on which the Original Agreement was executed.

1.49 “OS Developments” means any and all (i) Derivative Works, (ii) Unsupported Modules, and (iii) modifications, extensions, additions, revisions, enhancements and improvements to System APIs.

1.50 “Palm Digital Media” or “PDM” means the entity formerly known as Palm Digital Media, Inc., previously a Wholly Owned Subsidiary of PalmSource and now a separate legal entity known as Motricity, Inc., engaged in publishing digital print media, and developing and marketing digital print media readers, including the development and support of the PS E-Reader and related titles.

1.51 “Palm Powered Logo” means the mark depicted in Section 1 of Exhibit I as licensed by PSI to its licensees (including without limitation Licensee) in connection with its licensing of the PS Licensed Products, or such successor “ingredient” brand or brands as PalmSource may elect to license to its licensees in connection with its licensing of the PS Licensed Products, which may consist solely of the Palm “medallion” for so long as PalmSource holds a license to use and sublicense others the right to use the Palm “medallion.”

1.52 “PalmSource Web Browser” means the PalmSource Web Browser described in Section 1 of Exhibit A-1 (Additional PalmSource Deliverables) in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. The PalmSource Web Browser is not part of the PS OS Software or PS Product Software, and is provided to Licensee as a separate, third party product. The PalmSource Web Browser shall include Updates and Upgrades to the PalmSource Web Browser provided hereunder by PalmSource.

1.53 “Patch” means an Object Code Module that replaces a function call in the PS OS Software by inserting a different address in the link table in order to redirect the function call, where the replacement of such function call is (i) supported in PalmSource’s standard third party

PALMSOURCE AND PALMONE CONFIDENTIAL

developer software development kit for the respective version of the PS OS Software, or (ii) is a replacement of an Exposed System API function call and is supported in PalmSource’s standard product development kit for licensees of the respective version of the PS OS Software. A “Patch” is limited to those function calls where the PS OS Software provides a lookup table listing the addresses for the respective function call in order to support redirecting the function call. It is understood that versions of the PS OS Software may restrict which function calls can be redirected in this manner.

1.54 “PDM Obligations” means the rights, duties and obligations of the parties under this Agreement that are directly related to the PS E-Reader and set forth in the following Sections (but only to the extent that the provisions of such Sections relate to the PS E-Reader): Section 2.2(a)(ii) (distribution license for PS E-Reader), Section 3 (good faith efforts by Licensee to include the PS E-Reader in a Licensee Product), Section 7.1 (conditional obligation for PalmSource to provide Updates, Upgrades and New Versions), Section 9.1 (obligation for Licensee to provide marketing for the PS E-Reader and related titles), and Exhibit L (Marketing for E-Reader and Related Titles).

1.55 “PRC Tools” means the source code and object code forms of the PalmSource software tools known as PRCInfo and ROMcompare.

1.56 “Private Label Agreement” means a written agreement between Licensee and a Private Label Partner that contains the minimum provisions set forth in Section 2.4(a) (Private Label Products).

1.57 “Private Label Partner” means a third party to whom Licensee supplies a Private Label Product and who resells the Private Label Product under, or co-branded with, its own label.

1.58 “Private Label Product” means a product substantially the same as a standard Licensee Product that is resold under the label, or co-branded with the label, of a third party.

1.59 “PS Additional Applications” means (i) PS Bluetooth Software, PS MultiMail Deluxe Software, PS MultiMail Version 1.0 Software, PS MultiMail Pro/SE Software, PS Q-Browser Software, PS E-Reader, Graffiti 2 Software and Java Software and (ii) any other software or technology identified and agreed to by the parties in writing from time to time, which such software would be licensed to Licensee under the terms of this Agreement and any other terms to be agreed to by the parties in writing, including royalties or fees, and set forth on a separately numbered exhibit to this Agreement.

1.60 “PS Bluetooth Software” means PS Bluetooth I Software and PS Bluetooth II Software.

1.61 “PS Bluetooth I Software” means the Bluetooth Stack software described in Section B.2 of Exhibit A (PalmSource Deliverables). All PS Bluetooth I Software shall be provided in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PS Bluetooth I Software includes any Updates of the foregoing commercially released by PalmSource and made generally available by PalmSource to licensees without additional charge during the term of this Agreement. The PS Bluetooth I Software is limited to the Motorola Dragonball family of processors.

PALMSOURCE AND PALMONE CONFIDENTIAL

1.62 “PS Bluetooth II Software” means the Bluetooth software described in Section B.6 of Exhibit A (PalmSource Deliverables). All PS Bluetooth II Software shall be provided in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PS Bluetooth II Software includes any Updates, Upgrades or New Versions of the foregoing commercially released by PalmSource during the term of this Agreement. The PS Bluetooth II Software is limited to the ARM family of processors.

1.63 “PS Test Harness” means that certain software testing tool or application (or suite of tools or applications), in object code form, delivered to Licensee by PSI pursuant to the terms of Section 2.2(c) (PS Test Harness License). PS Test Harness shall be provided in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PS Test Harness is provided “AS IS” and shall include updates, upgrades or new versions thereto that are delivered to Licensee by PalmSource hereunder.

1.64 “PS E-Reader” means version 1.1 of PDM’s E-Reader as described in Section B.5 of Exhibit A (PalmSource Deliverables). The PS E-Reader shall be provided in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PS E-Reader includes Updates commercially released by PalmSource during the term of this Agreement. Upgrades and New Versions will also be included to the extent that PalmSource commercially releases them to the general licensee community free of charge. Upgrades and New Versions made available by PalmSource for an additional charge will not be included unless otherwise mutually agreed in writing.

1.65 “PS MultiMail Deluxe Software” means the MultiMail Deluxe 1.2 software described in Section B.4 of Exhibit A (PalmSource Deliverables), which will be provided by PSI “AS IS” in the form of a single snapshot of such software as its exists on the Effective Date. A single copy of PS MultiMail Deluxe Software shall be provided in object code and source code forms. PS MultiMail Deluxe Software shall not include any Updates, Upgrades or New Versions. Licensee hereby acknowledges and agrees that as of the SARSLA Execution Date, the delivery obligations of PSI with respect to PS MultiMail Deluxe Software have been fully met.

1.66 “PS MultiMail Pro/SE Software” means the MultiMail Pro/SE and MultiMail version 1.0 Deluxe software described in Section B.1 of Exhibit A (PalmSource Deliverables). All PS MultiMail Pro/SE Software shall be provided in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PS MultiMail Pro/SE Software includes any Updates, Upgrades or New Versions of the foregoing commercially released by PalmSource during the term of this Agreement. Licensee hereby acknowledges and agrees that as of the SARSLA Execution Date, the delivery obligations of PSI with respect to PS MultiMail Pro/SE Software have been fully met.

1.67 “PS MultiMail Support Reference Code” means a single copy of the following versions of MultiMail in source code format, which shall be used as a reference copy for support and testing purposes only: MultiMail SE; MultiMail Pro; and MultiMail Deluxe 1.0. PS MultiMail Support Reference Code shall not include any Updates, Upgrades or New Versions.

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1.68 “PS Q Browser Software” means the Q Browser software described in Section B.3 of Exhibit A (PalmSource Deliverables). All PS Q Browser Software shall be provided in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PS Q Browser Software includes any Updates of the foregoing commercially released by PalmSource and made generally available by PalmSource to licensees without additional charge during the term of this Agreement. The PS Q Browser Software is limited to the Motorola Dragonball family of processors. Licensee hereby acknowledges and agrees that as of the SARSLA Execution Date, the delivery obligations of PSI with respect to PS Q Browser Software have been fully met.

1.69 “PS Compatibility Trademarks” means the PalmSource compatibility trademarks as set forth in Exhibit I (PalmSource Trademarks), including the Palm Powered Logo.

1.70 “PS Desktop Software” means the HotSync manager and conduit software described in Section A.1.3 of Exhibit A (PalmSource Deliverables) and the desktop applications software described in Section A.1.4 of Exhibit A (PalmSource Deliverables). PS Desktop Software includes, any Updates, Upgrades or New Versions of the foregoing commercially released by PalmSource during the term of this Agreement.

1.71 “PS Development Environment” means the development and debugging tools relating to the PS OS Software which tools are identified in Section A.3 of Exhibit A (PalmSource Deliverables). Licensee may in its sole discretion use certain additional commercially available development tools relating to the PS OS Software for implementation; provided that such tools are not licensed under this Agreement and Licensee shall be independently responsible for obtaining any rights for such development tools. PS Development Environment includes any Updates, Upgrades or New Versions of the foregoing commercially released by PalmSource during the term of this Agreement.

1.72 “PS Device Applications” means the application files described in Section A.1.2 of Exhibit A (PalmSource Deliverables). PS Device Applications includes any Updates, Upgrades or New Versions of the foregoing commercially released by PalmSource during the term of this Agreement.

1.73 “PS End-User Documentation” means the end-user documentation related to the PS Licensed Products as described in Sections A.4, B.1.2, B.2.3, B.3.3, B.4.1 and B.6.3 of Exhibit A (PalmSource Deliverables). PS End-User Documentation includes any Updates, Upgrades or New Versions of the foregoing commercially released by PalmSource during the term of this Agreement.

1.74 “PS Installation CD Files” means the artwork, guided tour files, and other files and related elements of the PalmSource installation CD as described in Section A.5 of Exhibit A (PalmSource Deliverables). PS Installation CD Files includes, any Updates, Upgrades or New Versions of the foregoing commercially released during the term of this Agreement.

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1.75 “PS Licensed Products” means the PS PDK, each of the PS Additional Applications, Rio Unsupported Fixes, Graffiti 2 Software, MP3 Sample Software and MPEG4 Sample Software, each of which shall be considered a separate respective “PS Licensed Product.”

1.76 “PS Materials” means the PS End-User Documentation, the PS Technical Documentation, and any PalmSource end user materials provided hereunder, in each case limited to the English language versions thereof and those localized versions which may be generally released by PalmSource. PS Materials includes any Updates, Upgrades, or New Versions of any of the foregoing commercially released by PalmSource during the term of this Agreement.

1.77 “PS OS Software” means the PalmSource operating system software files described in Section A.1.1 of Exhibit A (PalmSource Deliverables). All PS OS Software shall be provided in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PS OS Software includes any Updates, Upgrades or New Versions of the foregoing commercially released by PalmSource during the term of this Agreement.

1.78 “PS PDK” means the software, tools, sample ROM builds, documentation and PS SDK identified in Section A of Exhibit A (i.e., PS Product Software, PS SDK, PS Development Environment, PS End User Documentation, PS Installation CD Files and PS Technical Documentation), including all Updates, Upgrades and New Versions of the foregoing.

1.79 “PS Product Software” means the items described in Section A.1.1 through A.1.6 of Exhibit A (PalmSource Deliverables). All PS Product Software shall be provided in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PS Product Software includes any Updates, Upgrades, or New Versions of any of the foregoing commercially released during the term of this Agreement. The PS Product Software supports certain processors in the Motorola Dragonball family of processors and, as of the SARSLA Execution Date, supports certain ARM Processors which were previously included as a New Version in a commercial release by PalmSource and are not treated as a separate product.

1.80 “PS SDK” means PalmSource’s commercially available software development kit as described in Section A.2 of Exhibit A (PalmSource Deliverables). PS SDK includes any Updates, Upgrades, or New Versions of any of the foregoing commercially released by PalmSource during the term of this Agreement.

1.81 “PS Source Code” means source code for a particular PS Licensed Product which PalmSource provides to Licensee under a Source Code Attachment, under Section 3 below or which PSI otherwise has provided, or may at its sole option from time to time elect to provide, to Licensee under this Agreement and any source code to which PalmSource may provide access as part of co-development in connection with the Strategic Collaboration Agreement or as Released Code as set forth in Appendix A or B hereto.

1.82 “PS Source Code Documentation” means comments included in the PS Source Code and any other technical documentation related to non-public aspects of the PS Source Code

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which PSI has provided, or may at its sole option from time to time elect to provide. PS Source Code Documentation does not include PS End-User Documentation or the PS Development Environment made generally available to licensees and developers who do not have access to PS Source Code.

1.83 “PS Technical Documentation” means the technical documentation, repair manuals, service manual, engineering schematics, and other materials relating to the PS Licensed Products as described in Sections A.6, B.1.3, B.2.4, B.3.4, B.4.2 and B.6.4 of Exhibit A (PalmSource Deliverables). PS Technical Documentation includes any Updates, Upgrades, or New Versions of any of the foregoing commercially released by PalmSource during the terms of this Agreement.

1.84 “Related Build Materials” means (i) software and materials that are owned by PalmSource that are necessary in order to use the PS Source Code for a particular PS Licensed Product in order to build an object code version of such PS Licensed Product; and (ii) a list of third party software and materials (listed by program name, vendor and version) that are necessary in order to use the PS Source Code for a particular PS Licensed Product in order to build an object code version of such PS Licensed Product. Notwithstanding the foregoing, in no event shall “Related Build Materials” include any software or materials that are owned by a third party or include confidential information or intellectual property of a third party, and that are otherwise subject to contractual restrictions beyond those set forth in this Agreement. All software included in the Related Build Materials shall be provided in object code form only, except to the extent that source code for such software is necessary in order to build an object code version of the respective PS Licensed Product.

1.85 “Released Code” means PS Source Code which is made available by PalmSource to Licensee for an Alpha Release, Beta Release or GM Release of each Update, Upgrade and New Version which PalmSource is required to provide to Licensee under Section 7.1 below. Released Code is limited to PS Source Code for the PS OS Software and does not include PS Source Code for the PS Additional Applications or any PS Licensed Products other than the PS OS Software.

1.86 “Replaceable Object Code Fragment” means an Object Code Fragment in the PS OS Software designated as such by PalmSource that interacts with the Object Code Modules in the PS OS Software exclusively through a small and well-defined set of Internal Module Interfaces, to the point where PalmSource considers the Object Code Fragment a cleanly defined independent sub-component of the Object Code Module. For example, without limitation, Replaceable Object Code Fragments may include error correction patches released by PalmSource for Object Code Modules in the PS OS Software.

1.87 “Rio Unsupported Fixes” means the bug fixes described in Section 2 of Exhibit A-1 (Additional PalmSource Deliverables) in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement, which bug fixes are for unsupported extensions specifically configured for Licensee’s hardware.

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1.88 “ROM Image” means the frozen, executable binary image containing the final software to be flashed into an embedded ROM memory chip for a Licensee Product that (i) includes the executable binary image of the PS OS Software (including Distributable Modifications), together with significant value-added software of Licensee; and (ii) is specific to a particular model of Licensee Product and is not designed for use on any other product.

1.89 “ROM Image EULA” means the ROM Image License Terms attached hereto as Exhibit G-1 (ROM Image License Terms).

1.90 “Royalties” shall have the meaning given to it in Section 5.1(b) (Ongoing Obligation).

1.91 “Separation Date” means 12:01 a.m., Pacific Standard Time, December 3, 2001.

1.92 “Snapshot” means a copy of particular source code specified in this Agreement as such source code exists at a particular point in time.

1.93 “Source Code Attachment” means a document executed by the parties that identifies certain PS Source Code to which Licensee has the rights set forth in Section 2.9(b)(ii) hereof.

1.94 “Source Materials” means the PS Source Code and PS Source Code Documentation.

1.95 “Stand-alone Products” means PS Licensed Products which are not embedded or bundled as part of Licensee Products (as contemplated by Section I(B) of Exhibit D) and, therefore, are not covered by Section II(A) of Exhibit D (Licensee Products, Royalties and Fees), provided that Updates distributed as maintenance releases to existing customers of the prior version are not included if Licensee provides them without additional charge. In addition, to the extent that Licensee has the right to modify a PS Licensed Product, all such modifications, when not embedded or bundled as part of Licensee Products, shall also be Stand-alone Products subject to the royalties set forth in Section II(B) of Exhibit D. For the avoidance of doubt, the term “Stand-alone Products” includes all Updates, Upgrades and New Versions of the foregoing. For the further avoidance of doubt, the sale of PS Licensed Products on or with media, devices or bundles, other than embedded or bundled as part of a Licensee Product (as contemplated by Section I(B) of Exhibit D), shall be considered Stand-alone Products subject to the royalties set forth in Section II(B) of Exhibit D (including, without limitation, PS Bluetooth Software sold on an SDIO card).

1.96 “Strategic Co-Development Agreement” means that certain Co-Development Agreement between the parties executed on the SARSLA Execution Date.

1.97 “Strategic Collaboration Agreement” means that certain Strategic Collaboration Agreement between the parties executed on the ARSLA Execution Date and effective after October 7, 2003, as set forth therein.

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1.98 “Strategic Third-Party Developer” means any third party, excluding any entity that develops and distributes on a stand-alone basis such entity’s proprietary operating system software for a handheld computing or mobile communications device, that (i) develops software intended for use on a particular Licensee Product, (ii) Licensee identifies in writing to PalmSource, and (iii) is either a Tier 1 Developer or Tier 2 Developer.

1.99 “Subsidiary” means a corporation, partnership, joint venture, or other entity in which a party has more than a fifty percent (50%) economic interest, where:

(a) more than fifty percent (50%) of such entity’s outstanding shares of securities (representing the right to vote for the election of directors or other managing authority of such entity) are now or hereafter become under the direct or indirect ownership or control of a party; or

(b) such entity does not have outstanding shares of securities, but more than fifty percent (50%) of the ownership interest representing the right to make the decisions for such corporation, company, or other entity is now or hereafter becomes under the direct or indirect ownership or control of a party;

but such corporation, partnership, joint venture, or other entity shall be deemed to be a Subsidiary only so long as such economic interest and such ownership or control exists.

1.100 “System APIs” means Exported Module Interfaces for Object Code Modules included in the PS Product Software provided by PSI to Licensee under this Agreement.

1.101 “Third Party Source Code” means: (i) source code owned by a third party and subject to contractual restrictions beyond those in this Agreement, or (ii) discrete portions or modules of the PS Source Code which were developed with a third party or which include confidential information or intellectual property of a third party and are subject to contractual restriction beyond those in this Agreement.

1.102 “Tier 1 Developer” means an entity or individual that develops applications included in the ROM of an actual or a prospective Licensee Product.

1.103 “Tier 2 Developer” means an entity or individual that develops applications included on a CD-ROM in the box of an actual or a prospective Licensee Product and/or that is otherwise distributed by Licensee or a developer strategic to Licensee.

1.104 “Trademark Agreements” means, collectively, (i) that certain Amended and Restated Trademark License Agreement (“PalmSource Trademark License Agreement”) by and between PalmSource and Palm Trademark Holding Company, LLC (“Holding”), (ii) that certain Amended and Restated Trademark License Agreement by and between Licensee and Holding (“Licensee Trademark License Agreement”) and (iii) that certain Purchase Agreement among Licensee, PalmSource and Holding (“Purchase Agreement”), each agreement executed as of the SARSLA Execution Date.

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1.105 “Unexposed System APIs” means any System API that is not an Exposed System API. The parties acknowledge that, even if not advertised, such System APIs may be technically accessible by third parties and that the use or disclosure of such System APIs shall not cause such Module Interfaces to be considered “Exposed System APIs”.

1.106 “Unsupported Module” means any Dynamically Loadable Module that interacts with Object Code Modules in the PS Product Software through all or any part of any Unexposed System API, whether or not also using Exposed System APIs.

1.107 “Update” means a new release of a respective PS Licensed Product or other deliverable provided hereunder consisting of a bug fix, workaround, or patch to correct any reproducible error in a respective PS Licensed Product for which the number to the right of the second decimal point is increased. For example, PS Product Software 4.0.1 would be an Update to PS Product Software 4.0. PalmSource retains sole discretion over the definition and packaging of its product and service offerings, but will not use Updates to divide its existing products into multiple separate new products without added value specifically for the purpose of charging multiple royalties.

1.108 “Upgrade” means a new release of a respective PS Licensed Product or other deliverable provided hereunder for which, for reason of additional functionality, the number to the right of the decimal point is increased. For example, PS Product Software 4.1 would be an Upgrade to PS Product Software 4.0. PalmSource retains sole discretion over the definition and packaging of its product and service offerings, but will not use Upgrades to divide its existing products into multiple separate new products without added value specifically for the purpose of charging multiple royalties.

1.109 “Wholly Owned Subsidiary” means a Subsidiary in which a party has at least a ninety percent (90%) economic interest and where:

(a) more than ninety percent (90%) of such Subsidiary’s outstanding shares of securities (representing the right to vote for the election of directors or other managing authority of such Subsidiary) are now or hereafter become under the direct or indirect ownership or control of a party; or

(b) such Subsidiary does not have outstanding shares of securities, but more than ninety percent (90%) of the ownership interest representing the right to make the decisions for such corporation, company, or other entity is now or hereafter becomes under the direct or indirect ownership or control of a party;

but such Subsidiary shall be deemed to be a Wholly Owned Subsidiary only so long as such economic interest and ownership or control exists.

1.110 “Xerox Litigation” shall have the meaning assigned to it in the Xerox Litigation Agreement.

1.111 “Xerox Litigation Agreement” means that certain Xerox Litigation Agreement between the parties executed as of the ARSLA Execution Date.

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2. Licenses

2.1 Development and Documentation License. Subject to the terms and conditions of this Agreement, PSI hereby grants to Licensee a worldwide, limited, non-exclusive, non-transferable (except as specified in Section 17.8 (Assignment)), fully-paid, royalty-free (subject to Section 5 (Royalties, Fees and Reports)) license to do the following solely to develop, manufacture, test, maintain, and support the Licensee Products: (i) use the PS Development Environment and the PS SDK in the form delivered or made accessible to Licensee by PSI (except to the extent otherwise provided or authorized under this Section 2), (ii) use and reproduce the PS Licensed Products, in object code form only (except to the extent otherwise provided or authorized under this Section 2), and the PS Materials, (iii) create Derivative Works of PS Materials as necessary to create localized foreign language versions, (iv) create Derivative Works of PS End-User Documentation as necessary to prepare corresponding end user documentation for the Licensee Products, and (v) create Derivative Works of the hardware abstraction layers set forth in Section A.1.6 of Exhibit A (PalmSource Deliverables) for purposes of interfacing with the hardware used in the Licensee Products. If PSI makes the MP3 Sample Software and MPEG4 Sample Software available to Licensee, it shall be at Licensee’s option to choose to license such software, which, if elected by Licensee, shall be licensed pursuant to the terms of a separate click-through development license agreement. If Licensee enters into the separate click-through development license agreement for the MP3 Sample Software or MPEG4 Sample Software or both, Licensee’s rights and obligations with respect to that MP3 Sample Software or MPEG4 Sample Software or both, as applicable, shall be governed by the terms of the applicable click-through agreement(s).

2.2 Distribution.

(a) Subject to the terms and conditions of this Agreement, PSI hereby grants to Licensee a limited, non-exclusive, non-transferable (except as specified in Section 17.8 (Assignment)), worldwide, royalty-bearing license to use, reproduce, grant end user sublicenses to (subject to Section 10.4 (End-User Licensing) below) and distribute:

(i) the PS OS Software (including without limitation Derivative Works of the hardware abstraction layers permitted under Section 2.1 (Development and Documentation License) above) and PS Device Applications in object code form, solely when embedded into or bundled solely for use with Licensee Products;

(ii) the PS Additional Applications and PS Installation CD Files, in object code form, and PS End-User Documentation (including without limitation Derivative Works of the PS End-User Documentation permitted under Section 2.1 (Development and Documentation License) above) on a bundled or stand-alone basis solely for use with Licensee Products;

(iii) any and all Updates, Upgrades and New Versions of (i) and (ii) above, in object code form only, on a stand-alone basis, solely to existing customers of Licensee Products, to be used solely with Licensee Products; and

Licensee certifies that, except as provided in Section 2.2(a)(iii), it will distribute the PS OS

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Software (including hardware abstraction layers) and PS Device Applications only as embedded into or bundled solely for use with Licensee Products which, by an objective examination of such factors as cost, product features and pricing, represent a significant enhancement of such PS Licensed Products (with regard to both value and function). Licensee acknowledges and agrees that at such time it elects to distribute any Update, Upgrade or New Version, whether contained in or bundled with a Licensee Product or on a stand-alone basis pursuant to the terms of this Section, Licensee shall distribute the complete Update, Upgrade or New Version of the respective PS Licensed Product in its entirety and may not distribute only a subset of the same. The Licensee Products are not required to support all of the optional features in the Updates, Upgrades or New Versions, but must comply with the compatibility requirements in Section 2.3 (Compatibility and Trademark License), including API messages indicating that the respective optional feature is not available.

(b) PS Desktop Software and Enterprise Site License. Subject to the terms and conditions of this Agreement, PSI hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), worldwide, royalty-free license to distribute the PS Desktop Software (whether bundled with Licensee Products or delivered on a stand-alone basis) solely for use with Licensee Products; such license being royalty-free only provided that Licensee does not charge for copies of the PS Desktop Software. Licensee agrees that each copy of the PS Desktop Software will be accompanied by the minimum terms and conditions set forth in Section 10.4 (End-User Licensing). In addition, Licensee shall have the right to sublicense to enterprise end users (“Enterprise Customer”), without charge, the right to use and reproduce the PS Desktop Software for the internal use by their personnel who are end users of Licensee Products or are the internal technical support personnel of the Enterprise Customer charged with providing first level support to the Enterprise Customer for such use or to third parties providing outsourcing services on the Enterprise Customer’s behalf, but in all cases solely pursuant to a signed, written agreement with such Enterprise Customers, with no right to further sublicense (other than to third parties providing outsourcing services on the Enterprise Customer’s behalf and that have executed a written agreement with the Enterprise Customer that complies with the terms of this Section 2.2(b)); provided that Licensee provides PalmSource with written notice identifying the Enterprise Customer within one calendar quarter of entering into such an agreement and provided that the terms of any such agreement between either Licensee and the Enterprise Customer or the Enterprise Customer and the third party providing outsourcing services on the Enterprise Customer’s behalf shall be at least as protective of the PS Desktop Software as (i) the terms and conditions Licensee uses for its own software products, and (ii) the minimum terms and conditions set forth in Exhibit J (Minimum Terms and Conditions of Enterprise Site License). The parties acknowledge that the terms and conditions originally set forth on Exhibit J to the ARSLA are changed in this Agreement, and agree that Licensee shall not be required to amend any Licensee agreement with an Enterprise Customer made prior to the SARSLA Execution Date to incorporate such changed terms. Licensee agrees to enforce the terms and conditions applicable to the PS Desktop Software contained in such agreements.

(c) PS Test Harness License. Subject to the terms and conditions of this Agreement, PSI hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), world-wide, royalty-free license to use internally

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without charge the PS Test Harness to test Licensee Products and Modifications made by Licensee. Licensee may also make a reasonable number of copies of the PS Test Harness for Licensee’s internal use for such purposes. Licensee acknowledges that the PS Test Harness is unsupported and that PalmSource may, but is under no obligation to, fix bugs or errors in the PS Test Harness. Licensee hereby acknowledges that: (i) the PS Test Harness is provided on an “AS IS” basis without warranty of any kind and is subject to the warranty disclaimers set forth in Section 11.1(e), and (ii) the provisions of Section 12.1 (PalmSource Intellectual Property Indemnity) shall not apply to the PS Test Harness.

(d) PalmSource Web Browser.

(i) License. Licensee understands that the PalmSource Web Browser is licensed to PalmSource by Access Systems America, Inc. (“Access”) under PalmSource’s license agreement with Access (“Access License Agreement”). Subject to the terms and conditions of this Agreement, PSI hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), world-wide, royalty-free license (without the right of sublicense) to use, reproduce and distribute the PalmSource Web Browser, only as incorporated in or bundled with the PS OS Software in Licensee Products distributed under Section 2.2(a)(i) of this Agreement. Each copy of the PalmSource Web Browser must be distributed subject to a written end user license agreement with terms and conditions at least as protective as the minimum terms and conditions set forth in Section 1 of Exhibit M. Licensee shall only distribute the PalmSource Web Browser when incorporated into or bundled with such Licensee Products and shall not distribute the PalmSource Web Browser on a stand-alone basis. The credit set forth in Section 2 of Exhibit M shall be accessible from the user interface of the PalmSource Web Browser incorporated into or bundled with any Licensee Product. No other rights or licenses are granted to Licensee with respect to the PalmSource Web Browser.

(ii) Termination of PalmSource Web Browser License. Notwithstanding the foregoing or any provisions of the Agreement to the contrary, the license granted to Licensee in Section 2.2(d)(i) shall terminate upon the earlier of: (i) expiration or termination of this Agreement, (ii) written notice from PalmSource if the Access License Agreement is terminated for any reason, (iii) February 28, 2006, or (iv) written notice from Licensee. If the distribution license granted in this Section 2.2(d) terminates by reason of the expiration or termination of this Agreement, the terms of Section 16.5(e) (Effect of Termination) shall apply, but only to the extent that PalmSource has the contractual right under the Access License Agreement to grant the wind down rights set forth in Section 16.5(e) (Effect of Termination). Otherwise, Licensee shall, upon termination of this distribution license, immediately destroy all copies of the PalmSource Web Browser and immediately discontinue all use and distribution thereof.

(iii) Disclaimer of Warranty and Indemnification. The PalmSource Web Browser is provided on an “AS IS” basis without warranty of any kind and is subject to the warranty disclaimers set forth in Section 11.1(e), and the provisions of Section 12.1 (PalmSource Intellectual Property Indemnity) shall not apply to the PalmSource Web Browser.

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(iv) Right to Access Indemnity. To the extent permitted by the Access License Agreement, PSI will pass through to Licensee any and all indemnities provided by Access to PSI thereunder; provided, however, that PSI shall have no obligation to pass through the benefits of any indemnification provided by Access to the extent such pass through would count against the dollar cap of liability under the Access License Agreement. PSI will cooperate with Licensee to tender the defense and settlement of all claims, suits and proceedings against Licensee resulting from a claim that the PalmSource Web Browser infringes proprietary rights of any third party to Access; provided, however, that Licensee shall not be entitled to the benefits of any defense or settlement of such claims, suits and proceedings to the extent such benefits would count against the dollar cap of liability under the Access License Agreement.

(e) ROM Image License.

(i) License Grant to Licensee. Subject to the terms and conditions of this Agreement, PSI hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), worldwide, fully paid-up, royalty-free license to reproduce and distribute the ROM Image directly to third party developers, solely for the purpose of having the third-party developers develop products that are designed to be used, and intended to be compatible, with the PS OS Software.

For the avoidance of doubt, the description of the above license as ‘fully paid-up’ shall not be interpreted as negating any obligation of Licensee to pay for maintenance and support as specified under this Agreement.

(ii) Obligations and Restrictions.

(1) Licensee shall not charge or receive any compensation specifically for the delivery of copies of the ROM Image.

(2) Licensee shall not distribute any copies of the ROM Image that are designed for use with products other than Licensee Products.

(3) Each copy of the ROM Image distributed by Licensee must be distributed subject to the terms of a written agreement, the terms of which shall be at least as protective as the ROM Image EULA. Licensee shall use commercially reasonable efforts to have the written agreements be valid and enforceable, and shall use commercially reasonable efforts to employ signed written agreements in jurisdictions where Licensee knows click through or other unsigned agreements are not valid and enforceable.

(4) Licensee shall not permit the distribution or re-distribution of any ROM Image by any third party, including, but not limited to, persons who license the ROM Image under the ROM Image EULA.

(5) Licensee shall include a link from the home page of Licensee’s developer website (or such other Licensee webpage as the parties may mutually agree) to the home page of PalmSource’s developer website, together with a caption that reads substantially as follows: “For more Palm OS tools and programs, click here <URL for

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PalmSource’s current developer site>.” Licensee agrees to change such caption or URL (or both) (a) as reasonably directed by PalmSource in order to conform the caption to use current product names and a current corporate identifier, and (b) otherwise as reasonably directed by PalmSource subject to the prior written approval of Licensee (such approval not to be unreasonably withheld), in each case at any time upon thirty (30) days notice from PalmSource.

(6) Licensee shall deliver to PalmSource a copy of each version of the ROM Image promptly upon making the version available to third party developers.

(iii) License Grant to PalmSource. Subject to the terms and conditions of this Agreement, Licensee hereby grants to PalmSource a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), worldwide, fully paid-up, royalty-free license to distribute the ROM Image directly to third party developers, solely for the purpose of having the third-party developers develop products that are designed to be used, and intended to be compatible, with the PS Licensed Products, including without limitation the PS OS Software.

(iv) Obligations and Restrictions.

(1) PSI shall not charge or receive any compensation for the delivery of copies of the ROM Image; provided, however, that such restriction shall not be interpreted to restrict PSI’s right to charge or receive any compensation for the PS OS Software.

(2) PSI shall not further modify any ROM Image for use with products other than Licensee Products; provided, however, that such restriction shall not be interpreted to restrict PSI’s right to modify the PS OS Software.

(3) Each copy of the ROM Image distributed by PSI shall be distributed subject to the terms of a written agreement, the terms of which shall be at least as protective as the ROM Image EULA. PSI shall use commercially reasonable efforts to have the written agreements be valid and enforceable, and shall use commercially reasonable efforts to employ signed written agreements in jurisdictions where PSI knows click through or other unsigned agreements are not valid and enforceable.

(4) PSI shall not permit the distribution or re-distribution of any ROM Image by any third party, including, but not limited to, persons who license the ROM Image under the ROM Image EULA; provided, however, that such restriction shall not be interpreted to restrict PSI’s right to distribute or re-distribute the PS OS Software.

(5) If PalmSource decides to distribute the ROM Image from its developer website, PalmSource shall include a link to the home page of Licensee’s developer website, together with a caption that reads substantially as follows: “For more palmOne tools and programs, click here <URL for palmOne’s current developer site>.” PalmSource agrees to change such caption or URL (or both) as reasonably directed by Licensee in order to conform the caption to use current product names and a current corporate identifier, and (b) otherwise as reasonably directed by Licensee subject to the prior written approval of PalmSource (such approval not to be unreasonably withheld), in each case at any time upon thirty (30) days notice from Licensee.

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(f) Rio Unsupported Fixes License. Subject to the terms and conditions of this Agreement, PSI hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), world-wide, royalty-free license (without the right of sublicense) to use, reproduce and distribute the Rio Unsupported Fixes, only as incorporated in or bundled with the PS OS Software in Licensee Products distributed under Section 2.2(a)(i) of this Agreement. Licensee shall only distribute the Rio Unsupported Fixes when incorporated into or bundled with such Licensee Products and shall not distribute the Rio Unsupported Fixes on a stand-alone basis. No other rights or licenses are granted to Licensee with respect to the Rio Unsupported Fixes. Licensee hereby acknowledges that (i) PSI has not tested the Rio Unsupported Fixes for commercial release, (ii) the Rio Unsupported Fixes are provided on an “AS IS” basis without warranty of any kind and are subject to the warranty disclaimers set forth in Section 11.1(e), and (iii) the provisions of Section 12.1 (PalmSource Intellectual Property Indemnity) shall not apply to the Rio Unsupported Fixes.

(g) Graffiti 2 License.

(i) Acknowledgement of Download Package. The parties acknowledge and agree that Licensee has developed a read me file to distribute with the Graffiti 2 Software and modified the installer for the Graffiti 2 Software to prevent installation over existing installations of Graffiti 2 Software (collectively, the “Graffiti 2 Package”). The parties further acknowledge and agree that the Graffiti 2 Package has been approved by PalmSource as of the ARSLA Execution Date, and Licensee may release and distribute the Graffiti 2 Software as a Stand-alone Product solely in accordance with Section 2.2(g)(ii) below.

(ii) License. Subject to the terms and conditions of this Agreement, PSI hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), royalty-bearing license (without the right of sublicense) to use, reproduce and distribute the Graffiti 2 Software (only as part of a Graffiti 2 Package approved by PalmSource under Section 2.2(g)(i) above) to Graffiti Customers for the period beginning on the ARSLA Execution Date and extending for six (6) months thereafter. Such Graffiti 2 Software shall be provided solely for use as a version replacement for the Graffiti Legacy Software on such Graffiti Customer’s Licensee Product. Licensee shall only have the right to distribute Graffiti 2 Software: (i) from a website operated by or for Licensee, or (ii) by shipping a Graffiti 2 Package on a disk, CD-ROM, multimedia card, or other form of media as agreed by PalmSource in writing. Licensee shall distribute the Graffiti 2 Software pursuant to a written agreement at least as protective as the end user license terms described in Exhibit G, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. No other rights or licenses are granted to Licensee with respect to the Graffiti 2 Software.

(iii) Other Issues. The Stand-alone Product version of the Graffiti 2 Software is provided on an “AS IS” basis and without warranty of any kind and is subject to the warranty disclaimers set forth in Section 11.1(e), and the provisions of Section 12.1 (PalmSource Intellectual Property Indemnity) shall not apply to the Graffiti 2 Software. During the six (6)

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month term of the license granted under this Section 2.2(g) (Graffiti 2 License), PalmSource shall provide to Licensee any Updates to the Graffiti 2 Software released and made generally available by PalmSource to licensees; provided, however, that PalmSource shall not have any obligation to ensure that any such Updates are suitable for use as a Stand-alone Product version or are suitable for use with the Graffiti 2 Package. The rights and licenses set forth in this Section 2.2(g) (Graffiti 2 License) shall terminate six (6) months after the ARSLA Execution Date. PSI shall not issue any press release or other public statement regarding Licensee’s distribution of Graffiti 2 Software without the prior written consent of Licensee.

(h) Security Application License. Subject to the terms and conditions of this Agreement, PSI hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), royalty-free license (without the right of sublicense) to use, reproduce, and distribute as a Stand-alone Product the security application provided by PalmSource as part of the PS OS Software version number 5.0p (the “Security Application”), only from a website operated by or for Licensee solely in accordance with this Section 2.2(h). Licensee shall distribute the Security Application pursuant to a written agreement at least as protective as the end user license terms described in Exhibit G, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. Such written agreement shall limit each end user’s use of the Security Application to use with the Licensee Products known as Tungsten T3, code named “Arizona,” and Tungsten E, code named “Cheetah.” PSI shall have no obligation to provide support services for the Security Application. Licensee must submit the Security Application to PalmSource prior to Licensee’s initial distribution so that PalmSource can ensure that Licensee has modified the Security Application to meet specifications that have been previously agreed upon by the parties.

(i) Netlib Software License. Subject to the terms and conditions of this Agreement, PSI hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), royalty-free license (without the right of sublicense, other than the right to have reproduced expressly set forth in this sentence) to use, reproduce, have reproduced and distribute via CD-ROM format or online distribution PalmSource’s netlib.prc software, as more fully described in Exhibit O (the “Netlib Software”), solely in accordance this Section 2.2(i) and exclusively for use with a Licensee Product that contains a previous version of the Netlib Software and which contains a version of the PS OS Software as such Licensee Product’s only operating system. Licensee shall distribute the Netlib Software pursuant to a written agreement at least as protective as the end user license terms described in Exhibit G, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PSI shall have no obligation to provide support services for the Netlib Software. All rights not expressly granted hereunder are reserved to PSI. The Netlib Software shall be deemed to be a part of the PS OS Software under the terms of this Agreement; provided, however, that to the extent any term in this Section 2.2(i) is inconsistent with any term of this Agreement that is generally applicable to the PS OS Software, this Section 2.2(i) shall control.

(j) IBM Sublicense of PS PDK.

(i) PSI agrees that the following third party contractor is an Approved Third Party Contractor for the project described in Section 2.2(j)(ii) below.

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International Business Machines Corporation (“IBM”)

11400 Burnet Road

Austin, TX 787587

USA

Contact: William Russell

Email: bill_russell@us.ibm.com

Phone number: 602.569.3800

(ii) PSI agrees that Licensee is permitted to disclose and, on the terms of the Software Development Agreement attached hereto as Exhibit P, sublicense versions 5.2.1 and 6.0 of the PS PDK, including all product development documentation, tools, headers and reference code (but excluding the PalmSource Web Browser) (the “IBM PS PDK”), and version R3 of the PS SDK (the “IBM PS SDK”) to IBM to allow IBM to develop a version of the WebSphere MicroEdition (or its successor products) that is ported to version 5.2 of the PS OS Software (the “WME Product”). PSI acknowledges and agrees that IBM shall, subject to the terms of the Software Development Agreement attached hereto as Exhibit P, have the right in its sole discretion to distribute the WME Product to any third party and/or Licensee and such distribution shall not result in any royalty obligations from Licensee to PSI under this Agreement.

(iii) PSI agrees that, notwithstanding any other provision of the Agreement, PSI hereby grants Licensee the right to sublicense the IBM PS PDK and the IBM PS SDK to IBM on the terms of the Software Development Agreement attached hereto as Exhibit P. Notwithstanding PSI’s approval of Exhibit P, Licensee hereby specifically acknowledges and agrees that:

(A) NEITHER PSI NOR ITS SUPPLIERS MAKE ANY REPRESENTATIONS OR WARRANTIES THAT THE SOFTWARE SUBLICENSED TO IBM IS FREE OF ERRORS OR THAT THE SOFTWARE IS SUITABLE FOR IBM’S USE. THE SOFTWARE IS PROVIDED ON AN “AS IS” BASIS AND ALL RISK IS WITH IBM. NEITHER PSI NOR ITS SUPPLIERS MAKE ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER UNDER THE IBM SUBLICENSE. IN PARTICULAR, ANY AND ALL WARRANTIES, TERMS AND/OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS ARE EXPRESSLY EXCLUDED.

(B) PSI SHALL NOT BE LIABLE TO LICENSEE, IBM OR ANY THIRD PARTY FOR ANY DIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR REVENUE, OR INTERRUPTION OF BUSINESS IN ANY WAY ARISING OUT OF OR RELATED TO THIS SECTION 2.2(J), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT

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(INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL PSI’S OR ITS SUPPLIERS’ TOTAL LIABILITY UNDER THIS SECTION 2.2(J) EXCEED THE SUM OF ONE HUNDRED DOLLARS ($100.00).

(k) PS SDK Distribution License. Subject to the terms and conditions of this Agreement, PSI hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), royalty-free license (without the right to sublicense) to reproduce and distribute on a stand-alone basis builds of the PS SDK provided by PSI in an Alpha Release or any subsequent version provided by PSI that is a pre-GM Release version, including without limitation a Beta Release, to no more than forty-five (45) per prospective Licensee Product of Licensee’s Strategic Third-Party Developers that PalmSource approves in writing, which such approval shall not be unreasonably withheld or delayed. PalmSource shall use commercially reasonable efforts to approve or disapprove each such request in writing within five (5) business days. If Licensee has not received approval or disapproval of such a request within five (5) business days of submitting such request, Licensee shall re-submit such request to PalmSource’s next level of manager above PalmSource’s Relationship Manager (as defined in Section 9.7). If Licensee has complied with the foregoing sentence and if PalmSource nevertheless fails to provide Licensee with PalmSource’s written approval or non-approval of a Strategic Third-Party Developer within five (5) business days of the second submission, PalmSource shall be deemed to have given its approval of such Strategic Third-Party Developers. Licensee shall not distribute such builds of the PS SDK unless each such Strategic Third-Party Developer has executed with Licensee a written agreement that (i) is at least as protective of the PS SDK as PalmSource’s then-current software development kit license agreement for the PS OS Software available on the PalmSource web site and (ii) prohibits such Strategic Third-Party Developers from distributing any application developed by or for such Strategic Third-Party Developers using such builds of the PS SDK.

(l) Alpha Release and Beta Release Distribution License. Subject to the terms and conditions of this Agreement, PSI hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), royalty-free license (without the right to sublicense) to reproduce and distribute an Alpha Release or any subsequent version provided by PSI that is a pre-GM Release version, including without limitation a Beta Release, in a ROM Image solely to (i) forty-five (45) of Licensee’s Strategic Third-Party Developers to commence development of applications to run on current and/or prospective Licensee Products intended to incorporate or be bundled with a GM Release of the PS OS Software, (ii) Licensee’s distributors who are mobile operators (“Mobile Operators”) solely for Mobile Operator-specified field trials and/or beta tests and/or internal testing and certification as required by the Mobile Operator to qualify or otherwise certify the Licensee Products on such Mobile Operator’s networks, and (iii) other third parties for Licensee-conducted field trials and beta testing of Licensee Products (“Other Third-Party Testers”), in each case solely provided that (1) each such Other Third-Party Tester does not develop and distribute on a stand-alone basis such Other Third-Party Tester’s proprietary operating system software for a handheld computing or mobile communications device; (2) each such Strategic Third-Party Developer and Other Third-Party Tester has executed with Licensee a written agreement that is at least as protective of the Alpha

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Release or subsequent pre-GM Release version as the ROM Image EULA is protective of the ROM Image; and (3) each Mobile Operator has executed with Licensee a confidentiality agreement that is no less protective of PSI and the ROM Image (including without limitation the Alpha Release or subsequent pre-GM Release version) than the provisions of Section 13 of this Agreement. In no event shall Licensee have the right to grant further use or distribution rights to such Strategic Third-Party Developers, Other Third-Party Testers or Mobile Operators without the prior written consent of PalmSource, in its sole discretion. In the case of Alpha Releases or subsequent pre-GM Release versions provided hereunder, Licensee shall use good faith efforts to upgrade to the next PalmSource release of the PS OS Software within a reasonable time period after PalmSource makes such release available to Licensee; provided, however, that, subject to Section 12.2, Licensee shall have no obligation to upgrade any current or prospective Licensee Product that has entered into Mobile Operator certification or been Mobile Operator-certified or that has entered into manufacturing.

(m) Applicability to Open Source Software. Notwithstanding anything herein to the contrary, the restrictions on use, modification, reproduction and distribution do not apply to any portion of the PS Licensed Products that is source code or source code documentation for Open Source Software. Licensee’s rights and obligations with respect to such source code and source code documentation shall be as set forth in the applicable license for such Open Source Software, which shall be identified either in the documentation provided for such PS Licensed Products or in the header files for such source code.

(n) PRC Tools License Grant. Subject to the terms and conditions of this Agreement, PSI hereby grants to Licensee a personal, limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), royalty-free license, without the right to sublicense, to use and reproduce the PRC Tools solely for Licensee’s internal use in connection with the development, manufacturing, testing and support of Licensee Products, with no rights of distribution. No other rights or licenses are granted to Licensee with respect to the PRC Tools. Licensee hereby acknowledges that (i) PSI has not performed any testing on the PRC Tools of any kind, (ii) the PRC Tools are provided on an “AS IS” basis without support in any form or warranty of any kind and are subject to the warranty disclaimers set forth in Section 11.1(e), and (iii) the provisions of Section 7.1 (Updates, Upgrades, New Versions, Additional Components and APIs), 8 (Support and Training) and 12.1 (PalmSource Intellectual Property Indemnity) shall not apply to the PRC Tools.

2.3 Compatibility and Trademark License.

(a) Compatibility Testing.

(i) Prior to the release of each of the Licensee Products and for each Update, Upgrade and New Version of a respective PS Licensed Product that Licensee may embed into or bundle with Licensee Products (each a “Test Product”), Licensee shall submit the Test Product at its expense to any of PalmSource’s approved independent compatibility testing labs or, at PalmSource’s sole option, to PalmSource (collectively, an “Approved Testing Lab”) for compatibility testing in accordance with the test criteria delivered as set forth in Section 2.3(a)(ii) (the “Test Criteria”). If the Approved Testing Lab rejects the Test Product because of a

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nonconformance with the Test Criteria, then such testing lab will provide Licensee and PalmSource a detailed written statement of the reasons for such rejection (“Statement of Errors”). Upon receipt of the Statement of Errors, Licensee shall use reasonable efforts to modify the Test Product to conform to the Test Criteria. Licensee shall then resubmit the Test Product to an Approved Testing Lab for further testing. Licensee and the Approved Testing Lab shall repeat the foregoing procedures as needed. Subject to Section 2.3(a)(ii) below, the parties acknowledge that the contents of the Test Criteria may need to be changed from time to time if new functionality is added to the PS Licensed Products. PalmSource shall use its reasonable discretion in determining new Test Criteria for such PS Licensed Products with such new functionality and will apply at least the same new Test Criteria to its internal customers and to Licensee and its other licensees of the respective version of PS Licensed Product; provided, however, that PalmSource may change the Test Criteria in its sole and reasonable discretion upon no less than ninety (90) days’ written notice (or such shorter period as necessary to accommodate an ordinary development cycle), subject to the restrictions on changes set forth in Section 2.3(a)(iii) hereof. The Test Criteria for Licensee will not be changed to restrict separate and distinct industrial design features of Licensee Products which are independent of the PS Licensed Products. Licensee acknowledges that PalmSource may have additional test criteria for other licensees. If PalmSource acts as the Approved Testing Lab for a particular Test Product hereunder, PalmSource will provide Licensee with the respective Statement of Errors within two (2) weeks of the date on which the Test Product is properly submitted for testing. Errors in the PS Test Harness which cause a conforming Test Product to be identified as non-conforming in a Statement of Errors will be disregarded in determining whether the Test Product meets the Test Criteria. From time to time, PalmSource may in its sole discretion grant Licensee an exception to the requirement that a Test Product conform to the relevant Test Criteria prior to release by Licensee of such Test Product, which exception shall be stated in writing. Licensee acknowledges and agrees that (A) any such exception shall apply only with respect to the relevant Test Product and (B) Licensee shall, within the time period specified by PalmSource in its sole discretion at the time of granting such exception (which time period shall be specified by PalmSource after consulting with Licensee), modify such Test Product to make it conform to the Test Criteria.

(ii) At the time of delivery of each Alpha Release, PalmSource shall provide Licensee with a copy of the Test Criteria to be used for compatibility testing for that version of PS Licensed Product and PalmSource shall not further modify the Test Criteria for that release, except as reasonably necessary to specify additional Test Criteria for new functionality or error corrections included in that version between Alpha Release and Beta Release. At the time of delivery of each Beta Release, PalmSource shall provide Licensee with a copy of the PS Test Harness to be used for compatibility testing for that version of the PS Licensed Product. PalmSource shall not modify the Test Criteria for that version after Beta Release except as reasonably necessary to specify Test Criteria for error corrections that are made to that version of the PS Licensed Product. Notwithstanding the provision of any Alpha Release or Beta Release, Licensee shall not commercially release or distribute any PS Licensed Product until PalmSource provides the GM Release. The respective Licensee Product must be submitted for testing with the GM Release and only that version of the License Product containing the GM Release may be distributed once compatibility certification is obtained pursuant to subsection (a)(i) above. This subsection (a)(ii) only applies to unmodified PS

PALMSOURCE AND PALMONE CONFIDENTIAL

Licensed Products for which PalmSource has established Test Criteria. If PalmSource establishes substantially new or different Test Criteria for a New Version of a PS Licensed Product, PalmSource will provide Licensee with an opportunity to provide comments and will consider any comments provided by Licensee in good faith. It is understood that Palm OS version 6.0 is not intended to be a commercial release version and that this Section 2.3(a)(ii) does not apply to Palm OS version 6.0; however, Palm OS version 6.0.1 was a commercial release version.

(iii) It is understood that the use of Unexposed System APIs is not intended to be permitted, but that the Test Criteria may not identify the use of all Unexposed System APIs. Licensee will use reasonable efforts to avoid the use of Unexposed System APIs; however, Licensee will not be required to withdraw Licensee Products that are released in accordance with the Test Criteria. If the use of an Unexposed System API is identified, Licensee will use reasonable efforts to discontinue the use of such Unexposed System API with the objective of discontinuing such use within the next planned major revision cycle of the respective Licensee Product.

(b) Compatibility Certification Requirement. Licensee agrees that it shall not commercially release or distribute (i) any Licensee Products incorporating any part of the PS Licensed Products or (ii) any Licensee Modifications to any PS Licensed Product which have not received compatibility certification pursuant to subsection (a) above from an Approved Testing Lab in accordance with the Test Criteria (“Compatibility Certification”). Each version of a Licensee Product shall be required to pass the Test Criteria only once, regardless of PalmSource’s subsequent modifications to the PS Licensed Products. However, in order to obtain Compatibility Certification for any previously certified Licensee Product that now contains new functionality, features or performance enhancements provided by Licensee and contained in the ROM Image, Licensee must re-submit such Licensee Products for compatibility testing against the applicable Test Criteria in accordance with Section 2.3(a) (Compatibility Testing). Licensee may indicate Compatibility Certification for Licensee Products only with respect to the version(s) of the Test Criteria which the Licensee Products have passed. If either: (x) Licensee creates a foreign language version (“Localized Version”) for the United Kingdom (English language only), Brazil, Portugal, France, Italy, Germany, or Spain of a Licensee Product or a version for simplified Chinese of a Licensee Product that has already received Compatibility Certification, or (y) a Licensee Product where the immediately preceding version of such Licensee Product has received Compatibility Certification and the only change is installation of an Update replacing the immediately preceding version of the respective PS Licensed Product, then Licensee may, at its option and its sole cost and expense, conduct the compatibility testing of such Localized Version or Licensee Product with the Update itself (i.e. without using an Approved Testing Lab), provided that all of the following conditions are met.

(i) The Licensee Product does not contain any incremental Operating System Software or functionality which was not contained in the primary Licensee Product which received Compatibility Certification from an Approved Testing Lab. “Operating System Software” means (i) a computer program that manages other computer programs in a computer, and (ii) is used by application programs by making requests for services through a defined application program interface.

PALMSOURCE AND PALMONE CONFIDENTIAL

(ii) Licensee shall conduct the compatibility testing of the Licensee Product strictly in accordance with the Test Criteria and using the compatibility test suite provided by PalmSource for the primary version of the Licensee Product which received Compatibility Certification from an Approved Testing Lab.

(iii) At least five (5) days prior to the date Licensee first releases such Licensee Product, Licensee delivers to PalmSource a copy of the compatibility test results, together with a written statement confirming that the Licensee Product satisfied the Test Criteria and qualifies for Compatibility Certification pursuant to the terms hereof.

(iv) PalmSource may at any time audit the compatibility test results and/or Licensee’s compatibility testing procedure to verify Licensee’s compliance with the terms of this Section 2.3(b).

Licensee acknowledges and agrees that it shall be a material breach of this Agreement for purposes of Section 16.3 (Right to Terminate) if Licensee commercially releases a Licensee Product which has not first strictly satisfied the requirements of Compatibility Certification hereunder.

(c) Chinese Language Version. To the extent PalmSource needs to develop new Test Criteria for a Chinese language version (whether for simplified or traditional) of the Licensee Products, the parties agree to work together in good faith to develop mutually agreeable new Test Criteria in a timely manner. The parties shall also discuss in good faith the option for Licensee to self-certify the Chinese language versions of its Licensee Products.

(d) Trademark License. Subject to subsections (a) and (b) above and the other terms and conditions of this Agreement, PalmSource hereby grants to Licensee a limited, non-exclusive, non-transferable (except as specified in Section 17.8 (Assignment)), fully-paid, royalty-free license to use, subject to the guidelines set forth in PalmSource’s Trademark Policy Guidelines attached hereto as Exhibit C (PalmSource Trademark Guidelines) as such guidelines are updated or reissued by PalmSource from time to time in its sole and reasonable discretion and, so long as the PS Compatibility Trademarks are a Palm Mark (as such term is defined in the Trademark Agreements), then also in accordance with the Trademark Agreements, the PS Compatibility Trademarks on any Licensee Products which incorporate any applicable PS Licensed Products and that have received Compatibility Certification and in connection with the distribution, promotion, marketing, permitted end user sublicensing, and sale of such Licensee Products. Notwithstanding the foregoing, Licensee shall have exclusive use of the color blue in the Palm Powered Logo, even as to PalmSource. Subject to the terms of the Trademark Agreements, PalmSource shall have the right to change the PS Compatibility Trademarks upon written notice to Licensee, provided that Licensee shall have a reasonable opportunity to put such change into effect and shall not be obligated to recall or revise any Licensee Products previously manufactured. Licensee shall use the PS Compatibility Trademarks in conjunction with the distribution, promotion, and marketing of any and all Licensee Products that have received Compatibility Certification, consistent with the guidelines set forth in Exhibit C (PalmSource Trademark Guidelines) as such guidelines are updated or reissued by PalmSource from time to time in its sole and reasonable discretion and, so long as the PS Compatibility

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Trademarks are a Palm Mark (as such term is defined in the Trademark Agreements), then also in accordance with the Trademark Agreements. The foregoing license shall be limited to use of the PS Compatibility Trademarks in accordance with the terms of Section 9.3 (Branding). Further, the foregoing license to the mark used for the PS OS Software shall be strictly limited to the applicable version number of the PS OS Software, and Licensee shall have no license to use an Update, Upgrade or New Version name/number in connection with the distribution, promotion or marketing of any Licensee Product or related material (including, without limitation, on the Licensee Product or in any advertising, promotional or packaging materials) until such time as the Licensee Product has received Compatibility Certification for such Update, Upgrade or New Version. The rights granted to Licensee in this license will terminate upon any termination or expiration of this Agreement, except as expressly set forth in Section 16.5(e)(ii). Upon such termination or expiration, Licensee will no longer make any use of any PS Compatibility Trademarks, except as expressly set forth in Section 16.5(e)(ii).

(e) Trademark Ownership. Licensee acknowledges that, except as otherwise expressly set forth in the Trademark Agreements and this Agreement, PalmSource owns or holds exclusive rights in and to the PS Compatibility Trademarks. Subject to Licensee’s rights under and except as otherwise set forth in the Trademark Agreements and this Agreement, Licensee will not use the PS Compatibility Trademarks (except the letter string PALM contained in the PS Compatibility Trademarks) as part of any of its product, service, domain, sub-domain or company names and will not take nor authorize any action inconsistent with PalmSource’s exclusive trademark rights during the term of this Agreement or thereafter. Nothing in this Agreement grants Licensee ownership or any rights in or to use the PS Compatibility Trademarks, except in accordance with the license set forth in Section 2.3(d) (Trademark License). Subject to Licensee’s rights under and except as otherwise set forth in the Trademark Agreements and this Agreement, PalmSource will have the exclusive right to own, use, hold, apply for registration for, and register the PS Compatibility Trademarks (except the letter string PALM contained in the PS Compatibility Trademarks) during the term of this Agreement and after the expiration or termination of this Agreement, in any country worldwide. Nothing in this Section 2.3(e) shall be construed to broaden Licensee’s rights under the Trademark Agreements. Except as otherwise expressly permitted under Section 2.4(f) with respect to PS Bluetooth II Software and under Section B.7 of Exhibit A with respect to the Java Software, Licensee shall not use any brands or trademarks to identify the PS Licensed Products (as opposed to the Licensee Products which may contain PS Licensed Products) other than those designated by PalmSource. Any brands or trademarks used by Licensee to identify the Licensee Products shall be used in a manner that is distinct from those used by PalmSource to identify the PS Licensed Products.

(f) Quality Maintenance. Licensee agrees that the overall quality of the Licensee Products and all related advertising, promotional and other related uses of the PS Compatibility Trademarks shall be consistent with industry standards, and shall in no event be lower than a reasonable standard of quality. Licensee agrees to cooperate with PalmSource in facilitating PalmSource’s quality control. PalmSource shall have the right to receive free samples of all advertising and promotional materials and up to ten (10) royalty-free sample production units of each Licensee Product and related Licensee documentation on which such trademarks are used to ensure that the quality associated with the PS Compatibility Trademarks is maintained. Licensee shall use commercially reasonable efforts to comply with all reasonable requests from PalmSource to correct any deficiencies with the foregoing requirements.

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(g) Bluetooth SIG Certification. For any Licensee Products which include the PS Bluetooth Software, Licensee shall be responsible for obtaining certification for such PS Bluetooth Software under the then current certification criteria promulgated by Bluetooth SIG, Inc., an entity devoted to developing, publishing and promoting the Bluetooth short-range wireless specification, (“Bluetooth SIG Certification”) for any Licensee Software or accessory solutions using Bluetooth. Without limiting the foregoing, electrical type approval is the sole responsibility of Licensee. Licensee shall not release any such Licensee Products unless and until Licensee obtains all applicable Bluetooth SIG Certifications (other than certifications which have already been obtained by PalmSource for the PS Bluetooth Software). To the extent that Licensee is unable to obtain Bluetooth SIG Certification due to the PS Bluetooth Software, PalmSource will correct the PS Bluetooth Software in accordance with its support obligations under Sections 8.1 (Development Support and Training) and 8.2 (Customer Engineering) below.

(h) Availability of Test Facility. PalmSource agrees there shall be at least two (2) operational Approved Testing Labs for testing of Licensee Products or PalmSource will (i) itself perform compatibility testing for Licensee under this Section 2.3 subject to reasonable fees comparable to those charged by comparable independent testing labs, or (ii) provide Licensee with an alternate method of compatibility testing for the Licensee Products, such as self-testing.

2.4 Limited Right to Sublicense or Use Contract Manufacturers.

(a) Private Label Products. Licensee shall have the right to sublicense its distribution rights under Sections 2.2(a)(i) and (ii) (Distribution License) and 2.3(c) (Trademark License) to Private Label Partners solely for the purpose of reselling Private Label Products subject to the restrictions set forth below in this Section 2.4(a). These rights are limited to Private Label Products with embedded or bundled PS Licensed Products that are supplied by Licensee to the Private Label Partner as a royalty-bearing Licensee Product (as contemplated by Section I of Exhibit D), and do not apply to any Stand-alone Products. Except as set forth in Section 2.4(f) (PS Bluetooth II Software), in no event shall Licensee permit any Private Label Partner to modify or reproduce the PS Licensed Products.

(i) Private Label Agreement. Each Private Label Partner will enter into a Private Label Agreement with Licensee which will contain provisions that protect PSI’s proprietary rights to no less of an extent than such rights are protected by Sections 2.3 (Compatibility and Trademark License), 2.5 (No Reverse Compiling), 2.6 (Inspection Rights), 9.3 (Branding), 10 (Proprietary Rights), 13 (Confidentiality), and 15.2 (Export Regulations) of this Agreement. In the event of any failure by any Private Label Partner to comply with the foregoing terms of its Private Label Agreement, Licensee shall use reasonable commercial efforts to protect PSI’s intellectual property rights and enforce such provisions against such Private Label Partner, provided that PSI reserves the right to enforce and protect its intellectual property rights directly against such Private Label Partner with the cooperation of Licensee.

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(ii) Branding. Each Private Label Partner will prominently display Licensee’s trade name or associated logo design, in a manner which is reasonably sufficient to notify the public that Licensee is the supplier of the Private Label Product, both (1) on the exterior casing of the Private Label Product and (2) in the end user documentation for the Private Label Product. In addition, each Private Label Agreement shall require that the Private Label Products display the PS Compatibility Trademarks pursuant to Section 2.3(d) (Trademark License) and Section 9.3 (Branding). Licensee agrees to enforce such provisions with its Private Label Partners. PalmSource acknowledges that Licensee had as of the Original Execution Date certain existing Private Label Agreements that did not include all of the branding requirements under this subsection, some of which are still in existence. Licensee will use all reasonable efforts to renegotiate these agreements promptly after the SARSLA Execution Date to comply with the branding requirements under this subsection. All new agreements and amendments after the Original Execution Date are now and in the future will be made subject to the requirements set forth in this subsection.

(iii) Private Label Products. Each Private Label Product shall be substantially the same as a Standard Licensee Product with substantially the same hardware and industrial design features; provided, however, that Private Label Products may have different colors than a standard Licensee Product and may have some additional or different hardware and industrial design features which do not result in a substantial change in the overall design of the product. As used above, a “Standard Licensee Product” is a Licensee Product that is made generally available on Licensee’s price list as its own end user product and is marketed and sold by Licensee through its general distribution channels without customization for any particular customer or third party. A Private Label Product may include modified and/or additional software, provided such software is not Operating System Software and does not affect the functionality of the PS Licensed Products incorporated into such Licensee Product. Licensee acknowledges and agrees that PalmSource shall have no obligation to support any such additional or modified software.

(iv) Notification. No later than five (5) business days prior to any public announcement of a Private Label Partner, Licensee shall notify PalmSource in writing of the execution of a Private Label Agreement, identifying the Private Label Partner and Private Label Product.

(v) Royalty. Licensee shall pay PSI the Royalty set forth in Section 5 (Royalties, Fees and Reports) and Exhibit D (Licensee Products, Royalties and Fees) for Private Label Products distributed by Licensee to the Private Label Partner. Royalties for any bundled or non-arm’s length sales shall be subject to adjustment as set forth in Section II(C) of Exhibit D (Bundling/Non-Arm’s Length Sales).

(b) Third Party Contractors. The restrictions set forth in this Section 2.4(b) do not apply to contractors who do not need to exercise any of the license rights set forth in Section 2.1 (Development and Documentation License) or Section 2.9 (Source Code) and who do not require access to PSI Confidential Information (such as contractors working on separate hardware components). Licensee may request in writing permission to sublicense on a restricted and limited basis certain of its rights under Section 2.1 (Development and Documentation

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License) or Section 2.9 or both to its third party contractors to permit such contractors to assist Licensee in developing, manufacturing, testing and supporting Licensee Products on behalf of Licensee. Such request shall include information reasonably required by PalmSource to evaluate the proposed contractor arrangement, including the identity and location of the contractor and a description in reasonable detail of the activities to be performed by the contractor. Such written request shall be delivered to PalmSource’s Account Manager assigned to Licensee, and shall take substantially the form set forth in Exhibit B hereto. PalmSource will use reasonable efforts to evaluate and respond to any such request within ten (10) business days. PalmSource will not unreasonably withhold approval of such contractors, provided that no sublicensing shall be permitted unless and until expressly approved in writing by PalmSource and then such sublicense shall be granted only to the extent authorized in writing by PalmSource. Any such third party contractor approved in writing by PalmSource under this Section 2.4(b) shall be referred to in this Agreement as an “Approved Third Party Contractor.” In addition, (i) no third party contractors (whether or not Approved Third Party Contractors) shall be entitled to sublicense any rights obtained from Licensee in accordance with this Agreement to use or access any PS Licensed Product or other PS Confidential Information (including without limitation any PS Source Code or PS Source Code Documentation under Section 2.9 (Source Code)) unless the respective third party contractor is an Approved Third Party Contractor and is expressly authorized in writing to do so by PalmSource, and (ii) Licensee shall use commercially reasonable efforts to maintain accurate records of third party contractor access to Source Materials. Contractors used by Licensee as of the Original Execution Date of this Agreement but prior to the ARSLA Execution Date were approved by PalmSource pursuant to Section 2.4(b) of the ARSLA for purposes of continuing such activities on behalf of Licensee provided that such contractors are not entitled to sublicense any rights obtained from Licensee in accordance with the ARSLA or this Agreement to use or access any PS Licensed Product or other PS Confidential Information (including without limitation any PS Source Code or PS Source Code Documentation) unless separately authorized in writing to do so by PalmSource. As of the SARSLA Execution Date, all approved third party contractors are as set forth in Exhibit N to the SARSLA (Approved Third Party Contractors) attached hereto. Subject to the requirements of Sections 2.5 (No Reverse Compiling), 2.6 (Inspection Rights), 10 (Proprietary Rights) and 13 (Confidentiality), Licensee may sublicense its rights under Section 2.1 (Development and Documentation License) to Approved Third Party Contractors solely for the purpose of, and solely to the extent necessary for, developing, manufacturing, testing and supporting Licensee Products on behalf of Licensee. Unless expressly approved in writing by PalmSource, Licensee shall not have the right to appoint or use a contractor to both exercise any of the license rights in Section 2.1 (Development and Documentation License) and to exercise the distribution rights set forth in 2.2 (Distribution) (“Distribution Contractor”) (other than in the capacity of performing shipping services on Licensee’s behalf where Licensee or its sublicensed Wholly Owned Subsidiary or Majority Owned Subsidiary is the seller of record for the Licensee Products and recognizes the corresponding revenue for such sale). Notwithstanding the foregoing, PalmSource agrees that, due to local tax regulations, Licensee may utilize a Distribution Contractor to manufacture and sell Licensee Products on Licensee’s behalf solely in Brazil, where Licensee will be compensated for such sales on a commission basis. For each such sale, Licensee will pay a royalty as specified in Section 5.1 and Section II(E) of Exhibit D. The Distribution Contractor will only be provided with access to the PS Licensed Products as a ROM Image for purposes of installing the ROM Image into memory to manufacture the Licensee

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Products. Licensee will notify PalmSource in writing in advance prior to appointing the Distribution Contractor. The Distribution Contractor must agree in writing in advance to comply with requirements of Sections 2.2 (Distribution), 2.3 (Compatibility and Trademark License), 2.5 (No Reverse Compiling), 2.6 (Inspection Rights), 2.7 (No Other Licenses), 5.3 (Financial Reports), 10 (Proprietary Rights), 13 (Confidentiality), and 15 (Compliance With Law). There shall be only one Distribution Contractor in Brazil at any time. The Distribution Contractor shall not be authorized to distribute Stand-alone Products unless otherwise mutually agreed in writing by PalmSource and Licensee.

(c) Wholly Owned Subsidiaries. Licensee shall have the right to sublicense its rights under Section 2.1 (Development and Documentation License), 2.2 (Distribution) and 2.3(c) (Trademark License) above to its Wholly Owned Subsidiaries, provided that (i) Licensee notifies PalmSource in writing in advance, and (ii) the Wholly Owned Subsidiary agrees in writing to comply with the terms and conditions of this Agreement, including without limitation the obligation to pay royalties based on the revenue of such Wholly Owned Subsidiary in the same manner as Licensee hereunder. Licensee agrees to enforce the written agreement of the Wholly-Owned Subsidiary to be bound by the terms of this Agreement. Royalties paid to PSI for sales by Wholly Owned Subsidiaries will count toward Licensee’s Minimum Annual Payment and Initial Royalty Amount in Exhibit D (Licensee Products, Royalties and Fees) in the same manner as Royalties paid for sales by Licensee.

(d) Majority Owned Subsidiaries. Licensee shall have the right to sublicense its rights under Section 2.1 (Development and Documentation License), 2.2 (Distribution) and 2.3 (c) (Trademark License) above to its Majority Owned Subsidiaries, provided that (i) Licensee notifies PalmSource in writing in advance, (ii) Licensee also licenses its own significant technology and intellectual property rights to such Majority Owned Subsidiary in such sublicense, (iii) Licensee applies the same level of protection to PalmSource’s technology and intellectual property as it applies to Licensee’s own technology and intellectual property (in addition to the protections required under this Agreement, including without limitation Sections 10 (Proprietary Rights) and 13 (Confidentiality)), (iv) Licensee does not provide access to or grant any rights to any PS Source Code or PS Source Code Documentation, (v) a reasonable per unit minimum royalty will apply to all Licensee Products and Stand-alone Products of the Majority Owned Subsidiary which shall be mutually agreed in writing by PalmSource and Licensee prior to any such sublicense, (vi) all products sublicensed to such Majority Owned Subsidiary must be branded or co-branded with the trademarks of Licensee (in at least the same manner as set forth in Section 2.4(a)(ii) (Branding) for Private Label Partners), (vii) PalmSource may require additional support and maintenance fees which reasonably reflect the increased support and maintenance that would be required from PalmSource, (viii) the Majority Owned Subsidiary agrees in writing to comply with the terms and conditions of this Agreement, including without limitation providing PSI audit rights and other protections set forth in this Agreement as well as the obligation to pay Royalties based on the revenue of such Majority Owned Subsidiary in the same manner as Licensee hereunder, and (ix) royalties paid to PSI for sales by the Majority Owned Subsidiary will only count toward Licensee’s Minimum Annual Payment and Initial Royalty Amount in Exhibit D (Licensee Products, Royalties and Fees) on a pro rata basis in proportion to Licensee’s economic interest in the Majority Owned Subsidiary. Licensee agrees to enforce the written agreement of the Majority-Owned Subsidiary to be bound by the terms of this Agreement.

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(e) Associates. Licensee may desire from time to time to enter into arrangements with Associates wherein Licensee makes a significant contribution of its own technology and intellectual property rights. In such cases, Licensee may request PSI to allow the Associate to use some or all of the PS Licensed Products on terms no less protective than those that apply to Licensee’s own technology and intellectual property. Upon such request, the parties will promptly meet and discuss the opportunity in good faith. The parties will consider reasonable proposals from both parties, which may include a direct license from PSI to the Associate or a sublicense from Licensee to the Associate on mutually agreed terms and conditions. Notwithstanding the foregoing, a license or sublicense to an Associate for any of the PS Licensed Products must be approved in a definitive written agreement signed by an authorized officer of PSI. PSI retains the right to approve or withhold approval for any such license or sublicense in its sole discretion.

(f) PS Bluetooth II Software.

(i) Licensee shall have the right to sublicense its rights under Sections 2.2(a)(ii) (Distribution License) to reproduce and grant end user sublicenses to (subject to Section 10.4 below) PS Bluetooth II Software (in object code format only) solely as a Stand-alone Product, subject to the restrictions set forth in this Section 2.4(f). Such sublicensees shall only have the right to grant end user licenses directly to end users of the PS Bluetooth II Software for use on Licensee Products and shall not have any rights to grant any other sublicenses or to distribute the PS Bluetooth II Software in any other manner. Licensee shall be obligated to pay to PSI the per unit royalty set forth in Section II(B)(4) for each copy of the PS Bluetooth Software (or Modification thereof) distributed by a sublicensee. Any Modifications to the PS Bluetooth II Software must be made by Licensee in accordance with this Agreement (or on behalf of Licensee in accordance with the restrictions set forth in Section 2.4(b) to the extent that such sublicensee is an Approved Third Party Contractor entitled to make such Modifications on behalf of Licensee).

(ii) Each sublicensee must enter into a signed written sublicense agreement with Licensee in advance which contains provisions that protect PSI’s rights in connection with the PS Bluetooth II Software to no less of an extent than such rights are protected by Sections 2.3 (Compatibility and Trademark License), 2.5 (No Reverse Compiling), 2.6 (Inspection Rights), 5.3 (Financial Reports), 9.3 (Branding), 10 (Proprietary Rights), 13 (Confidentiality), 15.2 (Export Regulations) and Exhibit G (Minimum Terms and Conditions of End User License) of this Agreement. In the event of any failure by any sublicensee to comply with the foregoing terms of such agreement, Licensee shall use reasonable commercial efforts to protect PSI’s intellectual property rights and enforce such provisions against such sublicensee, provided that PSI reserves the right to protect and enforce its intellectual property rights and such provisions directly against such sublicensee with the cooperation of Licensee. No later than thirty (30) days after the delivery of any PS Bluetooth II Software (or version containing a Modification thereof) to any sublicensee, Licensee shall notify PalmSource in writing of the identity of such sublicensee and the product names to be used for such PS Bluetooth II Software.

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Licensee shall not be required to use the PS Compatibility Trademarks on the sublicensed PS Bluetooth II Software. However, if PS Compatibility Trademarks are used in conjunction with the sublicensed PS Bluetooth II Software, they may only be used in conjunction with unmodified PS Bluetooth II Software. Any such use of the PS Compatibility Trademarks must comply with all applicable terms and conditions of this Agreement, including without limitation Section 2.3(d) (Trademark License) and Section 9.3 (Branding), and Licensee agrees to enforce such provisions. Licensee shall not be required to use, include or display its own trademark, service mark and/or logo in association with PS Bluetooth II Software that is sublicensed under this Section 2.4(f) (PS Bluetooth II Software).

(g) Limitations. Except as expressly specified in this Agreement or otherwise approved in writing by PalmSource, Licensee shall have no right to, and shall not, sublicense any of its rights under this Agreement to Private Label Partners, contractors, or any other third parties or distribute Licensee Products under any third party brands or trademarks or allow third parties to access PSI Confidential Information to manufacture, develop, test, or support any Licensee Products.

2.5 No Reverse Compiling. Licensee shall not reverse compile, disassemble or otherwise attempt to derive the source code to any PS Licensed Product. PalmSource acknowledges and agrees that Licensee’s access to the PS Source Code in accordance with Section 2.9 (Source Code) shall not be deemed a violation of this Section, to the extent authorized under Section 2.9 (Source Code).

2.6 Inspection Rights. PSI shall have the right, upon reasonable advance notice, to inspect Licensee’s and its Subsidiaries’ books, records and facilities with respect to the manufacture of the Licensee Products hereunder and to receive sample units thereof in order to verify that (i) such manufacturing is within the scope of this Agreement, (ii) there are appropriate security procedures to protect PSI’s Confidential Information, (iii) Licensee and each of its Subsidiaries are in compliance with Section 2.5 (No Reverse Compiling), and (iv) Licensee and each of its Subsidiaries are in compliance with their respective other obligations under Section 2 (Licenses) of this Agreement, including, but not limited to those obligations set forth in Section 2.9 (Source Code). Licensee shall secure similar rights for itself (including the right to disclose the results of such inspection to PSI) with respect to any Private Label Partners or contractors permitted by PSI under Section 2.4 (Limited Right to Sublicense or Use Contract Manufacturers) above and will exercise such rights and provide the results of such inspection to PSI upon the reasonable request of PSI.

2.7 No Other Licenses. Except as specifically set forth in this Agreement, no other licenses are granted by PSI to Licensee or its Subsidiaries, by implication, estoppel or otherwise.

2.8 Breach by Private Label Partners, Contractors or Subsidiaries. If any contractor (described in Section 2.4(b) (Third Party Contractors)) or Subsidiary of Licensee fails to comply with the terms and conditions of this Agreement, Licensee shall indemnify PSI for any damages incurred by PSI to the same degree that Licensee would be responsible for such damages if Licensee had breached this Agreement. With respect to contractors (described in Section 2.4(b) (Third Party Contractors)), sublicensees of PS Bluetooth II Software, Private Label Partners and

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Subsidiaries, Licensee will enforce the terms and conditions required under this Agreement and will promptly notify the breaching entity and PalmSource of any breach. If a contractor (described in Section 2.4(b) (Third Party Contractors)) or Subsidiary of Licensee fails to cure any breach within thirty (30) days after such notice, then Licensee shall terminate the rights granted to such contractor or Subsidiary under this Agreement unless otherwise agreed by PalmSource in writing. If a Private Label Partner or sublicensee of PS Bluetooth II Software fails to cure any breach within thirty (30) days after such notice, then Licensee shall terminate the rights granted to such Private Label Partner or sublicensee under this Agreement, provided that such termination may be limited to particular Private Label Products, PS Bluetooth II Software or PS Licensed Products if the breach relates solely to such products and reasonable assurances of compliance are provided with respect to any other products distributed by such Private Label Partner or sublicensee. If Licensee fails to terminate a contractor (described in Section 2.4(b) (Third Party Contractors)), Private Label Partner, sublicensee of Bluetooth II Software or Subsidiary of Licensee as required above, then the breach may be treated as a material breach by Licensee subject to the termination provisions set forth in Section 16 (Term and Termination) below.

2.9 Source Code.

(a) Right to Access and Receive or Examine Source Code.

(i) Development Code. Access to Development Code will be provided pursuant to Section 3.2 (Access to Development Code) only during the term of the Strategic Collaboration Agreement and shall apply only to projects that have been mutually agreed upon under a particular Co-Development Agreement entered into pursuant to the Strategic Collaboration Agreement. Access shall be in accordance with the applicable terms and conditions set forth in the applicable Co-Development Agreement, this Agreement and Appendix A (Development Code Management and Access Policies and Procedures) attached hereto, and shall be solely for the purposes set forth in the applicable Co-Development Agreement. In the event of a conflict between the terms and conditions set forth in the Co-Development Agreement, this Agreement and Appendix A, the Co-Development Agreement shall control.

(ii) Released Code. PalmSource will provide Snapshots for Released Code pursuant to Section 3.3 (Delivery of Released Code). Licensee’s use of Snapshots of Released Code shall be in accordance with the applicable terms and conditions set forth in Appendix B (Snapshot Source Code Management and Policies and Procedures) attached hereto, and shall be solely for the purposes applicable to Released Code set forth in Section 2.9(b)(i) (Released Code and Development Code).

(iii) Source Code Attachments. PalmSource will provide Snapshots of certain modules of PS Source Code as set forth in Source Code Attachments as provided for in this Agreement. Licensee’s use of Snapshots of such modules of PS Source Code provided under Source Code Attachments shall be in accordance with the applicable terms and conditions set forth in Appendix B (Snapshot Source Code Management and Policies and Procedures) attached hereto, and shall be solely for the purposes set forth in Section 2.9(b)(ii) (Source Code Attachments) and the applicable Source Code Attachment. The parties have agreed that the PS MultiMail Support Reference Code may be included under this Section 2.9(a)(iii), provided that it is used solely for Licensee’s internal testing and support purposes.

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(b) PS Source Code Licenses.

(i) Released Code and Development Code. Subject to the terms and conditions of this Agreement, PSI hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), license to:

(1) use, reproduce and modify Released Code for purposes of correcting errors in the PS OS Software for Licensee Products without modification to the APIs; provided, however, that Licensee Products incorporating any corrected PS OS Software are at all times subject to all of the Test Criteria, Compatibility Certification and other requirements set forth in this Agreement;

(2) use and reproduce Released Code as necessary for developing Licensee Add-On Modules (which modules are subject to the covenant not to Assert set forth in Section 10.6(c) (Covenant Not to Assert));

(3) use, reproduce and modify Released Code, but only for the limited purpose of developing Derivative Works to adapt and/or optimize such Released Code for hardware devices that are Licensee Products, provided that: (x) Licensee notifies PalmSource, as early as reasonably practicable, of the intended use of the Derivative Works Licensee intends to develop, together with a description of the methods of modifications that Licensee desires to use to develop such Derivative Works, (y) Licensee coordinates with PalmSource so that potential conflicts with PalmSource’s own developments can be avoided as much as possible within reason, and agrees to work together with PalmSource as reasonably necessary to avoid such conflicts, and (z) the Licensee Products incorporating such Derivative Works satisfy all of the Test Criteria, Compatibility Certification and other requirements set forth in this Agreement;

(4) use, reproduce and modify those certain portions of the Development Code provided under the conditions set forth in the applicable Co-Development Agreement for the particular project under which the Development Code was developed and Appendix A for the limited purpose of conducting co-development projects with PalmSource under the Strategic Collaboration Agreement in accordance with the Test Criteria and compatibility requirements defined by PalmSource for such project, and other requirements set forth in this Agreement and the respective Co-Development Agreement; and

(5) use, reproduce and distribute any Distributable Modifications made under this Section 2.9(b)(i) (Released Code and Development Code) in object code form only in connection with the version of the PS Product Software on which such Distributable Modification is based and only to the same extent that Licensee is permitted to do so with respect to that corresponding PS Product Software pursuant to Section 2.2 (Distribution) above, and subject to all other applicable provisions of the Agreement.

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(ii) Source Code Attachments.

(1) Source Code Attachments may be used to permit Licensee to access and modify a limited set of modules of PS Source Code as specified in the applicable Source Code Attachment for a specific purpose specified in the Source Code Attachment. Licensee shall only have the right to modify the limited set of modules identified in the Source Code Attachment for such purpose and shall not use or modify any other PS Source Code in connection therewith. All Source Code Attachments must be mutually agreed in writing, and PalmSource shall not have any obligation to provide PS Source Code under this Section 2.9(b)(ii) except as mutually agreed in writing in the respective Source Code Attachment. To the extent that PalmSource provides Licensee with access to certain portions of PS Source Code and PS Source Code Documentation related thereto under this Section 2.9(b)(ii) (Source Code Attachments), then, subject to the terms and conditions of this Agreement and the respective Source Code Attachment, PalmSource hereby grants to Licensee a limited, non-exclusive, non-transferable, fully-paid license to:

a) use, reproduce and modify only those certain portions of the PS Source Code identified on a Source Code Attachment, but only for the limited purpose and in accordance with such other terms set forth on the applicable Source Code Attachment, and

b) use, reproduce and distribute any Distributable Modifications made under the license granted in this Section 2.9(b)(ii) above (Source Code Attachments) in object code form only to the same extent that Licensee is permitted to do so with respect to that corresponding PS Licensed Product pursuant to Section 2.2 (Distribution) above, and subject to all other applicable provisions of this Agreement, including without limitation the obligations to comply with all Compatibility Certification requirements.

(2) For each set of Modifiable Source Code, the parties shall execute separate sequentially numbered Source Code Attachments (e.g., Source Code Attachment No. 1, Source Code Attachment No. 2, etc.) to this Agreement.

(3) The parties have agreed that the source code for the PS MultiMail Deluxe Software will be Modifiable Source Code and have attached to this Agreement a Source Code Attachment No. 1 for such PS MultiMail Deluxe Software. However, the PS MultiMail Support Reference Code shall not be Modifiable Source Code.

(4) In exchange for the licenses granted under this Section 2.9(b)(ii) (Source Code Attachments), Licensees agrees that it shall not be entitled to any rights or licenses under any “Software Development Kit” license agreement made available by PalmSource to developers of applications for the PS OS Software (“SDK Agreement”), unless otherwise mutually agreed in writing. All Modifications and use by Licensee of PS Source Code (and any related source code or sample PIM application source code that may be made available by PalmSource, either under this Agreement, the SDK Agreement or otherwise) shall be subject solely to the terms of this Agreement.

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(5) From time to time, Licensee may request additional Source Code Attachments. In such case, the Relationship Manager (as defined in 9.7 (Relationship Managers)) for each party shall meet promptly thereafter and discuss any such request in good faith, provided that neither party shall have any obligation to enter into any such Source Code Attachment.

(iii) Header Files. Subject to the terms and conditions of this Agreement, PSI hereby grants to Licensee a personal, limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), royalty-free license, without the right to authorize further sublicenses, to reproduce and distribute the Header Files solely as part of the Licensee Development Kit pursuant to a Licensee Development Kit Agreement. Licensee may grant its developer licensees a license to use the Header Files solely to develop applications for Licensee Products pursuant to a Licensee Development Kit Agreement, provided that any such Licensee Development Kit Agreement shall prohibit the developer licensee from modifying the Header Files or distributing the Header Files in source code form.

(iv) Restrictions. Licensee shall have no right to: (1) modify any PS Source Code other than the Released Code, Development Code and Modifiable Source Code as expressly set forth above, (2) modify the Modifiable Source Code for any purpose other than as expressly set forth in the applicable Source Code Attachment, or (3) sublicense any Modification to a third party (other than as part of the end user licenses permitted under Section 2.2 (Distribution) or as provided for in Section 2.4(f) (PS Bluetooth II Software)). Licensee shall provide notice and designate the intended use of Modifications according to the terms identified in Appendix A or B, as applicable.

(c) Limitations of License. Licensee shall have no right to: (i) sublicense any of its rights granted under this Section 2.9 to any third party or Majority Owned Subsidiary, (ii) incorporate any PS Source Code or PS Source Code Documentation in any technology or products of Licensee or of any third party (except as expressly permitted under Section 2.9(b) above), (iii) disclose any PS Source Code or PS Source Code Documentation to any third party other than an Approved Third Party Contractor who is approved by PalmSource for such purposes and is bound by non-disclosure obligations at least as protective of PalmSource as Section 2.9(f) and Section 13 (Confidentiality) below, (iv) use or reproduce any PS Source Code or PS Source Code Documentation other than as permitted by Sections 2.9(a) and (b) above, or (v) modify or distribute any PS Source Code or PS Source Code Documentation in any manner, except as expressly set forth in Section 2.9(b) above.

(d) Licensee Builds. Unless Licensee has been expressly authorized to do so in writing by PalmSource, in no event shall Licensee distribute any build of the PS OS Software that has not been performed by PalmSource. Notwithstanding the foregoing, at any time following an Alpha Release, Licensee shall have the right to use, reproduce and distribute builds of a ROM Image containing (i) a PalmSource build of the PS OS Software containing that Alpha Release or any subsequent version and (ii) any Distributable Modifications made under this Section 2.9 in connection with the Alpha Release or subsequent version of the PS OS Software on which such Distributable Modification is based, regardless of whether that build of the ROM Image is performed by PalmSource or Licensee, and then only to the same extent that

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Licensee is permitted to do so with respect to that corresponding version of the PS OS Software pursuant to Section 2.2 above (including without limitation field trials, beta tests and/or internal testing and certification by Mobile Operators and Other Third-Party Testers and Strategic Third-Party Developers as permitted under Section 2.2(l)), and subject to all other applicable provisions of this Agreement. In no event shall Licensee distribute any Licensee Modifications other than Distributable Modifications except in the event and then solely to the extent that those Licensee Modifications are delivered to Licensee in a release of the PS OS Software prepared by PalmSource provided hereunder.

(e) Version Numbering. PalmSource will provide Licensee with guidelines for numbering Licensee’s versions of Modifications and versions of the PS Licensed Products specific to a Licensee Product. Licensee will submit its version numbering scheme that has been developed in accordance with such guidelines for approval by PalmSource, which shall not be unreasonably withheld. Licensee will only identify such versions in accordance with a numbering scheme that has been approved by PalmSource. Version numbering and copyright statements will be added according to the guidelines and conventions described in Appendix A or B, as applicable.

(f) Confidentiality.

(i) Source Materials and Licensee Modifications shall be deemed Confidential Information of PalmSource for purposes of this Agreement, regardless of whether or not it is so marked. Except as permitted in this Agreement, Licensee shall not use, make, have made, distribute or disclose any copies of the PS Source Code, PS Source Code Documentation or Licensee Modifications, in whole or in part, or the information contained therein without the prior written authorization of PalmSource. Upon the termination or expiration of this Agreement, Licensee will deliver such Source Materials and Licensee Modifications, and any materials containing the information therein, to PalmSource.

(ii) Licensee shall inform the employees that have access to Source Materials and Licensee Modifications of Licensee’s limitations, duties and obligations regarding nondisclosure and limited copying and shall obtain or have obtained their written agreement to comply with such limitations, duties and obligations. Licensee shall notify PalmSource in writing of the identities of any employees having access to such Source Materials and Licensee Modifications and shall maintain accurate and complete records of the same, together with confirmation that such employee has been informed of the above obligations and have executed the required written agreement; such persons shall be the only persons entitled to access to the Source Materials and Licensee Modifications. Upon reasonable notice, PalmSource may audit such records.

(iii) Licensee agrees to the following additional obligations with respect to Source Materials and Licensee Modifications notwithstanding any other provision of the Agreement: (x) Licensee shall be entitled to use the Source Materials and Licensee Modifications only at Licensee’s headquarters located at 400 N. McCarthy Boulevard, Milpitas, California and, provided that such engineering sites or sections of such sites where the Source Materials are located are Licensee-controlled and Licensee-operated, at engineering sites located

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at 10 New England Business Center, Second Floor, Andover, MA 01810 and Cloverhill Industrial Estate, Clondalkin, Dublin 22, Ireland, provided that, once Licensee has moved to its headquarters to Sunnyvale, California, Licenses shall be entitled to use the Source Materials and Licensee Modifications at that location (in which case the right to use the Source Materials and Licensee Modifications at 400 N. McCarthy Boulevard, Milpitas, California shall terminate), (y) Licensee shall use at least the same degree of care as for its own information of like importance, but at least reasonable care, in safeguarding against disclosure of the Source Materials and Licensee Modifications, and (z) use of the Source Materials and Licensee Modifications shall be password protected, and other measures shall be taken according to the policies and other security procedures identified in Appendix A or B, as applicable, for source code protection. Notwithstanding the foregoing, Licensee’s personnel may also access and use the Source Materials and Licensee Modifications electronically through a virtual private network of PSI or a secure virtual private network of Licensee that has been approved by PalmSource (such approval not to be unreasonably withheld or delayed) from those countries identified in Exhibit R and such other countries as the parties may agree in writing (the “Approved VPN Countries”) and from any other country throughout the world under access controls that do not enable caching of the Source Materials on a local hard drive. Licensee may change the authorized locations set forth in the first sentence of this Section 2.9(f)(iii) to one or more replacement facilities or add additional authorized locations, provided that: (a) Licensee provides PalmSource with prior written notice of such change in accordance with Section 17.1 (Notices) and obtains PalmSource’s consent, which shall not be unreasonably withheld, conditioned or delayed, (b) Licensee destroys any copies of the Source Materials and Licensee Modifications at the prior location (where applicable), and (c) Licensee complies with all the policies and other security procedures identified in this Agreement and Appendix A or B, as applicable, for source code protection at each replacement or additional facility.

(g) PalmSource’s Right to Modify/Replace Source Code. Licensee agrees that any access to any PS Source Code and PS Source Code Documentation will not limit or restrict PalmSource’s right to modify or replace such PS Source Code and PS Source Code Documentation in future versions of the PS Licensed Products.

(h) Inspection Rights. PalmSource shall have the right, upon thirty (30) days prior written notice, to have not more than three (3) of its employees who have been engaged in the licensing of source materials inspect Licensee’s records and facilities with respect to the use of the Source Materials in order to verify that such use is within the scope of this Agreement, and that there are appropriate security procedures in place to protect the Source Materials. PalmSource is entitled to up to ten (10) authorized inspections of Licensee’s premises for such purposes during the term of this Agreement. If PalmSource discovers any material non-compliance during an inspection, PalmSource shall be entitled to an additional inspection without counting as one of the ten to which PalmSource is entitled. PalmSource shall bear all costs involved in the inspections carried out pursuant to this Section unless such inspections uncover a material non-compliance by Licensee, in which case Licensee shall bear the reasonable costs of such inspection. PalmSource will use reasonable efforts to avoid undue interference with the development efforts of Licensee as a result of any such inspection.

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(i) Source Code Escrow.

(i) Deposit. Within thirty (30) days after the ARSLA Execution Date, PalmSource shall deposit with DSI Technology Escrow Services, Inc. (the “Escrow Agent”) a complete copy of the then-current version of the Escrow Materials. After the ARSLA Execution Date, provided that Licensee has paid PalmSource the Maintenance and Support Fees (as defined in Section 5.2(b) (Ongoing Obligation)), PalmSource shall deposit Escrow Materials with the Escrow Agent for any Update, Upgrade or New Version of any part of the Escrow Materials which PalmSource is obligated to deliver to Licensee pursuant to Section 7.1 (Updates, Upgrades and New Versions) within thirty (30) days after delivering such Update, Upgrade or New Version to Licensee. All Escrow Materials that are software shall be deposited on computer media suitable for use and reproduction on Licensee’s computers. The Escrow Materials shall be deposited pursuant to the form of escrow agreement to be mutually agreed within thirty (30) days after the ARSLA Execution Date (the “Escrow Agreement”). Licensee shall bear the cost and expense charged by the Escrow Agent to establish and maintain the escrow account for the Escrow Materials as agreed upon in the Escrow Agreement. Licensee shall have the right from time to time to have the Escrow Agent verify the Escrow Materials have been deposited.

(ii) Release Conditions. The release conditions under the Escrow Agreement shall be limited to (1) the rejection of this Agreement by PalmSource in a case under the U.S. Bankruptcy Code, as a debtor in possession or a trustee-in-bankrupcty; (2) acquisition by Microsoft Corporation as described in Section 2.10(c)(i); or (3) material breach by PalmSource or its successor of PalmSource’s obligations under Section 7.1 (Updates, Upgrades and New Versions), the support obligations (excluding training) set forth under Section 8.1 (Development Support and Training) or 8.3 (Post Development Support) if either (a) PalmSource or its successor fails to remedy such breach within thirty (30) days after receipt of written notice of such breach given by Licensee, provided that such breach shall only act as a release condition for the Escrow Materials for the PS Licensed Product to which such breach relates; or (b) PalmSource or its successor has during the previous twelve (12) month period repeatedly, materially breached this Agreement such that at least three (3) distinct and separate notices and thirty (30) day cure periods have been invoked. Licensee shall be obligated to maintain the confidentiality of the released Escrow Materials as Confidential Information of PalmSource in accordance with the terms of this Agreement. The Escrow Agreement will include mutually agreed dispute resolution procedures with regard to any dispute as to whether any Escrow Materials should be released under this Section 2.9(i)(ii).

(iii) License Grant. PalmSource hereby grants to Licensee a non-exclusive, non-transferable worldwide license to (a) use, reproduce and modify the PS Source Code that is released as part of the Escrow Materials solely as necessary to make error corrections to the applicable PS Licensed Product, (b) use and reproduce the Related Build Materials that are released as part of the Escrow Materials for the applicable PS Licensed Product solely as necessary to build an object code version of such PS Licensed Product with the error correction, and (c) use, reproduce and distribute any such corrected version of the PS Licensed Product in object code form only to the same extent that Licensee is permitted to do so with respect to the unmodified PS Licensed Product pursuant to Section 2.2 above, and in each of the foregoing cases subject to all of the Royalties and other terms and conditions of this Agreement applicable to such PS Licensed Product. Licensee covenants not to exercise the foregoing license until a release condition occurs under the Escrow Agreement and the applicable Escrow Materials are released to Licensee by the Escrow Agent.

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2.10 Termination and Expansion of Certain Rights and Obligations.

(a) Acquisition of Licensee by Competitor of PalmSource. If one or more Competitors of PalmSource acquires more than fifty percent (50%) of the voting equity stock of Licensee such that more than fifty percent (50%) of the voting equity stock of Licensee is owned and/or controlled (directly or indirectly) by one or more Competitors of PalmSource (as defined below), then Section 2.9 (Source Code), Section 3.2 (Access to Development Code), Section 3.3 (Delivery of Released Code), Section 6.3 (Most Favored Licensee), the third sentence of Section 7.2(b) (New Products), and Section 9.6 (Customer Technology Briefings) shall automatically terminate. In the event of any termination of Section 2.9 (Source Code), Licensee shall promptly (i) cease all examination and/or modification of the Source Materials, (ii) return all Source Materials, including, but not limited to, all copies thereof, to PalmSource, and (iii) destroy all copies thereof, in whole and in part, residing within any computers in Licensee’s control. Notwithstanding the foregoing, in the event of such termination, in no event shall such termination affect Licensee’s rights to reproduce and distribute in object code form Distributable Modifications existing as of the effective date of such termination pursuant to Section 2.9(b)(i)(5) and Section 2.9(b)(ii)(1)(b). For purposes of this Section 2.10 only, a “Competitor of PalmSource” means any entity that develops, manufactures and/or distributes: (i) operating system software for a handheld or mobile computing device on a stand-alone basis; and/or (ii) a handheld or mobile computing device, unless such entity has adopted or agrees in writing to and does adopt and implement the PS OS Software as its primary operating system for all or substantially all of its new devices on a going forward basis within 180 days after the close of such acquisition.

(b) Acquisition of PalmSource by Competitor of Licensee. If one or more Competitors of Licensee acquires more than fifty percent (50%) of the voting equity stock of PalmSource such that more than fifty percent (50%) of the voting equity stock of PalmSource is owned and/or controlled (directly or indirectly) by one or more Competitors of Licensee (as defined below), then Section 9.5 (Customer Data) and Section 9.6 (Customer Technology Briefings) shall automatically terminate. For purposes of this Section 2.10 only, a “Competitor of Licensee” means a company whose principle business is one of the following: 1) any company engaged in the manufacturing and selling of personal digital assistants or PDAs (also known as handheld computers or palmtops); 2) any company engaged in the manufacturing and selling of mobile computing products, specifically laptop, notebook, or sub-notebook computers; 3) any company engaged in the manufacturing and selling of mobile telephone products which combine the features of a mobile phone with those of a PDA; and 4) any company engaged in the manufacturing and selling of two-way text messaging devices.

(c) Other Acquisition of PalmSource.

(i) If Microsoft Corporation acquires more than fifty percent (50%) of the voting equity stock of PalmSource such that more than fifty percent (50%) of the voting equity stock of PalmSource is owned and/or controlled (directly or indirectly) by Microsoft

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Corporation, then (1) the obligation to pay the Minimum Annual Payments set forth in Section II (A)(1) of Exhibit D (Licensee Products, Royalties and Fees) shall cease to apply; (2) the term of this Agreement shall be automatically extended for an additional two (2) Contract Years and the Royalty rates during the term of such extension shall be equal to the Royalty rates for the eighth Contract Year; (3) Section 2.3 shall automatically terminate and be of no further force and effect; (4) the Escrow Materials shall be released from the escrow account in accordance with Section 2.9(i) (Source Code Escrow) of this Agreement and the Escrow Agreement, and (5) Licensee shall have the right to use, reproduce and modify Released Code and Escrow Materials for any purpose without restriction and to distribute the Released Code and Escrow Materials, as modified, in object code form only to the same extent that Licensee is permitted to do so with respect to the corresponding PS Product Software pursuant to Section 2.2 (Distribution) above.

(ii) If a Hardware Competitor of Licensee acquires more than fifty percent (50%) of the voting equity stock of PalmSource such that more than fifty percent (50%) of the voting equity stock of PalmSource is owned and/or controlled (directly or indirectly) by such Competitor of Licensee (as defined in subsection (b) above), then (1) the obligation to pay the Minimum Annual Payments set forth in Section II (A)(1) of Exhibit D (Licensee Products, Royalties and Fees) shall cease to apply, and (2) the term of this Agreement shall be automatically extended for an additional two (2) Contract Years and the Royalty rates during the term of such extension shall be equal to the Royalty rates for the eighth Contract Year. For purposes of this Section 2.10(c) only, a “Hardware Competitor of Licensee” means a company whose principle business is one of the following: 1) any company engaged in the manufacturing and selling of personal digital assistants or PDAs (also known as handheld computers or palmtops); 2) any company engaged in the manufacturing and selling of mobile computing products, specifically laptop, notebook, or sub-notebook computers; 3) any company engaged in the manufacturing and selling of mobile telephone devices which combine the features of a mobile phone with those of a PDA; or 4) any company engaged in the manufacturing and selling of two-way text messaging devices.

(iii) If any individual or entity other than the entities described in subsections (i) and (ii) above acquires more than fifty percent (50%) of the voting equity stock of PalmSource such that more than fifty percent (50%) of the voting equity stock of PalmSource is owned and/or controlled (directly or indirectly) by such individual or entity, then Licensee may, at Licensee’s option, extend the term of this Agreement for an additional two (2) Contract Years and the Royalty rates during the term of such extension shall be equal to the Royalty rates for the eighth Contract Year. During the term of such extension the Minimum Annual Payments set forth in Section II (A)(1) of Exhibit D (Licensee Products, Royalties and Fees) shall continue to apply at the same rate as during the eighth Contract Year (i.e. ten million dollars ($10,000,000) for each of the ninth and tenth Contract Years). In order to exercise such option, Licensee shall notify PalmSource in writing whether Licensee intends to exercise Licensee’s option to extend the term of this Agreement pursuant to this Section 2.10(c)(iii) within ninety (90) days after the closing of the acquisition or receipt of written notice from PalmSource, whichever is later.

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2.11 PSI Dual Boot Products.

(a) It is acknowledged that Licensee Products under this Agreement do not include any product that (i) contains both the PS OS Software and any Competing Platform (as defined in Section 2.11(d) below) in any form on such product, and (ii) allows the end user, distributor, carrier or any person or entity other than Licensee or Licensee’s manufacturer to choose to boot initially the Licensee Product into or later switch the Licensee Product between either the PS OS Software or any Competing Platform (each, a “Dual Boot Product”) unless expressly agreed to by the parties in writing.

(b) If PSI expressly authorizes another third party licensee of the PS OS Software to, and such third party licensee actually does, commercially distribute a Dual Boot Product using the PS OS Software that is directly competitive with Licensee Products that have been released or are on Licensee’s product roadmap, then Licensee may request a license for the same type of Dual Boot Product. In such event, PalmSource will reasonably negotiate with Licensee regarding a license for the same type of Dual Boot Product on terms and conditions to be reasonably agreed by the parties. It is understood that such license may be included under this Agreement or PalmSource may require a separate license agreement with restrictions similar to those imposed on the other third party licensee.

(c) If PSI expressly authorizes another third party licensee of the PS OS Software to, and such third party licensee actually does, commercially distribute a Dual Boot Product using the PS OS Software that is directly competitive with Licensee Products that have been released or are on Licensee’s product roadmap, then Licensee may request a license for the same type of Dual Boot Product. In such event, PalmSource will negotiate this request with Licensee in good faith for a period of thirty (30) days.

(d) For purposes of this Section 2.11, the term “Software Platform” means a computer program that (i) manages other computer programs in a computer, (ii) is used by application programs by making requests for services through a defined application program interface, (iii) contains a distinctive user interface and (iv) allows other software to execute without direct interaction with the underlying operating system, and the term “Competing Platform” means any commercially available Software Platform that competes with the PS OS Software, including without limitation the Windows Mobile and Symbian Software Platforms.

2.12 Licensee Error Corrections. If Licensee provides a Modification that is an error correction hereunder, and requests that PalmSource implement that error correction in future releases of the PS OS Software, the parties will discuss the request in good faith within a reasonable period of time. PSI shall not be required to implement Licensee’s error correction, and preserves the right to make its own error corrections as set forth in Exhibit F (Post Development Support). Notwithstanding the foregoing, if Licensee would like PalmSource to incorporate any Modification into future releases of the PS OS Software, Licensee shall deliver to PalmSource such Modification and written information that is sufficiently detailed to (1) identify any components that are Open Source Software, (2) enable PalmSource to evaluate and understand such Modification, and (3) enable PalmSource to integrate such Modification into future releases of the PS OS Software without causing any portion of the PS OS Software to become Open Source Software. PalmSource retains sole discretion (without liability to Licensee) over whether to incorporate any such Modification into future releases of the PS OS

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Software. Without limiting such sole discretion, PalmSource agrees to (i) consider each such Modification in good faith and (ii) provide Licensee, within five (5) business days of receipt by PalmSource of such Modification and corresponding written information, notice whether such Modification will be incorporated into a future release of the PS OS Software and a target timeline for incorporating such Modification into a future release of the PS OS Software. If PalmSource indicates it will incorporate such Modification into a future release of the PS OS Software, PalmSource agrees to use commercially reasonable efforts to provide Licensee, within the target timeline, with a future release of the PS OS Software incorporating such Modification; provided, however, that PalmSource agrees to use diligent efforts to provide Licensee as soon as practicable, with a future release of the PS OS Software incorporating such Modification in cases where Licensee makes a request in connection with a critical customer issue.

2.13 POPM License.

(a) Subject to the terms and conditions of this Agreement, PSI hereby grants to Licensee the right to use internally version 5.4 of the PalmSource Optimized Power Management Software (the “POPM Software”) in the same manner and to the same degree that it is licensed to use PS OS Software under this Agreement, and to distribute Derivative Works of the POPM Software bundled with or incorporated in the PS OS Software solely for use in the Treo 650 and Tungsten T5 Licensee Products, on the same terms and conditions under which Licensee is permitted to use, develop and distribute the PS OS Software and any Modifications to or Derivative Works of PS OS Software. All Derivative Works of the POPM Software made by or for Licensee shall be deemed Distributable Modifications. Licensee hereby acknowledges and agrees that, except as set forth in this Section 2.13, the POPM Software shall be treated in all respects as PS OS Software under this Agreement and its rights and obligations with respect to the POPM Software shall be those rights and obligations that it has with respect to PS OS Software.

(b) Licensee hereby acknowledges and agrees that, notwithstanding Section 2.13(a) or anything in this Agreement to the contrary, PSI has no maintenance, support or indemnity obligations and Licensee has no right to seek or obtain maintenance, support, warranties or indemnities from PSI with respect to the POPM Software, and the POPM Software is delivered to Licensee on an “AS-IS” basis, without warranty of any kind, subject to all disclaimers of warranties (express and implied) set forth in this Agreement. In the event that Licensee wishes to purchase support services from PalmSource with respect to Licensee’s use of the POPM Software, it may do so by purchasing hours of professional services from PalmSource under a separate agreement or by purchasing hours of PalmSource’s standard support services under this Agreement on an as-available basis.

3. Delivery

3.1 Initial Deliverables. The parties hereby agree that, as of the SARSLA Execution Date, PalmSource has delivered to Licensee a complete and current set of the deliverables specified in Exhibit A (PalmSource Deliverables); provided, however, that (a) in no event will PalmSource be required to deliver any such items to Licensee before PalmSource has generally released such deliverables to its customers and (b) within ten (10) business days of the SARSLA

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Execution Date, PalmSource will deliver to Licensee a complete and current set of the deliverables specified in Exhibit A-1 (Additional PalmSource Deliverables) in object code or source code form, as specified therein, to the extent not previously provided to Licensee. Thereafter, PalmSource will not have any delivery obligations with respect to the deliverables specified in Exhibit A-1 (Additional PalmSource Deliverables) unless otherwise agreed by PalmSource. All deliveries shall be made electronically in accordance with Section 3.5 (Method of Delivery) and in a mutually agreed upon manner that does not cause sales tax to apply to the delivered items. Without in any way limiting Licensee’s obligation to make Minimum Annual Payments under Section II(A)(1)(b) of Exhibit D (Licensee Products, Royalties and Fees), PalmSource acknowledges that Licensee shall have no obligation under this Agreement to incorporate any PS Licensed Products in any Licensee products or otherwise distribute any PS Licensed Products.

3.2 Access to Development Code. PalmSource shall not be required to provide access to any Development Code prior to the effective date of the Strategic Collaboration Agreement. Thereafter, as long as the Strategic Collaboration Agreement remains in effect, PalmSource will provide Licensee with access to the particular Development Code required for co-development projects to be performed by the parties under the Strategic Collaboration Agreement in accordance with the provisions of Appendix A and the respective co-development agreement. If the provisions of Appendix A conflict with the Agreement, the Strategic Collaboration Agreement, or a Co-Development Agreement under the Strategic Collaboration Agreement with respect to Licensee’s access to or use of Development Code, the order of precedence shall be as follows: first the particular Co-Development Agreement for such development project, then the Strategic Collaboration Agreement, then Appendix A and finally the remainder of this Agreement; provided, however, that PalmSource shall not change, alter, modify or supplement Appendix A in any way that adversely affects, interferes with or detracts from Licensee’s ability to access and use the Development Code in any material respect.

3.3 Delivery of Released Code. Provided that Licensee has paid PalmSource the Maintenance and Support Fees (as defined in Section 5.2(b) (Ongoing Obligation)), during the term of this Agreement, PalmSource will provide Licensee with the Released Code in accordance with the provisions of Section 3.5 (Method of Delivery) for Updates, Upgrades and New Versions which PalmSource is required to provide under Section 7.1 below within thirty (30) days after Alpha Release, Beta Release and GM Release, respectively.

3.4 Third Party Source Code. If any Third Party Source Code is part of Released Code covered by Section 3.3 (Delivery of Released Code) and is not delivered to Licensee, PalmSource shall provide Licensee with a list identifying such Third Party Source Code and the object-code software required for building a ROM image for a reference hardware platform together with related tools for building the ROM image, to the extent that PalmSource has the right to do so without incurring any additional cost or obligation to the respective third party. To the extent that any Third Party Source Code or any third party object-code is made available to Licensee as part of Released Code, Licensee agrees to comply with all additional contractual restrictions and contractual terms and conditions which apply to such Third Party Source Code or third party object-code (as required by the respective third party), provided PalmSource has given written notice to Licensee of the additional contractual restrictions, terms and conditions

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which apply and Licensee has agreed in writing to comply with such restrictions, term and conditions. If Licensee does not agree to comply with such restrictions, terms and conditions, PalmSource shall be under no obligation to provide that particular item of Third Party Source Code or third party object-code. If PalmSource fails to ask Licensee to comply with such restrictions, terms and conditions, PalmSource may subsequently require the return of any such items if they have been previously provided. Licensee shall return such Third Party Source Code and third party object-code upon the reasonable request of PalmSource or as may otherwise be required by the respective third party. PalmSource shall not invoke the provisions of this Section in bad faith.

3.5 Method of Delivery. PalmSource may, in its sole discretion, make deliveries via secure FTP site or other reasonable electronic transmission. The parties will reasonably cooperate to select a method of delivery that will avoid or otherwise minimize taxes and other expenses incurred by the parties.

4. Licensee Products

4.1 Product Specification. Licensee shall provide to PalmSource a written, detailed product specification for each Licensee Product released by Licensee after the Original Execution Date, prior to receiving any development support and training services (as described in Section 8 (Support and Training) below) to facilitate development support. Subject to the exceptions set forth in Section 13.2 (Exceptions to Confidential Information) below, such specification shall be deemed Confidential Information of Licensee for purposes of this Agreement, regardless of whether or not it is so marked. Licensee shall use its reasonable commercial efforts to mark such materials as confidential.

4.2 Additional Products. The terms of this Agreement apply only to the Licensee Products specifically described in Exhibit D (Licensee Products, Royalties and Fees). Licensee may add new Licensee Products to the list in Section I(A) of Exhibit D (Licensee Products, Royalties and Fees) upon prior written notice to PalmSource, provided that PalmSource may require additional Maintenance and Support Fees and Development and Training Fees (as defined under Section 5.2(b) (Ongoing Obligation)) to be paid which reasonably reflect the increased support, maintenance, development and training resources that would be required from PalmSource.

5. Royalties, Fees, and Reports

5.1 Royalties.

(a) First Quarter. Licensee shall pay to PSI Royalties for the period commencing on December 3, 2001, and ending on February 28, 2002 (the “First Quarter”). The Royalties shall be calculated as set forth in Section 5.1(b) (Ongoing Obligation) and Exhibit D (Licensee Products, Royalties and Fees). Such Royalties shall be paid as set forth in Section 6.1 (Payment) within forty five (45) days after the end of the First Quarter. In addition, Licensee shall make a one time capital contribution equal to the royalty amount that would have been due on revenues for the period commencing on September 2, 2001, and ending on December 2, 2001, had this Agreement been effective during such period. The parties hereby agree and

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acknowledge that such capital contribution calculated as set forth in Section 5.1(b) (Ongoing Obligation) and Exhibit D (Licensee Products, Royalties and Fees) equals $11,118,000 and shall be payable within the First Quarter. The parties acknowledge that Licensee’s obligation to pay the capital contribution described in the previous sentence has been satisfied.

(b) Ongoing Obligation. Licensee shall pay to PSI the applicable royalties specified in Exhibit D (Licensee Products, Royalties and Fees) (“Royalties”) for: (a) each (i) Licensee Product sold or distributed by Licensee containing all or any portion of a PS Licensed Product, and (ii) any Stand-alone Product, and (b) for source code access as set forth in Section II(E) of Exhibit D (Source Code License Royalty). Such Royalties shall be non-refundable. If there is any adjustment in Net Revenue or Net New-Release Revenue after the respective Royalties have been paid, the adjustment shall be reflected in the next periodic Royalty payment and, except for the Royalties payable for the last quarter during the term of this Agreement, shall not result in any refund or payment by PSI to Licensee. Licensee shall pay to PSI at least the minimum annual amount required in Section II(A)(1)(b) of Exhibit D (Licensee Products, Royalties and Fees) for each Contract Year (“Minimum Annual Payment”). If Licensee fails to do so and does not cure such failure, PSI may elect to terminate this Agreement pursuant to the provisions of Section 16.3 (Right to Terminate) and Licensee will remain obligated to pay such amount to the extent set forth in Section 16 (Term and Termination) below. Each Minimum Annual Payment will be deemed a non-refundable payment by Licensee of Royalties due under this Agreement for the applicable Contract Year. Such Minimum Annual Payment shall not be credited, offset or deducted against any other Royalties or any other payments or amounts owed by one party to the other party under this Agreement or otherwise.

5.2 Maintenance and Support Fees.

(a) First Quarter. Licensee shall pay to PalmSource the maintenance and support fees and the development support services fees as specified in Section 5.2(b) (Ongoing Obligation) and Exhibit D (Licensee Products, Royalties and Fees) for the First Quarter. Such fees shall be due and payable within forty five (45) days after the end of the First Quarter.

(b) Ongoing Obligation.

(i) Except to the extent otherwise set forth in subsections (ii), (iii) and (iv) below, Licensee shall pay to PalmSource fees as specified in Exhibit D (Licensee Products, Royalties and Fees) for maintenance and technical support of the PS Licensed Products and Stand-alone Products made available by PalmSource to Licensee pursuant to Sections 7 (Updates, Upgrades, New Versions, Additional Components and APIs) and 8 (Support and Training) (the “Maintenance and Support Fees”) and for development support and training services made available by PalmSource to Licensee pursuant to Section 8 (Support and Training) (the “Development and Training Fees”). Such fees shall be non-refundable and shall be due and payable by Licensee to PalmSource as set forth in Exhibit D (Licensee Products, Royalties and Fees), regardless of whether Licensee collects payments for the Licensee Products or their maintenance and support from Licensee’s customers.

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(ii) With respect to the PS Additional Applications, Licensee may elect to discontinue such fees after the first Contract Year, provided that Licensee notifies PalmSource at least thirty (30) days prior to the start of the respective Contract Year, Licensee stops shipping all versions of the respective PS Additional Application, and Licensee agrees in writing that PalmSource shall have no further obligation to license, or provide any support and maintenance services for, the respective PS Additional Application and waives PalmSource’s corresponding obligations under this Agreement.

(iii) With respect to the PS Product Software, Licensee may reduce such fees after the first Contract Year as set forth in Section III(A) of Exhibit D, provided that Licensee notifies PalmSource at least thirty (30) days prior to the start of the respective Contract Year, Licensee discontinues all development of new Licensee Products, and Licensee agrees in writing that PalmSource shall have no further obligation to license, or provide any development support services for, any new Licensee Products and waives PalmSource’s corresponding obligations under this Agreement.

(iv) With respect to PS Product Software, Licensee may elect to discontinue such fees after the first Contract Year, provided that Licensee notifies PalmSource at least thirty (30) days prior to the start of the respective Contract Year, Licensee stops shipping all Licensee Products and all versions of the respective PS Product Software, and Licensee agrees in writing that PalmSource shall have no further obligation to license, or provide any support and maintenance services for, the respective PS Product Software and waives PalmSource’s corresponding obligations under this Agreement.

5.3 Financial Reports. Licensee shall keep adequate records to verify all reports and payments to be made to PalmSource pursuant to this Agreement for a period of three (3) years following the date of such reports and payments. PalmSource shall have the right to select an independent certified public accountant mutually agreeable to the parties to inspect no more frequently than semiannually the records of Licensee on reasonable notice and during regular business hours to verify the reports and payments required hereunder. If such inspection should disclose any underreporting, Licensee shall pay PalmSource such amount within forty-five (45) days of the conclusion of such inspection. The entire cost of such inspection shall be borne by PalmSource; provided, however, that if Licensee is determined by such inspection to have underpaid by five percent (5%) or more with respect to the products and periods of time covered by such audit, then the cost of such audit shall be borne by Licensee.

5.4 Forecasts. Beginning in the first quarter that Licensee first commercially ships any Licensee Product and quarterly thereafter during the term of this Agreement, Licensee shall provide PalmSource, at least fifteen (15) days prior to the end of each quarter, with a non-binding six (6) month rolling forecast of sales for each Licensee Product family. When a Licensee Product is added to Exhibit D (Licensee Products, Royalties and Fees), Licensee will list the PS Licensed Product on each SKU, but will not be required to make forecasts on a SKU-by-SKU basis. In addition, Licensee will include a forecast of Stand-alone Products and breakdowns for each PS Licensed Product to the extent such information is reasonably available to Licensee. Licensee shall use its reasonable commercial efforts to make such forecasts accurate within a range of plus or minus ten percent (10%). In addition, Licensee will provide

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PalmSource, at least fifteen (15) days prior to the end of each quarter, with a non-binding estimate of number of units of Licensee Products that will be sold in each of the two (2) quarters beyond the rolling six (6) month forecast.

6. Payment Terms

6.1 Payment. Payments and statements shall be sent to PSI according to the following terms:

(a) Royalties. Royalties shall accrue upon shipment to a customer of Licensee Products or Stand-alone Products, as applicable, by Licensee and shall be payable in United States Dollars within forty-five (45) days after the end of each fiscal quarter (commencing at the beginning of December, March, June and September of each Contract Year), including without limitation the First Quarter. PSI shall be entitled to recover judgment interest on any unpaid principal balance from the date due until the date paid at the lesser of ten percent (10%) per year or the maximum rate permitted by law.

(b) Statements. Payments shall be accompanied by a statement that provides a breakdown by: (i) Maintenance and Support Fees, (ii) Development and Training Fees, or (iii) Royalties. Royalty payments shall be accompanied by a statement signed by an authorized representative of Licensee that shows the number of units shipped of each Licensee Product and each Stand-alone Product (other than PS MultiMail Deluxe Software) during the relevant period for which a Royalty is due, broken down by product type (as described below) and geographical regions separated by North America (excluding the United States), Central America and South America, EMEA (Europe, Middle East and Africa), Asia Pacific (excluding Japan) and Japan, to the extent the above geographical breakdown is reasonably available to Licensee. While the PalmSource Web Browser license is in effect, Licensee’s statement shall also show the number of units shipped of PalmSource Web Browser software (even if zero). In addition, within twenty (20) days after the end of each calendar month, Licensee shall submit a non-binding report to PalmSource showing the total Net Revenue and Net New Release Revenue for such month. Licensee agrees to use commercially reasonable efforts to provide accurate monthly reports based on the best information available to Licensee. Licensee also agrees to inform PalmSource of the particular items of PS Licensed Product and PalmSource Web Browser included in each product type. Licensee shall update this information from time to time so that PalmSource has the accurate product type information at the time each Royalty Statement is provided sufficient to identify which PS Licensed Products were included on the respective product.

(c) Payment. All Royalties generated by Licensee in the continents of North and South America and in Japan shall be paid by palmOne to PalmSource at the address set forth at the beginning of this Agreement or such other address as PalmSource may designate in writing. For so long as palmOne Ireland remains a Wholly Owned Subsidiary of palmOne, all Royalties generated by Licensee outside the continents of North and South America and Japan shall be paid by palmOne Ireland to PalmSource Cayman, in accordance with PalmSource Cayman’s prior written instructions. If palmOne Ireland does not remain a Wholly Owned Subsidiary of palmOne, then, unless otherwise agreed by the parties in writing, all Royalties generated by Licensee outside the continents of North and South America and Japan shall be

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paid by palmOne to PalmSource Cayman, in accordance with PalmSource Cayman’s prior written instructions. All Maintenance and Support Fees and Development and Training Fees shall be paid by palmOne to PalmSource.

6.2 Royalty-Free Units of Licensee Products. Licensee shall have the right to manufacture and distribute up to two thousand (2,000) units in total of each Licensee Product, provided that it does not receive any revenue therefrom, for the following purposes without incurring a Royalty obligation to PSI: (a) units for internal or external testing; (b) units with limited functionality for reseller point of purchase and demonstration; (c) units provided to PalmSource; (d) units used internally by employees or contractors of Licensee; and (e) units given to press and analysts. If Licensee requires additional units for testing, PSI will consider adjustments on a case-by-case basis as reasonably required under the circumstances at that time. In addition, Licensee will provide PalmSource with no less than fifteen (15) royalty free units of each Licensee Product for quality assurance, development and technical support, compatibility testing, and marketing and will not incur a Royalty obligation to PSI for such units. Unless otherwise agreed in writing by PalmSource, any additional units shipped without revenue by Licensee shall be subject to Royalties as set forth in Section II(C) of Exhibit D (Licensee Products, Royalties and Fees).

6.3 Most Favored Licensee. Licensee’s rights under this Section 6.3 are conditioned upon, and shall only continue for so long as, Licensee pays to PSI the Minimum Annual Payments set forth in Section II (A)(1) of Exhibit D (Licensee Products, Royalties and Fees) for each Contract Year. In no event shall any pricing or other terms made available to Licensee under this Section 6.3 be construed as relieving Licensee from its obligations to make such Minimum Annual Payments.

(a) If PSI grants a most favored licensee clause to any other licensee under substantially similar terms and conditions as Licensee, Licensee shall have the option to amend this Agreement to add such most favored licensee clause, but only for the term of such other licensee’s most favored licensee clause (or earlier termination or expiration of the term of this Agreement), provided that Licensee shall not be entitled to the most favored licensee clause without accepting any less favorable material terms that may be in such agreement and that Licensee shall remain obligated to make the Minimum Annual Payments under Section II(A)(1) of Exhibit D (Licensee Products, Royalties and Fees). This Section 6.3(a) applies only to new agreements entered into by PSI after the ARSLA Execution Date and amendments and renewals of existing agreements after the ARSLA Execution Date where PSI does not have any obligation to consent to such amendment or renewal.

(b) PSI shall keep adequate records to verify its obligations under this Section 6.3 for a period of three (3) years following the date of such records. Licensee shall have the right to select an independent certified public accountant mutually agreeable to the parties to inspect no more frequently than semiannually such records of PSI on reasonable notice and during regular business hours to verify compliance with this Section 6.3. The entire cost of such inspection shall be borne by Licensee; provided, however, that if PSI is determined by such inspection to have materially failed to comply with this Section 6.3, then the cost of such audit shall be borne by PSI.

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6.4 Taxes.

(a) Tax Liability. In addition to any other payments due under this Agreement, Licensee agrees to pay, or indemnify, and hold PSI harmless from, any sales, use, excise, import or export, value added or similar tax or duty, or any other tax not based on PSI’s net income, and any governmental permit and license fees, customs fees and similar fees levied upon delivery of the deliverables and/or services hereunder which PSI may incur in respect of this Agreement.

(b) Withholding Tax. If applicable law requires Licensee to withhold any income taxes levied on payments to be made pursuant to this Agreement (“Withholding Tax”), Licensee shall take advantage of the lowest Withholding Tax provided for either by the applicable tax treaty then in force or under the local law and shall be entitled to deduct such Withholding Tax from the payments due to PSI hereunder. Licensee shall promptly effect payment of the Withholding Tax to the appropriate tax authorities and shall transmit to PSI within ten (10) business days of such payment official tax receipts or other evidence issued by the appropriate tax authorities sufficient to enable PSI to support a claim for income tax credits in the United States. Licensee further agrees to assist PSI, upon PSI’s request and at PSI’s expense, if PSI contests, by appropriate legal or administrative proceedings, the validity or amount of the Withholding Tax. If PSI does not receive official tax receipts or such other evidence within ninety (90) days of payment, PSI shall have the right to invoice Licensee for, and Licensee shall promptly pay, such Withholding Tax.

7. Updates, Upgrades, New Versions, Additional Components and APIs

7.1 Updates, Upgrades and New Versions. Provided that Licensee has paid PSI the Maintenance and Support Fees for the PS OS Software and each of the other respective PS Licensed Products which have annual Maintenance and Support Fees as set forth in Exhibit D (Licensee Products, Royalties and Fees) (other than PS MultiMail Deluxe Software and PS E-Reader), then during the term of this Agreement PalmSource shall deliver to Licensee: (a) all Updates, Upgrades and New Versions to the PS OS Software within thirty (30) days after PalmSource’s production releases thereof, at substantially the same time that PalmSource provides them to any other licensee of the PS OS Software; and (b) all Updates, Upgrades and New Versions to the other respective PS Licensed Products that have annual Maintenance and Support Fees in Exhibit D (Licensee Products, Royalties and Fees) (other than to the PS OS Software, PS MultiMail Deluxe Software, Rio Unsupported Fixes, PS Q Browser Software, and PS E-Reader) and PS Materials within thirty (30) days after PalmSource’s production releases thereof, at substantially the same time that it provides them to any other licensee of the respective PS Licensed Product. Upon delivery of such Updates, Upgrades and New Versions to Licensee, the licenses granted to Licensee pursuant to Section 2 (Licenses) above shall be deemed to include such Updates, Upgrades and New Versions, as applicable. PalmSource may, but shall not be required to, provide any Updates, Upgrades and New Versions of the PS MultiMail Deluxe Software, Rio Unsupported Fixes, Graffiti 2 Software, PS Q Browser Software or associated PS Materials under this Agreement. Upgrades and New Versions of PS E-Reader will also be included to the extent that PalmSource commercially releases them to the general licensee community free of charge. Upgrades and New Versions of PS E-Reader made available by PalmSource for an additional charge will not be included unless otherwise mutually agreed in writing.

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7.2 Enhancements, Additional Components and New Products.

(a) Licensee acknowledges that during the term of this Agreement, in addition to Updates, Upgrades and New Versions, PalmSource expects to release separate modules, additional components, and other elements, designed for use with the PS Licensed Products, but which are not included in the PS Licensed Products, for which PalmSource may elect to require that licensees (including Licensee) pay separate consideration and enter into separate agreements or amendments in order to have any rights to such modules, components or other elements.

(b) If PalmSource makes a new software product (i.e., a product which is not an Update, Upgrade, or New Version of any PS Licensed Product already included under this Agreement) generally available on its price list which is a PalmSource software application or operating system for handheld/mobile computing or communications devices (excluding separate products and product lines of any third party that acquires or merges with PalmSource), PalmSource will make the new product available to Licensee either under this Agreement or a separate license agreement agreed to between the parties. The terms that apply to such new product will be mutually agreed and the license to Licensee will only take effect upon the execution of a signed written amendment to this Agreement or a separate signed written agreement. However, for a period of one hundred eighty (180) days after PalmSource first makes such new product available to Licensee, PSI will agree to make a license agreement or amendment available for the new product on pricing terms no less favorable than those that have been granted to any other licensee of the respective product at similar volumes and under similar terms and conditions, provided that (i) PSI may condition such pricing terms on the acceptance of other material terms and conditions of the other licensee’s agreement (including less favorable terms and conditions), and (ii) the obligation of PSI to offer such pricing terms is expressly conditioned upon, and will remain in effect only so long as, Licensee has paid to PSI the Minimum Annual Payment set forth in Section II(A)(1)(b) of Exhibit D (Licensee Products, Royalties and Fees) for each Contract Year.

7.3 APIs. The parties acknowledge and agree that the purpose of this Section 7.3 is to promote and encourage standardized APIs for the PS Licensed Products in order to (i) assist the developer community by reducing the time, effort and cost involved in developing applications compatible with products incorporating the PS Licensed Products, (ii) provide a rich suite of interoperable applications to the end user community, and (iii) provide data compatibility between products incorporating the PS Licensed Products.

(a) Notification. Licensee will notify PalmSource on a monthly basis of any modifications or extensions to the APIs to which it is committing engineering or other resources to researching and/or developing (“New APIs”), setting forth the general nature of the proposed New API, including area of functionality. New APIs include, without limitation, filters or abstraction layers which change the function calls or parameters provided to the API across multiple applications in a manner that would cause them to be incompatible with the unmodified PalmSource API.

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(b) Technical Briefing/Collaboration. The parties agree to meet to discuss in detail the function and general manner of operation of each New API referred to in subsection (a) above on a monthly basis, and any substantially similar API that PalmSource may be researching and/or developing in the same area of functionality, if any. The parties agree to discuss in good faith the release of a uniform API, either (i) by way of PalmSource developing such API and including it in the respective PS Licensed Product, or licensing such API from, or co-developing the API with, Licensee on terms to be agreed upon by the parties, including, without limitation, the parties respective intellectual property rights in such APIs and responsibilities for costs, support and maintenance, or (ii) otherwise as mutually agreed. This Section 7.3 shall not be construed as granting to PalmSource any license to any New API developed by Licensee, except as set forth in Section 7.3(c) (Delivery of API Definition) or as may be agreed by the parties in writing. Notwithstanding the foregoing, Licensee shall not be required to obtain PalmSource’s approval prior to the release of any New API, subject to Section 2.3 (Compatibility and Trademark License) above.

(c) Delivery of API Definition. Promptly upon completion of a New API, Licensee will deliver the specification for such New API to PalmSource (the “New API Specification”). Licensee hereby grants to PalmSource a worldwide, royalty-free, irrevocable, non-exclusive, fully paid license to use the New API Specification for purposes of integrating the API Specification into the Test Criteria. This Section 7.3 shall not be construed as granting PalmSource any other license to the New API and it is understood that the New API Specification may be subject to confidentiality obligations under Section 13 (Confidentiality).

(d) Support of PalmSource API. If Licensee releases a New API and PalmSource later releases an API in the same functional area and Licensee uses the PS Licensed Products which support such API as set forth in Section 7.4 (New Versions) below, Licensee shall support PalmSource’s API in any such Licensee Product developed after the date PalmSource released its API, provided that such Licensee Product receives Compatibility Certification pursuant to Section 2.3 (Compatibility and Trademark License) above.

7.4 New Versions.

(a) Licensee Response to Requirements Document. Licensee shall provide PalmSource with written notice within thirty (30) calendar days of Licensee’s receipt of PalmSource’s product requirements document for each New Version, setting forth in reasonably sufficient detail Licensee’s initial reaction to the proposed New Version. If in such notice, or at a later date, Licensee informs PalmSource that it does not plan to initially use the New Version, the parties will promptly meet and discuss the New Version and Licensee’s rationale for not wanting to initially use it with Licensee Products.

(b) Licensee Use of a New Version. Unless Licensee has a material and commercially reasonable justification for not using a New Version, Licensee agrees to use such New Version for (i) each Licensee Product where development of that product commenced after Licensee’s receipt of the beta release of the New Version from PalmSource (the “Release Date”), and (ii) for each Licensee Product where development of that product commenced before the Release Date from PalmSource if Licensee upgrades the ROM Image on the Licensee Product

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for any purpose other than a bug fix, work around, or patch to correct any reproducible error after the Release Date. Notwithstanding the foregoing, Licensee will not distribute product containing older versions of the PS OS Software if it has been more than twelve (12) months since PalmSource notified Licensee in writing of its intent to discontinue support of that version of the PS OS Software, which notice shall not be effective until: (i) twelve (12) months after PalmSource’s technical support obligations lapse for that version as described in Section 8.4(b) below, or (ii) twelve (12) months after PalmSource provides written notice, whichever is later.

8. Support and Training

8.1 Development Support and Training. PalmSource shall provide Licensee development support and training services in accordance with the terms set forth in Exhibit E (Development and Training Services). Additional PalmSource professional services shall be made available and provided under that certain Master Professional Services Agreement between PalmSource and Licensee effective August 20, 2003 (the “MPSA”).

8.2 Custom Engineering. For engineering work that Licensee may require from a third party with respect to the Licensee Products, beyond the standard development support provided by PalmSource pursuant to Section 8.1 (Development Support and Training) above, Licensee agrees to consider in good faith soliciting a bid for such engineering work from PalmSource. PalmSource would provide such engineering work only upon terms and conditions mutually agreeable to the parties.

8.3 Post Development Support. PalmSource shall provide Licensee with technical support in accordance with Exhibit F (Post Development Support). During the term of this Agreement, PalmSource shall permit Licensee to create hyperlinks to the PalmSource website and to display certain PalmSource end user materials on Licensee’s website for customer support purposes, subject to PalmSource’s prior approval of each proposed use. PalmSource will not be obligated to provide direct support of any kind to Licensee’s customers or end users pursuant to this Agreement. Licensee will provide sufficient information and/or training regarding the Licensee Products to PalmSource’s Designated Support Personnel (as defined in Exhibit F) to enable PalmSource to properly assist Licensee in resolving problems. If additional technical support is required for certain potential customers of Licensee (such as potential enterprise customers), Licensee and PalmSource will negotiate in good faith to establish additional support terms for such customers. No additional support terms shall take effect unless set forth in a separate, signed written agreement between PalmSource and Licensee. Licensee shall not enter into any customer support agreements requiring additional support terms on the part of PalmSource unless and until separately agreed in writing by PalmSource.

8.4 Developer Support. PalmSource shall provide direct first-level technical support in accordance with Exhibit K (Developer Support) at no additional cost to certain Licensee-identified strategic third-party developers of software applications to run on Licensee Products to assist such developers in developing such applications and in integrating such applications with the PS OS Software. Licensee shall provide second-level technical support in accordance with Exhibit K (Developer Support) directly to PalmSource at no additional cost to assist PalmSource in answering device-related developer support questions relating to Licensee Products.

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8.5 Termination of Support for Old Version of PS Licensed Products.

(a) Development Support. PalmSource’s technical support obligations under Section 8.1 (Development Support and Training) shall terminate within twelve (12) consecutive months after the release of a New Version, Upgrade or Update with respect to the prior version of the applicable PS Licensed Product. PalmSource agrees to provide Licensee with at least thirty (30) days’ written notice prior to terminating support for a particular release. For example (i) upon the release of PS Product Software 5.0, PalmSource will cease providing development support for PS Product Software 4.0 within twelve (12) months, and (ii) upon the release of PS Product Software 4.1, PalmSource will cease providing development support of PS Product Software 4.0 within twelve (12) months.

(b) Post Development Support. PalmSource’s technical support obligations under Section 8.3 (Post Development Support) shall terminate within eighteen (18) consecutive months after the release of a New Version, Upgrade or Update with respect to the prior version of the applicable PS Licensed Product, and PalmSource agrees to provide Licensee with at least thirty (30) days’ written notice prior to terminating support for a particular release. For example (i) upon the release of PS Product Software 5.0, PalmSource will cease providing post development support for the PS Product Software 4.0 within eighteen (18) months, and (ii) upon the release of PS Product Software 4.1, PalmSource will cease providing post development support of the PS Product Software 4.0 within eighteen (18) months. This period shall be extended to twenty four (24) months after the initial release of a New Version of the PS Product Software ported for ARM Processors, but only for Licensee Products on Licensee’s current roadmap which use the Motorola Dragonball family of processors and only with respect to the most recent version of the PS Product Software supporting such processors at the time the ARM version is released.

(c) Extended Post-Development Support. Upon Licensee’s request, PalmSource shall continue to provide post development support under Section 8.3 (Post Development Support) (but not development support) for agreed products at an additional charge for such longer period of time as may be agreed upon by the parties in writing. PalmSource will make extensions of such post development support available on pricing terms which are no less favorable to Licensee than those granted to other licensees of the same PS Licensed Products at similar volumes and resource requirements and under similar terms and conditions.

8.6 Exclusions. PalmSource shall have no obligation to provide Licensee with any development support, technical support or maintenance of any kind at any time with respect to (i) the PS Source Code or PS Source Code Documentation, (ii) the integration of any PS Licensed Product with any Licensee Products beyond that provided in Section 8.1 (Development Support and Training), (iii) any custom development work for Licensee or any Licensee Products, (iv) any modifications to any PS Licensed Product (other than by or for PalmSource which are provided to Licensee as part of maintenance or as part of a commercially released Update, Upgrade or New Version), (v) the PS MultiMail Deluxe Software or any other PS Licensed Product where annual support and maintenance fees are not paid under Exhibit D (Licensee Products, Royalties and Fees), or (vi) the PS Q Browser Software and PS Bluetooth I Software.

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9. Marketing and Publicity; Relationship Managers

9.1 Marketing. The parties agree to work together (1) to establish a plan for announcing this transaction, including appropriate text and timing for press releases; and (2) to identify areas where joint marketing efforts would benefit both parties and exercise reasonable efforts to develop a mutually acceptable joint marketing plan to cover such efforts, and upon mutual written agreement, the parties shall implement such efforts. If the parties have not agreed in writing to a joint marketing plan within ninety (90) days after the SARSLA Execution Date, then (a) each party will provide the other with a list of its major trade shows, conferences, and press events planned for the period beginning on initial Licensee Product announcement for each Licensee Product and ending six (6) months after such announcement, and (b) Licensee will not have access to any other PalmSource marketing activities, including without limitation any developer marketing or platform advertising. In addition, during the term of this Agreement through and including the effective date of Licensee’s PDM Obligation, Licensee agrees to provide marketing for PS E-Reader and related titles made available by PalmSource in accordance with Exhibit L (Marketing for E-Reader and Related Titles), unless PalmSource ceases to make the PS E-Reader commercially available.

9.2 Publicity. Except as agreed pursuant to Section 9.1 above, neither party shall disclose the terms of this Agreement to any third party, other than its financial or legal advisors, or make any announcements regarding the nature of the relationship between the parties without the prior approval of the other party, except that a party may disclose the terms of this Agreement where required by law, provided that such party uses reasonable effort to obtain confidential treatment or similar protection to the fullest extent available to avoid public disclosure of the terms of this Agreement. A party required by law to make disclosure of the terms of this Agreement will promptly notify the other party and permit the other party to review and participate in the application process seeking confidential treatment. The parties agree to engage in appropriate press and analyst communications regarding their relationship under this Agreement.

9.3 Branding. In accordance with Section 2.3(d) (Trademark License), Licensee will use the PS Compatibility Trademarks in conjunction with the distribution of the Licensee Products during the term of this Agreement. Licensee shall incorporate the PS Compatibility Trademarks on all Licensee Products (including, at least the use of the PS Compatibility Trademark logo on the front or back of each Licensee Product), splash screens associated with the Licensee Products, packaging for the Licensee Products, documentation for the Licensee Products and, where reasonable under the circumstances, advertising, promotional and other collateral printed materials for the Licensee Products. In addition, Licensee shall use the splash screen provided by PalmSource in all Licensee Products. During the term of this Agreement, PalmSource agrees that Licensee shall not be required to brand splash screens, dialog boxes, or collateral in a manner that is materially more extensive than the branding under PalmSource’s current branding practices as of the Effective Date.

9.4 Developer Support. The parties shall provide third party developer support and participate in developer programs as set forth in Exhibit H (Developer Programs). In order to enable PalmSource to support Licensee’s registered developers in their development activities on

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the PalmSource OS platform, Licensee will cooperate with PalmSource in order to register such developers with PalmSource as well. Licensee will offer PalmSource sponsorship opportunities at Licensee developer conferences at terms to be negotiated by the parties, provided that such sponsorship opportunities will be no less favorable than the sponsorship opportunities offered by Licensee to any other licensor or technology partner of Licensee.

9.5 Customer Data.

(a) During the term of this Agreement Licensee shall permit PalmSource, on a monthly basis, to include in Licensee’s InSync Online database and newsletter or a successor newsletter or mailing sent to Licensee’s database of customers who have purchased Licensee Products (other than those customers who have opted out of such mailing or newsletter) an insert containing marketing, promotional and other PalmSource content, including updates and recent developments relating to PalmSource and a button or link allowing each such customer with the opportunity to access and register with PalmSource’s designated sites. PalmSource shall deliver the text of such insert and, provided that such text does not market or promote competing handheld or mobile devices from other licensees of PalmSource and provided further that such text does not disparage Licensee or its products and is not otherwise objectionable to Licensee, then Licensee shall not have the right to reject or refuse to approve and include such text. PalmSource shall reasonably mark or otherwise track customer data it receives through such email. PalmSource shall have the right to use such data solely for its own marketing and promotional purposes, including product offerings and promotions, newsletters, links to its web site, or other marketing materials, and in compliance with Licensee’s applicable privacy policy, provided that PalmSource will not use such data to market or promote competing handheld or mobile devices from other licensees of PalmSource.

(b) If Licensee believes in good faith that PalmSource is using customer data obtained pursuant to subsection (a) above to market or promote competing handheld or mobile devices or otherwise in violation of the limitations specified in subsections (a) above, Licensee shall have the right to select an independent certified public accountant mutually agreeable to the parties to inspect no more frequently than semiannually the relevant records of PalmSource on reasonable notice and during regular business hours to verify compliance with this Section 9.5. The entire cost of such inspection shall be borne by Licensee; provided, however, that if PalmSource is determined by such inspection to have materially failed to comply with this Section 9.5, then the cost of such audit shall be borne by PalmSource.

9.6 Customer Technology Briefings. During the term of this Agreement, Licensee and PalmSource will meet at least once per calendar quarter to discuss technology roadmaps, product development updates, and to identify and explore additional technologies and products that the parties may, by mutual written agreement of both PalmSource and Licensee, add to this Agreement. PalmSource will use reasonable efforts to make such meetings available to Licensee not materially later than similar customer briefings with other licensees of similar strategic importance. The foregoing sentence shall not apply to meetings or the exchange of information as part of any joint development arrangement or other relationship which extends beyond the scope of a standard customer briefing.

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9.7 Relationship Managers. Within ten (10) days after the ARSLA Execution Date and all times thereafter during the term of this Agreement, both PalmSource and Licensee shall appoint a senior level employee as its respective relationship manager (each, a “Relationship Manager”) to facilitate the relationship between the parties under this Agreement and the Strategic Collaboration Agreement. Without limitation, the Relationship Managers shall oversee, review and coordinate the progress and implementation of the mutually agreed co-development plan under the Strategic Collaboration Agreement and Licensee’s receipt of selected modules of source code under the Source Code Attachments. The responsibilities of PalmSource’s Relationship Manager will include acting as an advocate within PSI for matters concerning Licensee. The parties acknowledge, however, that the Relationship Manager may not have the authority to decide a specific matter for PalmSource. The parties will cooperate in good faith to create a mechanism whereby Licensee has input into the bonuses to be paid to PalmSource’s Relationship Manager. Either party may change its Relationship Manager at any time upon written notice. The Relationship Managers shall meet periodically during the term of this Agreement, at such times to be agreed upon by the parties from time to time, but no less frequently than once each month.

9.8 Trademark License.

(a) License. Subject to the terms and conditions of this Agreement, Licensee hereby grants to PalmSource a limited, non-exclusive and non-transferable (except as specified in Section 17.8 (Assignment)) license to use and display, subject to the guidelines set forth in Licensee’s trademark usage guidelines, as amended by Licensee from time to time in its sole and reasonable discretion, the trademarks and logos of Licensee set forth on Exhibit Q and images of the Licensed Products (the “Licensee Marks”) solely on PalmSource’s website and in press releases, product brochures, advertising and marketing materials and financial reports that indicate that Licensee is a licensee of the PS OS Software; provided, however, that PalmSource shall have a reasonable opportunity to put any such changes into effect and shall not be obligated to revise or recall any product brochures, advertising or marketing materials or financial reports previously printed, prepared or released. The license set forth in this Section 9.8 does not include the right to sublicense the use of the Licensee Marks or the Palm Marks (as defined in the PalmSource Trademark License Agreement), which rights with respect to the Palm Marks are governed entirely by the PalmSource Trademark License Agreement. PalmSource’s use of the Licensee Marks shall be in compliance at all times with Licensee’s trademark usage guidelines, as amended by Licensee from time to time in its sole and reasonable discretion. The rights granted to PalmSource in this license will terminate upon any termination or expiration of this Agreement. Upon such termination or expiration, PalmSource will no longer make any use of any Licensee Marks.

(b) Quality Maintenance. The nature and overall quality of any materials supplied by PalmSource bearing the Licensee Marks shall be consistent with industry standards, and shall in no event be lower than a reasonable standard of quality. Licensee shall have the right to receive free samples of any such materials. PalmSource agrees to cooperate with Licensee in facilitating Licensee’s quality control and shall comply with all requests from Licensee to correct any deficiencies with the foregoing requirements.

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(c) Licensee Trademark Ownership. PalmSource acknowledges that, except as otherwise expressly set forth in the Trademark Agreements and this Agreement, Licensee is the sole and exclusive owner of or holds exclusive rights in and to the Licensee Marks. Nothing in this Agreement grants PalmSource ownership or any rights in or to use the Licensee Marks, except in accordance with the license set forth in Section 9.8(a) (License). Except as otherwise expressly set forth in the Trademark Agreements and this Agreement, Licensee will have the exclusive right to own, use, hold, apply for registration for, and register the Licensee Marks during the term of this Agreement and after the expiration or termination of this Agreement, in any country worldwide. Further, except as prohibited by law or expressly authorized under the Trademark Agreements, PalmSource shall do nothing inconsistent with such ownership, either during the term of this Agreement or afterwards. All goodwill in the Licensee Marks that arises as a result of PalmSource’s use of the Licensee Marks shall inure to the benefit, and be on behalf, of Licensee. PalmSource’s utilization of the Licensee Marks will not create any right, title or interest in such Licensee Marks in PalmSource. Except with respect to the Licensed Marks (as defined in the PalmSource Trademark License Agreement), PalmSource shall use commercially reasonable efforts to use the Licensee Marks so that each Licensee Mark creates a separate and distinct impression from any other trademark that may be used or affixed to materials bearing the Licensee Marks or used in connection with products or services furnished or services provided under the Licensee Marks.

10. Proprietary Rights

10.1 Title. Licensee acknowledges that the PS Licensed Products, PalmSource Web Browser, PS SDK, PS Development Environment and PS Materials are considered by PSI to be valuable trade secrets of PSI or its suppliers. PSI or its suppliers shall be the sole and exclusive owner of the PS Licensed Products, PalmSource Web Browser, PS SDK, PS Development Environment and PS Materials. Subject always to PSI’s ownership of the PS Licensed Products, PalmSource Web Browser, PS SDK, PS Development Environment, PS Materials and Licensee Modifications under Section 10.5 (PalmSource Source Materials), Licensee shall be the sole and exclusive owner of the Licensee Products and Licensee Software and all Derivative Works of or modifications to the Source Materials made by or for Licensee that the parties have expressly agreed in writing Licensee or Handspring will own, including without limitation those described in Section 10.7 (Exception for Certain Licensee Modifications). Subject to the foregoing, applications for the Licensee Products shall belong solely and exclusively to the party developing such applications. Except as otherwise expressly set forth in the Trademark Agreements or in this Agreement, Licensee acknowledges that, as between the parties, PalmSource owns or holds exclusively all trademark rights in the PS Compatibility Trademarks. Licensee agrees to do nothing inconsistent with such ownership or exclusive rights with respect to the PS Compatibility Trademarks. Except as otherwise expressly set forth in the Trademark Agreements, all use of the PS Compatibility Trademarks by Licensee shall inure to the benefit of, and be on behalf of, PalmSource or its licensor as applicable. Nothing in this Agreement shall operate to (i) assign to PSI any Licensee patents, or (ii) assign to Licensee any PSI patents.

10.2 Proprietary Rights Notices. Licensee agrees that it will not remove, alter or otherwise obscure any proprietary rights notices appearing in the PS Licensed Products and PalmSource Web Browser. Further, Licensee agrees that it will cause to appear on the container

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or label for each unit of the Licensee Products manufactured hereunder appropriate patent and copyright notices and proprietary data legends as contained in the PS Licensed Products and PalmSource Web Browser delivered by PalmSource or as otherwise reasonably required by PalmSource.

10.3 U.S. Government Restricted Rights Legend. All PalmSource technical data and computer software provided under this Agreement is commercial in nature and developed solely at private expense. Software is delivered as Commercial Computer Software as defined in DFARS 252.227-7014 (June 1995) or as a commercial item as defined in FAR 2.101(a) and as such is provided with only such rights as are provided in PalmSource’s standard commercial license for such software. Technical data is provided with limited rights only as provided in DFARS 252.227-7015 (Nov. 1995) or FAR 52.227-14 (June 1987), whichever is applicable. Licensee will: (a) identify and license the software developed by Licensee hereunder in all proposals and agreements with the United States Government or any contractor therefor; and (b) legend or mark such software provided pursuant to any agreement with the United States Government or any contractor therefor in a form sufficient to obtain for PalmSource and its suppliers the protection intended by this Section 10.3. Licensee agrees not to remove or deface any portion of any legend on any software or documentation delivered to it under this Agreement.

10.4 End-User Licensing. Licensee agrees that each copy of the software distributed by Licensee hereunder will be accompanied by a copy of Licensee’s standard end user software license; provided, however, that the terms of such license will be drafted so as to apply to the PS Licensed Products and PalmSource Web Browser and shall be at least as protective of the PS Licensed Products as: (i) the terms and conditions Licensee uses for its own software products; (ii) the minimum terms and conditions set forth in Exhibit G (Minimum Terms and Conditions of End User License); and (iii) the terms and conditions governing this Agreement. Licensee agrees to include in such terms and conditions for use outside of the United States any country-specific provisions needed to comply with the foregoing, and agrees to enforce the terms and conditions applicable to the PS Licensed Products contained in such license.

10.5 PalmSource Source Materials. Licensee acknowledges that Source Materials are valuable trade secrets and Confidential Information of PalmSource. PalmSource shall be the sole and exclusive owner of the Source Materials. Licensee agrees that it will not remove, alter or otherwise obscure any proprietary rights notices appearing in Source Materials. Further, PalmSource shall own all right, title and interest in and to all Licensee Modifications and shall be permitted, in its sole discretion, to use and license such Licensee Modifications for any and all purposes whatsoever and to take all reasonable and necessary steps to protect all intellectual property rights embodied in such Licensee Modifications. Licensee hereby irrevocably transfers, conveys and assigns to PalmSource its rights in the Licensee Modifications as set forth below in Section 10.6 (Further Assurances). Licensee shall provide to PalmSource, within sixty (60) days of the end of each quarter of each Contract Year of this Agreement, complete copies of Licensee Modifications, including object code and source code, and a high-level description of the intended function or related feature created by Licensee during the preceding quarter (to the extent not already provided to PalmSource). Subject always to PalmSource’s ownership of the Source Materials and other items described above, Licensee shall retain ownership of Licensee

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Add-On Modules and Licensee Replacement Fragments. PSI acknowledges that Licensee may independently develop software products (including device applications similar to the PS Device Applications) that are not Licensee Modifications and that PSI does not obtain any right, title or interest in such products by reason of this Section 10.

10.6 Further Assurances.

(a) Assignment and Further Assurances. Licensee agrees to assign and does hereby expressly assign, and agrees to ensure that Licensee’s employees, agents and subcontractors assign, to PalmSource all right, title and interest worldwide in and to the Licensee Modifications, regardless of the medium, with regard to the copyright, patent, trade secret, mask work and other intellectual property rights associated therewith (including, without limitation, all adaptation, marketing, modification, patrimonial, representation, reproduction and translation rights), except for the moral right but only to the extent that it is inalienable as per Sections L.121-1 and L.121-7 of the French Intellectual Property Code (“Code de la Propriete Intellectuelle”), if such French law is applicable. In this regard, Licensee will ensure that Licensee’s employees, agents and subcontractors appropriately waive any and all claims and assign to PalmSource any and all interest, right and title in and to the Licensee Modifications, worldwide, including, without limitation, the copyright, patent and trade secret rights associated therewith (except for the limited inalienable moral right under French law as described above if such French law is applicable). During and after the term of this Agreement, Licensee will assist PalmSource in every reasonable way, at PalmSource’s expense, to defend, maintain, perfect, register and secure for PSI’s benefit all copyrights, patent rights, mask work rights, trade secret rights, and other proprietary rights in and to the Licensee Modifications.

(b) License Grant to Licensee. PalmSource hereby grants Licensee a royalty-free, fully-paid, irrevocable, non-terminable, perpetual, worldwide, non-exclusive license, solely under inventions and patents assigned by Licensee to PalmSource hereunder in connection with Licensee Modifications, to make, use, offer for sale, import, export, sublicense, or otherwise dispose of any of Licensee’s products and/or operate any of Licensee’s services, for any purposes, with full rights to sublicense; provided that the foregoing license shall not include any rights to Confidential Information or intellectual property of PalmSource that is not invented by Licensee and assigned to PalmSource even if incorporated into, necessary for use of, or otherwise underlying such invention or patent. With respect to patent rights based on Licensee Modifications which are assigned to PalmSource by Licensee, if Licensee desires for PalmSource to file a patent application or maintain a patent for a particular invention even though ownership has been assigned to PalmSource, Licensee may request to discuss such matter with PalmSource in good faith. In such event, PalmSource will consider Licensee’s legitimate business concerns as well as PSI’s own interests (which may include, without limitation, PSI’s interests regarding confidentiality, costs and intellectual property strategy) in deciding whether to file or maintain a patent for such invention, but shall retain final discretion over such matters.

(c) Covenant Not to Assert. Licensee hereby irrevocably agrees not to Assert against PalmSource or its Subsidiaries any claim of intellectual property rights of Licensee embodied in whole or in part in: (i) the Licensee Modifications; (ii) any Licensee Replacement Fragments, other than with respect to (a) intellectual property rights of Licensee existing prior to

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the Effective Date (“Pre-Existing Licensee Intellectual Property”), and (b) Licensee Replacement Fragments developed solely by Licensee’s personnel who have not had access to any Source Materials (other than access to sample source code covered under Source Code Attachment No. 10); or (iii) any portions of Licensee Add-On Modules that provide adaptations and/or optimizations for interfacing with the PS Product Software or any portions that incorporate Confidential Information from PS Source Code, other than with respect to (x) Pre-Existing Licensee Intellectual Property and (y) Licensee Add-On Modules developed solely by Licensee’s personnel who have not had access to any Source Materials after the Separation Date (other than sample source code covered under Source Code Attachment No. 10). The foregoing covenant not to Assert shall not apply to Licensee Add-On Modules developed by Licensee where the access to source code occurred only prior to the Separation Date. Licensee further irrevocably agrees not to Assert against PalmSource or its Subsidiaries any claim based on claims of patents owned by Licensee to the extent any such claims constitute inventions that embody Confidential Information from PS Source Code (except for source code for sample source code covered under Source Code Attachment No. 10) or that read in whole or in part on any portions of Licensee Add-On Modules that provide adaptations or optimizations for interfacing with the PS Source Code. Licensee’s covenant not to Assert in the foregoing sentences shall only apply to (i) the development by PalmSource and its Subsidiaries of software to be licensed or distributed by PalmSource or its Subsidiaries, and (ii) the making, use, selling, importation, demonstration, distribution or other disposition of software products licensed or distributed by PalmSource or its Subsidiaries and maintenance and support services therefor (collectively, “PalmSource Products”), whether by PalmSource, its Subsidiaries or its direct and indirect customers and sublicensees, but does not apply to separate software added by third party customers or sublicensees.

10.7 Exception for Certain Licensee Modifications. Notwithstanding any other provision of this Agreement or any other agreement between the parties:

(a) PS MultiMail Deluxe. Licensee shall retain ownership of all Derivative Works of and discrete modifications to the PS MultiMail Deluxe Software which Licensee develops independently without use of any other PS Source Code or PS Source Code Documentation (“MultiMail Retained Modifications”). Licensee shall not be required to disclose such MultiMail Retained Modifications to PSI. If Licensee elects to disclose such MultiMail Retained Modifications to PSI, PSI shall have, and Licensee hereby grants to PSI, a perpetual, non-terminable, worldwide, royalty-free, non-exclusive right and license to use, reproduce, create derivative works of, distribute, license and otherwise exploit such MultiMail Retained Modifications for any and all purposes whatsoever.

(b) Sample Source Code. Licensee shall retain ownership of all Derivative Works of and Modifications to the sample source code under, and subject to, Source Code Attachment No. 10.

(c) Handspring Source Code Attachments. Licensee shall retain ownership of all Derivative Works of and modifications to the source code under Source Code Attachment Nos. 2-26 under the Handspring License Agreement (as defined in Section 17.8(b) below), to the extent provided for therein.

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10.8 Development of Licensee Replacement Fragments.

(a) The following steps shall be taken with respect to Licensee’s development of Licensee Replacement Fragments:

(i) Licensee is not required to notify PSI in advance of Licensee Replacement Fragments which are Patches supported in PalmSource’s standard third party developer software development kit for the respective version of the PS OS Software.

(ii) For all other Licensee Replacement Fragments, Licensee will notify PalmSource within five (5) days of committing engineering or other resources to researching and/or developing any Licensee Replacement Fragment with a specific description of the methods and interfaces that Licensee desires to use to create such Licensee Replacement Fragment and the functions to be provided by such Licensee Replacement Fragment.

(iii) For Licensee Replacement Fragments which are Patches to Exposed System APIs supported in PalmSource’s standard product development kit for licensees of the respective version of the PS OS Software, Licensee agrees to consider in good faith any comments or concerns provided by PalmSource regarding the Patch. However, after considering such comments and concerns, Licensee may proceed with development of the Patch.

(iv) For any other software which is not a Patch, the software shall not be considered a Licensee Replacement Fragment unless the development proposed by Licensee, and Licensee’s retained ownership rights, are approved in writing or by electronic means (i.e. email confirmation) by PalmSource. Within ten (10) business days after its receipt of notification from Licensee pursuant to (a) hereinabove, PalmSource will notify Licensee in writing or by electronic means (i.e. email confirmation) whether it approves or objects to Licensee’s development of any such Licensee Replacement Fragment and, if it objects, to provide an explanation of the reasons for such objection and the Relationship Managers shall promptly meet and discuss in good faith a mutually acceptable resolution of the applicable development issue.

(b) PSI shall have the right to audit and thoroughly review the source code of such software upon request in accordance with Section 2.9(h). PSI acknowledges that the information related to Licensee’s notification and the source code owned by Licensee are Licensee’s Confidential Information. PalmSource retains the right in its sole discretion to develop Object Code Fragments which may be the same or substantially similar to the Licensee Replacement Fragments. Notwithstanding anything to the contrary, the use of Licensee Replacement Fragments by Licensee remains subject to all of the Test Criteria, Compatibility Certification and other requirements set forth in this Agreement.

10.9 Request to Convert Unexposed System API into Exposed System API. If Licensee desires to have an Unexposed System API converted into an Exposed System API, Licensee will make a request to PalmSource in writing in advance prior to the time at which technological feasibility of the Object Code Module using this System API is first determined. The notification will include a specific reference to the Unexposed System API and a precise technical description of Licensee’s desired uses of such Unexposed System API. PalmSource

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shall respond in a timely fashion, and approval for such conversion will not be unreasonably withheld. Notwithstanding the foregoing, PalmSource may withhold approval in its sole discretion if PalmSource in good faith finds a technological-feasibility problem or compatibility problem with such proposed conversion, or suggests an alternate solution that does not require use of the Unexposed System and that accomplishes Licensee’s reasonable product roadmap objectives. If approval is granted by PalmSource, PalmSource will provide documentation and/or sample code showing the approved manner of using the System API in order to qualify as an Exposed System API. Notwithstanding anything to the contrary in this Agreement, an Unexposed System API shall not be converted into an Exposed System API unless approved in writing by PalmSource in advance.

10.10 Licensee Related Works.

(a) Disclosure. Within thirty (30) days of PalmSource’s request or within thirty (30) days after initial delivery of the OS Developments to PalmSource, whichever is earlier, Licensee shall disclose in writing to PalmSource a complete list and description of all Licensee Related Works incorporated into any OS Developments.

(b) License Grant to PSI. Licensee hereby grants PSI, a royalty-free, fully paid, irrevocable, non-terminable, perpetual, worldwide, non-exclusive license to (i) use, make and have made, modify, demonstrate, distribute, offer for sale, sell and import all or any part of PalmSource Products incorporating or based on Licensee Related Works incorporated into any OS Developments or PalmSource’s source code tree, with full rights to sublicense and have sublicensed such rights to any third party, (ii) prepare and have prepared derivative works for the purposes of developing the PalmSource Products for PSI based on Licensee Related Works incorporated into any OS Developments or PalmSource’s source code tree, and (iii) reproduce and have reproduced Licensee Related Works incorporated into any OS Developments or PalmSource’s source code tree for the purpose of the development and distribution of such PalmSource Products. Licensee grants PSI no other rights, whether by implication, estoppel, statute or otherwise, except as expressly provided in this Agreement or any co-development agreement. Further, no license or immunity is granted by Licensee either directly or by implication, estoppel or otherwise, to any third parties acquiring PalmSource Products from PSI for the combination thereof with other items or for use of such combination, except that combinations will be licensed to the extent that the PalmSource Products would constitute, in the absence of a license, (without regard to knowledge, intent or geographic requirements) contributory infringement or inducement of infringement with respect to such combination and to the extent of each patent claim related to such contributory infringement or inducement of infringement (“Licensed Combinations”). Notwithstanding the foregoing sentence, Licensee may, at its discretion, terminate such license for Licensed Combinations with respect to a particular licensee of the PalmSource Product if such licensee has Asserted its own patents related to the Licensed Combinations against Licensee with respect to the Licensee Products. PalmSource shall be the sole and exclusive owner of any such modifications or derivative works under subpart (ii) of this Section 10.10(b) prepared by or on behalf of PSI subject to Licensee’s ownership of the Licensee Related Work.

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(c) Restrictions on Licensee Related Works. Licensee shall not incorporate any Licensee Related Works into any OS Developments that infringe the copyrights or misappropriate the trade secrets of any third party or that use any intellectual property of Licensee unless Licensee has the unrestricted right to grant to PSI the licenses set forth in Section 10. Licensee will use at least the same level of efforts to avoid infringement of any third party patents by Licensee Modifications and Licensee Related Works incorporated into any OS Developments that it uses for development of its own products, but no less than reasonable efforts. In addition, Licensee shall not incorporate or provide any Licensee Related Works in connection with OS Developments for live versions of the source code tree as described in Appendix A without the prior written approval of PalmSource. Any items incorporated or provided for live versions of the source code tree as described in Appendix A which are not so approved by PalmSource will be deemed to be OS Developments owned by PalmSource under Section 10.5 above. Each Party will use reasonable efforts to identify areas in the source code tree where Licensee may have inadvertently incorporated Licensee Related Works into PalmSource’s source code tree. PSI will use reasonable efforts to notify Licensee if it becomes aware of such areas prior to release and to consider mutually agreed alternatives before deeming such items to be OS Developments owned by PalmSource. If Licensee inadvertently incorporates Licensee Related Works into PalmSource’s source code tree which are covered by Licensee’s pre-existing patents and patent applications for inventions which Licensee can demonstrate were originally developed independently of any Source Materials (other than sample source code covered under Source Code Attachment No. 10), then ownership of those patents and patent applications will not be automatically assigned to PalmSource under the foregoing sentence; provided, however, that those patents and patent applications shall be licensed to PalmSource for the Licensee Related Works under Section 10.10(b) for use in connection with PalmSource Products and modifications and derivatives thereof.

11. Warranty

11.1 PalmSource Warranties and Disclaimers.

(a) PalmSource warrants that for a period of one hundred twenty (120) days after PSI’s delivery of a PS Licensed Product or respective Upgrade or New Version (the “Warranty Period”), the unmodified PS Licensed Products (other than the PS MultiMail Deluxe Software or a respective Upgrade or New Version) will perform substantially in accordance with the PS End-User Documentation. As Licensee’s sole and exclusive remedy for any breach of such warranty, promptly following receipt of written notice from Licensee of such defects during the Warranty Period, PalmSource shall undertake commercially reasonable efforts to correct the applicable PS Licensed Product or Upgrade or New Version, or if correction is not commercially reasonable, replace the same. If neither of the foregoing is commercially practicable, PSI shall have the right to terminate this Agreement as to such PS Licensed Product or Upgrade or New Version unless Licensee waives in writing its rights, and PSI’s obligations, under this Agreement with respect to such non-conformance, and refund to Licensee any amounts paid to PSI hereunder to the extent such amounts were paid solely and expressly for the respective PS Licensed Product or Upgrade or New Version that is non-conforming and would not have otherwise been payable under this Agreement. The foregoing warranty shall not apply whatsoever to any PS Source Code.

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(b) With respect to any PS OS Software that contains Open Source Software, PalmSource warrants to Licensee that PalmSource shall develop such PS OS Software and write the related PS Technical Documentation in such a manner so that it is possible for Licensee, within reason, to have applications and other software written by or for Licensee (“Compatible Software”) run on or operate with such PS OS Software without such Compatible Software becoming Open Source Software, and that PalmSource shall provide such PS Technical Documentation to Licensee upon delivery of such PS OS Software. Notwithstanding the foregoing, PSI shall have no liability under this Section 11.1(b) to the extent that any Compatible Software becomes Open Source Software as a result of the failure of Licensee or the developer of any Compatible Software to comply with the applicable PS Technical Documentation. Licensee’s sole and exclusive remedy, and PSI’s exclusive obligation and liability, with respect to the warranties contained in this Section 11.1(b), is that PalmSource shall use commercially reasonable efforts to remove and replace any non-conforming portion of the PS OS Software or related PS Technical Documentation with conforming PS OS Software that contains the same or better features and functionality in all material respects or with PS Technical Documentation containing conforming instructions, as applicable. In the event PalmSource, after exercising commercially reasonable efforts to replace the non-conforming portion of the non-conforming PS OS Software, reasonably determines that it is not commercially practicable to remove and replace such non-conforming portion, then PSI shall refund to Licensee a pro-rata portion of the Royalties paid for Licensee Products shipped during the prior six (6) months under this Agreement to the portion of the PS OS Software that is non-conforming then PSI shall have no further obligation under this Section. Any modification of the PS OS Software by Licensee or its representatives shall terminate any obligation of PSI under this Section 11.1(b) to replace any portion of the PS OS Software to the extent that the violation of the warranties set forth in this Section 11.1(b) would not have arisen in the absence of modification by Licensee or its representatives.

(c) This Section 11.1 shall not be construed as limiting Licensee’s obligation to pay fees for support and maintenance for a respective PS Licensed Product unless this Agreement is terminated with respect to all versions of such PS Licensed Product due to non-conformance under this Section 11.1.

(d) Exclusions. Notwithstanding any other provision of this Agreement, the PS MultiMail Deluxe Software, PS MultiMail Support Reference Code; PS Test Harness, Rio Unsupported Fixes, PS Source Code, PS Source Code Documentation and any pre-release versions of the PS Licensed Products are provided on an “AS IS” basis, without any warranty or support obligations whatsoever.

(e) EXCEPT FOR THE LIMITED WARRANTIES SET FORTH IN THIS SECTION 11.1, NEITHER PSI NOR ITS SUPPLIERS MAKE ANY WARRANTIES, TERMS OR CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, SATISFACTORY QUALITY, NON-INFRINGEMENT, COURSE OF DEALING OR COURSE OF PERFORMANCE ARE EXPRESSLY EXCLUDED ON BEHALF OF PSI AND ITS SUPPLIERS.

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11.2 Licensee Warranties and Disclaimers.

(a) Licensee shall be solely responsible for customer warranties of any and all products manufactured by Licensee pursuant to this Agreement.

(b) With respect to any Licensee Modification that contains Open Source Software Licensee warrants to PSI that Licensee and the Approved Third Party Contractors shall develop the Licensee Modifications in such a manner, and provide reasonable documentation with such Licensee Modifications, so that it is possible, within reason, for such Licensee Modifications to be incorporated into the PS OS Software without the PS OS Software or any PS Additional Applications becoming Open Source Software, provided PalmSource has developed such PS OS Software and written the related PS Technical Documentation in such a manner that it is possible for Licensee, within reason and by following the related PS Technical Documentation, to develop such Licensee Modifications without such PS OS Software or PS Additional Applications becoming Open Source Software, and provided further that PalmSource has actually provided such PS Technical Documentation to Licensee sufficiently in advance of such modifications being made. Notwithstanding the foregoing, Licensee shall have no liability under this Section 11.2(b) to the extent that the PS OS Software or any PS Additional Application becomes Open Source Software as a result of (i) the failure of PalmSource or any third party on behalf of PalmSource to incorporate any such Licensee Modifications into the PS OS Software in a manner consistent with the technical documentation provided by Licensee and/or PalmSource’s own applicable PS Technical Documentation, or (ii) any modification by PalmSource or by a third party on behalf of PalmSource of any such Licensee Modification, if such modification alone causes either the PS OS Software or any PS Additional Application to become Open Source Software. PalmSource’s sole and exclusive remedy, and Licensee’s exclusive obligation and liability, with respect to the warranties contained in this Section 11.2(b), is that Licensee shall use commercially reasonable efforts to replace the non-conforming portion of the non-conforming Licensee Modification with a conforming Licensee Modification that that contains the same or better features and functionality in all material respects or with documentation containing conforming instructions, as applicable, provided that Licensee reasonably determines that it is commercially practicable to remove and replace such non-conforming portion. In the event Licensee, after exercising commercially reasonable efforts to replace the non-conforming portion of the non-conforming Licensee Modification, reasonably determines that it is not commercially practicable to remove and replace such non-conforming portion, then Licensee shall have no further obligation under this Section. Any modification of the Licensee Modification by PalmSource or its representatives shall terminate any obligation of Licensee under this Section 11.2(b) to replace any portion of the Licensee Modification to the extent that the violation of the warranties set forth in this Section 11.2(b) would not have arisen in the absence of modification by PalmSource or its representatives.

(c) EXCEPT FOR THE LIMITED WARRANTIES SET FORTH IN THIS SECTION 11.2, LICENSEE DOES NOT MAKE ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WHATSOEVER, AS TO THE MODIFICATIONS, LICENSEE MODIFICATIONS OR THE APIs OR DERIVATIVE WORKS OF LICENSEE. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, SATISFACTORY QUALITY, NON-INFRINGEMENT, COURSE OF DEALING OR COURSE OF PERFORMANCE ARE EXPRESSLY EXCLUDED ON BEHALF OF LICENSEE.

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12. Indemnification

12.1 PSI Intellectual Property Indemnity. Except with respect to the Xerox Litigation, PSI shall, at its own expense, defend Licensee and Licensee’s Wholly Owned Subsidiaries (collectively “Licensee Indemnitees”) against any claim brought against any Licensee Indemnitee alleging that unmodified production release versions of the PS Licensed Products (other than the PS MultiMail Deluxe Software and Rio Unsupported Fixes), PS Materials, or the PS Compatibility Trademarks (exclusive of any Palm Mark as such term is defined in the Trademark Agreements), as delivered to Licensee by PSI hereunder and when used within the scope of this Agreement, infringe any third party (i) patents in the U.S., E.U. Japan, Canada, or Australia or other countries mutually agreed in writing, (ii) copyrights or trade secrets world-wide, or (iii) any registered trademark rights in the U.S., E.U., Japan, Canada, Australia or other countries mutually agreed in writing. Except with respect to the Xerox Litigation, PSI shall pay any settlements entered into by PSI or damages awarded against any Licensee Indemnitee to the extent based on such a claim, provided that PalmSource is promptly notified, rendered reasonable assistance by Licensee as required, and permitted to direct the defense or settlement negotiations. PSI shall have no liability for any infringement to the extent arising from: (a) the integration or combination of any PS Licensed Product(s), PS Materials or PS Compatibility Trademarks together with other software, materials or products not integrated or combined by or for PSI, if the infringement would have been avoided in the absence of such integration or combination; (b) the use of other than a current unaltered release of the software available from PSI, if the infringement would have been avoided by the use of the then-current release, and if PSI has provided such current release to Licensee; (c) modifications to any PS Licensed Product(s) or PS Materials requested by Licensee or made by anyone other than PSI, including, but not limited to, the Licensee Modifications, if the infringement would have been avoided in the absence of such modifications; or (d) the PS MultiMail Deluxe Software or Rio Unsupported Fixes. If a Licensee Indemnitee is contractually required to provide indemnification to its customers for infringement claims asserted against Licensee Products, then the Licensee Indemnitee may elect to submit such claims under the indemnification obligation set forth in this Section 12.1, but only to the extent that:

(1) the Licensee Indemnitee’s contractual obligations apply to the Licensee Product as a whole and do not apply any less favorably to the PS Licensed Products, PS materials or PS Compatibility Trademarks; and

(2) the claim is for the PS Licensed Products, PS Materials or PS Compatibility Trademarks and is covered by both the Licensee Indemnitee’s contractual obligation with its customer and the indemnification set forth in this Section 12.1 and is not subject to any exclusions or limitations under either, it being understood that such claim shall be excluded and limited to the greatest extent permitted under each of the Licensee Indemnitee’s and PSI’s indemnification obligation.

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12.2 Remedies.

(a) If PSI reasonably believes that the use or distribution of any PS Licensed Product(s), PS Materials or PS Compatibility Trademark is likely to be enjoined, or in the event PSI reasonably believes that any PS Licensed Product(s), PS End User Documentation, or PS Compatibility Trademarks may be subject to an infringement claim, PSI may, at its option, either: (i) substitute substantially functionally equivalent non-infringing PS Licensed Product or PS Materials, as the case may be, or with respect to the PS Compatibility Trademarks, provide a substitute trademark; (ii) modify the infringing item so that it no longer infringes but remains substantially functionally equivalent; (iii) obtain for Licensee, at PSI’s expense, the right to continue use of such item; or (iv) if none of the foregoing is feasible on a commercially reasonable basis, PSI may terminate this Agreement as to the infringing item. PSI will use commercially reasonable efforts to provide Licensee with an option that would not require such additional royalty.

(b) If PSI or Licensee reasonably believes that the use of the PS Compatibility Trademark may be enjoined or subject to an infringement claim in a territory that is not covered by the above indemnification, PSI will at its option either (1) provide a substitute trademark to use as the PS Compatibility Trademark in the respective territory, or (2) allow Licensee to suspend use of the potentially infringing PS Compatibility Trademark in the territory until the respective dispute is resolved.

(c) Except with respect to the Xerox Litigation, if an infringement claim under Section 12.1 (PSI Intellectual Property Indemnity) results in an injunction against the PS Product Software which prevents Licensee from shipping Licensee Products and causes a shortfall against the Minimum Annual Payment set forth in Section II(A)(1)(b) of Exhibit D for the then current Contract Year, then Licensee’s Minimum Annual Payment will be reasonably reduced to reflect the shortfall caused by the injunction, provided that Licensee shall remain obligated to pay to PSI at least a pro rata portion of such Minimum Annual Payment based on the percentage of the Contract Year that had elapsed prior to the issuance of the injunction, as reasonably adjusted for seasonality. Licensee will not be entitled to a reduction in the Minimum Annual Payment to the extent that other versions of the PS Product Software have been made available to Licensee which allow Licensee to reasonably continue shipping Licensee Products.

(d) Except with respect to the Xerox Litigation, if an infringement claim under Section 12.1 (PSI Intellectual Property Indemnity) results in an injunction that requires Licensee to recall Licensee Products from its own inventory or from its own distribution channels which have not been sold to end users, then PSI will indemnify Licensee for its out of pocket costs for retrieving and re-working such Licensee Products up to the amount of the per unit royalties actually paid by Licensee to PSI under Exhibit D (Licensee Products, Royalties and Fees) for the specific units recalled. Licensee shall use all reasonable efforts to avoid such recall and to minimize any costs associated with a recall. In no event shall PSI’s total liability under this subsection (d) exceed the amount of per unit royalties paid by Licensee to PSI for the specific individual units actually recalled by Licensee.

(e) SECTIONS 12.1 (PSI INTELLECTUAL PROPERTY INDEMNITY) AND 12.2 (REMEDIES) STATE LICENSEE’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND, AND ALL WARRANTIES OF NON-INFRINGEMENT, EXPRESS OR IMPLIED, ARE SPECIFICALLY DISCLAIMED AND EXCLUDED.

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12.3 Licensee Intellectual Property Indemnity.

(a) Licensee shall, at its own expense, defend PalmSource and PalmSource’s Subsidiaries (collectively “PalmSource Indemnitees”) against any claim brought against any PalmSource Indemnitee alleging that (1) the Licensee Products, Licensee Software, or the Licensee Marks used within the scope of this Agreement infringe any third party (i) patents in the U.S., E.U. Japan, Canada, or Australia or other countries mutually agreed in writing, (ii) copyrights or trade secrets world-wide, or (iii) any registered trademark rights in the U.S., E.U., Japan, Canada, Australia or other countries where Licensee obtains a registration for its trademarks, or (2) the OS Developments or Licensee Related Works incorporated into any OS Developments or into PalmSource’s source code tree by Licensee, to the extent used in or for PalmSource Products, infringe the copyrights or misappropriate the trade secrets of any third party. Licensee shall pay any settlements entered into by Licensee or damages awarded against any PalmSource Indemnitee to the extent based on such a claim, provided that Licensee is promptly notified, rendered reasonable assistance by PalmSource as required, and permitted to direct the defense or settlement negotiations. Licensee shall have no liability for any infringement to the extent arising from: (a) the integration or combination of any of the OS Developments, Licensee Related Works, Licensee Products, Licensee Software or Licensee Marks together with other software, materials or products not integrated or combined by or for Licensee, if the infringement would have been avoided in the absence of such integration or combination; (b) modifications to any of the OS Developments, Licensee Related Works, Licensee Products or Licensee Software not made by or on behalf of Licensee, if the infringement would have been avoided in the absence of such modifications; (c) patent infringement claims arising from compliance with PalmSource’s written specifications in the case of OS Developments and Licensee Related Works; or (d) the incorporation, integration or combination of the PS Licensed Products, PS Materials or PS Compatibility Trademarks (in each case, as delivered by PalmSource to Licensee) into or with the Licensee Products, Licensee Software, Licensee Modifications or Licensee Marks, if the infringement would have been avoided in the absence of such incorporation, integration or combination. If a PalmSource Indemnitee is contractually required to provide indemnification to its customers for infringement claims asserted against OS Developments or Licensee Related Works, to the extent used in or for PalmSource Products, then the PalmSource Indemnitee may elect to submit such claims under the indemnification obligation set forth in this Section 12.3, but only to the extent that:

(i) the PalmSource Indemnitee’s contractual obligations apply to the PalmSource Product as a whole and do not apply any less favorably to the OS Developments or the Licensee Related Works; and

(ii) the claim is for the OS Developments or Licensee Related Works, to the extent used in or for PalmSource Products, and is covered by both the PalmSource Indemnitee’s contractual obligation with its customer and the indemnification set forth in this Section 12.3 and is not subject to any exclusions or limitations under either, it being understood that such claim shall be excluded and limited to the greatest extent permitted under each of the PalmSource Indemnitee’s and Licensee’s indemnification obligation.

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(b) EXCEPT FOR THE XEROX LITIGATION AGREEMENT, THIS SECTION 12.3 STATES PSI’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND, AND ALL WARRANTIES OF NON-INFRINGEMENT, EXPRESS OR IMPLIED, ARE SPECIFICALLY DISCLAIMED AND EXCLUDED.

12.4 Injury Indemnity. Licensee shall indemnify and defend PSI against all claims, suits, losses, expenses and liabilities (including PSI’s reasonable attorneys’ fees) for bodily injury, personal injury, death and tangible property damage made against PSI or its Subsidiaries as a result of the Licensee Products. Licensee shall pay any settlements entered into by Licensee or damages awarded against PSI to the extent based on such a claim, provided that Licensee is promptly notified, rendered reasonable assistance by PSI as required, and permitted to direct the defense or settlement negotiations. Licensee shall be solely responsible for any claims, warranties or representations made by Licensee or its employees or agents which differ from the warranty provided by PSI hereunder.

13. Confidentiality

13.1 Confidential Information. Each party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party (as defined in Section 1.8 (Confidential Information)) shall, at all times, both during the term of this Agreement and thereafter for a period of seven (7) years keep in confidence and trust all of the Disclosing Party’s (as defined in Section 1.8 (Confidential Information)) Confidential Information received by it (except for any source code, which shall be kept in confidence and trust in perpetuity). The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement. The Receiving Party shall take reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party’s Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees, contractors, and consultants who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements which protect the Confidential Information of the Disclosing Party sufficient to enable the Receiving Party to comply with this Section 13.1; provided, however, that Licensee will not disclose any PS Source Code or PS Source Code Documentation of PalmSource to any of its contractors or consultants without PalmSource’s prior written permission. The Receiving Party shall immediately give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party’s Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information. It is understood that PalmSource shall have the right to use information relating to Statements of Errors and other error reports in connection with its products and services, including without limitation for purposes of modifying its products and resolving problems with other licensees and developers; provided that PSI will treat the identity of Licensee as the source of the respective error report as Confidential Information of Licensee in accordance with this Section 13 (Confidentiality).

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13.2 Exceptions to Confidential Information. The obligations set forth in Section 13.1 (Confidential Information) shall not apply to the extent that Confidential Information includes information which is: (a) now or hereafter, through no unauthorized act or failure to act on the Receiving Party’s part, in the public domain; (b) was in the Receiving Party’s possession before receipt from the Disclosing Party and obtained from a source other than the Disclosing Party and other than through the prior relationship of the Disclosing Party and the Receiving Party before the Separation Date; (c) hereafter furnished to the Receiving Party by a third party as a matter of right and without restriction on disclosure; (d) furnished to others by the Disclosing Party without restriction on disclosure; or (e) independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information. Nothing in this Agreement shall prevent the Receiving Party from disclosing Confidential Information to the extent the Receiving Party is legally compelled to do so by any governmental, investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such disclosure, the Receiving Party shall: (i) assert the confidential nature of the Confidential Information to the agency; (ii) immediately notify the Disclosing Party in writing of the agency’s order or request to disclose; and (iii) cooperate fully with the Disclosing Party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

13.3 Confidentiality of Agreement. Each party agrees that the terms and conditions, but not the existence, of this Agreement shall be treated as the other’s Confidential Information and that no reference to the terms and conditions of this Agreement can be made in any manner without the prior written consent of the other party; provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) as required in connection with a public offering or securities filing, provided that (a) the parties will consult with each other in seeking confidential treatment of the other’s Confidential Information and (b) each party will have the right to approve the other party’s request for confidential treatment, which shall not be unreasonably withheld, conditioned or delayed, and (c) as to the final formulation, the Security and Exchange Commission’s requirements shall govern and control; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

14. Limitation of Liability

14.1 Consequential Damages Waiver. EXCEPT FOR EACH PARTY’S OBLIGATION TO INDEMNIFY FOR CERTAIN DAMAGES AWARDED TO THIRD PARTIES UNDER SECTIONS 10.10 AND 12 (INDEMNIFICATION) AND ANY BREACH OF SECTION 2.9(e) OR 13 (CONFIDENTIALITY), NEITHER PARTY NOR ITS SUPPLIERS SHALL HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OR LIABILITIES OF ANY KIND OR FOR LOSS OF

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REVENUE, LOSS OF BUSINESS, OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF A PARTY HERETO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE; PROVIDED, HOWEVER, THAT THE PARTIES AGREE THAT ANY EXPRESS PAYMENT OBLIGATION OF LICENSEE UNDER THIS AGREEMENT SHALL BE DEEMED DIRECT DAMAGES, AND NO PORTION OF ANY SUCH EXPRESS PAYMENT OBLIGATION SHALL BE DEEMED CONSEQUENTIAL DAMAGES WITHIN THE MEANING OF THIS SECTION 14.1; AND PROVIDED FURTHER, HOWEVER, THAT TO THE EXTENT LICENSEE IS HELD LIABLE FOR ITS CUSTOMERS’ OR APPROVED THIRD PARTY CONTRACTORS’ MAKING OF UNAUTHORIZED COPIES OF THE PS LICENSED PRODUCTS, ANY LICENSE FEES, ROYALTIES OR MAINTENANCE FEES RELATED TO SUCH COPIES ASSESSED AGAINST LICENSEE SHALL BE DEEMED DIRECT DAMAGES, AND NOT CONSEQUENTIAL DAMAGES WITHIN THE MEANING OF THIS SECTION 14.1.

14.2 Limitation of Liability. EXCEPT FOR EXPRESS PAYMENT OBLIGATIONS UNDER SECTION 5 (ROYALTIES) AND EXHIBIT D (LICENSEE PRODUCTS, ROYALTIES AND FEES) AND ANY BREACH BY LICENSEE OF THE SCOPE OR CONFIDENTIALITY OBLIGATIONS OF THE SOURCE CODE LICENSE GRANT IN SECTION 2.9 (SOURCE CODE), IN NO EVENT SHALL EITHER PARTY’S TOTAL CUMULATIVE LIABILITY ARISING OUT OR RELATING TO THIS AGREEMENT EXCEED FIFTY MILLION DOLLARS ($50,000,000).

14.3 Right to Injunctive Relief or Other Equitable Remedies. This Section 14 shall not be construed as restricting or limiting either party’s right to obtain injunctive relief or other equitable remedies, or as restricting or limiting either party’s obligations or liabilities under the Xerox Litigation Agreement.

15. Compliance With Law

15.1 Laws Generally. Licensee agrees to comply with all applicable laws, rules, and regulations in connection with its activities under this Agreement.

15.2 Export Regulations. The PS Licensed Products, PS SDK, PS Development Environment, PalmSource Web Browser and PS Materials supplied hereunder are subject to all pertinent import and export laws of the United States, including specifically the U.S. Export Administration Regulations (“EAR”) and the laws of the country in which Licensee obtained them. Licensee agrees that it will be solely responsible for compliance with all such laws. In particular, Licensee agrees that it will not export, re-export, or transfer, directly or indirectly, the PS Licensed Products, PS SDK, PS Development Environment, PS Test Harness, PalmSource Web Browser, Rio Unsupported Fixes or PS Materials, to any person, firm or country on the Denied Persons List, Entity List, Debarred Parties or Specially Designated Nationals lists or to Afghanistan, Cuba, Iran, Iraq, Libya, North Korea, Federal Republic of Yugoslavia (Serbia

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only), Sudan, or Syria or any other country or entity designated by the U.S. Government as prohibited by U.S. law, or nationals thereof, and that it is not located in such a country or on such a list. Licensee agrees that it will not transfer, export or re-export, directly or indirectly, the PS Licensed Products, PS SDK, PS Development Environment, PS Test Harness, PalmSource Web Browser, Rio Unsupported Fixes or PS Materials for use or to users in military or proliferation activities (Nuclear, Missile, Chemical or Biological Weapons) without U.S. Government authorization (by export license or regulation). Licensee agrees that, upon request, it will provide additional end use/end user information or written acceptance of requirements and responsibilities to comply with U.S. export license requirements. Licensee agrees to be bound by any future modifications of the foregoing list of restricted destinations by amendments to the EAR or other U.S. government regulations. These requirements shall survive the term or termination of this Agreement.

16. Term and Termination

16.1 Term. This Agreement shall be effective from the Effective Date until December 3, 2009 unless earlier terminated in accordance with this Section 16. Thereafter, this Agreement may be renewed solely by the mutual written agreement of the parties, which shall specify the applicable Royalties and any other additional terms as may be agreed by the parties.

16.2 Termination Due to Bankruptcy, etc. If a party: (i) becomes insolvent; (ii) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws which such party fails to have released within sixty (60) days after filing; (iii) proposes any dissolution, composition or financial reorganization with creditors for which a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to all or substantially all property or business of such party; or (iv) such party makes a general assignment for the benefit of creditors, the other party may terminate this Agreement by giving a termination notice, which termination shall become effective ten (10) days after mailing.

16.3 Right to Terminate. Either party shall have the right to terminate this Agreement if (a) the other party is in material breach of any term or condition of this Agreement and fails to remedy such breach within sixty (60) days after receipt of written notice of such breach given by the non-breaching party, and (b) the parties are unable to resolve such breach to their mutual satisfaction through good faith discussions during the subsequent sixty (60) days following such sixty (60) days. Any nonpayment or late payment under Section 5 (Royalties, Fees and Reports) or Section 6.1 (Payment), or any breach of the scope of the licenses granted herein, shall be deemed a material breach hereunder, provided that (i) if the breach relates solely to particular PS Licensed Products or PS Materials, and is not a breach of Section 2 (Licenses) or Section 13 (Confidentiality), such party shall only have the right to terminate this Agreement as to such PS Licensed Products or PS Materials and (ii) if the breach relates solely to the payment of royalties or other fees under this Agreement, the Agreement may only be terminated if the non-breaching party has agreed to escalate the matter to senior executives of each party during the sixty (60) day discussion period described above and no resolution has been reached.

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16.4 Effect of Termination.

(a) Upon the expiration of this Agreement or termination of this Agreement and except as otherwise expressly set forth in subsection (e) below: (i) the licenses and other provisions of this Agreement shall be terminated and Licensee shall discontinue the use, manufacture, reproduction, distribution and sublicensing of the Licensee Products, PS Licensed Products, PS SDK, PS Development Environment, PalmSource Web Browser, PS Materials and PS Compatibility Trademarks and PSI shall discontinue the use and display of the Licensee Marks; (ii) Licensee’s obligation to pay all sums accrued under Section 5 (Royalties, Fees and Reports) shall be accelerated and all such sums shall be due and payable within forty-five (45) days of the end of the fiscal quarter in which the date of termination or expiration occurred; and (iii) the Receiving Party shall, within thirty (30) days of receipt of a written request by the Disclosing Party to do so, return to the Disclosing Party or destroy all full or partial copies, in whatever media, of any and all confidential materials in the Receiving Party’s possession which had been furnished to the Receiving Party by the Disclosing Party pursuant to this Agreement, and the Receiving Party shall warrant in writing to the Disclosing Party within thirty (30) days after termination or expiration that all such materials have been returned to the Disclosing Party or destroyed.

(b) If Licensee terminates this Agreement pursuant to Section 16.2 (Termination Due to Bankruptcy, etc.), then (i) Licensee shall be obligated to pay a pro rata portion of the Minimum Annual Payment for the Contract Year in which such termination occurs allocable to the period commencing on the first day of such Contract Year through the effective date of termination, and (ii) Licensee shall have no further obligation to pay fees that would otherwise accrue for periods after the effective date of termination with respect to the Minimum Annual Payments.

(c) Upon termination of this Agreement by PSI under Section 16.3 (Right to Terminate) for breach by Licensee, Licensee shall (i) be required to pay to PalmSource a pro rata portion of the Minimum Annual Payment set forth in Exhibit D (Licensee Products, Royalties and Fees) for the then-current Contract Year, based on the percentage of the Contract Year for which this Agreement was in effect prior to the effective date of such termination and (ii) have no further obligation to pay the Minimum Annual Payments that would otherwise be paid in quarterly or annual periods after the effective date of termination. Upon termination by Licensee under Section 16.3 (Right to Terminate) for breach by PSI, no further Minimum Annual Payments will be required to be paid by Licensee after termination.

(d) In the event of a material breach of this Agreement by Licensee that would entitle PSI to terminate this Agreement under Section 16.3 (Right to Terminate), PSI shall have the right to terminate all or any subset of the following provisions instead of the entire Agreement, in which case Licensee shall remain obligated to continue making all Minimum Annual Payments set forth in Exhibit D (Licensee Products, Royalties and Fees) without modification: Licensee’s ability to self-test under Section 2.3(b) (Compatibility Certification Requirement); Section 2.3(d) (Trademark License) along with Section 9.3 (Branding); Section 2.4 (Limited Right to Sublicense or Use Contract Manufacturers) (for any new Private Label Partners or Subsidiaries); any and all licenses or other rights to PS Source Code and PS Source Code Documentation granted under this Agreement, including without limitation under Section 2.9 (Source Code); Section 6.3 (Most Favored Licensee); Section 7.2(b); Section 8.2 (Customer

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Engineering); and Section 9.6 (Customer Technology Briefings). In addition, Licensee shall within five (5) days, return to PalmSource any and all PSI Confidential Information, or, if requested in writing by PalmSource, destroy all full or partial copies, in whatever media, of all PSI Confidential Information, except such PSI Confidential Information as is necessary for Licensee to continue to distribute Licensee Products in accordance with the terms of this Agreement, but without in any way limiting the terms of this Section 16.5(d). All other provisions of the Agreement will continue in full force and effect.

(e) Notwithstanding the provisions of subsection (a) of this Section 16.5, Licensee will be provided with a wind-down period commencing upon expiration or termination of this Agreement (the “Wind-Down Period”) during which: (i) PalmSource will continue to provide Licensee with technical support in accordance with Section 8.3 (Post Development Support); and (ii) Licensee will continue to have the right (a) to distribute any Licensee Products that have been manufactured prior to the date of such expiration or such termination, and (b) to manufacture and distribute any additional units of Licensee Products that are required to fulfill its obligations under all written purchase orders for Licensee Products received and confirmed, and maintenance and support agreements entered into in writing, by Licensee prior to such expiration or termination.

(i) In the event of a termination for cause by PSI in accordance with the terms of Section 16.3 (Right to Terminate) where the reason for such termination is an uncured material breach by Licensee, then (1) the Wind-Down Period will be one hundred eighty (180) days, and (2) Licensee may retain, for a period of five (5) years after the effective date of such termination, a single copy of the PS PDK in the last form delivered by PalmSource (the “Final PS PDK”) and a single copy of the ROM Images in the form Licensee was distributing as of the effective date of such termination (the “Final ROM Images”), each of the foregoing to be used solely for the purpose of supporting end users of Licensee Products, subject at all times to the restrictions set forth in this Agreement regarding the PS PDK and ROM Images.

(ii) In the event of expiration or termination other than a termination for cause by PSI in accordance with the terms of Section 16.3 (Right to Terminate) (an “Other Termination”), then (1) the Wind-Down Period shall be two (2) years after the effective date of such Other Termination (the “Other Termination Effective Date”), (2) Licensee shall have the right, for a period of two (2) years after the Other Termination Effective Date, to use the object code version of the PS Licensed Products and any Distributable Modifications in existence as of the Other Termination Effective Date to manufacture and distribute Licensee Products in existence as of the Other Termination Effective Date, (3) Licensee shall have the right, for a period of two (2) years after the Other Termination Effective Date, to make bug fixes and error corrections in the source code form of the Distributable Modifications and distribute the same, as corrected, in object code form, (4) Licensee shall have the right, for a period of two (2) years after the Other Termination Effective Date, to use the source code for the PS OS Software delivered by PSI as of the Other Termination Effective Date solely to fix bugs in, and provide Modifications to PSI that are error corrections or recommend changes to the PS OS Software, and (5) Licensee may retain, for a period of ten (10) years after the Other Termination Effective Date, a single copy of the Final PS PDK and a single copy of the Final ROM Images, each of the foregoing to be used solely for the purpose of supporting end users of Licensee Products, subject

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at all times to the restrictions set forth in this Agreement regarding the PS PDK and ROM Images. If Licensee elects, in its sole discretion, to receive during the Wind-Down Period (i) Updates, Upgrades and New Versions pursuant to the terms of Section 7.1 (Updates, Upgrades and New Versions) or (ii) access to Source Materials for such Updates, Upgrades and New Versions beyond what is specified in this Section, then Licensee shall notify PSI and make the corresponding payments for such maintenance or Source Materials access or both.

(iii) PalmSource may require Licensee to provide reasonable assurances of payment and compliance with the terms and conditions of this Agreement during the Wind-Down Period as a condition precedent to Licensee’s exercise of its rights under this subsection (e).

(f) Survival. Neither the termination nor expiration of this Agreement shall relieve either party from its obligations to pay the other any sums accrued hereunder. The parties agree that their respective rights, obligations and duties under Sections 2.3(d) (Trademark Ownership), 2.9(e) (Confidentiality), 5 (Royalties, Fees and Reports) (for payments accruing prior to termination and for shipments permitted, or payments required, after termination as described above), 6 (Payment Terms), 7.3(c) (Delivery of API Definition), 9.2 (Publicity), 9.8(c) (Licensee Trademark Ownership), 10 (Proprietary Rights), 12 (Indemnification), 13 (Confidentiality), 14 (Limitation of Liability), 15 (Compliance with Law), 16 (Term and Termination) and 17 (Miscellaneous) shall survive any termination or expiration of this Agreement.

16.5 Rejection in Bankruptcy. The parties acknowledge that all licenses and covenants not to assert granted under or pursuant to this Agreement (other than the Trademark License under Section 2.3(d) (Trademark License)) are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to intellectual property as defined under Section 101(56) of the U.S. Bankruptcy Code, as amended. The parties agree that the recipient of such licenses, as a licensee of such rights under this Agreement as amended, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, as amended. The parties acknowledge that if PSI, as a debtor in possession or a trustee-in-bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, Licensee may elect to retain its licenses (other than the Trademark License under Section 2.3(d) (Trademark License)) under this Agreement as provided in Section 365(n) of the Bankruptcy Code, subject to the terms and conditions of such licenses under this Agreement including, without limitation, Licensee’s obligations under Section 2 (Licenses) (other than with respect to the Trademark License under Section 2.3(d) (Trademark License)), Sections 5 (Royalties, Fees and Reports) and 6 (Payment Terms) with respect to Royalties, and under Section 10 (Proprietary Rights). Licensee shall not be required to comply with its obligations under Section 9.3 (Branding) except to the extent that Licensee is granted a license to use the applicable PS Compatibility Trademarks, whether by PSI or pursuant to the Trademark Agreements. The parties acknowledge that if Licensee, as a debtor in possession or a trustee-in-bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, PSI may elect to retain its licenses and covenants not to assert under Section 10 (Proprietary Rights) of this Agreement as provided in Section 365(n) of the Bankruptcy Code, subject to the terms and conditions of such licenses under this Agreement.

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16.6 No Damages For Termination or Expiration. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS. EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS FOR TERMINATION OR EXPIRATION OF THIS AGREEMENT UNDER THE LAW OF ANY TERRITORY OR OTHERWISE. Neither party will be liable to the other party on account of termination or expiration of this Agreement for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by such other party or for any other reason whatsoever based upon or growing out of such termination or expiration. Each party acknowledges that: (i) it has no expectation and has received no assurances that any investment by it will be recovered or recouped or that it will obtain any anticipated amount of profits by virtue of this Agreement; and (ii) it will not have or acquire by virtue of this Agreement or otherwise any vested, proprietary or other right in the trademarks of the other party or in “goodwill” thereunder.

17. Miscellaneous

17.1 Notices. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally, (b) sent by confirmed telex or fax, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 17.1:

If to PalmSource or PalmSource Cayman:

PalmSource, Inc.
1188 East Arques Avenue
Sunnyvale, California 94085
Attention: Senior Vice President, WW Sales & Licensing

Fax: (408) 400-1510

With copies to:	PalmSource, Inc.
1188 East Arques Avenue
Sunnyvale, California 94085
Attention: Associate General Counsel, Vice President of IP Matters

Fax: (408) 400-1590

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If to Licensee:	palmOne, Inc.
400 N. McCarthy Boulevard
Milpitas, California 95035
Attention: Senior Vice President, Engineering

Fax: (408) 503-2370

With copies to:	palmOne, Inc.
400 N. McCarthy Boulevard
Milpitas, California 95035
Attention: General Counsel

Fax: (408) 503-8280

Such notice will be treated as having been received upon the earlier of actual receipt or five (5) days after posting.

17.2 Amendment; Waiver. This Agreement may be amended or supplemented only by a writing that is signed by duly authorized representatives of both parties. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party.

17.3 Severability. If any provision of this Agreement is held invalid or unenforceable for any reason, the remainder of the provision shall be amended to achieve as closely as possible the economic effect of the original term and all other provisions shall continue in full force and effect.

17.4 Governing Law and Language; Jurisdiction.

(a) Governing Law and Language. This Agreement shall be governed by and construed under the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. The English-language version of this Agreement controls when interpreting this Agreement.

(b) Jurisdiction. The parties hereby submit to the exclusive jurisdiction of, and waive any venue objections against, the state and federal courts in Santa Clara County,

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California in any litigation arising out of this Agreement, and each party hereby irrevocably consents to the exclusive personal jurisdiction thereof and agrees to service of process by such courts with respect to claims to be litigated.

17.5 Dispute Resolution. Except with respect to dispute resolution under the Escrow Agreement entered into pursuant to Section 2.9(i) (Source Code Escrow), a Dispute will be initiated upon written notice to the other party in the Dispute. All notices shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. Notice shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the postmark. Any Dispute will be resolved in the following manner:

(a) First, the appropriate account managers for each of Licensee and PalmSource shall promptly meet to discuss and attempt to resolve the Dispute within two (2) business days after the date of the receipt of notice of the Dispute.

(b) If the Dispute is not resolved during that time by the two account managers pursuant to Section 17.5(a), and if the party initiating the Dispute wishes to pursue its rights relating to such Dispute, then such Dispute will be submitted to an appropriate senior executive (e.g., vice president level or above) of each party, each of whom shall have the authority to resolve any such Dispute for their respective companies, and will promptly meet and attempt to resolve such Dispute within ten (10) business days after the date of the initial meeting between such executives.

(c) If the Dispute is not resolved by the senior executives pursuant to Subsection 17.5(b), and if the party initiating the Dispute wishes to pursue its rights relating to such Dispute, then such Dispute will be submitted to the CEOs or acting CEOs of each party, who will promptly meet and attempt to resolve such Dispute within five (5) business days after the date of the initial meeting between such CEOs or acting CEOs.

(d) If the Dispute is not resolved by the CEOs or acting CEOs pursuant to Section 17.5(c), and if the party initiating the Dispute or other party wishes to pursue its rights relating to such Dispute, then, subject to Subsection 17.5(f) below, such Dispute will be submitted to mediation pursuant to written notice by either party within fifteen (15) business days of the initial meeting between CEOs or acting CEOs. The mediation will be conducted in Santa Clara, San Mateo or San Francisco counties by a single mediator from JAMS. The mediator shall be selected by the parties by mutual agreement from the JAMS neutral panelists searchable as “Bay Area Intellectual Property”. If mutual agreement is not reached, the mediator shall be selected from the “Bay Area Intellectual Property” list pursuant to the rules for selection of arbitrators in the JAMS Comprehensive Arbitration Rules and Procedures.

(e) If the Dispute is not resolved within thirty (30) days of its initiation pursuant to Subsection 17.5(d), and if the party initiating the Dispute wishes to pursue its rights relating to such Dispute, then such Dispute may be litigated.

(f) Notwithstanding Sections 17.5(a) through 17.5(e) hereof, Disputes in which there is a claim for injunctive relief or other equitable remedy, including specific performance, will be subject to the exclusive jurisdiction the state and federal courts in Santa Clara County, California as provided for in Section 17.4(b) above.

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17.6 Injunctive Relief. Either party’s breach of this Agreement or violation of the other party’s intellectual property rights may cause irreparable injury to such other party for which such other party may not have an adequate remedy at law. Each party shall have the right to seek immediate relief from a court of competent jurisdiction for breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others.

17.7 Force Majeure. Neither party will be liable for any failure or delay in performance under this Agreement due to fire, explosion, earthquake, storm, flood or other weather, unavailability of necessary utilities or raw materials, war, insurrection, riot, act of God or the public enemy, law, act, order, proclamation, decree, regulation, ordinance, or instructions of Government or other public authorities, or judgment or decree of a court of competent jurisdiction (not arising out of breach by such party of this Agreement) or any other event beyond the reasonable control of the party whose performance is to be excused; provided that (a) the affected party promptly notifies the other of such event, (b) the affected party uses best efforts to remove or mitigate the force majeure, and (c) if such failure or delay continues for more than ninety (90) days notwithstanding such efforts and has a material adverse impact on the other party which would otherwise constitute a material breach, the other party may terminate this Agreement upon thirty (30) days written notice if the force majeure is not removed or materially mitigated by the end of such period.

17.8 Assignment.

(a) PSI may assign this Agreement without restriction, whether by operation of law, Change of Control or otherwise, without the prior written consent of Licensee to a purchaser of all or substantially all of the stock or assets of PSI, provided that the assignee agrees in writing to be bound by the terms of this Agreement and is able to perform the obligations of PSI under this Agreement. In addition, PalmSource may assign the PDM Obligations without restriction, whether by operation of law, Change of Control or otherwise, without the prior written consent of Licensee to a purchaser of all or substantially all of the stock or assets of Palm Digital Media, provided that the assignee agrees in writing to be bound by the PDM Obligations and is able to perform the PDM Obligations. Licensee may not assign or transfer any rights or duties under this Agreement or assign or transfer this Agreement, whether by operation of law, Change of Control or otherwise, without the prior written consent of PalmSource, which consent will not be unreasonably withheld. Any attempt to assign this Agreement without the required consent will be void and constitute a material breach of this Agreement; provided however, that Licensee may assign or transfer this Agreement in its entirety, whether by operation of law, Change of Control or otherwise, without PalmSource’s consent to a purchaser of all or substantially all of the stock or assets of Licensee provided that (i) Licensee provides prior written notice to PalmSource; (ii) the assignee agrees in writing to be bound by the terms of this Agreement and is able to perform the obligations of Licensee under this Agreement; and (iii) Sections 2.9 (Source Code), Section 3.2 (Access to Development Code) and Section 3.3

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(Delivery of Released Code) shall terminate and Licensee shall return all Source Materials to PalmSource as set forth in Section 2.10(a) prior to such assignment. Upon PalmSource’s receipt of written request from Licensee for consent to assign any of Licensee’s rights or duties under this Agreement or to assign or transfer this Agreement, PalmSource will use reasonable efforts to respond to such request within thirty (30) days after receipt. Any assignment of this Agreement by Licensee will be subject to the terms and conditions of Section 2.10 (Termination of Certain Rights and Obligations). This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

(b) PalmSource (as the assignee of Palm, Inc.) and Handspring, Inc. (“Handspring”) entered into that certain Software License Agreement dated April 10, 2001 as amended (“Handspring License Agreement”). It is understood that Licensee entered into an agreement on or about the ARSLA Execution Date pursuant to which Licensee merged with Handspring (“Handspring Merger Agreement”). Upon the close of the merger transaction under the Handspring Merger Agreement, the parties agree that: (i) those Licensee Products of Handspring (as defined under the Handspring License Agreement) shall be included as Licensee Products under this Agreement, (ii) such Licensee Products of Handspring, and future voice-centric License Products based on the technology in such Licensee Products of Handspring, shall be subject to the royalty, other financial terms and conditions and (except as specified below) all other terms and conditions of this Agreement and no further payments will be required under the Handspring License Agreement other than those accruing prior to the close of the merger transaction; (iii) Licensee shall pay to PSI an additional maintenance and support fee for the PS Product Software under Section III(A) of Exhibit D in the amount of two hundred fifty thousand dollars ($250,000) for each Contract Year during the term of this Agreement for the existing Licensee Products of Handspring (i.e., for a total of $600,000 under Section III(A) of Exhibit D) which may be reasonably increased for new Licensee Products as set forth in Section I(A) of Exhibit D, and which will be paid in equal quarterly installments of sixty-two thousand five hundred dollars commencing with the first quarter (or pro-rated portion thereof) for which such fees are not paid under the Handspring License Agreement, (iv) Source Code Attachments Nos. 2-26 of the Handspring License Agreement will remain in effect solely with respect to such Licensee Products of Handspring and new Licensee Products which are on Handspring’s product roadmap as of the Amendment Effective Date (collectively, “Handspring Products”), solely for the purposes for which the respective source code was provided under such attachments; (v) each party shall retain its rights to Licensee Modifications made under such Source Code Attachments Nos. 2-26 of the Handspring Licenses Agreement as set forth in Section 9 (Proprietary Rights) of the Handspring License Agreement and in the respective Source Code Attachments; (vi) Licensee will retain the right to distribute such Licensee Modifications made under such Source Code Attachments Nos. 2-26 of the Handspring Licenses Agreement in object code format in connection with the Handspring Products in the same manner as contemplated under Section 2.9(b) (Right to Modify) of the Handspring License Agreement; and (vii) except as otherwise expressly set forth above, the Handspring License Agreement will terminate as of the date of such closing and only the surviving rights under Section 15.5 (Survival) of the Handspring License Agreement will continue to remain in effect.

17.9 Relationship of the Parties. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment, or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on its behalf.

PALMSOURCE AND PALMONE CONFIDENTIAL

17.10 Allocation of Risk. The sections on limitation of liability, warranties and disclaimer of warranties allocate the risks in the Agreement between the parties. This allocation is an essential element of the basis of the bargain between the parties.

17.11 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

17.12 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. If this Agreement is executed in counterparts, no signatory hereto shall be bound until both the parties named below have duly executed or caused to be duly executed a counterpart of this Agreement.

17.13 Entire Agreement. This Agreement, the Master Separation Agreement, and the other Ancillary Agreements (as defined in the Master Separation Agreement), the Trademark Agreements, the Strategic Co-Development Agreement and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties relating to this subject matter and supersede all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. It is understood, however, that the following agreements remain in effect without modification: (i) that certain SDIO License Agreement between the parties dated November 26, 2002 (the “SDIO Agreement”), (ii) that certain Development Agreement between the parties dated November 26, 2002 (the “NetLib Agreement”), (iii) that certain letter agreement between PalmSource and Licensee dated May 9, 2002 and effective December 3, 2001 regarding PalmSource’s indemnification obligations under Section 12 (Indemnification), (iv) the MPSA, (v) the Strategic Collaboration Agreement, and (vi) the Strategic Co-Development Agreement. The terms and conditions of the Original Agreement shall apply from the Execution Date until the ARSLA Execution Date, except that (i) Section 12.1 (PSI Intellectual Property Indemnity) and 12.2 (Remedies) of the Original Agreement shall not be construed as applying to the Xerox Litigation during such period; (ii) subsection (a) of Section 6.3 (Most Favored Licensee) as set forth in the Original Agreement shall be of no force or effect; and (iii) that certain letter agreement between PSI and Licensee dated May 9, 2002 and effective December 3, 2001 regarding trademarks and minimum payments under Exhibit D of the Original Agreement is terminated and shall be of no force or effect. In addition, the parties acknowledge that the following have expired in accordance with their terms and shall be of no further force or effect: that certain letter agreement between PalmSource and Licensee dated May 9, 2002 and effective December 3, 2001 regarding the Elaine server software, and that certain letter agreement between PalmSource and Licensee dated May 9, 2002 and effective December 3, 2001 regarding the software overlays for the Brazilian and Portuguese markets. As of the SARSLA Execution Date, the provisions of this Agreement shall apply.

PALMSOURCE AND PALMONE CONFIDENTIAL

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

PalmSource, Inc.		PalmSource Overseas Limited
(“PalmSource”)		(“PalmSource Cayman”)

By:	/s/ Doreen S. Yochum	By:	/s/ Doreen S. Yochum
Name:	Doreen S. Yochum	Name:	Doreen S. Yochum
Title:	CAO and Secretary	Title:	Secretary

palmOne, Inc.		palmOne Ireland Investment
(“palmOne”)		(“palmOne Ireland”)

By:	/s/ Mark Bercow	By:	/s/ Mary Doyle
Name:	Mark Bercow	Name:	Mary Doyle
Title:	Sr. Vice President	Title:

List of Exhibits

A	PalmSource Deliverables

A-1	Additional PalmSource Deliverables

B	Form Of Approved Third Party Contractor Sublicense Request

C	PalmSource Trademark Policy Guidelines

D	Licensee Products, Royalties and Fees

D-1	Description of Functionality for Primary Milestone

E	Development and Training Services

F	Post Development Support

G	Minimum Terms and Conditions of End User License

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G-1	ROM Image License Terms

H	Developer Programs

I	PalmSource Trademarks

J	Minimum Terms and Conditions of Enterprise Site License

K	Developer Support

L	Marketing for E-Reader and Related Titles

M	PalmSource Web Browser Terms and Conditions

N	Approved Third Party Contractors

O	Netlib Software

P	Software Development Agreement

Q	Licensee Marks

R	Approved VPN Countries

Appendix A:	Development Code Management and Access Policies and Procedures

Appendix B:	Snapshot Source Code Management Policies and Procedures

Appendix C-1:	Java Software Data Sheet

Appendix C-2:	Java Software Maintenance

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EXHIBIT A

PALMSOURCE DELIVERABLES

A.	PS PDK

A.1.	PS Product Software

•	The object files needed to create a functional ROM Image, localized for English, Japanese, Simplified Chinese, and EFIGS (English, French, Italian, German, Spanish) multilingual or any other language made generally available by PSI for any particular version of PS OS Software. The ROM Image includes PS OS Software as described in Section A.1.1 and PS Device Applications, as described in Section A.1.2.

•	PalmSource HotSync Manager and the related conduits localized for English, Japanese, Simplified Chinese, and EFIGS multilingual or any other language made generally available by PSI for any particular version of PS OS Software. as described in Section A.1.3.

•	PS Desktop Applications localized for English, Japanese, and EFIGS multilingual, Simplified Chinese or any other language made generally available by PSI to interact with any particular version of PS OS Software as described in Section A.1.4.

•	Platform Reference Package for the PS OS Software version-appropriate processors; i.e., the Motorola Dragonball family of processors (EZ and VZ) for Palm OS version 4.x, and various processors based on ARM Limited’s ARM 7 and ARM 9 CPU cores for PS OS Software versions 5.x and 6.x, as described in Section A.1.5.

•	Hardware or Device Abstraction Layers (HALs or DALs) or device driver sets for Reference Hardware only as described in Section A.1.6.

A.1.1	PS OS Software

PS OS Software versions 3.x, 4.x, 5.x, 6.x are the sets of APIs and code that provide access to the services of the hardware on the device. The PS OS Software is captured in separate ROM components, and in sample ROM images that (i) are configured for the version of the reference hardware PalmSource has specified for the relevant version of PS OS Software, and (ii) contain, among other software, such separate ROM components.

A.1.2	PS Device Applications

The following device applications are in separate ROM components and

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are included in the sample ROM images referenced in Section A.1.1 above: Datebook, Address Book, Memo, ToDo, Calculator, Setup, CardInfo, Dial, SmsMessenger.

A.1.3	PalmSource HotSync Manager & Related Conduits

The desktop- and device-based software components that expose and utilize the APIs and protocols by which the device can synchronize data and applications with the PS Desktop Applications. The device-based software components are capured in separate ROM components and are included in the sample ROM images referenced in Section A.1.1 above.

A.1.4	PS Desktop Applications

The desktop applications that mirror the functionality of the PS Device Applications designed and tested to run on Microsoft Windows and any additional desktop operating systems supported by any particular version of the PS OS Software made generally available by PSI to its licensees.

A.1.5	Platform Reference Guide

Documentation which describes the hardware configuration for the reference platform as required for a particular Palm OS version.

A.1.6	Hardware or Device Abstraction Layers or device driver sets

The processor-specific software components which abstract the device’s hardware by exposing standard APIs and protocols to that hardware to the PS OS Software system and application layers.

A.2.	PS SDK

Software Development Kit for the PS Product Software identified in Sections A.1.1 through A.1.3

A.3.	PS Development Environment

•	Licensee localization kit

•	Flash utility kit (PS OS Software version 4.X only)

•	Licensee tools

•	Phone Driver Development Kit

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•	ROM build scripts

•	Applicable Hardware Reference Board information

(Other tools may be available from third parties or from PSI under separate license.)

A.4.	PS End User Documentation

End-user documentation kit (in English only) designed and tested to run on the Microsoft Windows operating system and any additional desktop operating systems supported by any particular version of the PS OS Software made generally available by PSI to its licensees.

A.5.	PS Installation CD Files

Desktop installer kit—contains the files needed to develop and build an installer for the Microsoft Windows version of the PS Desktop applications and PalmSource Hotsync Manager and related Conduits to automate the installation on desktop computers running a version of Microsoft Windows as their operating system.

A.6.	PS Technical Documentation

Any technical documentation for PS OS Software that is made generally available by PSI to assist its licensee in developing mobile computing, communication or other hardware devices running PS OS Software as the primary operating system.

B.	PS Additional Applications.

B.1.	MultiMail Pro/SE software

General: PS MultiMail Pro version 3.1 and MultiMail Deluxe version 1.0 include:

A binary source code localized for English; and Application conduit for Windows and Macintosh. PS MultiMail Pro is an email client supporting SMTP, NNTP, IMAP and POP, supporting multi-account management and providing a conduit for Hotsync.

Device Software: MultiMail PROIII.prc; MMWizard.prc; MMPluginMGR.prc; TXTplugin.prc; PRCPlugin.prc

B.1.1 Desktop Software: MMConduit.dll

B.1.2 End User Documentation: End-user documentation (in English only); MultiMailPRO.pdf; MultiMailConduit.pdf

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B.1.3	Technical Documentation: None

B.2.	PS Bluetooth I Software

General. The PS Bluetooth I Software version 1.0 is limited to the Motorola Dragonball family of processors currently supported and documented for such software. Versions ported to ARM or other processor platforms shall not be considered “PS Bluetooth I Software” and shall not be considered an Update, Upgrade or New Version of “PS Bluetooth I Software.”

B.2.1 Device Software:

PS Bluetooth I Software version 1.0 includes all the object files and APIs needed to support the use in Palm OS 4.1 of an add-on or built-in Bluetooth module. The software is localized for English, Japanese, and FIGS (French, Italian, German, and Spanish).

PS Bluetooth I Software version 1.0 is delivered in two modules: (a) the standard Developer SDK and (b) the Licensee Supplement to the SDK:

(a) contains only header files, the upper layer APIs, sample applications, and documentation so developers can write applications for PS Bluetooth I Software version 1.0 as delivered in licensee products.

(b) contains the various language overlays, object code, sample source code for transport drivers, and the relevant lower-layer documentation for writing transport drivers. The transport driver is the only component that should need to be customized in licensee solutions.

B.2.2 Desktop Software: There are no desktop components provided for the use of PS Bluetooth I Software version 1.0.

B.2.3 End User Documentation: The Licensee Supplement contains a basic End-User Documentation writing kit. This document offers suggestions on how to include Bluetooth functionality in end-user documentation by the licensee.

B.2.4 Technical Documentation: PS Bluetooth I Software includes two technical reference documents: BluetoothAPIReference.pdf, and HCI Transport.pdf. It also includes a detailed Programmer’s Companion document that offers step-by-step guidance for writing Bluetooth applications.

B.3.	Q Browser software

General. Q Browser software version 1.0 means a binary source code localized for English, Japanese, and FIGS (French, Italian, German, Spanish) multilingual; and Application conduit for Windows. Q Browser software version 1.0 does not include the provision of any proxy server support or related services from

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PalmSource. Licensee shall be required to maintain its own proxy server(s) at its own expense to support all copies of Q Browser software and shall defend, indemnify and hold harmless PSI for any failure to do so. The Q Browser software version 1.0 is limited to the Motorola Dragonball family of processors currently supported and documented for such software. If a ported version of this software is generally released by PSI for ARM, it may be included as a New Version hereunder if it is a Derivative Work based substantially on the existing code. If substantially new code is used for an ARM version or if versions are developed for any other processors, such software will not be included and shall not be considered an Update, Upgrade or New Version.

B.3.1 Device Software:

Lz77Lib.prc; WebBrowser.prc; WebBrowserPanel.prc

B.3.2 Desktop Software:

BrowserCn.dll; BrowserCn.reg; BrowserCnLang.dll

B.3.3 End User Documentation:

End-user documentation kit (in English only, for Windows environment only). (Adobe FrameMaker and image source files)

B.3.4 Technical Documentation: None

B.4.	PS MultiMail Deluxe software.

PS MultiMail Deluxe software means the MultiMail Deluxe version 1.2 software which will be provided by PSI “AS IS” in the form of a single snapshot of such software as its exists on the Effective Date. A single copy of PS MultiMail Deluxe Software shall be provided in object code and source code forms. PS MultiMail Deluxe Software shall not include any Updates, Upgrades or New Versions.

B.4.1 End User Documentation:

None

B.4.2 Technical Documentation:

None

B.5.	PS E-Reader.

PS E-Reader is part of Licensee’s Peanut Press business as of the Effective Date. It is contemplated that the PS E-Reader will be assigned to PalmSource as part of a separate transaction. Upon completion of such transaction, PS E-Reader version

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1.1 will be included as a PS Licensed Product under this Agreement. PSI shall not have any obligation to deliver or license PS E-Reader until it has been transferred to PalmSource. PS E-Reader will include E-Reader Software version 1.1 and any Updates, but will not include Upgrades and New Versions. PSI will also make a title available for distribution with E-Reader without additional charge. The title will be reasonably selected by PalmSource.

B.6.	PS Bluetooth II Software

General. The PS Bluetooth II Software is limited to the ARM Processors currently supported and documented for such software, including without limitation, as of January 1, 2005, versions 1.1 and 1.2. Versions ported to 68k or other processor platforms, or included as a standard part of a future version of the PS Product Software shall not be considered “PS Bluetooth II Software” and shall not be considered an Update, Upgrade or New Version of “PS Bluetooth II Software.”

B.6.1 Device Software: PS Bluetooth II Software includes Bluetooth Stack (BtStackLib.prc), Bluetooth Library (BtLib.prc), Bluetooth Exchange Library (BtExgLib.prc), Bluetooth Virtual Serial Driver (BtCommVdrv.prc), Bluetooth UI Components (BluetoothPnl.prc, ConnectionPnl.prc), Misc. Bluetooth components (BluetoothExt.prc, BtLibTest.prc, BtPiconet.prc), Palm SMS (SmsLib.prc, SmsMessenger.prc), Telephony (ATPhoneDriver.prc, Dial.prc, PhoneLib.prc, PhonePnl.prc, SerialPhoneTask.prc), Web Clipping(WebClippingPnl.prc, Clipper.prc), Stratega SDIO Slot Driver (SlotDrvrSDIO_xx.prc), and any other related components provided with the Hurricane Bluetooth Card and/or Tungsten T software as of the ARSLA Execution Date.

B.6.2 Desktop Software: None

B.6.3 End User Documentation: PS Bluetooth II Software end user documentation includes BluetoothHandbook.pdf and Smsguide.pdf

B.6.4 Technical Documentation: None

B.7.	IBM WebSphere Everyplace Micro Environment.

B.7.1 Terms and Conditions of Use. During the Java Term (as defined below), the IBM WebSphere Everyplace Micro Environment (including those existing ported versions based on version 5.6 of the IBM WebSphere Everyplace Micro Environment, any Ported Versions, as defined below, or any Updates, Upgrades or New Versions of the same (collectively the “Java Software”)), as the current version of such Java Software is more fully described in Appendix C-1 to this Agreement, is hereby deemed to be a PS Additional Application and licensed to Licensee under the terms applicable thereto; provided, however, that under no circumstances may such Java Software be distributed for use on or with anything

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other than a Licensee Product. With respect to the Java Software, in addition to all rights and obligations applicable to PS Additional Applications as identified and set forth in this Agreement and herein, Licensee shall comply with the following terms and conditions:

B.7.1.1 Licensee shall not be entitled, and is not licensed hereunder, to modify or subset the Java Software in any manner or fashion.

B.7.1.2 Licensee shall use its commercially reasonable efforts to serve as a reference account to IBM with respect to Licensee’s use of the Java Software, provided, however, that any such participation shall be at Licensee’s discretion and under its authority.

B.7.1.3 Licensee shall at all times adhere to the guidelines for use of the logo known as the “Java Powered Logo” as such guidelines are communicated by PalmSource to Licensee from time to time.

B.7.2 Delivery of Java Software and Reference Platforms.

B.7.2.1 Upon Licensee’s request, PSI will deliver to Licensee a version of the Java Software (based on the most current version made commercially available by PSI) specifically modified to run on a particular Reference Platform (each, a “Ported Version”). As used herein, “Reference Platform” shall mean a particular combination of Licensee hardware and a version of the PS OS Software. Within six (6) weeks following receipt of the final Licensee hardware based on a particular Reference Platform, PSI will deliver the Ported Version to Licensee. Notwithstanding the foregoing: (i) provided that Licensee has delivered to PalmSource the final hardware and ROM Image for those Licensee Products code-named “Ace” and “Angus” by September 22, 2004, PalmSource will deliver to Licensee the corresponding Ported Versions by November 3, 2004; and (ii) provided that Licensee has delivered to PalmSource final Licensee hardware and ROM Images by September 30, 2004, PalmSource will deliver Ported Versions for the following Licensee Products no later than January 1, 2005: Zire 72, Treo 600, Tungsten T3, Tungsten C and Tungsten E. Upon receipt of each Ported Version, Licensee shall within fourteen (14) days of receipt test such Ported Version to determine whether it is compliant with the then-current Sun Microsystems, Inc. Technology Compatibility Kit (“TCK”) and properly runs on the applicable Reference Platform (the “Specification”). If such Ported Version does not substantially conform to the Specification, Licensee may reject such Ported Version and request in writing that PalmSource redeliver a conforming Ported Version. After receipt of any such request, PalmSource shall use its commercially reasonable efforts to redeliver a conforming Ported Version within five (5) business days and the parties shall thereafter repeat the testing process described above. In all instances, if Licensee does not deliver written notice of rejection within any fourteen (14) day period or otherwise provides PalmSource with written acceptance, the Ported Version shall be deemed accepted

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PALMSOURCE AND PALMONE CONFIDENTIAL

(“Acceptance”). Notwithstanding the foregoing, Licensee shall not unreasonably withhold Acceptance for any Ported Version that substantially conforms to the Specification. The foregoing procedure shall be repeated to determine whether errors remain in the applicable Ported Version until Licensee Accepts the applicable Ported Version or finally rejects the applicable Ported Version. If Licensee reasonably determines that all of the errors have not been remedied after the Acceptance testing procedure described in this Section has been repeated two (2) or more times, Licensee may, at its option, either (a) again reject the Ported Version and repeat the Acceptance testing procedure set forth in this Section, or (b) at Licensee’s discretion, terminate the efforts with respect to such Ported Version upon written notice. Licensee hereby acknowledges that, as of the SARSLA Execution Date, PalmSource has complied with all of its obligations under this Section 7.2.1. If, after the SARSLA Execution Date, Licensee wishes to obtain any additional Ported Version, Licensee may submit a written request for such Ported Version to PalmSource. Within thirty (30) days after receipt of such request, PalmSource will notify Licensee whether PalmSource has development resources available for such project. If so, the terms and conditions of this Section 7.2.1 (excluding any terms or conditions relating to those Ported Versions already developed as of the SARSLA Execution Date), as well as the terms and conditions of Section III(I) of Exhibit D, shall apply to such project.

B.7.2.2 In order to assist PalmSource in fulfilling its obligations hereunder, Licensee shall deliver to PalmSource no fewer than three (3) Reference Platforms for testing and development purposes, all as more fully described in the Java Software data sheet attached hereto as Appendix C-1 to this Agreement.

B.7.3 Term. The terms of this Section B.7 of Exhibit A, and the rights granted hereunder with respect to the Java Software, shall remain in effect until September 1, 2006 (the “Initial Java Term”); provided, however, that effective period shall automatically extend for one (1) successive one (1) year period unless either party provides at least ninety (90) days’ prior written notice to the other of its intention not to extend the term for the Java Software (each such successive one year period, a “Renewal Java Term” and, together with the Initial Java Term, the “Java Term”); provided further, however, that PalmSource shall have the right to terminate the Java Term during any Renewal Java Term upon thirty (30) days’ prior written notice to Licensee if the Technology License dated February 4, 2004 between PalmSource and IBM terminates.

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EXHIBIT A-1

ADDITIONAL PALMSOURCE DELIVERABLES

1. PalmSource Web Browser. PalmSource Web Browser means the NetFront 3.0 Palm OS Standard Edition only, in object code form only.

2. Rio Unsupported Fixes. Rio Unsupported Fixes means the bug fixes for BUG22141 and LICBUG00152. The Rio Unsupported Fixes are for unsupported extensions specifically configured for Licensee’s hardware, and which, as of the ARSLA Execution Date, have not been incorporated by PSI into the PS OS Software, or tested by PSI for commercial release.

3. Graffiti 2 Software. Graffiti 2 Software means the following six (6) files in object code form only:

G2demo

G2lib

G2lib_enUS

G2panel

G2panel_enUS

G2lib_BEFIGS

G2panel_BEFIGS

4. Snapshots of Released Code for the PS OS Software. Snapshots of Released Code for the PS OS Software for versions 4.x and 5.x, and each New Version, Update and Upgrade provided since the Effective Date, other than Third Party Source Code as set forth in Section 3.4 (Third Party Source Code) of the Agreement.

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EXHIBIT B

FORM OF APPROVED THIRD PARTY CONTRACTOR SUBLICENSE REQUEST

[DATE]

PalmSource, Inc.

1188 East Arques Avenue

Sunnyvale, CA 94085

Attention:

Re:    Request to Modify List of Approved Contractors on Exhibit N to SARSLA

Dear                     :

This letter shall serve as a formal request pursuant to Section 2.4(b) of the Second Amended and Restated Software License Agreement effective             , 2005 by and between palmOne, Inc. and PalmSource, Inc., as it has been from time to time amended (the “SARSLA”), to modify the list of Approved Contractors set forth on Exhibit N. Please add or subtract the following third party contractors of palmOne’s from Exhibit N:

1. Approved Contractors to be added:

Xyz company

ADDRESS

Main Contact:

Name and title

Phone and Fax number

email

2. Approved Contractors to be removed:

Xyz company

ADDRESS

Main Contact:

Name and title

Phone and Fax number

email

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By palmOne’s signature below, palmOne agrees that the terms of the Agreement applicable to Approved Contractors shall apply to the third party contractors added to Exhibit N by this letter, and that all other terms and conditions of the Agreement remain the same, in full force and effect. By PalmSource’s signature below, PalmSource confirms that, as of the date it executes this letter, it has approved the modifications to Exhibit N outlined above and that all other terms and conditions of the Agreement remain the same, in full force and effect.

Yours truly,

[Signature of Authorized Signatory of palmOne, Inc.]

[Print Name of Authorized Signatory of palmOne, Inc.]

[Title]

Accepted and Agreed:

PalmSource, Inc.

By:
Name:
Title:
Date:

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EXHIBIT C

PALMSOURCE TRADEMARK POLICY GUIDELINES

It is understood and acknowledged that this exhibit is to be updated by the parties in accordance with the Trademark Agreements.

Consistent and correct use of the PalmSource trademarks, logos, and trade dress will protect and increase their value over time. Everyone - including PalmSource licensees, employees, vendors, distributors, consultants, partners, and developers - involved in creating communications about PalmSource products and services must be responsible for using PalmSource trademarks, logos, and trade dress correctly everywhere, all the time, internally and externally. The examples below illustrate the proper use of trademarks, but the actual trademarks used in the examples include trademarks outside the scope of the PS Compatibility Trademarks licensed under this Agreement. The examples should not be construed as affecting any rights or licenses to such trademarks and are merely examples of the manner in which trademarks should be used under the guidelines.

Trademark Rules:

1.	Always use PalmSource trademarks as adjectives followed by appropriate nouns.

Don’t: Hyphenate trademarks with other words or use them as verbs or nouns.

Don’t: Use your Palm(tm) to organize all your data.

Do: Use your Palm(tm) handheld to organize all your data.

2.	Always use the correct spelling and format of trademarks and logos with the correct trademark notice symbols in superscript or subscript. If superscript or subscript is not available or may not be transmitted correctly (e.g., in e-mail), use parentheses: (TM) and ®.

Don’t: Use the Hotsync® function to back up data.

Do: Use the HotSync® function to back up data.

Do: Graffiti® handwriting recognition software is built into all Palm(TM) handhelds.

3.	Always use trademarks, logos, and trade dress only in the correct contexts. Some brand elements are intended for use only with certain products or by particular parties (e.g., PalmSource only, or PalmSource and its partners).

Don’t: Use the Palm corporate logo or trade dress in marketing materials emanating from licensees.

Do: Use the Palm Powered logo on licensee and OEM products that operate on the Palm OS.

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Do: Use the Palm Powered Compatible Solution logo on software that has passed Palm OS compatibility testing.

Do: Use the Designed for Palm Handhelds logo on hardware and accessories that have passed Palm compatibility testing.

Long-Form Attribution Block:

In order to protect PalmSource’s valuable intellectual property rights, all publicly distributed communications mentioning PalmSource’s trademarks should include an attribution block in the format approved by PalmSource.

A frequently updated copy of the PalmSource trademark attribution block can be found at: http://www.palm.com/about/iprights.html Short-Form Attribution Block (or successor location designated by PalmSource). Of course, the attribution block may be shortened by removing any trademarks that are not referenced in either graphics or copy in a particular piece.

In addition, unless otherwise instructed by PalmSource, Licensee will use a legend on its website and all printed materials and products bearing the PalmSource Compatibility Trademarks similar to the following: “[Licensee name] uses the [PalmSource Compatibility Trademark] under express license from PalmSource.”

Notes:

These guidelines are for materials distributed in the United States and multi-nationally. They reflect the trademark registration status in the U.S. Trademark Office. For materials distributed in Japan only, consult [Contact name, address, and email] for instructions.

A frequently updated copy of the these guidelines can be found at:

http://www.palm.com/about/iprights.html (as successor location designated by PalmSource)

These guidelines shall include the Marketing Communication Guidelines and the Hardware Logo Placement Guidelines attached hereto

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EXHIBIT D

LICENSEE PRODUCTS, ROYALTIES AND FEES

I. LICENSEE PRODUCTS.

(A) As of the SARSLA Execution Date, the Licensee Products are as follows: Tungsten C, Tungsten W, Tungsten T, Tungsten E, Tungsten T2, Tungsten T3, Tungsten T5, i705, Zire 71, Zire, Zire 72, Zire 21, Zire 31, the m5xx product family, the m1xx product family, the Palm VII family, the Palm V family, the Palm III family, the PalmPilot family, Treo 90, Treo 180, Treo 180g, Treo 270, Treo 300, Treo 600, Treo 650, and the Visor family, as those products and families exist as of the SARSLA Execution Date. Licensee may add new Licensee Products to the list in this Section I(A) of Exhibit D (Licensee Products, Royalties and Fees) upon prior written notice to PSI, provided that PSI may require additional support and maintenance fees to be paid which reasonably reflect the increased support and maintenance resources that would be required from PSI.

(B) Each Licensee Product shall be a finished end user product which includes the PS OS Software as its primary operating system, a microprocessor compatible with the PS OS Software, a power supply, a display, and a housing enclosing the microprocessor and associated electronics. The PS OS Software and any PS Device Applications or PS Additional Applications shall be integrated therewith in object code form. Each Licensee Product may include bundled components for the HotSync Manager and Conduits, and PS Desktop Applications which correspond to the PS OS Software and PS Device Applications included in the Licensee Product. To the extent that any Licensee Software or additional components from Licensee are included or bundled with the Licensee Product, such components shall be included as part of the Licensee Product for purposes of determining Net Revenue and royalties hereunder, whether or not listed as separate line items on the invoice, except for distinct value added products and services requiring a separately invoiced payment or activation which are subject to Section II (C) of this Exhibit D, below. Such additional components may include power cords or adapters, cradles, carrying cases and the like. Subscriptions and optional accessories for a Licensee Product which are ordered, packed and shipped as separate products are not required to be included for purposes of determining Net Revenue and royalties hereunder.

II. ROYALTIES.

Licensee shall be obligated to pay PSI no more than a single royalty as specified below for each PS Licensed Product incorporated in a Licensee Product.

(A) Distribution with Licensee Products. Net Revenue shall be adjusted as set forth in Section II(C) of this Exhibit D prior to the calculation of royalties.

1. PS Product Software.

(a) Royalties on Net Revenue.

(i) The royalty provisions of this Section II(A)(1)(a)(i) shall apply

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during the first and second Contract Years. For each Licensee Product, Licensee shall pay to PSI a non-refundable royalty for the PS Product Software in an amount equal [**] (as described in Section I (B) above and Section II(C) below) for such Licensee Product, until Licensee has paid to PSI royalties of at least [**] during such Contract Year (the “Initial Royalty Amount”). When and if the Initial Royalty Amount is reached for a given Contract Year, then for each subsequent Licensee Product during the remainder of that Contract Year, Licensee shall pay to PSI a non-refundable royalty for the PS Product Software in an amount equal to [**] for such Licensee Product. The Initial Royalty Amount shall be reset to zero at the beginning of the second Contract Year.

(ii) The royalty provisions of this Section II(A)(1)(a)(ii) shall apply during the third Contract Year. For each Licensee Product, Licensee shall pay to PSI a non-refundable royalty for the PS Product Software in an amount equal to [**] (as described in Section I (B) above and Section II(C) below) for such Licensee Product.

(iii) The royalty provisions of this Section II(A)(1)(a)(iii) shall apply during the fourth, fifth, sixth, seventh and eighth Contract Year. Subject to Section 6.2, for each unit of Licensee Product shipped or otherwise distributed, Licensee shall pay to PSI a non-refundable royalty for the PS Product Software in an amount equal to [**] (as described in Section I (B) above and Section II(C) below) [**], provided, however, that no royalty shall accrue to PalmSource for Licensee Product units shipped to replace damaged or defective units (including without limitation units stockpiled by carriers and other distributors as warranty replacement units), provided that such replacement units are distributed free of charge (excluding Licensee’s cost of materials and shipping and handling costs). If Licensee ships a replacement unit for a returned unit, Licensee shall not be required to pay a royalty for the replacement unit. If the returned unit is subsequently sold as a refurbished product, that unit shall bear a royalty upon subsequent sale. If Licensee refunds ninety percent (90%) or more of the purchase price of a returned unit, Licensee may claim a credit against royalty payments owed to PalmSource under this Agreement in the amount of the royalty previously paid or payable to PalmSource for that unit. If Licensee refunds less than ninety percent (90%) of the purchase price of a returned unit, Licensee may claim a credit against royalty payments owed to PalmSource under this Agreement in an amount equal to the amount of such refund times the royalty rate used in accordance with this Section II(A)(1)(a)(iii) to calculate the royalty payment previously paid or payable to PalmSource for that unit.

(b) Minimum Annual Payment.

(i) Payments by Licensee to PSI under the following Sections of this Exhibit D shall apply towards the minimum annual payment specified in this paragraph (the “Minimum Annual Payment”) during each Contract Year: Section II(A)(1)(a) (PS Product Software; Royalties on Net Revenue) and Section II(B)(1) (Royalty for Stand-alone Products; PS OS Software); Section II(B)(2) (Royalty for Stand-alone Products; Stand-alone PS Desktop Software); Section II(B)(5) (Royalty for Stand-alone Products; Stand-alone PS Q Browser Software); Section II(A)(2) (PS MultiMail Pro/SE Software) and Section II(B)(3) (Royalty for Stand-alone Products; Stand-alone PS MultiMail Pro/SE Software); Section II(A)(3) (PS

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Bluetooth Software) and Section II(B)(4) (Royalty for Stand-alone Products; Stand-alone PS Bluetooth Software), other than payment under Section II(B)(4)(a)(i); and Section III (Maintenance and Support Fees).

(ii) In addition, payments made by Licensee under the MPSA during the period commencing on the SARSLA Execution Date and ending on the expiration or termination of this Agreement (the “MPSA Credit Period”) shall be credited against the Minimum Annual Payment as follows: (1) for every two dollars ($2.00) paid by Licensee to PSI or due and invoiced by PSI to Licensee under the MPSA during a particular Contract Year within the MPSA Credit Period, Licensee shall receive a credit of one dollar ($1.00) against the Minimum Annual Payment due for such Contract Year, (2) in no event shall the aggregate amounts credited in any Contract Year exceed two million dollars ($2,000,000), and (3) in no event shall any payments for services under the MPSA due and payable for any Contract Year apply to any other Contract Year.

(iii) The Minimum Annual Payment shall be forty million dollars ($40,000,000) for the first Contract Year, thirty-seven million, five-hundred thousand dollars ($37,500,000) for the second Contract Year, thirty-nine million dollars ($39,000,000) for the third Contract Year, forty-one million dollars ($41,000,000) for the fourth Contract Year, forty-two million, five-hundred thousand dollars ($42,500,000) for the fifth Contract Year, thirty-five million dollars ($35,000,000) for the sixth Contract Year, twenty million dollars ($20,000,000) for the seventh Contract Year and ten million dollars ($10,000,000) for the eighth Contract Year. If the amounts paid by Licensee to PSI under such enumerated Sections of this Exhibit D in any Contract Year are less than the applicable Minimum Annual Payment for such Contract Year, then Licensee shall make a non-refundable payment to PSI within forty-five (45) days of the end of such Contract Year in an amount equal to the shortfall (i.e., the applicable Minimum Annual Payment less the amounts actually paid under this Agreement during such Contract Year).

(iv) Notwithstanding anything in this Section II(A)(1)(b) to the contrary, Licensee’s obligation to pay the Minimum Annual Payments due for the sixth, seventh and eighth Contract Years shall terminate in the event that PSI fails (a) either (x) to deliver to Licensee by [**] a commercially-viable implementation of operating system software that (i) [**], and (ii) provides features and functionality that are reasonably equivalent in all material respects to [**], and (iii) contains the functionality described on Exhibit D-1 attached hereto (collectively, the “Primary Milestone”); or (y) to meet up to two (2) additional material milestones that the parties have mutually agreed upon and set forth in one or more SOWs (as defined in the Strategic Co-Development Agreement) entered into [**] under the Strategic Co-Development Agreement that are expressly identified in such SOWs as being tied to determining whether Licensee shall continue to be obligated to make Minimum Annual Payments under this Agreement in the sixth, seventh and eighth Contract Years (each, an “Additional Material Milestone”) by the due dates specified in such SOWs; or (b) [**] to declare the final deliverable software (as defined by the Primary Milestone and the Additional Material Milestones, if any) as a GM Release or otherwise authorize Licensee to ship that software on a commercial basis under the terms of the Strategic Co-Development Agreement or this Agreement. The Additional Material Milestones shall include the features and functionality of the Primary Milestone unless

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the parties expressly agree otherwise in writing in such SOWs. The parties agree to work together in good faith to agree upon and document a well-defined feature set and detailed acceptance criteria for the [**] (as defined in the Strategic Co-Development Agreement) to be developed under the Strategic Co-Development Agreement, including any Additional Material Milestones. If the parties do not agree on any Additional Material Milestones, then the sole and exclusive criterion under sub clause (a) above for determining whether Licensee’s obligation to pay the Minimum Annual Payments for the sixth, seventh and eighth Contract Years shall be PSI’s failure to achieve the Primary Milestone. Any delay in PalmSource’s ability to meet the Primary Milestone or any Additional Material Milestones under the Strategic Co-Development Agreement shall be addressed in that agreement.

2. PS MultiMail Pro/SE Software. For each unit of PS MultiMail Pro/SE Software (or any version resulting from a Modification thereof permitted under this Agreement) distributed as part of a Licensee Product beginning with the Licensee Products distributed after February 3, 2002, Licensee shall pay to PSI a non-refundable royalty in the amount of [**].

3. PS Bluetooth Software. For PS Bluetooth Software distributed as part of a Licensee Product, Licensee shall pay to PSI a royalty in the amount of [**] in equal quarterly installments of [**] for each of the first five (5) quarters during the term of this Agreement. If PSI does not include a version of PS Bluetooth Software or other Bluetooth enabling software as a standard part of a version of the PS Product Software by November 30, 2003, then PSI shall refund [**] of such payment to Licensee. No additional per unit royalty is required under this Section II(A)(3) of this Exhibit D when a version of PS Bluetooth I Software or PS Bluetooth II Software is distributed embedded in or bundled with Licensee Products. The parties acknowledge that Licensee’s obligation to pay the amounts described in this Section has been satisfied.

4. PS MultiMail Deluxe Software and PS Q Browser Software. No additional per unit royalty shall be required for units of PS MultiMail Deluxe Software and PS Q Browser Software, including without limitation any ARM-based browser software which qualifies as a New Version of PS Q Browser Software distributed as part of Licensee Products, subject to payment of the above royalties and Licensee’s obligation to provide its own proxy servers for the Q Browser Software.

5. PS E-Reader. No additional per unit royalty shall be required by PSI for PS E-Reader, when embedded or bundled with Licensee Products.

B. Royalty for Stand-alone Products. Net New-Release Revenue shall be adjusted as set forth in Section II(C) of this Exhibit D prior to the calculation of royalties.

1. PS OS Software. For each PS OS Software (or any version resulting from a Modification thereof permitted under this Agreement) distributed as a Stand-alone Product, Licensee shall pay to PSI a non-refundable royalty in an amount equal to the [**] for such Stand-alone Product [**]. For any PS Product Software, other than PS OS Software distributed as a Stand-alone Product (other than Stand-alone PS Desktop Software under Section II(B)(2) of this Exhibit D), Licensee shall pay to PSI a non-refundable royalty in an amount equal [**] for such Stand-alone Product.

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2. Stand-alone PS Desktop Software. If Licensee distributes PS Desktop Software (or any version resulting from a Modification thereof permitted under this Agreement) as a Stand-alone Product apart from any other PS Product Software, Licensee shall pay to PSI a non-refundable royalty in an amount equal to [**] for such Stand-alone Product.

3. Stand-alone PS MultiMail Pro/SE Software. For any PS MultiMail Pro/SE Software (or any version resulting from a Modification thereof permitted under this Agreement) distributed as a Stand-alone Product, Licensee shall pay to PSI a non-refundable royalty in an amount equal to [**] for such Stand-alone Product[**].

4. Stand-alone PS Bluetooth Software.

(a) Stand-alone PS Bluetooth I Software.

(i) Licensee shall pay to PSI a non-refundable royalty within three (3) days of the ARSLA Execution Date for amounts that are due and owing as of the ARSLA Execution Date for distribution of PS Bluetooth I Software. This amount is expected to be seventy seven thousand four hundred seventy six dollars ($77,476). With such payment Licensee shall provide a report showing the number of copies of PS Bluetooth I Software on which such amounts are due. The parties acknowledge that Licensee’s obligation to pay the amounts described in this Section has been satisfied.

(ii) For any PS Bluetooth I Software (or any version resulting from a Modification thereof permitted under this Agreement) distributed as a Stand-alone Product after the ARSLA Execution Date, Licensee shall pay to PSI a non-refundable royalty in an amount equal to [**].

(b) Stand-alone PS Bluetooth II Software. For any PS Bluetooth II Software (or any version resulting from a Modification thereof permitted under this Agreement) distributed as a Stand-alone Product, Licensee shall pay to PSI a non-refundable royalty in the amount of [**], provided that Licensee [**] if such PS Bluetooth II Software is distributed as an Update, Upgrade or New Version provided free of charge to existing end users as a version replacement for PS Bluetooth II Software where a royalty has already been paid under this Section II(B)(4). Royalties for PS Bluetooth II Software sublicensed under Section 2.4(f) of the Agreement shall accrue upon distribution [**] and shall be payable by Licensee within 45 days after the end of each fiscal quarter, provided that to the extent Licensee is not notified of a shipment until after the end of the quarter in which it was made, the date that the corresponding royalties are payable shall be extended by one quarter.

5. Stand-alone PS Q Browser Software. For PS Q Browser Software (or any version resulting from a Modification thereof permitted under this Agreement) distributed as a Stand-alone Product, Licensee shall pay to PSI a non-refundable royalty in an amount equal to [**] for such PS Q Browser distributed as a Software Stand-alone Product [**]. This rate is conditioned upon Licensee’s obligation to provide its own proxy servers for the Q Browser Software.

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6. Stand-alone PS MultiMail Deluxe Software. No additional per unit royalty shall be required for PS MultiMail Deluxe Software distributed as a Stand-alone Product.

7. Stand-alone PS E-Reader. No additional royalty shall be required by PSI to distribute PS E-Reader as a Stand-alone Product.

8. Graffiti 2 Software. For Graffiti 2 Software distributed as a Stand-alone Product, Licensee shall pay to PSI a non-refundable royalty in an amount equal to [**] Graffiti 2 Software distributed to Graffiti Customers[**]. Licensee shall pay a [**] royalty as set forth above [**]. For purposes of royalty payments for the Graffiti 2 Software only, Licensee shall not be required to remit royalties under the Agreement until the amount of accrued but unpaid royalties exceeds [**], at which time all accrued royalties for Graffiti 2 Software shall be paid along with the other royalty payments for the respective quarter.

9. Java Software. [**] Java Software distributed by or for Licensee, in addition to all other amounts due hereunder, Licensee shall pay to PSI a Royalty set equal to [**]; provided, however, that if Licensee does not pay Royalties to PSI hereunder equaling at least Eighty-two Thousand Five Hundred Dollars (US$82,500.00) in any given quarter during the Java Term (the “Quarterly Minimum Commitment”), within forty-five (45) days following the end of such quarter, Licensee shall pay to PSI a top-up Royalty equal to the difference between the Quarterly Minimum Commitment and Royalties paid on the actual number of copies distributed. All other terms and conditions for the payment of Royalties shall be equally applicable to any distribution of the Java Software by or for Licensee. Notwithstanding the foregoing, in the event that PSI licenses the Java Software, directly or indirectly, to any third party for use on a Licensee Product, Licensee may credit the following amount against Licensee’s Quarterly Minimum Commitment: [**]. PSI shall require each licensee or sublicense of the Java Software to report on which device the Java Software is to be used. Within forty-five (45) days following the end of each quarter during the Java Term, PSI shall provide Licensee with a report sufficiently detailed, including device used but without providing any reference to individual customer identities, for Licensee to account for such credits. During Java Term and for one (1) year following the termination or expiration thereof, PSI will retain records of all such third party licenses, as reported to PSI by the end user, sufficient to permit inspection and verification of all amounts to be so credited. Licensee shall have the right not more often than once per year to have an independent auditor, under obligations of confidentiality, to inspect such records for the sole purpose of reporting back to Licensee whether PSI has provided an accurate accounting of such third party licensees. Such third party auditor shall not, under any circumstances, disclose to Licensee any names of or identifying information for such third party licensees and shall only report whether and to what extent PSI misreported any such third party licenses to be credited. Licensee shall bear the sole cost of any such audit. If applicable, within forty-five (45) days following determination of any over-payment by Licensee, PSI shall refund to Licensee the appropriate amount as determined by the audit. If, at the end of the Java Term, there is a credit remaining and owed to Licensee, within forty-five (45) days thereafter, PSI will pay to Licensee such amount.

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(C) Bundling/Non-Arm’s Length Sales. If Licensee Products or Stand-alone Products are bundled with distinct and separate products or services by Licensee which, by an objective examination of factors such as features, functionality and cost, provide significant and material added value, then Licensee may reasonably allocate the revenue among the Licensee Products or Stand-alone Products and the value added products or services, subject to this Section II(C) of this Exhibit D. If Licensee sells or otherwise transfers a Licensee Product (i) to an Associate or Subsidiary or any other entity in which Licensee has an economic interest, (ii) in return for non-cash consideration, or (iii) which is priced, discounted or sold in a manner disproportionately less favorable than other products or services sold by Licensee or its affiliates to the respective customer, whether in a single transaction or series of related transactions, then Net Revenue and Net New-Release Revenue shall be determined using the average Net Revenue or Net New-Release Revenue for similar products sold or otherwise transferred by Licensee to non-affiliate third parties in non-bundled cash transactions where Licensee does not receive other consideration.

(D) Source Code License Royalty. In consideration of the license rights related to Source Materials set forth in Section 2.9 of this Agreement, Licensee shall pay to PSI (1) with respect to Source Materials access during Contract Years one through five, a one-time non-refundable royalty in the amount of six million dollars ($6,000,000) in three equal annual installments of two million dollars ($2,000,000) due on the ARSLA Execution Date and the two subsequent anniversaries of the ARSLA Execution Date (and the parties acknowledge that Licensee has made the first two installment payments as of the SARSLA Execution Date); provided, however, no further source code license fees shall be owing with respect to such Contract Years under this Section II(D) (Source Code License Royalty) if (i) Licensee requests consent for the source code license under Section 2.9 to continue notwithstanding an acquisition under Section 2.10(a) (Acquisition of Licensee by Competitor of PalmSource); and (ii) PSI does not provide consent and Licensee’s source code license is terminated due to such acquisition pursuant to Section 2.10(a) (Acquisition of Licensee by Competitor of PalmSource) and not due to breach by Licensee; and (2) with respect to Source Materials access during Contract Years six, seven and eight, a non-refundable royalty payable in advance annually in the amount of four hundred thousand dollars ($400,000) per annum, the first of which will be due not later than [**]; provided, however, no further source code license fees shall be owing under this Section II(D) (Source Code License Royalty) if (i) Licensee requests consent for the source code license under Section 2.9 to continue notwithstanding an acquisition under Section 2.10(a) (Acquisition of Licensee by Competitor of PalmSource); and (ii) PSI does not provide consent and Licensee’s source code license is terminated due to such acquisition pursuant to Section 2.10(a) (Acquisition of Licensee by Competitor of PSI) and not due to breach by Licensee.

(E) Normalized Revenue Royalty. For each unit of PS Licensed Product incorporated into a Licensee Product sold in Brazil by Licensee’s Distribution Contractor, Licensee will pay a PSI a single royalty as specified in Section II(A) of this Exhibit D (Distribution with Licensee Products), except that such royalty shall be calculated based upon the Normalized Net Revenue and the royalty payment will be net of any related withholding taxes. “Normalized Net

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Revenue” means revenue recognized in accordance with GAAP by the Distribution Contractor from all Licensee Products incorporating the PS Licensed Product. It is understood and acknowledged that Normalized Net Revenue is subject to adjustment in the same manner as Net Revenue and Net New-Release Revenue as set forth in Section II(C) of this Exhibit D (Bundling/Non-Arm’s Length Sales). Licensee will use diligent efforts to cooperate with PSI to minimize such withholding tax and obtain any required documentation to enable PSI to obtain the benefit of any tax credits based upon any applicable withholding taxes.

III. MAINTENANCE AND SUPPORT FEES.

The following fees shall be payable by Licensee for services provided under Exhibit F (Post Development Support) and Exhibit E (Development and Training Services):

(A) PS Product Software. Licensee shall pay to PalmSource a non-refundable annual Maintenance and Support Fee for the PS Product Software for each Contract Year. Subject to Section 17.8(b) of the Agreement and to any increases permitted under Section III(H) of this Exhibit D (Fee Increases), the amount of such annual fee shall be [**] for each Contract Year for Licensee Products. Such fee shall be due on the first day of the applicable Contract Year, but may be paid in equal [**] payable in advance on the first day of each [**]. However, if Licensee chooses to reduce the fees for PS Product Software in accordance with the terms set forth in Section 5.2(b)(iii) of the Agreement, and complies with the conditions set forth in Section 5.2(b)(iii) of the Agreement for such reduction, then the foregoing annual fee of [**] for each Contract Year for Licensee Products shall be reduced to [**] for each Contract Year.

(B) [INTENTIONALLY DELETED]

(C) PS Bluetooth II Software. Licensee shall pay to PalmSource a non-refundable annual Maintenance and Support Fee for the PS Bluetooth II Software for each Contract Year. Subject to any increases permitted under Section III(H) of this Exhibit D (Fee Increases), the amount of such annual fee shall be [**] for each Contract Year. Such fee shall be due on the first day of the applicable Contract Year but may be paid in equal [**] payable in advance on the first day of each [**]. It is understood and acknowledged that the Maintenance and Support Fee set forth in this Section III(C) of Exhibit D applies only to PS Bluetooth II Software, and that PSI shall have no obligation to provide services with respect to PS Bluetooth I Software under Exhibit F (Post Development Support) or Exhibit E (Development and Training Services).

(D) PalmSource Web Browser. Licensee shall pay to PalmSource a non-refundable annual Maintenance and Support Fee for the PalmSource Web Browser for each Contract Year the license to PalmSource Web Browser is in effect. Subject to any increases permitted under Section III(H) of this Exhibit D (Fee Increases), the amount of such annual fee shall be [**] for each Contract Year the license to PalmSource Web Browser is in effect. Such fee shall be due on the first day of the applicable Contract Year but may be paid in equal [**] payable in advance on the first day of each [**]. The initial installment of [**] shall be due and payable immediately upon the ARSLA Execution Date. PalmSource shall have no obligation to provide more than seventy five (75) total aggregate hours of support and training services (as described

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in Exhibit E (Development and Training Services) and Exhibit F (Post Development Support) of this Agreement) for problems that are not classified as Severity One and/or Severity Two (as defined on Exhibit F (Post Development Support)) per Contract Year for the PalmSource Web Browser.

(E) PS Q Browser Software. No support or maintenance is provided for PS Q Browser Software and no additional support or maintenance fees are required for PS Q Browser Software.

(F) PS MultiMail Deluxe Software. No support or maintenance is provided for PS MultiMail Deluxe Software and no additional support or maintenance fees are required for PS MultiMail Deluxe Software.

(G) Other PS Licensed Products. No support or maintenance is provided for any other PS Licensed Products unless an additional annual support and maintenance fee is expressly set forth above.

(H) Fee Increases. The foregoing maintenance and support fees may be increased by PalmSource after the first Contract Year in PalmSource’s sole discretion; provided however, that such increases shall not [**] in any given year for the same level of support as set forth in Exhibit E and Exhibit F (i.e., up to three FTEs). Increased levels of support may be subject to additional fees.

(I) Maintenance and Porting Fees.

(1) In consideration for PalmSource providing maintenance with respect to the Java Software delivered to Licensee hereunder (which such maintenance shall include but not be limited to the delivery of one (1) New Version of the Java Software that is compatible with version 6.x of the PS OS Software), as more fully described in Appendix C-2 to this Agreement, Licensee shall pay to PalmSource the sum of (i) [**] per year for the Java Software (other than Ported Versions) generally, and (ii) [**] per year per Ported Version. All such amounts shall be due and payable in quarterly installments within fifteen (15) days following the beginning of each PalmSource fiscal quarter during the Java Term.

(2) In consideration for PalmSource delivering a Ported Version for each discrete Reference Platform, Licensee shall pay to PalmSource the sum of [**] per such Ported Version, which such sum shall be due and payable upon Acceptance of the applicable Ported Version. Such fee shall include performing one (1) device TCK testing cycle. If Licensee requests that PalmSource perform a TCK validation test for a Derivative Device, Licensee shall pay to PalmSource the sum of [**] for each TCK validation cycle for each such Derivative Device, payable at the commencement of each such validation cycle. If a TCK validation testing cycle for a particular Derivative Device fails, Licensee may at its option request that PalmSource develop a dedicated Ported Version for such Derivative Device for a discounted fee of [**], which such sum is due and payable upon Acceptance of such dedicated Ported Version. As used in this Section (III)(I)(2) of Exhibit D only, “Derivative Device” shall mean a variation of a Reference Platform such that the hardware is different but runs the same version of the PS OS Software but is

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assumed to be sufficiently comparable to the original Reference Platform such that TCK validation testing should be the same for such Derivative Device as the original Reference Platform. For the avoidance of doubt, the price for each Ported Version described in Section B.7, subsection 7.2.1(i), of Exhibit A shall be [**] but the updated Ported Versions described in Section B.7, subsection 7.2.1(ii), of Exhibit A shall be provided by PalmSource to Licensee at no additional charge as such updates are deemed to be included in the maintenance fee paid pursuant to Section III(I)(1)(i) of this Exhibit D, above.

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EXHIBIT D-1

DESCRIPTION OF FUNCTIONALITY FOR PRIMARY MILESTONE

GR - Comprehensive Platform Requirements

Number	5/21/2005 Segment	Component	Requirements
MG-002	[**]	[**]	[**]

MG-004	[**]	[**]	[**]

BR-002	[**]	[**]	[**]

DR-001	[**]	[**]	[**]

MI-002	[**]	[**]	[**]

MI-003	[**]	[**]	[**]

MI-005	[**]	[**]	[**]

MI-006	[**]	[**]	[**]

MI-007	[**]	[**]	[**]

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MI-008	[**]	[**]	[**]

A-001	[**]	[**]	[**]

A-002	[**]	[**]	[**]

BT-021	[**]	[**]	[**]

BT-022	[**]	[**]	[**]

BT-023	[**]	[**]	[**]

BT-024	[**]	[**]	[**]

BT-025	[**]	[**]	[**]

OB-001	[**]	[**]	[**]

OB-002	[**]	[**]	[**]

OB-003	[**]	[**]	[**]

OB-005	[**]	[**]	[**]

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PI-XXX	[**]	[**]	[**]

PI-001	[**]	[**]	[**]

PI-002	[**]	[**]	[**]

PI-003	[**]	[**]	[**]

PI-004	[**]	[**]	[**]

PI-006	[**]	[**]	[**]

PI-007	[**]	[**]	[**]

PI-018	[**]	[**]	[**]

PI-20	[**]	[**]	[**]

PI-30	[**]	[**]	[**]

SE-001	[**]	[**]	[**]

SE-002	[**]	[**]	[**]

SE-003	[**]	[**]	[**]

SE-004	[**]	[**]	[**]

SE-005	[**]	[**]	[**]

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SE-006	[**]	[**]	[**]

SE-007	[**]	[**]	[**]

SE-008	[**]	[**]	[**]

SE-009	[**]	[**]	[**]

SE-010	[**]	[**]	[**]

SE-011	[**]	[**]	[**]

SE-012	[**]	[**]	[**]

SE-014	[**]	[**]	[**]

SE-015	[**]	[**]	[**]

SE-016	[**]	[**]	[**]

SE-017	[**]	[**]	[**]

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INTL-001	[**]	[**]	[**]

INTL-002	[**]	[**]	[**]

INTL-003	[**]	[**]	[**]

INTL-004	[**]	[**]	[**]

INTL-005	[**]	[**]	[**]

INTL-009	[**]	[**]	[**]

SYS-001	[**]	[**]	[**]

SYS-002	[**]	[**]	[**]

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SYS-013	[**]	[**]	[**]

SYS-014	[**]	[**]	[**]

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SYS-015	[**]	[**]	[**]

SYS-016	[**]	[**]	[**]

SYS-017	[**]	[**]	[**]

SYS-018	[**]	[**]	[**]

SYS-019	[**]	[**]	[**]

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SYS-028	[**]	[**]	[**]

UI-001	[**]	[**]	[**]

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UI-003	[**]	[**]	[**]

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UI-004	[**]	[**]	[**]

UI-005	[**]	[**]	[**]

UI-006	[**]	[**]	[**]

UI-007	[**]	[**]	[**]

UI-009	[**]	[**]	[**]

UI-010	[**]	[**]	[**]

UI-011	[**]	[**]	[**]

TEK-001	[**]	[**]	[**]

TEK-002	[**]	[**]	[**]

TEK-003	[**]	[**]	[**]

TEK-004	[**]	[**]	[**]

TEK-006	[**]	[**]	[**]

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TEK-009	[**]	[**]	[**]

TEK-010	[**]	[**]	[**]

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TEK-013	[**]	[**]	[**]

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TEK-014	[**]	[**]	[**]

TEK-016	[**]	[**]	[**]

TEK-017	[**]	[**]	[**]

TEK-021	[**]	[**]	[**]

TEK-022	[**]	[**]	[**]

TEK-023	[**]	[**]	[**]

TEK-024	[**]	[**]	[**]

TEK-026	[**]	[**]	[**]

TEK-027	[**]	[**]	[**]

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EXHIBIT E

DEVELOPMENT AND TRAINING SERVICES

PalmSource shall provide Licensee with development and training services as set forth in this Exhibit E (“Development and Training Services”).

1. Development and Training Services. PalmSource will provide Licensee with the following Development and Training Services during the term of this Agreement provided that Licensee has at least one (1) new Licensee Product under development at all times (the “Development Period”). Reasonable adjustments may be required for additional Licensee Products to the extent that additional resources would be required in the part of PalmSource.

1.1	Resources. PalmSource shall provide Licensee with up to the equivalent of [**] full-time resources for development assistance (“Development Resources”). In other words[**] full time resources could mean [**] full time people or [**] half-time people, or [**] quarter-time people, etc. or some combination thereof. The accounting for, and assignment of, the Development Resources will be solely determined by PalmSource. A full time resource equivalent is based on a forty (40) hour work week, available during normal business hours. If the demand for Development and Training Services exceeds this specified amount on an ongoing basis, as determined by PalmSource, PalmSource may assign additional resources which will billed to Licensee at professional services consulting rates specified in the MPSA or Exhibit K of the ARSLA, if applicable. Licensee will be notified in advance of such assignment and will have the option to decline such Professional Services; however Licensee will then modify its development support requirements to the agreed upon level.

1.2	Project Lead. During the Development Period, PalmSource shall provide Licensee with reasonable access to a primary engineering project lead (the “Project Lead”). If the designated Project Lead is unavailable due to vacation, PTO, or illness that lasts longer than one (1) business day, PalmSource shall provide Licensee with access to a secondary Project Lead. The assignment of these resources will be solely determined by PalmSource.

1.3	Responsibilities of Support Resources. PalmSource shall, through the Development Resources and Project Leads, use reasonable commercial efforts to:

(a)	answer Licensee’s questions regarding the proper utilization and optimization of the PS Licensed Products; and

(b)	provide solutions, workarounds and/or patches to correct any reproducible error in the PS Licensed Products, provided Licensee supplies sufficient information to PalmSource to profile the reported error, in connection with Licensee’s use of the PS Licensed Products to develop and support the Licensee Products.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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The table below describes the Development and Training Services:

Category	Content	Price
Training (at PalmSource facilities): PalmSource OS Development Training	Basic Integration PDK Tools Compatibility Testing	$0 (included in Fees)

Development Kit Q&A	Ad-hoc answers to technical questions	$0 (included in Fees)

Design Assistance	Information and training Review of product specs	$0 (included in Fees)

Design Review	High level review of Licensee product design	$0 (included in Fees)

Debugging Support	Ad-hoc assistance in bug resolution	$0 (included in Fees)

Onsite (at Licensee’s site) PalmSource OS Development Training	Basic Integration PDK Tools Compatibility Testing Custom Training, as requested	Quoted based on specific request

Onsite (at Licensee’s site) debug or product review assistance	Information and training Review of product specs High level review of Licensee product design	Quoted based on specific request

1.4	Timing/Location of Support. Development Resources and Project Leads will be available by telephone, e-mail, fax or, if mutually agreed by the parties, in person at PalmSource’s Sunnyvale, California site (the “PalmSource Site”), during PalmSource’s normal business hours (8:00 a.m. – 5:00 p.m. California time, Monday through Friday, excluding holidays or as mutually agreed).

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.5	Training. In addition to the above, PalmSource shall provide one (1) “PalmSource OS Device Development Training” course for up to [**] employees of Licensee at the PalmSource Site, or, by mutual agreement, at Licensee’s offices. Licensee shall reimburse PalmSource for PalmSource’s then current training fee for such course for each of Licensee’s participants and all travel expenses (if any) to Licensee’s offices for such training. As a prerequisite to attending such course, any participant in such course must have successfully completed the standard developer training course entitled “PalmSource OS Essentials” (or any successor thereto). Licensee shall be responsible for payment of any fees associated with its attendance at the PalmSource OS Essentials course.

1.6	Professional Services.

Licensee acknowledges that Development and Training Services are limited to support of the PS PDK, and do not include support for any custom development. Licensee may enter into separate statements of work with PalmSource Professional Services for any custom development, including any technology not in the PalmSource Platform Development Kit, any pre-released API, or any maintenance or documentation of custom work, under the MPSA or Exhibit K of the ARSLA, if applicable.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT F

POST DEVELOPMENT SUPPORT

PalmSource shall provide Licensee with technical support as set forth in this Exhibit F (“Post Development Support”).

1. Post Development Support. PalmSource shall provide Licensee with Post Development Support for Licensee Products that have been shipped to a Licensee distribution channel or delivered to Licensee’s first customer. PalmSource will provide third level support to up to two (2) designated representatives of Licensee’s product support team (“Authorized Callers”), in addition to the personnel made available pursuant to Exhibit E in analyzing and resolving problems related to defects in the PS Licensed Products for which annual maintenance fees are paid under Exhibit D. Licensee is responsible for all direct support for its customers and developers.

1.1 Contacts. PalmSource will identify to Licensee its technical support personnel for the PS Product Software (the “Designated Support Personnel”). The Authorized Callers and Designated Support Personnel will be the primary contacts between PalmSource’s and Licensee’s technical support and/or escalation centers. Licensee will provide a list of Authorized Callers including names, address, phone numbers, and Internet e-mail address. PalmSource will provide a similar list of Designated Support Personnel. These lists will be reviewed quarterly and updated as required.

1.2 Support Timing. PalmSource shall make Post Development Support available via telephone, FAX or e-mail solely to Licensee’s Authorized Callers during PalmSource’s normal business hours (8:00 a.m. – 5:00 p.m. California time, Monday through Friday, excluding holidays). PalmSource shall use reasonable commercial efforts to answer support questions within the timeframes specified below. So long as PalmSource is using reasonable commercial efforts to answer such questions, PalmSource’s inability to resolve or answer such question shall not be deemed a material breach of this Agreement.

2. Support Response Times.

2.1 Definitions.

2.1.1 “Acknowledgement” means contact by either email or phone to advise Licensee of receipt of a support issue.

2.1.2 “Response/Action Plan” means contact by either email or phone to gather additional information about a support issue and to determine the steps to reproduce the problem. If applicable, in PalmSource’s sole discretion, a plan consisting of tasks and assigned personnel will be provided.

2.1.3 “Status Frequency” means the frequency with which PalmSource will update Licensee on the status of the support issue.

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Severity One	A fatal program error in the PS Licensed Products which has a critical business impact and precludes significant useful work from being done or, significantly precludes developer and/or end-user operations.	4 business hours	1 business day	Daily

Severity Two	A program error in the PS Licensed Products which has a significant business impact where important features are unavailable with no acceptable workaround and development operations are seriously impaired.	1 business day	2 business days	Every other day

Severity Three	A program error in the PS Licensed Products with some business impact, such as important features unavailable but a workaround is available or less significant features are unavailable with no reasonable workaround.	2 business days	1 business week	Weekly

2.2 Resolution of Problems. So long as PalmSource is using best commercial efforts to resolve Severity One problems and reasonable commercial efforts for Severity Two and Severity Three problems in accordance with the action plan provided, PalmSource’s inability to resolve such problems within the timeframes stated herein or the action plan shall not be deemed a material breach of Section 8.3 or any other provision of the Agreement. The prescribed support response times above may be extended as mutually agreed, such agreement not to be unreasonably withheld, e.g., if resolution of the problem requires timely hardware certification or test, or if resolution represents significant risk to the essential functions. If Licensee makes more than three (3) requests for support that are attributable to any matters other than errors in the unmodified PS Product Software in any thirty (30) day period, then, any subsequent support requests during the term of the Agreement that are attributable to any matters other than errors in the unmodified PS Product Software shall be subject to billing at PalmSource’s standard time and materials rates.

2.3 Support Evaluation. The parties will attempt in good faith to promptly resolve any controversy or claim relating to performance of the technical support assistance provided by PalmSource under this Agreement. Each party may request the other party to initiate an escalation process by notifying one of the other party’s Designated Support Personnel (in the case of PalmSource) or Authorized Callers (in the case of Licensee).

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EXHIBIT G

MINIMUM TERMS AND CONDITIONS OF END USER LICENSE

1.	(“Licensor”) grants the end user (“End User”) a nonexclusive license to use the software accompanying the Licensor Product (“Software”). With respect to the Licensor Product Desktop Software, End User may reproduce and provide one (1) copy of such Software for each personal computer or Licensor Product on which such Software is used as permitted hereunder. With respect to the Licensor Product Platform Software, End User may use such Software only on one (1) Licensor Product. End User may assign its right under the End User License Agreement to an assignee of all of End User’s rights and interest to the Software only if End User transfers all copies of the Software subject to the End User License Agreement to such assignee and such assignee agrees in writing to be bound by all the terms and conditions of the End User License Agreement.

2.	End User agrees not to reverse engineer, decompile or disassemble the Software. End User will not copy the Software except as necessary to use it in accordance with this End User License Agreement. End User agrees that any such copies of the Software shall contain the same proprietary notices which appear on and in the original copy of the Software.

3.	Except as stated above, the End User License Agreement does not grant End User any rights (whether by license, ownership or otherwise) in or to intellectual property with respect to the Software.

4.	End User will not export or re-export the Software without all appropriate United States and other foreign government licenses.

5.	Title to and ownership of the Software and any copy thereof shall remain with Licensor and its suppliers.

6.	If the Software is licensed for a proposal or agreement with the United States Government or any contractor therefor, the Software must be legended, marked and licensed as described in Section 10.3 of the Agreement.

7.	PalmSource is a specified third party beneficiary of the end user license.

8.	EXCEPT FOR ANY LIMITED WARRANTIES PROVIDED BY LICENSOR, NEITHER LICENSOR NOR ITS SUPPLIERS MAKE ANY WARRANTIES, TERMS OR CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, AND SATISFACTORY QUALITY ARE EXPRESSLY EXCLUDED ON BEHALF OF LICENSOR AND ITS SUPPLIERS.

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9.	IN NO EVENT SHALL LICENSOR OR ITS SUPPLIERS HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OR LIABILITIES OF ANY KIND OR FOR LOSS OF REVENUE, LOSS OF BUSINESS, OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF LICENSOR OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

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EXHIBIT G-1

ROM IMAGE LICENSE TERMS

[Attached]

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ROM IMAGE LICENSE

1.0 LICENSE.

Subject to Developer’s compliance with the terms and conditions of this Agreement, [Licensee Name] hereby grants to Developer a nonexclusive, personal, limited, nontransferable right and license to use the accompanying [Licensee Name] software and documentation (collectively the “Software”) but only for the limited purposes set forth in this Section 1. Developer agrees not to use the Software for any purpose other than: (i) the testing of the Software, and (if applicable), (ii) the development by Developer of a product, which is designed to be compatible with the Palm OS® platform (“Developer Product”), without violating [Licensee Name]’s or its suppliers’ intellectual property rights, including, but not limited to, trade secrets, patents, copyrights, trade marks and industrial design, or (iii) to the extent the Software is not Confidential Information, the demonstration of the Developer Product. Developer is not permitted to lease or rent (except under separate mutually agreeable terms set forth in writing and signed by both parties), distribute or sublicense the Software or to use the Software in a time-sharing arrangement or in any other unauthorized manner. No license is granted to Developer in the human readable code of the Software (source code). Developer acknowledges that [Licensee Name] or its suppliers own all right, title and interest, including all intellectual property rights, in and to the Software (including any modifications thereto made by Developer).

2.0 NO ENDORSEMENT.

Developer agrees that unless Developer otherwise receives the express prior written authorization of [Licensee Name], Developer will not market Developer Products developed using the Software in any manner which implies that [Licensee Name] or its suppliers endorse such products.

3.0 STORAGE OF SOFTWARE.

Developer agrees to restrict access to the Software so that only those employees and contractors entitled to view such Software under the terms of Section 5 below may see or use the Software. Developer agrees to maintain an accurate log of all those given access to the Software by the Developer. Developer may make only as many copies of Software and documentation as are reasonably necessary to effectuate the permitted uses of the Software listed in Section 1 above. Developer must preserve any proprietary rights notices on or in the Software and must place all such notices on and in any copies made.

4.0 DEFINITION OF CONFIDENTIAL INFORMATION.

Developer agrees that the Software and any other information disclosed by [Licensee Name] to Developer, including but not limited to information learned by Developer from [Licensee Name] employees, agents, or through inspection of [Licensee Name]’s property, that relates to [Licensee Name]’s products, designs, opportunities, finances, research, development, know-how, personnel, or third-party confidential information disclosed to Developer by [Licensee Name], will be considered and referred to collectively in this Agreement as “Confidential Information.” Confidential Information, however, does not include information that: (1) is now or subsequently becomes generally available to the public through no fault or breach on the part of Developer; (2) Developer can demonstrate to have had rightfully in its possession prior to disclosure to Developer by [Licensee Name] with written records; (3) is independently developed by Developer without the use of any Confidential Information; or (4) Developer rightfully obtains from a third party who has the right to transfer or disclose it without breach or violation of any obligation of confidentiality. All Confidential Information remains the sole property of [Licensee Name] or its suppliers. Developer has no implied licenses or other rights in the Confidential Information not specifically granted in Section 1.

5.0 NONDISCLOSURE AND NON USE OF CONFIDENTIAL INFORMATION.

Developer will not disclose, publish, or disseminate Confidential Information (as defined in Section 4 above) to anyone other than those of its employees and contractors with a demonstrable need to know who have binding, written, confidentiality obligations to Developer that protect such Confidential Information against unauthorized disclosure. Developer agrees not to decompile, reverse engineer, disassemble or otherwise reduce the Software to a human perceivable form, and Developer will not modify (except for header files provided that Developer does not distribute such modifications) network, rent, lease, or loan the Software in whole or in part. Developer further agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Confidential Information. Developer agrees to accept Confidential Information for the sole purpose of effecting the permitted uses of the Software as set forth in Section 1 above. Developer agrees not to use Confidential Information otherwise for its own or any third party’s benefit without the prior written approval of an authorized representative of [Licensee Name] in each instance.

6.0 VERIFICATION OF COMPLIANCE.

Developer agrees that authorized [Licensee Name] representatives with reasonable advance notice at reasonable times may inspect the site where the Software is located, copies of other Confidential Information and Developer’s Software access log in order to verify that Developer is complying with its obligations under this Agreement.

7.0 WARRANTY DISCLAIMER.

The Software may be designated as alpha, beta, development, prerelease, untested, or not fully tested versions of the Software. The Software may contain errors that could cause failures or loss of data, and may be incomplete or contain inaccuracies. DEVELOPER EXPRESSLY ACKNOWLEDGES AND AGREES THAT USE OF THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION IS AT DEVELOPER’S SOLE RISK. THE SOFTWARE AND OTHER CONFIDENTIAL INFORMATION ARE PROVIDED “AS IS” AND WITHOUT WARRANTY OF ANY KIND AND [LICENSEE NAME] AND ITS SUPPLIERS EXPRESSLY DISCLAIM ALL WARRANTIES, TERMS AND CONDITIONS, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES, TERMS AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE,

NONINFRINGEMENT OF THIRD PARTY RIGHTS, AND SATISFACTORY QUALITY. NEITHER [LICENSEE NAME] NOR ITS SUPPLIERS WARRANT THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION ARE

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SUITABLE FOR DEVELOPER’S USE OR THAT THE OPERATION OF THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT DEFECTS IN THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION WILL BE CORRECTED. FURTHERMORE, NEITHER [LICENSEE NAME] NOR ITS SUPPLIERS WARRANTS OR MAKES ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION OR IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY [LICENSEE NAME] SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS AGREEMENT. NO USE OF ANY PORTION OF THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION IS AUTHORIZED HEREUNDER EXCEPT UNDER THIS DISCLAIMER. Developer acknowledges that [Licensee Name] or its suppliers may not have publicly announced the availability of the Software, that [Licensee Name] has not promised or guaranteed to Developer that such Software will be announced or made available to anyone in the future, and that [Licensee Name] has no express or implied obligation to Developer to announce or introduce the Software or any similar or compatible product, or to continue to offer or support the Software in the future.

8.0 TERM AND TERMINATION.

This Agreement will continue in effect until terminated in accordance with this Section. Developer may terminate this Agreement at any time, for any reason, but only by returning to [Licensee Name]: (1) the Software and all existent copies of other Confidential Information on any tangible medium, and (2) a written certification by an authorized representative of Developer that all tangible copies of the Software and any other Confidential Information have been returned to [Licensee Name] or completely destroyed and that all electronic memories have been purged of any Confidential Information. [Licensee Name] may terminate this Agreement at any time, with or without cause, immediately upon written notice to Developer. Within seven (7) days of Developer’s receipt of [Licensee Name]’s termination notice, or earlier if requested by [Licensee Name], Developer will return the Software and all other Confidential Information as provided in this Section. All obligations of Developer under this Agreement will continue to bind Developer until Developer has fully complied with the foregoing requirements of this Section concerning the return of [Licensee Name] materials. Following termination of this Agreement for any reason, the provisions of Sections 4, 5 and 7 through 17, shall survive.

9.0 DISCLAIMER OF LIABILITY.

UNDER NO CIRCUMSTANCES SHALL [LICENSEE NAME] OR ITS SUPPLIERS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR REVENUE, OR INTERRUPTION OF BUSINESS IN ANY WAY ARISING OUT OF OR RELATED TO THE USE OR INABILITY TO USE THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION OR [LICENSEE NAME]’S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF [LICENSEE NAME] HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.0 NO ASSIGNMENT.

Developer may not assign or otherwise transfer this Agreement or the rights or obligations hereunder, either in whole or in part, whether voluntarily or by operation of law, without the prior written consent of [Licensee Name], which consent may be withheld in [Licensee Name]’s sole discretion, and any attempted transfer or assignment is null and void and shall be deemed a material breach of this Agreement.

11.0 INJUNCTIVE RELIEF.

Developer acknowledges and agrees that the copying, disclosure or use of the Software or Confidential Information in a manner inconsistent with any provision of this Agreement shall cause irreparable injury to [Licensee Name] for which [Licensee Name] will not have an adequate remedy at law. Accordingly, [Licensee Name] shall be entitled to seek equitable relief in court, including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions.

12.0 EXPORT LAW ASSURANCE.

The Software and Confidential Information supplied hereunder is subject to all pertinent import and export laws of the United States, including specifically the U.S. Export Administration Regulations (“EAR”) and the laws of the country in which Developer obtained them. Developer agrees that it will be solely responsible for compliance with all such laws. In particular, Developer agrees that it will not export, re-export, or transfer, directly or indirectly, the Software to any person, firm or country on the Denied Persons List, Entity List, Debarred Parties or Specially Designated Nationals lists or to Afghanistan, Cuba, Iran, Iraq, Libya, North Korea, Federal Republic of Yugoslavia (Serbia only), Sudan, or Syria or any other country or entity designated by the U.S. Government as prohibited by U.S. law, or nationals thereof, and that it is not located in such a country or on such a list. Developer agrees that it will not transfer, export or re-export, directly or indirectly, for use or to users in military or proliferation activities (Nuclear, Missile, Chemical or Biological Weapons) without U.S. Government authorization (by export license or regulation). Developer agrees that, upon request, it will provide additional end use/end user information or written acceptance of requirements and responsibilities to comply with U.S. export license requirements. Developer agrees to be bound by any

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future modifications of the foregoing list of restricted destinations by amendments to the EAR or other U.S. government regulations. These requirements shall survive the term or termination of the Agreement.

13.0 NO TRADEMARK LICENSE.

Developer acknowledges that [Licensee Name] or its suppliers are the sole owners of all trademark rights in the marks HotSync, Graffiti, Palm, Palm OS, PalmModem, PalmPoint, PalmConnect, Palm III, Palm V, Palm VII, Palm. Net and the Palm Powered logo. Developer agrees to do nothing inconsistent with such ownership. Developer acknowledges that this Agreement does not grant any rights to use any of the foregoing trademarks or any other trademark of [Licensee Name], its suppliers or any of their affiliates, even if such marks are included in any of the materials provided to Developer hereunder.

14.0 OWNERSHIP.

All rights not expressly granted hereunder are reserved by [Licensee Name] or its suppliers, and no rights or licenses are implied by this Agreement. Without limiting the foregoing, no right is granted to distribute all or any portion of the Software. The Software provided may only be used as expressly provided in Section 1 and for no other purpose whatsoever. Developer acknowledges and agrees that as between [Licensee Name] and Developer, [Licensee Name] owns all right, title and interest in and to the Software, including, but not limited to, any and all patents, copyrights, trade secrets, trademarks and other intellectual property and proprietary rights therein not expressly granted to Developer. Any ideas with respect to the Software and any modifications and the like made by Developer to the Software (“Supportive Information”) will be the property of [Licensee Name] or its suppliers. Developer agrees to assign, and hereby assigns, all right, title and interest worldwide in the Supportive Information and the related intellectual property rights to [Licensee Name] and agrees to assist [Licensee Name], at [Licensee Name]’s expense, in perfecting and enforcing such rights.

15.0 GOVERNMENT END USERS.

The Software and related documentation are a “commercial item,” as that term is defined in 48 C.F.R. 2.101 (Oct. 1995), consisting of “commercial computer software” and “commercial computer software documentation,” as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995), all U.S. Government End Users acquire the Software and related documentation with only those rights set forth herein.

16.0 RELATIONSHIP OF THE PARTIES.

Nothing stated in this Agreement will be construed as creating the relationships of joint venturers, partners, employer and employee, franchisor and franchisee, master and servant, or principal and agent.

17.0 ENGLISH LANGUAGE.

The parties hereto confirm that they have requested that this Agreement and all related documents be drafted in English. Les parties ont exigé que le présent contrat et tous les documents connexes soient rédigés en anglais

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EXHIBIT H

DEVELOPER PROGRAMS

PalmSource and Licensee commit to the follow obligations:

1. Definitions

1.1.	Licensee API’s – Application Program Interfaces (API’s) that are publicly available to third party developers.

1.2.	Support Site – website provided by PSI to support third party developers.

2. Development Technical Services

PalmSource will:

•	Support the publicly documented APIs, including both handheld and desktop APIs, that are part of PS OS Software.

•	Provide the “Support Site” where developers for any PS OS or Application Software device can go to find technical information, including Frequently Asked Questions (FAQ’s), Sample Code, Software Development Kits (SDKs), API Documentation, White Papers and other related material for both the core platform APIs and access to all Licensee API’s specific to Licensee Products.

Licensee will:

•	Provide introductory training on its Licensee APIs to PalmSource.

•	Jointly develop a process for escalation of questions from PalmSource that are related to the Licensee’s APIs, prior to public announcement of Licensee Products.

3. Development Documentation

PalmSource will:

•	Create, maintain and provide developer documentation for the public PS OS and Application Software APIs.

•	Provide style guidelines for developer documentation to Licensee.

Licensee will:

•	Provide appropriate developer documentation for its Licensee API’s.

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4. Development Programs

PalmSource will:

•	Provide URL links and/or information about certain Licensee programs for PS OS and Application Software developers on the Support Site.

•	Provide the option to developers who have successfully registered in the PalmSource OS and Application developer program to register in the Licensee’s developer program.

•	Provide access to appropriate PS OS and Application Software communication vehicles, such as the monthly developer newsletter.

•	Send a communication to the PalmSource developer community to announce Licensee.

•	Where PalmSource has a developer programs registration page, provide the option to developers who have successfully registered in the PalmSource developer program to register in the Licensee developer program.

Licensee will:

•	Where Licensee has a web site for developers, provide URL links to and/or information about PalmSource developer programs. The developer page will include the following paragraph, which will appear prominently on the page. “Additional developer programs and tools for the PS OS and Application Software are available at www.Palm.com/dev (or successor thereto).”

•	Where Licensee has a developer programs registration page, provide the option to developers who have successfully registered in the Licensee’s developer program to register in the PalmSource OS and Application developer program.

•	Where Licensee makes such vehicles available, provide access to PalmSource for communication with developers.

•	Promptly after a press release announcing this Agreement has been issued, send a communication out to Licensee’s developer community announcing this Agreement and containing a short description of the PS OS and Application Software and a link to the PalmSource OS and Application Developer Program home page and registration page.

5. Development Conferences.

Licensee will:

•	Be a sponsor of at least [**] PalmSource Developer Conferences per calendar year (to be selected by Licensee) at not less than the [**] level of sponsorship, provided that PalmSource will charge Licensee no more than PalmSource charges similarly situated licensees for such sponsorship level and in any event not more than [**] per conference. Licensee will provide appropriate technical, marketing, and business content for sessions related to Licensee Products. Licensee will also provide units and required infrastructure and personnel for any labs or training sessions.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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•	Be a sponsor of PalmSource platform developer conferences or events as deemed appropriate by Licensee, at PalmSource’s then-current rate for the sponsorship level at which Licensee wishes to participate.

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EXHIBIT I

PALMSOURCE TRADEMARKS

1.	Palm Powered Logo.

2.	Other PS Compatibility Trademarks.

“PS COMPATIBILITY TRADEMARKS” means the then-current trademarks that PalmSource generally licenses to licensees of the PS Licensed Products to identify the compatibility of the PS OS Software and/or other PS Licensed Products, as applicable, with the Test Criteria, including the Palm Powered Logo.

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EXHIBIT J

MINIMUM TERMS AND CONDITIONS OF ENTERPRISE SITE LICENSE

1.	Subject to the terms of this agreement, [Licensee] grants [End User] a non-exclusive, royalty-free, non-assignable and non-transferable license to reproduce and install the PS Desktop Software in executable form on personal computers owned or leased by [End User] for [End User]’s internal use.

2.	[End User] agrees that the PS Desktop Software may be used only in connection with [Licensee’s] handheld products running Palm OS® as its primary operating system (the “Products”) and may not be distributed outside [End User]. [End User] shall notify the users of such personal computers that the PS Desktop Software may be used only in connection with the Products and may not be distributed outside [End User].

3.	[End User] agrees that it shall keep records of the number of copies of the PS Desktop Software it installs and the number of Products purchased by [End User]. Upon request by [Licensee], [End User] shall promptly report in writing to [Licensee] the number of copies of the PS Desktop Software installed by [End User].

4.	Except as explicitly otherwise set forth in this agreement, the use of the PS Desktop Software shall be governed by the terms and conditions of the [Licensee] End User License Agreement [set forth in Exhibit G] accompanying the Products. [End User] shall ensure that all use of the PS Desktop Software shall fully comply with such terms and conditions.

5.	[End User] may not assign its right under the Enterprise Site License Agreement or transfer any copies of the PS Desktop Software to any third party, whether by operation of law otherwise, without the prior written consent of [Licensee]. In addition, in the event [End User] desires to assign certain rights to the PS Desktop Software to a third party contractor in order to outsource the management of installation and other IT management functions related to installing, using or maintaining the PS Desktop Software for [End User] and provided that [Licensee] has provided its written consent to [End User] for such assignment, [End User] agrees that any breach of [End User’s] obligations hereunder to [Licensee] or its suppliers by such third party constitutes a breach by [End User] and [End User] agrees to enforce each such obligation against its third party contractors and to assist [Licensee] and its suppliers in protecting their confidential information and intellectual property.

6.	Except as set forth above or in the End User Software License Agreement accompanying the Products, [Licensee] does not grant [End User] any rights (whether by license, ownership or otherwise) in or to patents, copyrights, trade secrets, trademarks, or any other intellectual property rights with respect to the PS Desktop Software.

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7.	PalmSource is a specified third party beneficiary of the Enterprise Site License Agreement.

8.	EXCEPT FOR ANY LIMITED WARRANTIES PROVIDED BY [LICENSOR], NEITHER [LICENSOR] NOR ITS SUPPLIERS MAKE ANY WARRANTIES, TERMS OR CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, AND SATISFACTORY QUALITY ARE EXPRESSLY EXCLUDED ON BEHALF OF [LICENSOR] AND ITS SUPPLIERS.

9.	IN NO EVENT SHALL [LICENSOR] OR ITS SUPPLIERS HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OR LIABILITIES OF ANY KIND OR FOR LOSS OF REVENUE, LOSS OF BUSINESS, OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF [LICENSOR] OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

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EXHIBIT K

DEVELOPER SUPPORT

A. PalmSource shall provide certain Licensee-identified strategic third-party developers of software applications with technical support as set forth in this Exhibit K (“Developer Support”).

Licensee will identify in writing a list of strategic developers (“Strategic Developers”) who may receive technical support services from Licensee developer technical support (“Licensee DTS”) and Licensee engineering. These support services are connected to software or peripheral development related to, or bundled with Licensee Products. When Licensee determines that a Strategic Developer’s support request goes beyond Licensee’s area of expertise and is related to the PS Licensed Products, Licensee can forward such request to PalmSource’s Licensee Services’ Technical Project Manager assigned to Licensee. This Technical Project Manager assigns the support request to an appropriate support engineer and establishes a direct communication protocol between the Strategic Developer and the engineer until such technical support request has been resolved. This communication protocol will include at minimum a requirement to include the Licensee liaison and PalmSource Technical Project Manager in any e-mail exchange. Once the technical support request is resolved, and confirmed in writing to be closed by Licensee, Licensee will continue further support of the Strategic Developer. The support terms and conditions for this Section A are based on the support terms and conditions of Exhibit F (“Post Development Support”).

Hours expended by PalmSource in providing the foregoing support shall be tracked by PalmSource and reviewed by Licensee and PalmSource in the quarterly meetings as described in Section E below.

B. PalmSource shall provide Licensee key and community third-party developers (“Licensee Key Developers” and “Community Third Party Developers”, respectively) of software applications with technical support as set forth in this Exhibit K (‘Developer Support”).

Licensee shall redirect the (i) Community Third Party Developers, (ii) Licensee Key Developers, and (iii), at Licensee’s sole discretion, strategic developers with support needs unrelated to Licensee Product development to PalmSource’s developer support website. PalmSource shall provide such developers with Developer Technical Support according to the then standard PalmSource Developer Technical Support terms, listed on http://www.palmos.com/dev/support (or any successor thereto). PalmSource shall provide such support offerings for free or for fee at its sole discretion, based on the support terms and conditions generally available to any member of the Palm OS Developer Program, or any successor developer program.

C. Licensee shall provide second level support directly to PalmSource to assist PalmSource in answering device-related developer support questions relating to Licensee Products as set forth in this Exhibit K (“Developer Support”).

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PalmSource agrees to provide Developer Technical Support (“PalmSource DTS”) services to its Palm OS Developer Program members. When a support request pertains to an area of expertise related to Licensee Product specific features, and PalmSource is unable to answer such request, PalmSource DTS can request assistance from Licensee DTS, through the Licensee Services Technical Project Manager assigned to Licensee. Licensee DTS will assist PalmSource DTS in accordance to Licensee’s then current support offering for Strategic Developers, and specifically the technical support offering for Tier 2 Developers. Hours expended by Licensee to provide the foregoing support shall be tracked by Licensee and reviewed by Licensee and PalmSource in the quarterly meetings as described in Section E below.

D. Resource commitments

Licensee shall provide PalmSource with access to the then-current Licensee developer program used to support Strategic Developers, including, but not limited to, Licensee specific SDKs, access to pre-release hardware and, following release, a minimum of two (2) of each particular shipping Licensee Product. Licensee shall also provide electronic access to pre-release software provided to Licensee by Strategic Developers during Licensee Product development.

E. Licensee and PalmSource shall have quarterly meetings to review the status of all third-party developer technical support activity.

During the term of this Agreement, Licensee and PalmSource will have quarterly meetings regarding Developer Technical Support. During these meetings various topics will be reviewed between Developer Technical Support management and Developer Technical Support Engineers of both parties, including, but not limited to, resource usage based on time spent by either party to fulfill on support obligations listed under Section A and C above, sharing of new technologies included in upcoming products, and a review of trends in technical support requests.

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SOURCE CODE ATTACHMENT NO. 1

MODIFIABLE SOURCE CODE: All source code for PS MultiMail Deluxe Software.

LIMITED PURPOSE OF MODIFICATION: Unlimited

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SOURCE CODE ATTACHMENT NO. 2

MODIFIABLE SOURCE CODE: PS Source Code for PS Desktop Software version 4.x (including the conduit and extensions) and the personal information management applications listed below (the “PIM Apps”). The parties acknowledge that this PS Source Code has already been provided to Licensee under the Original Agreement.

Desktop Framework:

- All 4.x source files required to build the Palm Desktop versions 4.x

PIM Apps:

- All 4.x source files required to build the following four PIM applications as Windows Desktop Extensions and as device applications

- Contacts	// PSI equivalent is Address

- Calendar	// PSI equivalent is Date Book

- Tasks	// PSI equivalent is To Do List

- Memos	// PSI equivalent is Memo Pad

Conduits:

- All 4.x source files required to build the following Macintosh and Windows Conduits

Windows Conduits

- Contacts	// PSI equivalent is Address Book conduit

- Calendar	// PSI equivalent is Date Book conduit

- Tasks	// PSI equivalent is To Do List conduit

- Memos	// PSI equivalent is Memo Pad conduit

Macintosh Conduits

- Contacts	// PSI equivalent is Address Book conduit

- Calendar	// PSI equivalent is Date Book conduit

- Tasks	// PSI equivalent is To Do List conduit

- Memos	// PSI equivalent is Memo Pad conduit

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LIMITED PURPOSE OF MODIFICATION: Continued support for the PSI Desktop framework, and on-going development and support of the PIM Extensions for Licensee’s “Mullet” and “Hawkeye” projects, substantially as developed and disclosed by Licensee to PalmSource as of the ARSLA Execution Date. These Extensions match the feature set for the device PIM changes. In addition, Licensee may develop and implement the following features, subject to the test requirements set forth below (collectively, the “Bumblebee Project”):

1.	Invitations via email are entered into the datebook with list of attendees and other information.

2.	Time zone support for events.

3.	New list views in contact manager, and new kinds of sort such as first names.

4.	Ability to add photos to contact profiles.

5.	Contacts listed (grouped) by company name.

6.	Low resolution screen support for Mullet.

ADDITIONAL TERMS:

The license set forth in Section 2.9(b)(ii) with respect to source code for PS Desktop Software and PIM Apps shall be further limited as follows:

(i) License Term and Scope. The license for the PS Desktop Software (including the desktop framework, extensions and conduit) and PIM Apps shall expire on January 31, 2004, provided that such license shall remain in effect with respect to the Bumblebee Project until July 30, 2004.

(ii) Ownership of Licensee Modifications. The parties agree that the PS Desktop Software (including the desktop framework, extensions, and conduits) and PIM Apps developed by Licensee under this Source Code Attachment (including prior to the Amendment Effective Date) are Licensee Modifications. Licensee agrees that PalmSource shall own all Licensee Modifications to the PS Desktop Software and the PIM Apps made by or for Licensee under this Source Code Attachment. Licensee hereby agrees to assign to PalmSource ownership of all such Licensee Modifications in accordance with Section 10.6 (Further Assurances).

(iii) Monthly Snapshots of Licensee Modifications. Within the first week of the start of each month during the term of the license, Licensee will deliver to PalmSource a Snapshot of the Licensee Modifications to the PS Desktop Software (including framework, extensions and conduit) and the PIM Apps in source and object code form. At the time of each delivery, Licensee shall also provide release notes that reasonably document all Licensee Modifications

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included in the applicable Snapshot. Promptly upon termination of the applicable license, Licensee shall return to PalmSource all copies of the source code and source code documentation for the PS Desktop Software and PIM Apps, as applicable, and related Licensee Modifications; provided, however, Licensee make keep a copy of the Licensee Modifications to such PS Source Code after this Source Code Attachment expires for error corrections in accordance with Section 2.9(b)(i)(1) of the Agreement (which code shall, for all purposes thereunder, be deemed to be Released Code). Licensee shall provide to PalmSource a subject matter expert who understands all of the Licensee Modifications to the PS Desktop Software and PIM Apps for at least one hour of consulting and training (without charge to PalmSource) on the day after (or other mutually agreed time promptly after) every Snapshot is provided by Licensee. In addition, Licensee shall, in good faith and in a reasonable timeframe, provide answers to PalmSource’s technical questions concerning any of the Licensee Modifications to the PS Desktop Software and PIM Apps.

(iv) Release of Licensee Modifications and Future Compatibility. PalmSource hereby grants Licensee permission to release and distribute the existing version (and error corrections thereof) of the Licensee Modifications to the PS Desktop Software (including the desktop framework, extensions and conduit) and the PIM Apps (code named projects “Mullet” and “Hawkeye”) in existence as of the ARSLA Execution Date on version 5.x of the PS OS Software in accordance with the provisions of the Agreement, provided such Licensee Modifications pass the Test Criteria in effect as of the ARSLA Execution Date and provided further that existing third party applications made using PalmSource’s SDK function substantially the same with such Licensee Modifications as with the unmodified PS Desktop Software and with existing Palm OS handheld devices. To determine if the Licensee Modifications are functioning substantially the same as described in the preceding sentence, the parties will diligently cooperate to establish a test suite to confirm compatibility with existing third party applications, including use of PalmSource’s testing tool known as “Howdy” and tests using the top one hundred (100) applications and top five (5) selling Palm OS handheld devices. For the specific Licensee Modifications to be made for the Bumblebee Project, the parties will work together after the ARSLA Execution Date in good faith to determine if the Test Criteria and the above test suite need to be modified in a way that enables the parties to test such new features and functionality and, if so, how it should be modified. Licensee agrees not to release a particular Licensee Modification made under this attachment until it satisfies the testing requirements described in this Section.

(v) Support. Licensee shall provide: (a) technical support of the PS Desktop Software and PIM Apps to PalmSource relating to PalmSource’s integration of the modifications to the PS Desktop Software and the PIM Apps into PalmSource’s platform, in accordance with the terms of Exhibit E, as though Licensee were in the place of PalmSource, and (b) customer support to Licensee customers relating to the modifications for the PS Desktop Software and PIM Apps in accordance with the terms of Exhibit F of the Agreement, as though Licensee were in the place of PalmSource.

RESTRICTED PERIODS:

1.	PIM Apps. PSI shall not, directly or indirectly, provide the portions of the

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Licensee Modifications which implement the features identified below in the PIM Apps (the “Modified PIM App Features”) to end users of handheld devices (including smartphones) until the earlier of: (i) six (6) months after Licensee’s first commercial shipment of a product that incorporates that Modified PIM App Feature, or (ii) April 30, 2004. PSI may license the Modified Feature during such period, subject to a restriction that the Modified PIM App Feature will not be provided to end users of handheld devices (including smartphones) during such period. Licensee shall use reasonable efforts to include comments within the modified source code to enable PSI to identify these Modified PIM App Features. PSI shall not license, distribute, transfer or deliver any of these Modified PIM App Features to any parent, subsidiary, affiliate or other third party for the purposes of circumventing the provisions of this paragraph. Further, PSI shall abide by its obligations under this Section in good faith, and shall not purposely copy, memorize or otherwise utilize the Modified PIM App Feature in a way that defeats this restriction in this Section. However, PSI reserves the right to implement, and have third parties implement, the same or substantially the same features without copying, in whole or in part, the specific source code (or resulting object code) for the Modified PIM App Feature that is developed and delivered by Licensee.

Modification relating to these features:

shared categories in the DateBook through beaming

Color DateBook categories

“Smart” agenda view — keeps you up to date on the most important things you need to attend to “today”

Dates that span midnight

Year view

Multiple Addresses (e.g., alternate addresses)

Instant Messaging fields

Alarmed to-dos

Repeating to-dos

Location field in DateBook events

2. Bumblebee Project. PSI shall not, directly or indirectly, provide the portions of

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the Licensee Modifications which implement the Bumblebee Project features identified below in the PIM Apps (the “Bumblebee Features”) to end users of handheld devices (including smartphones) until the earlier of: (i) six (6) months after Licensee’s first commercial shipment of a product that incorporates that Bumblebee Feature, or (ii) October 31, 2004. PSI may license the Bumblebee Feature during such period, subject to a restriction that the Bumblebee Feature will not be provided to end users of handheld devices (including smartphones) during such period. Licensee shall use reasonable efforts to include comments within the modified source code to enable PSI to identify these Bumblebee Features. PSI shall not license, distribute, transfer or deliver any of these Bumblebee Features to any parent, subsidiary, affiliate or other third party for the purposes of circumventing the provisions of this paragraph. Further, PSI shall abide by its obligations under this Section in good faith, and shall not purposely copy, memorize or otherwise utilize the Bumblebee Feature in a way that defeats this restriction in this Section. However, PSI reserves the right to implement, and have third parties implement, the same or substantially the same features without copying, in whole or in part, the specific source code (or resulting object code) for the Bumblebee Feature that is developed and delivered by Licensee.

Modification relating to these features:

Invitations via email are entered into the datebook with list of attendees and other information

Time zone support for events

New list views in contact manager, and new kinds of sort such as first names

Ability to add photos to contact profiles

Contacts listed (grouped) by company name

Low resolution screen support for Mullet

Except with respect to the Modified PIM App Features and the Bumblebee Features for the limited periods set forth above, PSI shall have the right to copy, use, commercially release and otherwise exploit all Licensee Modifications for the PS Desktop Software and all other portions of the PIM Apps without restriction.

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SOURCE CODE ATTACHMENT NO. 3

[Attached]

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SOURCE CODE ATTACHMENT NO. 4

LIMITED PURPOSE OF MODIFICATION: To implement the following features, subject to the test requirements set forth below. These features have not been fully specified by Licensee. However, it is understood that they will require modifications to only a limited set of files in each area described below.

AddressSort: to update the ARM sort library to match for Licensee’s devices

MODIFIABLE SOURCE CODE: The parties have not identified the specific additional files that will be required as of the ARSLA Execution Date. Promptly after the ARSLA Execution Date, PalmSource and Licensee will identify a limited set of files in the areas described below that need to be modified as reasonably necessary to implement the features described above as such features are specified by Licensee in reasonable detail. PalmSource will promptly provide the necessary source code files to Licensee and, without limiting the foregoing, will make reasonable efforts to provide these source code files within ten (10) days after they are identified. PalmSource agrees to promptly provide to Licensee a limited number of the other necessary files from the areas described below that are subsequently identified as also being as reasonably necessary to implement the features described above. The source code files provided hereunder will be from the unmodified Palm OS 5.2.1 (as released by PalmSource).

Module area (a limited set of specific files to be identified)

AddressSort

ADDITIONAL TERMS:

The license set forth in Section 2.9(b)(ii) with respect to source code provided hereunder shall be further limited as follows:

(i) License Term. The license shall expire on January 31, 2004.

(ii) Ownership of Licensee Modifications. Licensee agrees that PalmSource shall own all Licensee Modifications relating to the PS Source Code provided under this attachment. Licensee hereby agrees to assign to PalmSource ownership of all such Licensee Modifications in accordance with Section 10.6 (Further Assurances). However, Licensee may retain ownership of any Licensee Add-On Modules that Licensee develops as set forth in Section 10.5.

(iii) Quarterly Snapshots of Licensee Modifications. Licensee will deliver to PalmSource all Licensee Modifications within sixty (60) days after the end of each quarter of each Contract Year of this Agreement, in accordance with Section 10.5 of the Agreement. At the time of each delivery, Licensee shall also provide release notes that reasonably document all Licensee Modifications included in the Snapshot. Promptly following termination of the license under this Source Code Attachment, Licensee shall return to PalmSource all copies of the source code and source code documentation for the PS Source Code and related Licensee Modifications; provided, however, Licensee make keep a copy of the Licensee Modifications to

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such PS Source Code after this Source Code Attachment expires for error corrections in accordance with Section 2.9(b)(i)(1) of the Agreement (which code shall, for all purposes thereunder, be deemed Released Code). Licensee shall provide to PalmSource a subject matter expert who understands the Licensee Modifications to this PS Source Code for at least one hour of consulting and training (without charge to PalmSource) on the day after (or other mutually agreed time promptly after) every Snapshot is provided by Licensee. In addition, Licensee shall, in good faith and in a reasonable timeframe, provide answers to PalmSource’s technical questions concerning any of the Licensee Modifications to this PS Source Code.

(iv) Test Criteria and Release Requirements. PalmSource hereby grants Licensee permission to release and distribute the Licensee Modifications made hereunder in accordance with the provisions of the Agreement, provided that such Licensee Modifications pass the Test Criteria for the unmodified Palm OS 5.2.1 and use the same external and internal APIs for the module areas described above as the unmodified Palm OS 5.2.1 as released by PalmSource. The parties agree to work together diligently and in good faith and in a timely manner to develop reasonable, new compatibility and certification tests as needed to test the external and internal APIs for the module areas described above to ensure consistent and compatible operation with those used in the unmodified Palm OS 5.2.1 as released by PalmSource. To this end, Licensee will use diligent efforts to promptly provide PalmSource with information in writing as required for PalmSource to create such compatibility and certification tests, and PalmSource will use diligent efforts to promptly create such compatibility and certification tests, in order for the Licensee Modifications to be released in a timely fashion. Licensee shall not release or distribute any Licensee Modifications to the PS Source Code made hereunder unless the Licensee Products incorporating such Licensee Modifications satisfy the requirements of this Section (including passing the compatibility and certification tests created hereunder).

(v) Support. Licensee shall provide: (a) technical support for the modified PS Source Code to PalmSource relating to PalmSource’s integration of the modifications to the PS Source Code into PalmSource’s platform, in accordance with the terms of Exhibit E, as though Licensee were in the place of PalmSource, and (b) customer support to Licensee customers relating to the modifications for the PS Source Code in accordance with the terms of Exhibit F of the Agreement, as though Licensee were in the place of PalmSource.

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SOURCE CODE ATTACHMENT NO. 5

LIMITED PURPOSE OF MODIFICATION: To implement the following features, subject to the test requirements set forth below. These features have not been fully specified by Licensee. However, it is understood that they will require modifications to only a limited set of files in each area described below.

DDEditor: to add support in ddEdit tool for additional record fields.

MODIFIABLE SOURCE CODE: The parties have not identified the specific additional files that will be required as of the ARSLA Execution Date. Promptly after the ARSLA Execution Date, PalmSource and Licensee will identify a limited set of files in the areas described below that need to be modified as reasonably necessary to implement the features described above as such features are specified by Licensee in reasonable detail. PalmSource will promptly provide the necessary source code files to Licensee and, without limiting the foregoing, will make reasonable efforts to provide these source code files within ten (10) days after they are identified. PalmSource agrees to promptly provide to Licensee a limited number of the other necessary files from the areas described below that are subsequently identified as also being as reasonably necessary to implement the features described above. The source code files provided hereunder will be from the unmodified Palm OS 5.2.1 (as released by PalmSource).

Module area (a limited set of specific files to be identified)

DDEditor

DDEditor share libraries and related header and other source files (includes all portable, panel, editor and related configuration source code)

ADDITIONAL TERMS:

The license set forth in Section 2.9(b)(ii) with respect to source code provided hereunder shall be further limited as follows:

(i) License Term. The license shall expire on January 31, 2004.

(ii) Ownership of Licensee Modifications. Licensee agrees that PalmSource shall own all Licensee Modifications relating to the PS Source Code provided under this attachment. Licensee hereby agrees to assign to PalmSource ownership of all such Licensee Modifications in accordance with Section 10.6 (Further Assurances). However, Licensee may retain ownership of any Licensee Add-On Modules that Licensee develops as set forth in Section 10.5.

(iii) Quarterly Snapshots of Licensee Modifications. Licensee will deliver to PalmSource all Licensee Modifications within sixty (60) days after the end of each quarter of each Contract Year of this Agreement, in accordance with Section 10.5 of the Agreement. At the time of each delivery, Licensee shall also provide release notes that reasonably document all

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Licensee Modifications included in the Snapshot. Promptly following termination of the license under this Source Code Attachment, Licensee shall return to PalmSource all copies of the source code and source code documentation for the PS Source Code and related Licensee Modifications; provided, however, Licensee make keep a copy of the Licensee Modifications to such PS Source Code after this Source Code Attachment expires for error corrections in accordance with Section 2.9(b)(i)(1) of the Agreement (which code shall, for all purposes thereunder, be deemed Released Code). Licensee shall provide to PalmSource a subject matter expert who understands the Licensee Modifications to this PS Source Code for at least one hour of consulting and training (without charge to PalmSource) on the day after (or other mutually agreed time promptly after) every Snapshot is provided by Licensee. In addition, Licensee shall, in good faith and in a reasonable timeframe, provide answers to PalmSource’s technical questions concerning any of the Licensee Modifications to this PS Source Code.

(iv) Test Criteria and Release Requirements. PalmSource hereby grants Licensee permission to release and distribute the Licensee Modifications made hereunder in accordance with the provisions of the Agreement, provided that such Licensee Modifications pass the Test Criteria for the unmodified Palm OS 5.2.1 and use the same external and internal APIs for the module areas described above as the unmodified Palm OS 5.2.1 as released by PalmSource. The parties agree to work together diligently and in good faith and in a timely manner to develop reasonable, new compatibility and certification tests as needed to test the external and internal APIs for the module areas described above to ensure consistent and compatible operation with those used in the unmodified Palm OS 5.2.1 as released by PalmSource. To this end, Licensee will use diligent efforts to promptly provide PalmSource with information in writing as required for PalmSource to create such compatibility and certification tests, and PalmSource will use diligent efforts to promptly create such compatibility and certification tests, in order for the Licensee Modifications to be released in a timely fashion. Licensee shall not release or distribute any Licensee Modifications to the PS Source Code made hereunder unless the Licensee Products incorporating such Licensee Modifications satisfy the requirements of this Section (including passing the compatibility and certification tests created hereunder).

(v) Support. Licensee shall provide: (a) technical support for the modified PS Source Code to PalmSource relating to PalmSource’s integration of the modifications to the PS Source Code into PalmSource’s platform, in accordance with the terms of Exhibit E, as though Licensee were in the place of PalmSource, and (b) customer support to Licensee customers relating to the modifications for the PS Source Code in accordance with the terms of Exhibit F of the Agreement, as though Licensee were in the place of PalmSource.

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SOURCE CODE ATTACHMENT NO. 6

LIMITED PURPOSE OF MODIFICATION: To implement the following features, subject to the test requirements set forth below. These features have not been fully specified by Licensee. However, it is understood that they will require modifications to only a limited set of files in each area described below.

MckLib.a and Kernel services: to expand the number of threads to support concurrent activities in the kernel and to update the kernel to allow dynamic allocation of kernel resources (e.g., the sources for MckLib.a and the kernel services such as SysTaskCreate).

Sound Manager: to implement Audio Sink and multiplexing (that uses the Platform Sound Manager) (e.g., the sound manager component that is in the System.prc).

Blitter and the Window Manager: to create offscreen windows and draw directly to the display for the purpose of color space mapping and modal clipping problems.

Memory Manager: Support for resizing (shrinking) handles from the Front rather than (or as well as) from the End. Packets of multimedia data are consumed from the beginning, and since they are very large, need to be freed as soon as possible. Add support for pre-pending the end of one buffer to the beginning of the next. The way that memory packets are generally allocated allows for some very specific and efficient optimizations for this operation.

Database Manager: Certain changes to optimize the storage heap memory for Multimedia. The specific features will be further specified in reasonable detail by Licensee so a limited set of specific files may be identified.

VFS, Expansion Manager, FAT File System Library: to build Source and Sink Plug-ins that interface with data sources and memory of several types, including expansion cards.

NetLib: to build Source and Sink Plug-ins to stream media over networks.

Command Bar and SLIP apps: to provide users with generic media controls in the Command Bar.

MODIFIABLE SOURCE CODE: The source code provided hereunder will include MMLIB1.h from Palm OS 5.2.1, which may be used but will not be modified for the above features. The parties have not identified the specific additional files that will be required as of the ARSLA Execution Date. Promptly after the ARSLA Execution Date, PalmSource and Licensee will identify a limited set of files in the areas described below that need to be modified as reasonably necessary to implement the features described above as such features are specified by Licensee in reasonable detail. PalmSource will promptly provide the necessary source code files to Licensee and, without limiting the foregoing, will make reasonable efforts to provide these source code files within ten (10) days after they are identified. PalmSource agrees to promptly provide to Licensee a limited number of the other necessary files from the areas described below that are subsequently identified as also being as reasonably necessary to implement the features described above. The source code files provided hereunder will be from the unmodified Palm OS 5.2.1 (as released by PalmSource).

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Module area (a limited set of specific files to be identified)

MckLib.a and Kernel services in the System.prc.

Sound Manager

Blitter

Window Manager

Memory Manager

Database Manager

VFS

Expansion Manager

FAT File System Library

SLIP app

netLib

Command Bar

Licensee’s modifications under Source Code Attachments Nos. 6, 7, 8 and 9 are for related features to be supported in certain Licensee Products. If Licensee has overlooked a module for this Source Code Attachment that is listed under one of the other related Source Code Attachments Nos. 6, 7, 8 and 9, the parties will reasonably determine whether that listed module should also be listed on this Source Code Attachment for a specific feature and will include a limited set of files for such module under this Source Code Attachment as reasonably necessary.

ADDITIONAL TERMS:

The license set forth in Section 2.9(b)(ii) with respect to source code provided hereunder shall be further limited as follows:

(i) License Term. The license shall expire on December 3, 2006.

(ii) Ownership of Licensee Modifications. Licensee agrees that PalmSource shall own all Licensee Modifications relating to the PS Source Code provided under this attachment. Licensee hereby agrees to assign to PalmSource ownership of all such Licensee Modifications in accordance with Section 10.6 (Further Assurances). However, Licensee may retain ownership of any Licensee Add-On Modules that Licensee develops as set forth in Section 10.5.

(iii) Quarterly Snapshots of Licensee Modifications. Licensee will deliver to PalmSource all Licensee Modifications within sixty (60) days after the end of each quarter of each Contract Year of this Agreement, in accordance with Section 10.5 of the Agreement. At the

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time of each delivery, Licensee shall also provide release notes that reasonably document all Licensee Modifications included in the Snapshot. Promptly following termination of the license under this Source Code Attachment, Licensee shall return to PalmSource all copies of the source code and source code documentation for the PS Source Code and related Licensee Modifications; provided, however, Licensee make keep a copy of the Licensee Modifications to such PS Source Code after this Source Code Attachment expires for error corrections in accordance with Section 2.9(b)(i)(1) of the Agreement (which code shall, for all purposes thereunder, be deemed Released Code). Licensee shall provide to PalmSource a subject matter expert who understands the Licensee Modifications to this PS Source Code for at least one hour of consulting and training (without charge to PalmSource) on the day after (or other mutually agreed time promptly after) every Snapshot is provided by Licensee. In addition, Licensee shall, in good faith and in a reasonable timeframe, provide answers to PalmSource’s technical questions concerning any of the Licensee Modifications to this PS Source Code.

(iv) Test Criteria and Release Requirements. PalmSource hereby grants Licensee permission to release and distribute the Licensee Modifications made hereunder in accordance with the provisions of the Agreement, provided that such Licensee Modifications pass the Test Criteria for the unmodified Palm OS 5.2.1 and use the same external and internal APIs for the module areas described above as the unmodified Palm OS 5.2.1 as released by PalmSource. The parties agree to work together diligently and in good faith and in a timely manner to develop reasonable, new compatibility and certification tests as needed to test the external and internal APIs for the module areas described above to ensure consistent and compatible operation with those used in the unmodified Palm OS 5.2.1 as released by PalmSource. To this end, Licensee will use diligent efforts to promptly provide PalmSource with information in writing as required for PalmSource to create such compatibility and certification tests, and PalmSource will use diligent efforts to promptly create such compatibility and certification tests, in order for the Licensee Modifications to be released in a timely fashion. Licensee shall not release or distribute any Licensee Modifications to the PS Source Code made hereunder unless the Licensee Products incorporating such Licensee Modifications satisfy the requirements of this Section (including passing the compatibility and certification tests created hereunder).

(v) Support. Licensee shall provide: (a) technical support for the modified PS Source Code to PalmSource relating to PalmSource’s integration of the modifications to the PS Source Code into PalmSource’s platform, in accordance with the terms of Exhibit E, as though Licensee were in the place of PalmSource, and (b) customer support to Licensee customers relating to the modifications for the PS Source Code in accordance with the terms of Exhibit F of the Agreement, as though Licensee were in the place of PalmSource.

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SOURCE CODE ATTACHMENT NO. 7

LIMITED PURPOSE OF MODIFICATION: To implement the following features, subject to the test requirements set forth below. These features have not been fully specified by Licensee. However, it is understood that they will require modifications to only a limited set of files in each area described below.

Expansion Manager/Slot Driver/Filesystem Drivers. To create custom file systems and slot drivers. Some examples include: network filesystem over 802.11b, hard disk over Bluetooth, PC hard disk through USB, mass storage device through SDIO FAT32/NTFS/EXT2 and CompactFlash.

Serial Manager. Extend the capabilities of the serial manager with several virtual serial drivers.

Exchange Manager. Add support for automatically importing and exporting the various file formats such as .gif/.png/.jpeg/.mpg/.mp3 and document formats such as..doc/.xls as well as compression formats such as .zip/.lzw/.arc and .sit.

CardInfo Application. Handle large volume sizes.

VFS Manager. Natively support encrypted and compressed volumes. Support large: NTFS, EXT2 and others to mount/read various different filesystems.

FAT Filesystem: Add FAT32 support.

MODIFIABLE SOURCE CODE: The parties have not identified the specific additional files that will be required as of the ARSLA Execution Date. Promptly after the ARSLA Execution Date, PalmSource and Licensee will identify a limited set of files in the areas described below that need to be modified as reasonably necessary to implement the features described above as such features are specified by Licensee in reasonable detail. PalmSource will promptly provide the necessary source code files to Licensee and, without limiting the foregoing, will make reasonable efforts to provide these source code files within ten (10) days after they are identified. PalmSource agrees to promptly provide to Licensee a limited number of the other necessary files from the areas described below that are subsequently identified as also being as reasonably necessary to implement the features described above. The source code files provided hereunder will be from the unmodified Palm OS 5.2.1 (as released by PalmSource).

Module area (a limited set of specific files to be identified)

VFS Manager

Expansion Manager

FAT File System Library

CompactFlash Slot Driver (if available)

Serial Manager

Exchange Manager

CardInfo Application

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Licensee’s modifications under Source Code Attachments Nos. 6, 7, 8 and 9 are for related features to be supported in certain Licensee Products. If Licensee has overlooked a module for this Source Code Attachment that is listed under one of the other related Source Code Attachments Nos. 6, 7, 8 and 9, the parties will reasonably determine whether that listed module should also be listed on this Source Code Attachment for a specific feature and will include a limited set of files for such module under this Source Code Attachment as reasonably necessary.

ADDITIONAL TERMS:

The license set forth in Section 2.9(b)(ii) with respect to source code provided hereunder shall be further limited as follows:

(i) License Term. The license shall expire on December 3, 2006.

(ii) Ownership of Licensee Modifications. Licensee agrees that PalmSource shall own all Licensee Modifications relating to the PS Source Code provided under this attachment. Licensee hereby agrees to assign to PalmSource ownership of all such Licensee Modifications in accordance with Section 10.6 (Further Assurances). However, Licensee may retain ownership of any Licensee Add-On Modules that Licensee develops as set forth in Section 10.5.

(iii) Quarterly Snapshots of Licensee Modifications. Licensee will deliver to PalmSource all Licensee Modifications within sixty (60) days after the end of each quarter of each Contract Year of this Agreement, in accordance with Section 10.5 of the Agreement. At the time of each delivery, Licensee shall also provide release notes that reasonably document all Licensee Modifications included in the Snapshot. Promptly following termination of the license under this Source Code Attachment, Licensee shall return to PalmSource all copies of the source code and source code documentation for the PS Source Code and related Licensee Modifications; provided, however, Licensee make keep a copy of the Licensee Modifications to such PS Source Code after this Source Code Attachment expires for error corrections in accordance with Section 2.9(b)(i)(1) of the Agreement (which code shall, for all purposes thereunder, be deemed Released Code). Licensee shall provide to PalmSource a subject matter expert who understands the Licensee Modifications to this PS Source Code for at least one hour of consulting and training (without charge to PalmSource) on the day after (or other mutually agreed time promptly after) every Snapshot is provided by Licensee. In addition, Licensee shall, in good faith and in a reasonable timeframe, provide answers to PalmSource’s technical questions concerning any of the Licensee Modifications to this PS Source Code.

(iv) Test Criteria and Release Requirements. PalmSource hereby grants Licensee permission to release and distribute the Licensee Modifications made hereunder in accordance with the provisions of the Agreement, provided that such Licensee Modifications pass the Test Criteria for the unmodified Palm OS 5.2.1 and use the same external and internal APIs for the

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module areas described above as the unmodified Palm OS 5.2.1 as released by PalmSource. The parties agree to work together diligently and in good faith and in a timely manner to develop reasonable, new compatibility and certification tests as needed to test the external and internal APIs for the module areas described above to ensure consistent and compatible operation with those used in the unmodified Palm OS 5.2.1 as released by PalmSource. To this end, Licensee will use diligent efforts to promptly provide PalmSource with information in writing as required for PalmSource to create such compatibility and certification tests, and PalmSource will use diligent efforts to promptly create such compatibility and certification tests, in order for the Licensee Modifications to be released in a timely fashion. Licensee shall not release or distribute any Licensee Modifications to the PS Source Code made hereunder unless the Licensee Products incorporating such Licensee Modifications satisfy the requirements of this Section (including passing the compatibility and certification tests created hereunder).

(v) Support. Licensee shall provide: (a) technical support for the modified PS Source Code to PalmSource relating to PalmSource’s integration of the modifications to the PS Source Code into PalmSource’s platform, in accordance with the terms of Exhibit E, as though Licensee were in the place of PalmSource, and (b) customer support to Licensee customers relating to the modifications for the PS Source Code in accordance with the terms of Exhibit F of the Agreement, as though Licensee were in the place of PalmSource.

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SOURCE CODE ATTACHMENT NO. 8

LIMITED PURPOSE OF MODIFICATION: To implement the following features, subject to the test requirements set forth below. These features have not been fully specified by Licensee. However, it is understood that they will require modifications to only a limited set of files in each area described below.

Desktop USB Driver: Add automatic and simultaneous connection of multiple different ‘clients’ of the USB port.

VFS, Expansion Manager, FAT File System Library: Eliminate the data transfer bottleneck from the VFS/FS/SlotDriver layers. This will be in addition to hardware independent optimization.

HotSync (both the device and desktop): Certain changes to optimize the transfer of large data elements. The specific features will be further specified in reasonable detail by Licensee so a limited set of specific files may be identified. Looking to overcome 64k limit, and look to implement a threaded n-way sync model.

Serial Manager and Serial Link Manager: Implement multiple simultaneous background threads to handle concurrent HotSync and other USB transfer operations.

PadHTal: Modify to ensure compatibility with USB 2.0, USB OTG and HotSync.

MODIFIABLE SOURCE CODE: The parties have not identified the specific additional files that will be required as of the ARSLA Execution Date. Promptly after the ARSLA Execution Date, PalmSource and Licensee will identify a limited set of files in the areas described below that need to be modified as reasonably necessary to implement the features described above as such features are specified by Licensee in reasonable detail. PalmSource will promptly provide the necessary source code files to Licensee and, without limiting the foregoing, will make reasonable efforts to provide these source code files within ten (10) days after they are identified. PalmSource agrees to promptly provide to Licensee a limited number of the other necessary files from the areas described below that are subsequently identified as also being as reasonably necessary to implement the features described above. The source code files provided hereunder will be from the unmodified Palm OS 5.2.1 (as released by PalmSource).

Module area (a limited set of specific files to be identified)

Desktop USB Driver

VFS Manager

Expansion Manager

FAT File System Library

HotSync

Serial Manager and Serial Link Manager

Exchange Manager

PadHTal

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Licensee’s modifications under Source Code Attachments Nos. 6, 7, 8 and 9 are for related features to be supported in certain Licensee Products. If Licensee has overlooked a module for this Source Code Attachment that is listed under one of the other related Source Code Attachments Nos. 6, 7, 8 and 9, the parties will reasonably determine whether that listed module should also be listed on this Source Code Attachment for a specific feature and will include a limited set of files for such module under this Source Code Attachment as reasonably necessary.

ADDITIONAL TERMS:

The license set forth in Section 2.9(b)(ii) with respect to source code provided hereunder shall be further limited as follows:

(i) License Term. The license shall expire on December 31, 2004.

(ii) Ownership of Licensee Modifications. Licensee agrees that PalmSource shall own all Licensee Modifications relating to the PS Source Code provided under this attachment. Licensee hereby agrees to assign to PalmSource ownership of all such Licensee Modifications in accordance with Section 10.6 (Further Assurances). However, Licensee may retain ownership of any Licensee Add-On Modules that Licensee develops as set forth in Section 10.5.

(iii) Quarterly Snapshots of Licensee Modifications. Licensee will deliver to PalmSource all Licensee Modifications within sixty (60) days after the end of each quarter of each Contract Year of this Agreement, in accordance with Section 10.5 of the Agreement. At the time of each delivery, Licensee shall also provide release notes that reasonably document all Licensee Modifications included in the Snapshot. Promptly following termination of the license under this Source Code Attachment, Licensee shall return to PalmSource all copies of the source code and source code documentation for the PS Source Code and related Licensee Modifications; provided, however, Licensee make keep a copy of the Licensee Modifications to such PS Source Code after this Source Code Attachment expires for error corrections in accordance with Section 2.9(b)(i)(1) of the Agreement (which code shall, for all purposes thereunder, be deemed Released Code). Licensee shall provide to PalmSource a subject matter expert who understands the Licensee Modifications to this PS Source Code for at least one hour of consulting and training (without charge to PalmSource) on the day after (or other mutually agreed time promptly after) every Snapshot is provided by Licensee. In addition, Licensee shall, in good faith and in a reasonable timeframe, provide answers to PalmSource’s technical questions concerning any of the Licensee Modifications to this PS Source Code.

(iv) Test Criteria and Release Requirements. PalmSource hereby grants Licensee permission to release and distribute the Licensee Modifications made hereunder in accordance with the provisions of the Agreement, provided that such Licensee Modifications pass the Test Criteria for the unmodified Palm OS 5.2.1 and use the same external and internal APIs for the

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module areas described above as the unmodified Palm OS 5.2.1 as released by PalmSource. The parties agree to work together diligently and in good faith and in a timely manner to develop reasonable, new compatibility and certification tests as needed to test the external and internal APIs for the module areas described above to ensure consistent and compatible operation with those used in the unmodified Palm OS 5.2.1 as released by PalmSource. To this end, Licensee will use diligent efforts to promptly provide PalmSource with information in writing as required for PalmSource to create such compatibility and certification tests, and PalmSource will use diligent efforts to promptly create such compatibility and certification tests, in order for the Licensee Modifications to be released in a timely fashion. Licensee shall not release or distribute any Licensee Modifications to the PS Source Code made hereunder unless the Licensee Products incorporating such Licensee Modifications satisfy the requirements of this Section (including passing the compatibility and certification tests created hereunder).

(v) Support. Licensee shall provide: (a) technical support for the modified PS Source Code to PalmSource relating to PalmSource’s integration of the modifications to the PS Source Code into PalmSource’s platform, in accordance with the terms of Exhibit E, as though Licensee were in the place of PalmSource, and (b) customer support to Licensee customers relating to the modifications for the PS Source Code in accordance with the terms of Exhibit F of the Agreement, as though Licensee were in the place of PalmSource.

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SOURCE CODE ATTACHMENT NO. 9

LIMITED PURPOSE OF MODIFICATION: To implement the following features, subject to the test requirements set forth below. These features have not been fully specified by Licensee. However, it is understood that they will require modifications to only a limited set of files in each area described below.

Launcher: Add dynamic indicators and icon updates.

Expansion Manager/VFS Manager: Integrate Launcher with expansion cards.

Exchange Manager: Add support for automatically importing and exporting the various file formats such as .gif/.png/.jpeg/.mpg/.mp3 and document formats such as..doc/.xls as well as compression formats such as .zip/.lzw/.arc and .sit.

Attention Manager: Integrate alarms and other ‘attention’ indicators.

Command Bar and SLIP apps: Integrate the indicators from the Attention Manager into the Command Bar and SLIP apps for users.

Telephony Libraries including the Phone Panel: to advance the telephony libraries to provide the functionality and features needed in future telephony products.

SMS: Add MMS support and integration with the new, modified telephony capabilities.

Phone Drivers. Add drivers for new types of phones.

Dial Application. Add support for new telephony features such as quick connect.

MODIFIABLE SOURCE CODE: The parties have not identified the specific additional files that will be required as of the ARSLA Execution Date. Promptly after the ARSLA Execution Date, PalmSource and Licensee will identify a limited set of files in the areas described below that need to be modified as reasonably necessary to implement the features described above as such features are specified by Licensee in reasonable detail. PalmSource will promptly provide the necessary source code files to Licensee and, without limiting the foregoing, will make reasonable efforts to provide these source code files within ten (10) days after they are identified. PalmSource agrees to promptly provide to Licensee a limited number of the other necessary files from the areas described below that are subsequently identified as also being as reasonably necessary to implement the features described above. The source code files provided hereunder will be from the unmodified Palm OS 5.2.1 (as released by PalmSource).

Module area (a limited set of specific files to be identified)

Launcher

Expansion/VFS Manager

Exchange Manager

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Attention Manager

Command Bar and SLIP apps

Telephony Libraries (including Phone Panel)

SMS

Phone Drivers

Dial Application

Bluetooth Libraries and Extensions

Licensee’s modifications under Source Code Attachments Nos. 6, 7, 8 and 9 are for related features to be supported in certain Licensee Products. If Licensee has overlooked a module for this Source Code Attachment that is listed under one of the other related Source Code Attachments Nos. 6, 7, 8 and 9, the parties will reasonably determine whether that listed module should also be listed on this Source Code Attachment for a specific feature and will include a limited set of files for such module under this Source Code Attachment as reasonably necessary.

ADDITIONAL TERMS:

The license set forth in Section 2.9(b)(ii) with respect to source code provided hereunder shall be further limited as follows:

(i) License Term. The license shall expire on December 3, 2006.

(ii) Ownership of Licensee Modifications. Licensee agrees that PalmSource shall own all Licensee Modifications relating to the PS Source Code provided under this attachment. Licensee hereby agrees to assign to PalmSource ownership of all such Licensee Modifications in accordance with Section 10.6 (Further Assurances). However, Licensee may retain ownership of any Licensee Add-On Modules that Licensee develops as set forth in Section 10.5.

(iii) Quarterly Snapshots of Licensee Modifications. Licensee will deliver to PalmSource all Licensee Modifications within sixty (60) days after the end of each quarter of each Contract Year of this Agreement, in accordance with Section 10.5 of the Agreement. At the time of each delivery, Licensee shall also provide release notes that reasonably document all Licensee Modifications included in the Snapshot. Promptly following termination of the license under this Source Code Attachment, Licensee shall return to PalmSource all copies of the source code and source code documentation for the PS Source Code and related Licensee Modifications; provided, however, Licensee make keep a copy of the Licensee Modifications to such PS Source Code after this Source Code Attachment expires for error corrections in accordance with Section 2.9(b)(i)(1) of the Agreement (which code shall, for all purposes thereunder, be deemed Released Code). Licensee shall provide to PalmSource a subject matter expert who understands the Licensee Modifications to this PS Source Code for at least one hour of consulting and training (without charge to PalmSource) on the day after (or other mutually agreed time promptly after) every Snapshot is provided by Licensee. In addition, Licensee shall, in good faith and in a reasonable timeframe, provide answers to PalmSource’s technical questions concerning any of the Licensee Modifications to this PS Source Code.

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(iv) Test Criteria and Release Requirements. PalmSource hereby grants Licensee permission to release and distribute the Licensee Modifications made hereunder in accordance with the provisions of the Agreement, provided that such Licensee Modifications pass the Test Criteria for the unmodified Palm OS 5.2.1 and use the same external and internal APIs for the module areas described above as the unmodified Palm OS 5.2.1 as released by PalmSource. The parties agree to work together diligently and in good faith and in a timely manner to develop reasonable, new compatibility and certification tests as needed to test the external and internal APIs for the module areas described above to ensure consistent and compatible operation with those used in the unmodified Palm OS 5.2.1 as released by PalmSource. To this end, Licensee will use diligent efforts to promptly provide PalmSource with information in writing as required for PalmSource to create such compatibility and certification tests, and PalmSource will use diligent efforts to promptly create such compatibility and certification tests, in order for the Licensee Modifications to be released in a timely fashion. Licensee shall not release or distribute any Licensee Modifications to the PS Source Code made hereunder unless the Licensee Products incorporating such Licensee Modifications satisfy the requirements of this Section (including passing the compatibility and certification tests created hereunder).

(v) Support. Licensee shall provide: (a) technical support for the modified PS Source Code to PalmSource relating to PalmSource’s integration of the modifications to the PS Source Code into PalmSource’s platform, in accordance with the terms of Exhibit E, as though Licensee were in the place of PalmSource, and (b) customer support to Licensee customers relating to the modifications for the PS Source Code in accordance with the terms of Exhibit F of the Agreement, as though Licensee were in the place of PalmSource.

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SOURCE CODE ATTACHMENT NO. 10

MODIFIABLE SOURCE CODE: All sample source code for applications and conduits made generally available by PalmSource under click-through or other generally available unsigned license agreements for PalmSource’s “Software Development Kits” without charge to developers for the development of third party software applications and conduits, where the third party developer is entitled to retain ownership of Derivative Works of such sample source code.

LIMITED PURPOSE OF MODIFICATION: To use the sample source code internally to develop applications and conduits for the PS OS Software, provided that such applications and conduits only use Exposed System APIs.

ADDITIONAL TERMS:

The license set forth in Section 2.9(b)(ii) with respect to source code provided hereunder shall be further limited as follows:

(i) License Term. The license shall terminate upon expiration or termination of the Agreement.

(ii) Ownership of Modifications. Licensee shall retain its ownership of all modifications made by Licensee to the sample source code provided under this attachment, subject to PalmSource’s ownership of the underlying sample source code and the covenant not to Assert set forth in Section 10.6(c) (Covenant Not to Assert) (“Retained Modifications”). In the event of a conflict or inconsistency between the ownership terms of this Source Code Attachment No. 10 and those in either of this Agreement or Source Code Attachment No. 2, the terms of this attachment shall control.

(iii) Disclaimer. The sample source code is provided “AS IS” and Section 12.1 (PalmSource Intellectual Property Indemnity) does not apply to the sample source code.

(iv) Distribution. Licensee may reproduce and distribute the Retained Modifications in object code format solely for Palm OS platform products.

PALMSOURCE AND PALMONE CONFIDENTIAL

SOURCE CODE ATTACHMENT NO. 11

MODIFIABLE SOURCE CODE: Source code for PS Bluetooth II Software, including versions based on versions 1.1 and 1.2 thereof for Palm OS 5.x (Garnet) licensed by PalmSource from Extended Systems, Inc. (“ESI”) under a license agreement dated October 14, 1999, as amended by Amendment by Amendment No. 1 between ESI and PalmSource effective December 19, 2003 (the “ESI Agreement”) and any new profiles licensd by ESI to PalmSource under the ESI Agreement under the same terms as versions 1.1 and 1.2 thereof, and any future versions of the PS Bluetooth II Software provided by PalmSource as part of the PS Licensed Products that are based on such versions of Bluetooth, which includes the following components: BtCommVdr (Bluetooth virual com driver); BtExgLib (Bluetooth Exchange Library); BtLib (Bluetooth Library); BtPanel (Bluetooth Prefs Panel); and BtStack (Bluetooth Stack). The parties acknowledge that as of the ARSLA Execution Date the PS Bluetooth II Software has already been provided to Licensee.

LIMITED PURPOSE OF MODIFICATION: With respect to the source code for the PS Bluetooth II Software, Licensee may make modifications for the purposes of supporting new hardware implementations of any Bluetooth standard and/or adding support for existing, changed or new functionality in any Bluetooth standard. Notwithstanding the foregoing, Licensee shall not port the PS Bluetooth II Software or otherwise make modifications to support any processor or operating system other than the ARM Processors and PS OS Software supported by the unmodified PS Bluetooth II Software provided by PalmSource.

ADDITIONAL TERMS:

The license set forth in Section 2.9(b)(ii) with respect to source code for PS Bluetooth II Software shall be further limited as follows:

(i) License Term. The license shall expire on December 3, 2006. Promptly following termination of the license on December 3, 2006, Licensee shall return to PalmSource all copies of the source code and source code documentation for the PS Bluetooth II Software and related Licensee Modifications.

(ii) Ownership of Licensee Modifications. Licensee agrees that PalmSource shall own all Licensee Modifications relating to the PS Bluetooth II Software. Licensee hereby agrees to assign to PalmSource ownership of all such Licensee Modifications in accordance with Section 10.6 (Further Assurances). However, Licensee may retain ownership of any Licensee Add-On Modules that Licensee develops for the PS Bluetooth II Software as set forth in Section 10.5.

Licensee represents to PalmSource that the Bluetooth modules listed below (i) were developed independently by Licensee without the use of PalmSource Confidential Information or PalmSource technology, (ii) and, as a result, constitute Licensee Add-On Modules and, as between Licensee and PalmSource, are owned exclusively by Licensee. Provided such representations are true and correct, PalmSource agrees that it has no ownership interest in or to such modules and that such modules constitute PalmSource Licensee Add-On Modules.

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Bluetooth modules owned by Licensee:

•	BtManager (Bluetooth Manager)

•	BtMan (Bluetooth Panel that works with BtManager)

•	BtHsmLib (Bluetooth Handsfree Library)

•	BtDeviceLib (provides access to Bluetooth device profile)

(iii) Release of Licensee Modifications and Compatibility. The parties agree to work together in good faith and in a timely manner to develop reasonable, new Test Criteria and/or compatibility and certification tests in accordance with the provisions of Section 2.3 as reasonably necessary test the compatibility of the Licensee Modifications to the PS Bluetooth II Software. Licensee shall not release or distribute any Licensee Modifications to the PS Bluetooth II Software made hereunder unless the Licensee Products incorporating such Licensee Modifications satisfy this Test Criteria and/or pass these compatibility and certification tests promulgated in accordance with the provisions of Section 2.3. PalmSource hereby grants Licensee permission to release and distribute a particular Licensee Modification made hereunder in accordance with the provisions of the Agreement, provided that the Licensee Products incorporating that particular Licensee Modification satisfy the testing requirements described in this Section.

(iv) Support. Licensee shall provide: (a) technical support of the PS Bluetooth II Software to PalmSource relating to PalmSource’s integration of the modifications to the PS Bluetooth II Software into PalmSource’s platform, in accordance with the terms of Exhibit E, as though Licensee were in the place of PalmSource, and (b) customer support to Licensee customers relating to the modifications for the PS Bluetooth II Software in accordance with the terms of Exhibit F of the Agreement, as though Licensee were in the place of PalmSource.

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SOURCE CODE ATTACHMENT NO. 12

[Attached]

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SOURCE CODE ATTACHMENT NO. 13

[Attached]

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SOURCE CODE ATTACHMENT NO. 14

[Attached]

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SOURCE CODE ATTACHMENT NO. 15

[Attached]

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SOURCE CODE ATTACHMENT NO. 16

[Attached]

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SOURCE CODE ATTACHMENT NO. 17

[Attached]

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SOURCE CODE ATTACHMENT NO. 18

[Attached]

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SOURCE CODE ATTACHMENT NO. 19

[Attached]

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SOURCE CODE ATTACHMENT NO. 20

[Attached]

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SOURCE CODE ATTACHMENT NO. 21

[Attached]

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EXHIBIT L

MARKETING FOR E-READER AND RELATED TITLES

With respect to the E-Reader, Licensee shall:

1.	provide prominent placement on the palm.com website;

2.	continue the Books & Reading category in the InSync program;

3.	place an advertisement for a single title in the Palm InStore monthly newsletter;

4.	continue to publish the monthly InSync eBook newsletter;

5.	provide in-box promotion (via either Licensee’s solutions guide or other channel); and

6.	allow PalmSource to bundle an electronic book catalog with the E-Reader.

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EXHIBIT M

OMEGA BROWSER TERMS AND CONDITIONS

1.	Licensee shall require that all end users enter into a license agreement which contains the following provisions:

a.	(“Licensor”) grants the end user (“End User”) a nontransferable, nonexclusive license to use the accompanying the Licensor Product (“Software”).

b.	Except as stated above, the End User License Agreement does not grant End User any rights (whether by license, ownership or otherwise) in or to intellectual property with respect to the Software.

c.	End User shall not modify or create derivative works of the Software. End User agrees not to reverse engineer, decompile or disassemble the Software.

d.	End User shall not delete or remove any copyright, patent or other intellectual property right notices contained within the Software.

e.	Title to and ownership of the Software shall remain with Licensor and its suppliers.

f.	EXCEPT FOR ANY LIMITED WARRANTIES PROVIDED BY LICENSOR, NEITHER LICENSOR NOR ITS SUPPLIERS MAKE ANY WARRANTIES, TERMS OR CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, AND SATISFACTORY QUALITY ARE EXPRESSLY EXCLUDED ON BEHALF OF LICENSOR AND ITS SUPPLIERS.

g.	IN NO EVENT SHALL LICENSOR OR ITS SUPPLIERS HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OR LIABILITIES OF ANY KIND OR FOR LOSS OF REVENUE, LOSS OF BUSINESS, OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF LICENSOR OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

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2.	The following credit shall be accessible from the user interface of the PalmSource Web Browser:

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EXHIBIT N

APPROVED THIRD PARTY CONTRACTORS

The parties acknowledge and agree that, as of the SARSLA Execution Date, the following entities or individuals were or are, as applicable, Approved Third Party Contractors.

Jeff Loucks employed through Yoh Consulting

1304 34th. St. Ct. NW, Gig Harbor WA 98335

H 253-851-8908

email: jeff.kim.loucks@centurytel.net

Scope of project: write test harnesses for manufacturing. Jeff wrote test prcs that were used for manufacturing test of the Fargo and Panther products.

Duration: 3/02 to 12/02

Alan R Lee (dba as “Alan R. Lee”)

PO Box 371241

650-563-9652

Montara, CA 94037

email: alanrlee@pacbell.net

Scope of project: Updated the agenda view in the Datebook on handheld.

Duration: 9/02 to 8/03.

Andy Axelrod (dba as “Andy Axelrod”)

Same contact info as Alan R. Lee, except e-mail of aaxelrod@earthlink.net

Scope of project: Updated the agenda view in the Datebook on handheld.

Duration: 9/02 to 6/03.

Blueprint Communications

101 E. Brookline St., #1

voice: (617) 424-1364

Boston, MA 02118-2301

Main point of contact: Allan MacKinnon

email: allanmac@everypoint.net

Scope of project: Write VPN and netlib changes for Tungsten C.

Duration: 4/02-4/03

Now working on 802.11 projects for Ricardo Jenez

Duration: 4/03 to 6/04

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HPS - America

1600 N. Collins, Suite 1400

Richardson, TX 75080

Main point of contact: Ben Drollinger

direct phone: 972 889 8420

email: ben.drollinger@ps.net

Scope of project: implementing and maintaining core and application level components primarily used for ongoing support of existing components. Some of these components are ARM native.

Duration: 7/03 to 6/04

Sasken

139/25, Ring Road, Domlur

Bangalore - 560071 India

Main point of contact: Santosh Xavier

+91 80 5355501 extn 3022

Scope of project: Develop low level drivers

Duration: 3/03 to 6/04

FatHammer

Main point of contact: Brian Brunning

address: 1480 Seville Drive, Morgan Hill, CA 95037USA

direct phone: 408 778 4631

email: brunning@fathammer.com

Scope of project: project closed.

Sybase (acquired by AvantGo)

Main point of contact: Tom Whittaker, CTO of AvantGo

address: One Sybase Drive, Dublin, CA 94568

direct phone (925)236-5000

email: tom@avantgo.com

Scope of project: Showcase development for Tungsten T which AvantGo decided not to undertake. Duration: Spring 02 to Fall 02.

Dave Fish

contact: Dave Fish

address: 2001 112th Dr NE; Lake Stevens, Wa 98258

direct phone: (425) 335-0951) (425) 773-5433)

email: david.fish@corp.palm.com

Scope of project: Bluetooth transport for Arizona and Simba.

Duration: 1/03 to 6/04.

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Wistron Corp.

7, Hsin An Road

Hsin-Chu Science-Based Industrial Park

Hsin Chu 300, Taiwan, R.O.C.

Main point of contact: Albert Chang

Email: albert_chang@wistron.com.tw

TEL: +886-2-8691-1283

FAX: +886-2-8691-2380

Project scope: The vendor is for the Fall Desktop localizations of Traditional and Simplified Chinese.

Duration: 6/03 to 6/04.

HandEra

Main point of contact: Mike Walter

address: 2859 104th St Des Moines, IA 50322

direct phone: 515 252 7522 x511

email: Mike.walter@handera.com

Scope of project: Hawkeye project that is the screen rotation from page to landscape view and collapse of the graffiti area.

Duration: 6/02 to 6/04.

Almaden Electron Works, Inc.

Main point of contact: Peter Knott

address: 1233 Peralta Drive, San Jose, CA 95120

direct phone: 408-268-3749, 408-503-1958

email: peterknott@att.net

Scope of project: Code named sheriff to develop supporting software to future 802.11 cards and chipsets

Duration: 6/03-6/04

Yoh Consulting

Main point of contact: Jerry Astwood

address: 414 Glenford Park Court, San Jose, 95136

direct phone: 408-503-7607

email: jerry.astwood@corp.palm.com

Scope of project: program management on core team products.

Duration: 6/03 to 6/04

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Concurrent Technologies Corp.

Principal Technical Advisor

address: 100 CTC Drive

Johnstown, PA 15904

Main point of contact: Edward D. Sheafer., RADM, USN (Ret.)

Direct phone: (814) 269-6412

email: TedSheafer@ctcnsc.org

Scope of project: Licensee intends to work with the third party contractors listed above on a re-packaging deal of the Treo600. The above third party contractors will be purchasing units from Licensee, re-flashing the units with a modified ROM and then selling the units, bundled with a hardware card reader, through a government distributor.

effective: August 24, 2004

RIVA Networks, Inc.

Main point of contact: Robin Gamble

President

Address: 555 Riva Avenue

East Brunswick, NJ 08816

direct phone: 732 940 5515

email: robin@rivanetworks.com

Scope of project: Licensee intends to work with the third party contractors listed above on a re-packaging deal of the Treo600. The above third party contractors will be purchasing units from Licensee, re-flashing the units with a modified ROM and then selling the units, bundled with a hardware card reader, through a government distributor.

effective: August 24, 2004

Extended Systems

5777 N. Meeker Ave.

Boise, ID 83713

Main point of contact: Don Leichty

Scope of project: Licensee intends to work with the third party contractor(s) listed above on Ace, Deuce and Angus. The above third party contractor(s) will provide development services to:

•	Rebuild BTStackLib with SCO connection support and SCO data enabled

•	Add Headset Gateway code to BtStackLib

•	Add Hands-free Gateway code to BtStackLib

effective: January 20th, 2004

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Pacific Real Time, Ltd.

Main point of contact: Joe Buczek

President

1174 Lincoln Ave, Suite 10

San Jose, CA 95125

Direct Phone: (408) 298-6178

Email: jBuczek@PacificRealTime.com

Scope of project: Licensee intends to work with the third party contractor(s) listed above on the Brahma product. The above third party contractor(s) will provide development services for a period of several months creating a FAT 32 file system for Palm OS 5.4 to be included in the Brahma product. Part of this work will be to review the existing FAT 16 source code in Palm OS 5.4 for its suitability as a base for creating the FAT 32 version.

effective: June 10, 2004

Good Technology, Inc.

Address: 1032 Morse Avenue

Sunnyvale, CA 94089

Phone: 408-400-4800

Scope of project: Licensee intends to work with the third party contractor(s) listed above on the Treo 600. The above third party contractor(s) will provide development services as described in the attached appendix. Licensee agrees that it must get prior written approval from PSI if this development effort requires the use of a platform module ID.

effective: November 18, 2003

Copera

650 Castro Street

Suite 120-216

Mountain View, CA 94041

Phone number: (650)938-0730 x14

Main points of contact: Mark Palatucci, President; Stuart Eichert, Senior Software Engineer

Email: markmp@copera.com

Web: www.copera.com

Scope of project: Licensee intends to work with the third party contractor(s) listed above on the Ace product (Fall 04 release). The above third party contractor(s) will develop, test, and support the integration of PSI’s RIM framework onto Licensee’s Treo and other products.

effective: May 28, 2004

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Voice Signal Technologies

150 Presidential Way

Woburn, MA 01801

Phone number: 781 970 5200

Main point of contact: Brian Clooney

email: bclooney@voicesingal.com

Scope of project: rebuilding and debugging a fully ARM native Voice Dialing application for Treo600/ACE.

effective: 7/03

ArcSoft, Inc

46601 Fremont Blvd

Fremont, CA 94538

Phone number: 510 440 9901 x246

Main point of contact: David Cao

email: jcao@arcsoft.com

Scope of project: building a photo viewer video player.

effective: 9/03

Wolfson Microelectronics pic

Lutton Court

20 Bernard Terrace

Edinburgh

EH8 2NX

UK

Phone number: +44 131 272 7000

Fax: +44 131 272 7001

Main point of contact: Jim Reid

Scope of project: implementing a driver for the touch screen and audio codec.

effective: 9/03

DeviceScape, Inc. (formerly Instant802)

1000 Marina Blvd., Suite 400

Brisbane, CA 94005

Phone number: 650 829 2647

Main point of contact: Jitendra Kavathekar

email: jitendra@instant802.com

Scope of project: Developing, testing and supporting 802.11 communication framework for products.

effective: 9/03

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Celestica Corporation

9 Northeastern Boulevard

Salem, New Hampshire 03079

Scope of Work: Manufacture Licensee Products for Licensee (including modification of DAL).

Celestica do Brasil Ltda.

Rod.SP 340 S/N Km 128,7B

Jaguariuna, Sao Paulo

Brazil CEP13820-000

Attention: General Manager

Fax: +55 19 3847-5490

Scope of Work: Manufacture Licensee Products for Licensee (including modification of DAL).

Celestica Corporation

1050 Venture Court

Carrolton, TX 75006-5410

Scope of Work: Handle global product repairs and returns, which require Celestica to reflash devices with Licensee ROMS.

ModusLink Corporation

1100 Winter Street

Waltham, MA 02451

Scope of Work: Perform distribution services and occasional rework of smartphone products for Licensee requiring them to reflash devices with Licensee ROMs.

Asustek Computer Inc.

No. 150, Li-Te Rd.

Peitou, Taipei

Taiwan, R.O.C.

Scope of work: Manufacture Licensee Products for Licensee (including modification of DAL).

High Tech Computer Corporation

No. 23 Hsin-Hua Road

Taoyuan 330

Taiwan, R. O. C.

Scope of work: Manufacture Licensee Products for Licensee (including modification of DAL).

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Inventec Appliances Corporation

37, Wugong 5th Rd.

Wugu Shiang, Taipei

Taiwan, R.O.C.

Scope of work: Manufacture Licensee Products for Licensee (including modification of DAL).

Inventec Appliances (Shanghai) Co.Ltd.

7, Quiqing Road

Shanghai, 200233

P.R.China

Inventec Appliances (Pudong) Corporation

699, PuXin Road

Shanghai, 201114

P.R.China

Inventec Appliances (Jiangning) Corporation

Zhuang-pai road

Jiangling Economic & Technical Development Zone

Nanjing 211100

P.R.China

Inventec Appliances (Nanjing) Corporation

Xian-He Street

Nanjing 210006

P.R. China

Asus Maintek Computer (Suzhou) Co., Ltd

N0. 233 Jinfeng Rd. SND.

Jiangsu P.R.C. PC : 215011

Scope of work: Manufacture Licensee Products for Licensee (including modification of DAL).

Irish Express Cargo Ltd

Rosemount Business Park

Ballycollin

Dublin 15

Ireland

Scope of Work: reflash devices using Licensee ROM.

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EXHIBIT O

NETLIB SOFTWARE

PalmSource Materials:

Source code to most recent commercially available version of NetLib

Source code to most recent commercially available version of Plug-ins for NetLib

Source code to most recent commercially available version of Network preference panel

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EXHIBIT P

SOFTWARE DEVELOPMENT AGREEMENT

This Software License Agreement (“Agreement”) is made effective as of                     , 2003 (“Effective Date”) by and between Palm, Inc. (“Palm”), located at 400 N. McCarthy Boulevard, Milpitas, CA 95035, and International Business Machines Corporation, a New York corporation with a place of business and engineering facilities at 11400 Burnet Road, Austin, Texas, 78758 on behalf of its Pervasive Computing Group (“Licensee”).

The parties agree as follows:

1. Licensed Software. The software, documentation and/or tools to be licensed by Palm to Licensee (which includes all of Licensee’s subsidiaries (collectively referred to as “Licensee Subsidiaries”)) are the software, documentation and tools described in Exhibit A attached hereto (the “Software”) which may be used by Licensee and Licensee’s Subsidiaries solely as set forth herein.

2. License Grant. Palm grants to Licensee and Licensee Subsidiaries a worldwide, personal, limited, royalty-free, non-exclusive, non-assignable and non-transferable license to use internally the Software solely for the purpose of developing and implementing a WebSphere MicroEdition (or its successor products) port to Palm OS 5.2 (the “Licensee Product”) and maintaining and supporting the Licensee Product. Licensee shall have no right to modify any portion of the Software or to incorporate any portion of the software in any products, including, but not limited to, the Licensee Product. Licensee shall have no right to sublicense the foregoing rights. Except as set forth in this Agreement, Licensee is expressly prohibited from licensing or distributing the Software in either source code or object code form to any third party, without the prior written permission of Palm, and any such attempted license or distribution is a material breach of this Agreement.

Licensee and Licensee Subsidiaries acknowledge that the Software contains intellectual property belonging exclusively to PalmSource, Inc. or its suppliers. Except as provided herein, Licensee and Licensee Subsidiaries acknowledge and agree that this Agreement does not grant any right, title or interest in and to any patents, copyrights, trade secrets, trademarks or other property rights or rights of ownership in the Software in whatever form. All rights not expressly granted by Palm hereunder are reserved by Palm or its suppliers.

3. License Fee. No license fees are due and payable by Licensee or Licensee Subsidiaries to Palm or from Palm to Licensee for the licenses granted pursuant to this Agreement.

4. Copyright Notice. Palm’s and its suppliers’ copyright and other proprietary rights notices must be included on each copy made by Licensee of the Software in whatever form.

5. Term. The term of this Agreement shall begin on the Effective Date and shall continue until September 30, 2006 unless earlier terminated as set forth in this Section 5. Palm shall have the right to terminate this Agreement for a material breach by Licensee which breach is not cured within thirty (30) days following written notice of such breach. Upon termination or expiration of this Agreement, (i) all licenses granted under this Agreement will immediately terminate, except that Licensee and Licensee Subsidiaries shall be permitted to retain copies of the Software to be used solely for support purposes (but only the number of copies of the Software required to provide such support) until such time as Licensee and Licensee Subsidiaries no longer have any support obligations to their customers for the Licensee Product that they are contractually obligated to provide at the time of termination; provided this Agreement was not terminated for an uncured material breach, (ii) Licensee shall cease all use of the Software (except as expressly provided in subsection (i) above), and (iii) Licensee shall destroy all copies of the Software and documentation in Licensee’s possession or under its control within ten (10) days following the termination date (except for one (1) copy as provided in subsection (i) above). The parties agree that their respective obligations and applicable limitations under Sections 5, 7, 8, 9, and 11 through 20 shall survive any expiration or termination of this Agreement.

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6. Support. This Agreement does not entitle Licensee to receive support or maintenance in any form from Palm or its suppliers for the Software.

7. No Assignment; No Reverse Engineering. Neither this Agreement nor the rights or obligations hereunder, either in whole or in part, may be assigned or otherwise transferred, whether voluntarily or by operation of law, by Licensee without the prior written consent of Palm, which consent may be withheld in Palm’s sole discretion, and any attempted transfer or assignment is null and void and shall be deemed a material breach of this Agreement. Licensee shall not reverse engineer, reverse compile, disassemble or otherwise attempt to derive the source code to any Software that is provided in object code form.

8. Confidentiality. Licensee and Licensee Subsidiaries hereby acknowledges that Palm represents that the Software, in whatever form, are the valuable trade secrets of Palm or its suppliers and Licensee and Licensee Subsidiaries agrees that for a period of five (5) years from expiration or termination of this Agreement to hold such trade secrets and the Software in strict confidence, and not to use or disclose such trade secrets or the Software, except as permitted hereunder. Licensee and Licensee Subsidiaries further acknowledges that Palm or its suppliers retain all title to the Software recorded on the original media and all subsequent copies regardless of the form or media.

Licensee and Licensee Subsidiaries may disclose the Software to: (i) its employees and contract employees (i.e. contractors that are directly engaged by Licensee or Licensee Subsidiaries to work on Licensee’s and Licensee Subsidiaries’ premises (“Contractors”)), who have a need to know, and (ii) any other party with Palm’s prior written consent. Prior to any such disclosure or such request by Licensee, Licensee or Licensee Subsidiaries must have an appropriate agreement with any such party sufficient to require the party to treat the Software in accordance with this Agreement. Licensee and Licensee Subsidiaries may disclose the Software to the extent required by law, but must give Palm prompt prior notice to allow Palm a reasonable opportunity to obtain a protective order.

Notwithstanding the foregoing, use or disclosure by Licensee, Licensee Subsidiaries and Contractors of Residuals will not be deemed to be a breach of the obligation set forth in this Section 8. The term “Residuals” means that information of general nature in non-tangible form which may be retained in unaided human memory (i.e. without reference to any document and without the intent to memorize the information) by those who had access to the Software as authorized by this Agreement and is of such nature that the acquisition of it by these people amounts to no more than an enhancement of the personal knowledge, skill or experience used by them in the exercise of their duties.

The obligations set forth in this Section 8 shall not apply to any part of the Software that (i) is now or hereafter, through no unauthorized act or failure to act on Licensee’s or Licensee’s Subsidiaries’ part, in the public domain; (ii) becomes known to Licensee or Licensee Subsidiaries without an obligation of confidentiality; (iii) is hereafter rightly received by Licensee or Licensee Subsidiaries without restriction on disclosure; (iv) is furnished to a third party by Palm without restriction on disclosure; or (v) is independently developed by Licensee or Licensee Subsidiaries.

Nothing contained in this Agreement gives Licensee or Licensee Subsidiaries: (i) the right to use, disclose, publish or disseminate, except as set forth elsewhere in this Agreement (A) the source of Residuals, (B) any financial, statistical or personnel data of Palm or its suppliers, or (C) anything that is not of a general nature, such as the business plans or business secrets of Palm or its suppliers; or (ii) any license rights under patents, copyrights, design rights or trade or service marks of Palm or its suppliers.

9. Care and Responsibility. Licensee agrees to exercise reasonable care in the safeguarding and preservation of all Software at all times. Licensee shall promptly return all Software furnished hereunder to Palm when requested or upon completion or termination of this Agreement except as otherwise set forth in this Agreement. Alternatively, Licensee shall if requested in writing by Palm, destroy all full and partial copies of the Software furnished to Licensee hereunder. Licensee shall also certify in writing to Palm that all such Palm Materials have been returned to Palm or destroyed.

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10. Inspection Rights. Palm shall have the right through a third party auditor reasonably agreeable to Licensee, upon reasonable advance notice, to inspect Licensee’s facilities and records (provided IBM is not prohibited from disclosing such records) in order to verify that the use and disclosure of all Software is as permitted under this Agreement. Palm shall have the right to provide the results of any such inspection to any suppliers of the Software to the extent such results involve any such supplier’s rights or otherwise affect the supplier.

11. No Subcontracting. Licensee agrees that no portion of the development under Section 2 that requires or involves access to any Software shall be performed by any individuals who are not employees of Licensee (except for Contractors) without Palm’s prior written consent, which consent Palm may withhold in its sole discretion. Any third party approved in writing by Palm in advance to access the Software and perform the development work, other than a Contractor, (each a “Permitted Contractor”) shall be obligated to comply with the terms of this Agreement and Licensee shall remain responsible for such Permitted Contractor’s performance. Palm’s consent to Licensee’s use of any Permitted Contractor shall not be deemed a waiver of any Palm rights hereunder nor relieve Licensee of any of its obligations pursuant to this Agreement. Licensee shall enter into a written agreement with each Permitted Contractor which includes terms and conditions no less protective of Palm’s or its suppliers’ proprietary and intellectual property rights than those set forth in this Agreement prior to Licensee permitting any such Permitted Contractor to perform any obligation hereunder. In addition, each written agreement between Licensee and a Permitted Contractor shall provide that Palm is a third party beneficiary of such agreement with the right to enforce it directly against the Permitted Contractor, and shall give both Palm and Licensee the right to perform on-site audits of such Permitted Contractor to ensure that the Permitted Contractor is complying with all terms and conditions of such agreement, upon prior notice of at least two (2) business days. Licensee shall be solely responsible for the payment of all amounts payable to, and the performance of all of Licensee’s obligations for, all such Permitted Contractors. Promptly upon request of Palm, Licensee shall commence such proceedings as necessary (i.e. termination notice, request to cure default) to terminate any Permitted Contractor that, in Palm’s reasonable opinion, does not perform to the standards set forth by Palm in this Agreement. In such event, Palm agrees to use reasonable efforts to work with Licensee to achieve a mutually agreeable solution; provided that the final decision with respect to any Permitted Contractor shall remain with Palm.

12. Warranty Disclaimer. NEITHER PALM NOR ITS SUPPLIERS MAKE ANY REPRESENTATIONS OR WARRANTIES THAT THE SOFTWARE IS FREE OF ERRORS OR THAT THE SOFTWARE IS SUITABLE FOR LICENSEE’S USE. THE SOFTWARE IS PROVIDED ON AN “AS IS” BASIS AND ALL RISK IS WITH LICENSEE. NEITHER PALM NOR ITS SUPPLIERS MAKE ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES, TERMS AND/OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS ARE EXPRESSLY EXCLUDED.

13. Limitation of Liability. EXCEPT FOR MATERIAL VIOLATIONS OF SECTION 8, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR REVENUE, OR INTERRUPTION OF BUSINESS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents and by the laws of the United States. The parties hereby submit to the jurisdiction of the Superior Court of Santa Clara County, State of California, and the United States District Court for the Northern District of California, and agree that such tribunals shall have jurisdiction and venue over all controversies in connection herewith. The parties exclude in its entirety the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

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15. Export Regulations. Licensee shall not export, directly or indirectly, any information acquired under this Agreement or any products utilizing any such information to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval without first obtaining such license or approval.

16. Relationship of the Parties. Each of the parties shall at all times during the term of this Agreement act as, and shall represent itself to be, an independent contractor, and not an agent or employee of the other. Neither this Agreement, nor disclosure of the Software in any way: (i) obligates Licensee or Licensee Subsidiaries to perform any work, enter into any license, business engagement or other agreement; (ii) limits Licensee or Licensee Subsidiaries from developing, manufacturing or marketing products or services that may be competitive with those of Palm; (iii) limits Licensee or Licensee Subsidiaries from assigning or reassigning its employees in any way; (iv) creates any joint relationship or authorizes Licensee or License Subsidiaries to act or speak on behalf of Palm or its suppliers; or (v) limits Licensee or Licensee Subsidiaries from entering into any business relationship with any other parties.

17. Waiver. A waiver of any default hereunder or of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or of any other term or condition, but shall apply solely to the instance to which such waiver is directed. The exercise of any right or remedy provided in this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity, except as expressly limited by this Agreement.

18. Injunctive Relief. The copying or use of the Software in a manner inconsistent with any provision of this Agreement may cause irreparable injury to Palm for which Palm may not have an adequate remedy at law. Palm shall be entitled to seek equitable relief in court, including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions.

19. Severability. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired.

20. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed properly delivered, given or served when (i) personally delivered against receipted copy; (ii) mailed by certified or registered U.S. mail, return receipt requested, postage prepaid or by overnight courier; (iii) sent by facsimile and confirmed as received; or (iv) sent by e-mail and confirmed received, in any case (i), (ii), (iii) or (iv) to the parties at the following addresses and facsimile numbers:

If to Licensee:

IBM Corporation

8051 Congress Avenue

Boca Raton, FL 33487

Attn: Legal DepartmentFax:

If to Palm:

Palm, Inc.

400 N. McCarthy Boulevard

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Milpitas, CA 95035

Fax: (408)-503-8280

Attn: General Counsel

21. Entire Agreement. This Agreement consists of five (5) pages and Exhibit A hereto and represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous representations, understandings and agreements, whether oral or written, with respect to such subject matter. This Agreement may be modified only by a writing executed by both parties.

Further, this Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. If this Agreement is executed in counterparts, no signatory hereto shall be bound until both the parties named below have duly executed or caused to be duly executed a counterpart of this Agreement.

International Business Machines

Corporation	Palm, Inc.

By:	By:
Printed:	Printed:
Title:	Title:

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Schedule A to Exhibit P

SOFTWARE

Palm OS Software version 5.2.1 and 6.0 of the Product Development Kit (PDK), including all product development documentation, tools, headers and reference code, but excluding the PalmSource Web Browser, and version R3 of the PS SDK.

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EXHIBIT Q

LICENSEE MARKS

palmOne

Treo

Tungsten

Zire

LifeDrive

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EXHIBIT R

APPROVED VPN COUNTRIES

United States

Ireland

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APPENDIX A

DEVELOPMENT CODE MANAGEMENT AND ACCESS POLICIES AND

PROCEDURES

This document outlines and, where possible, details the current policies and practices for managing and access Development Code provided pursuant to a Co-Development Agreement between PalmSource and Licensee. To the extent PalmSource changes its internal procedures for managing and accessing Development Code, PalmSource may change this document accordingly to remain consistent with its internal procedures, and PalmSource agrees to provide Licensee with a written document describing the changed procedures at least ten (10) business days before becoming effective; provided, however, that PalmSource shall not change, alter, modify or supplement this Appendix A in any way that adversely affects, interferes with or detracts from Licensee’s ability to access and use the Development Code in any material respect. This document is intended to address basic inter-company interaction and management of network and source code access in a manner that facilitates creation and execution of joint development projects.

The rights of Licensee to obtain, examine and modify particular Development Code do not take effect until after the effective date of the specific Co-Development Agreement entered into pursuant to the Strategic Collaboration Agreement under which such Development Code is developed and delivered, and shall apply only to the development project covered by such Co-Development Agreement unless the particular Co-Development Agreement specifies otherwise.

a. Limitations. Licensee shall have no right to (i) sublicense any of its rights under this Appendix A to any third party or any Subsidiary (other than a Wholly Owned Subsidiary) without the prior written approval of PalmSource, (ii) incorporate any of the Source Tree (as that term is defined below) in any technology or products of Licensee or its Subsidiaries or of any third party, (iii) disclose any of the Source Tree to any third party or any Subsidiary (other than a Wholly Owned Subsidiary) without the prior written approval of PalmSource, (iv) use or reproduce any of the Source Tree other than as permitted below, or (v) modify any of the Source Tree in any manner that is inconsistent with the terms of this Appendix A, or (vi) distribute the Source Tree in any manner.

b. Treatment of Source Tree. Except as otherwise expressly set forth in this Appendix, the provisions of the Agreement that apply to the PS Source Code shall apply to the Source Tree.

The following is a set of policies and procedures that must be followed for access and use of the Development Code. Noncompliance with these policies can result in termination of all rights to access, use, reproduce, modify and distribute Development Code, subject to the right to cure set forth in Section 16.3 (Right to Terminate) of the Agreement.

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Additional Definitions:

a)	Source Code Tree: A central repository and persistent storage system for source code. Often used for the management and development of source code that is considered the intellectual property of PalmSource and Licensee.

b)	Access Types (each an “Access Type”):

•	“Live Access” means access to the PalmSource source code tree wherein a ‘login’ or authenticated identifier is created in order to provide real-time access to the source code storage system. Modifications to source code made with this level of access will have an immediate impact on all users who have been granted live access. Live Access will be permitted solely as mutually agreed in writing pursuant to the particular Co-Development Agreement for co-development projects pursuant to the Strategic Collaboration Agreement.

•	“Restricted Access” means access to the PalmSource source code tree wherein certain restrictions apply during a ‘login’ session. This may result in read-only access, and / or lack of access to restricted branches or subsections of the source code tree. Restricted branches may include source code wherein PalmSource does not have rights to provide access to third parties, or areas of development wherein there is an inherent obligation to protect the property in question. Restricted Access will be permitted solely as mutually agreed in the respective Co-Development Agreement for co-development projects pursuant to the Strategic Collaboration Agreement.

•	“Snapshot Access” means access other than Live Access to a Snapshot of the state of the source code tree, or a branch or subsection of the master source code tree. There is no guarantee that modifications made to a Snapshot of the tree or branched subsection of the source code repository will ever be merged back in to the live version of the source code tree. This does not imply that Snapshot Access-derived code, and related modifications cannot be merged back into a live branch, only that there is no prior or default arrangement to do so based on the grant of this level of access alone.

c)	“Development Code-Lines” means lines of Development Code.

d)	“SCM” means PalmSource’s software configuration management engineering group.

e)	“Release Code–Lines” means a version of the PalmSource source code tree that has been designated by PalmSource as being in a release status. This designation implies that the public release of this code is imminent or has already occurred, and for stability and quality control reasons may not be made available to any person, including without limitation development engineers. PalmSource SCM engineers are the only individuals typically granted access to Release Code Lines.

f)	“Unit Build” or “Engineering Build” means a build, or compiled version of source code that serves the purpose of validating the functionality of a particular unit of the

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system. These builds are often completed by an individual engineer or a small engineering team, and may not be compiled with a standard or known SCM configuration.

g)	“Qualified Build” or “Integrated Build” means a build or compiled version of source code that is run in order to validate total system functionality, or used to verify a complete feature set. These are most often completed within a controlled environment, and often under the purview of a dedicated configuration management engineering team.

Co-Development Process Overview:

1)	Enter into a Co-Development Agreement for a particular co-development project.

2)	As part of the Co-Development Agreement, define and agree upon, and then memorialize in a written document the series of tasks, required resources, project timelines, deliverables, test criteria and milestones associated with that co-development project as more fully set forth below in the form of one or more statements of work (each, a “Statement of Work” or “SOW”).

This step allows for the proper definition of these tasks, and provides identification of both the intentions of both parties as it concerns elements of source code, and the location of the relevant source code in the master source tree.

a)	Each Statement of Work shall include at a minimum:

•	Description – A substantially complete list of co-development tasks or projects are to be generated, labeled, and ratified by PalmSource and Licensee. Any additional work, tasks or projects identified in the course of performing the work under that particular Statement of Work may be added through the mutually agreed upon change control process in accordance with the terms of the applicable Co-Development Agreement (the “Change Control Process”).

•	Assignment of Access – PalmSource and Licensee will discuss, negotiate and sign up for specific tasks related to development, testing and support of the tasks defined. An Access Type will be requested, mutually designated, and associated with each development task identified in the applicable Statement of Work.

•	Scope / Schedule – Preliminary scoping of tasks or estimation of duration of work will be mutually agreed upon and documented in the applicable Statement of Work.

•	Supervision / Acceptance Authorities – A final and complete Statement of Work documenting all assigned co-development tasks, required resources, anticipated project duration and expected level of effort will be reviewed by the parties,

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negotiated in good faith, mutually agreed upon and acknowledged by formal signatures or authorized electronic submissions indicating acceptance of the terms of the co-development project.

b)	Conditions and Limitations

•	All deliverables resulting from co-development tasks, including without limitation any related or resulting source code, are reviewable by PalmSource upon PalmSource’s request and notification to Licensee.

•	If Licensee would like PalmSource to incorporate any source code modification made by Licensee under a Co-Development Agreement into the Source Code Tree, Licensee shall deliver to PalmSource such modification and written information that is sufficiently detailed to (1) identify any components that are Open Source Software, (2) enable PalmSource to evaluate and understand such modification, and (3) enable PalmSource to integrate such modification into the Source Code Tree without causing any portion of PalmSource’s software to become Open Source Software. PalmSource retains sole discretion (without liability to Licensee) over whether to incorporate any such modification into the Source Code Tree. Without limiting such sole discretion, PalmSource agrees to (i) consider each such Licensee modification in good faith and (ii) provide Licensee, within two (2) PalmSource business days of receipt by PalmSource of such modification and corresponding written information, notice whether such modification will be incorporated into the Source Code Tree and a target timeline for incorporating such modification into the Source Code Tree. If PalmSource indicates it will incorporate such modification into the Source Code Tree, PalmSource agrees to use commercially reasonable efforts to incorporate, within the target timeline, such modification into the Source Code Tree; provided, however, that PalmSource agrees to use diligent efforts to incorporate such modifications into the Source Code Tree as soon as practicable in cases where Licensee makes a request in connection with in connection with a critical customer issue which is identified as such in writing at the time of delivery to PalmSource of the source code modification and corresponding written information.

•	Once the Statement of Work for a particular co-development project is approved by both parties, any proposed and significant changes for the tasks identified, especially concerning a change in the intended use of the code previously identified as relevant, must be approved through the use of the Change Control Process. The Change Control Process requires that the PalmSource and Licensee co-development project manager or designated acceptance authorities identified in the applicable SOW or the related acceptance plan for the project (the “Acceptance Plan”) must revisit, mutually agree upon, and approve the requested change prior to the implementation of the newly proposed task and all related efforts in accordance with the Change Control Process.

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2)	Grant of Access

Access to Development Code shall be granted only when and if a Co-Development Agreement is mutually agreed upon, has been executed by both parties and is in full force and effect.

a)	Terms of Access

•	Live Access to a Source Code Tree shall be granted only for the duration specified in the Statement of Work for the applicable co-development project and its related Co-Development Agreement, or until the termination of the Strategic Collaboration Agreement or the respective Co-Development Agreement.

•	Restricted Access to a live Source Code Tree, or a branch or subsection of that tree shall be granted for the duration specified in the Statement of Work for the co-development project under the respective Co-Development Agreement.

3)	Code Management Policies and Procedures

The following source code policies and procedures are designed to maintain the stability of the source code, and related build environment. Adherence to and compliance with these procedures is required by all personnel of Licensee who access the source code.

a)	Source Code Access Account Authorization

•	Personnel of Licensee (including its employees, employees of its Wholly Owned Subsidiaries and employees of any Approved Third Party Contractor that has been authorized by PalmSource to receive Access) requiring a Live Access account to the PalmSource Perforce system in order to accomplish the tasks required under the Co-Development Agreement and related SOW(s) will be assigned a Perforce user account and login by PalmSource.

•	The user account name and client-side IP address will be used to manage Access rights to specified source code.

•	The Licensee will be granted live access for no more than 30 individuals with corresponding user accounts, unless otherwise agreed in the applicable Statement of Work. Such users may concurrently access the Source Code Tree.

b)	Development and Access Tools

Approved Co-Development Environment

•	Only the approved co-development environment as defined by PalmSource SCM (the “Approved Environment”) is allowed to be used in the development or compilation of code under the applicable Co-Development Agreement.

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•	Only the approved version of the Perforce client software as defined by PalmSource SCM engineers can be used for accessing the PalmSource Perforce system.

Tools deployment

•	Each party is responsible for supplying its own authorized personnel with the Approved Environment. This includes (but is not limited to), the related:

•	Development tool set

•	Computer equipment or hardware

•	Reference hardware and related debugging equipment

•	Licensee must provide its authorized personnel with approved reference hardware as defined by PalmSource if Licensee wants such personnel to be supported by PalmSource SCM engineers.

c)	Versioning and Copyrights

•	All source files must include the then-current standard PalmSource copyright and trademark header information, unless otherwise agreed upon during the establishment of the applicable Co-Development Agreement and related Statement of Work.

•	All binaries must include the then current and standard PalmSource version designation and copyright and trademark information, unless otherwise agreed upon during the establishment of the applicable Co-Development Agreement and related Statement of Work.

d)	Source Code Submittals

•	All code will be submitted to the Perforce Development Code-Line of a given co-development project. Access to Release Code-Lines for any given co-development project will be restricted to SCM engineers only.

•	Code checked –in to Perforce will be monitored by PalmSource from time to time for proper adherence to the PalmSource coding standards and guidelines. These guidelines include (but are not limited to):

•	Check-in comments

•	Code commenting

•	Syntax

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•	Localization and internationalization guidelines

•	Code review for:

(i)	Function

(ii)	Performance

(iii)	Implementation

•	All code integrations to a Release Code-Line will be performed by the responsible SCM engineer or a designee.

•	Before any code will be integrated into a Release Code-Line or its related branch, that code must be compiled, verified to be of a pre-determined level of quality, and approved for integration to the Release Code-Line, in each case by either the responsible SQA or the PalmSource Program Management or Senior Engineering Management staff member.

e)	Branching and Branch Management

•	All code-line branch creation must be approved and performed by the SCM Manager or his or her designee.

4)	IP Protection and Source Code Security

This is a summary of the minimum policies concerning the proper protection of Development Code. In general, it is best to :

•	Minimize the number of individuals who have access to source code at any one time

•	Not keep hard or paper copies of printed versions of source code

•	If hard copies or print outs are needed, to ensure that all relevant copyrights, and relevant comments concerning the proprietary nature of the material are included with the material

Electronic or network computer access is the recommended type of access for all source code transference and interaction. Only systems with security options shall be used for access, and user names and passwords used for accessing PalmSource source code systems shall not be shared or published. All access to PalmSource source code systems by Licensee shall be via static IP address.

a)	Any Licensee computer system containing PalmSource Intellectual Property or confidential information must be protected according to the following security policies.

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•	The system will be password protected via a system logon from one of the following: MS Windows XP, Windows 2000, Windows NT, Linux, Unix or Mac OS X authentication)

•	If the system is a laptop or portable computer, all source code or confidential information checked-out from a PalmSource source code tree or branch must be stored on an encrypted disk volume. PalmSource’s Engineering IT department will provide the relevant procedures and, if necessary, tools and encryption keys for securing source code.

•	All desktop computer equipment used to access and store PalmSource source code (non-portable), must be secured through the use of a CPU locking mechanism. (i.e. – cable lock)

No third party code, confidential information or materials may be used or incorporated in connection with the source code without the prior express written approval of PalmSource.

5)	Software Development or Build Process

The process for building a compiled version of the PS OS Software is covered briefly in this section. There are two major types of builds that an engineering team will need to complete during their development activity. Due to the nature of development activity, both a unit building and integrated building process will need to be leveraged for active or live development work.

a)	Unit Builds

•	Often used to compile the system on an engineers work station

•	A preliminary test to validate the completion of a unit of technology, or subcomponent of a major feature or function of the system

b)	Integrated or Official Builds

•	The SCM online build submittal and tracking system will be used for any official, or fully integrated system build.

•	SQA can log DRs (Discrepancy Reports) or close defects against official integrated builds only.

•	Only official integrated builds will be declared as a milestone build.

6)	Periodic Program Tracking and review Sessions

During the course of joint development program activities it is recommended that a regular review of the progress of the work is completed. This will ensure that the related and remote engineering teams have a formal communications channel with each other, that there is some level of management oversight into the activities, and that major changes and / or potential delays associated with the software systems are communicated on a regular basis.

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These sessions should occur according to the following guidelines :

•	Weekly telephone or video conference calls can and should be scheduled

•	Participation from both companies, and representation of key roles, including :

(i)	Program Liaison, or Engagement Management

(ii)	Technical Leaders from key development groups

(iii)	Project Managers or related Support Personnel

(iv)	SQA and Productization Personnel

•	Agenda

(i)	Review the outstanding issues list to close, reassign, reprioritize items as needed

(ii)	Add new items of responsibility to either teams agenda for development

(iii)	Disclose new information

b)	Quarterly Program Review

•	Face-to-face, if appropriate

•	Alternate sites between PalmSource and the partner

•	Participation from both companies

•	Program Liaison, or Engagement Management

•	Technical Leaders from key development groups

•	Project Managers or related Support Personnel

•	SQA and Productization Personnel

•	A representative from Senior Management or an Executive Sponsor from both organizations

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•	Agenda

•	Overall program status

•	Review major program proposals and remedies

•	Disclose new information or significant changes to the focus of individual programs (roadmap updates, etc.)

The following exceptions will be maintained as an option for agreed co-development projects for PS Desktop Software, even though the general practices under this Attachment (which be changed consistent with PalmSource’s internal practices) do not ordinarily permit such access:

To the extent that the parties agree to conduct co-development projects for New Versions of the PS Desktop Software pursuant to the Strategic Collaboration Agreement, “Live” source code access for any such co-development projects would be subject to the terms of this Appendix A, with the following exceptions which shall apply only to the source code for the PS Desktop Software:

•	The Palm Licensee Information Portal (PLIP) source code access system will be modified to provide support for live branch check-in and build configurations or profiles

•	Licensee would use the modified PLIP system as the live source code access mechanism for all PS Desktop Software source code access

•	A limited number of individuals, no more than 15, who are Licensee employees would have access to source code with one procedural exception, no static IP address required for access

•	A static IP address and other access or authentication control procedures would be used for the Bangalore, India facility, and for outside or third parties working with Licensee.

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APPENDIX B

SNAPSHOT SOURCE CODE MANAGEMENT POLICIES AND PROCEDURES

This document outlines, and where possible, details the current policies and practices for managing Snapshots of source code provided to Licensee by PalmSource. To the extent PalmSource changes its internal procedures for managing and accessing source code, PalmSource may change this document accordingly to remain consistent with its internal procedures, and PalmSource agrees to provide Licensee with a written document describing the changed procedures at least ten (10) business days before becoming effective. The following is a set of policies and procedures that must be followed when accessing and using Snapshots. Noncompliance with these policies can result in termination of all rights to PS Source Code and PS Source Code Documentation as defined in this Agreement, subject to the right to cure set forth in Section 16.3 (Right to Terminate) of the Agreement.

Limitations. Licensee shall have no right to (i) sublicense any of its rights under this Attachment to any third party without the prior written approval of PalmSource, (ii) disclose any of the Snapshots to any third party without the prior written approval of PalmSource, or (iii) modify any of the Snapshots in any manner that is inconsistent with the terms of this Attachment without the prior written approval of PalmSource. It is understood that PalmSource has no obligation to merge any modifications of any Snapshot into its source code tree or to release or support any such modifications.

1)	Versioning and Copyrights

•	All source files must include the current standard PalmSource, Inc. copyright header information, unless otherwise agreed upon during the establishment of the joint development statement of work, and specified in the associated task list.

•	All binaries must include the current and standard PalmSource, Inc. version and copyright information, unless otherwise agreed upon during the establishment of the joint development statement of work, and specified in the associated task list.

2)	IP Protection and Source Code Security

This is a summary of minimal policies concerning the proper protection of PalmSource source code. In general it is best to :

•	Minimize the number of individuals who have access to source code at any one time

•	Not keep hard or paper copies of printed versions of source code

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•	If hard copies or print outs are needed, to ensure that all relevant copyrights, and relevant comments concerning the proprietary nature of the material are included with the material

Electronic or network computer access is the recommended type of access for all source code interaction. Only systems with security options shall be used for access, and user names and passwords used for accessing PalmSource source code systems shall not be shared or published. All access to PalmSource source code systems by Licensee shall be via static IP address. All access and use must be within the designated facility set forth in the Agreement.

a)	Any Licensee computer system containing PalmSource Intellectual Property or confidential information must be protected according to the following security policies.

•	The system will be password protected via a system logon from one of the following: MS Windows XP, Windows 2000, Windows NT, Linux, Unix or Mac OS X authentication.

•	If the system is a laptop or portable computer, all source code or confidential information from the Snapshot must be stored on an encrypted disk volume and used only within the designated facility set forth in the Agreement. PalmSource’s Engineering IT department will provide the relevant procedures and, if necessary, tools and encryption keys for securing source code.

•	All desktop computer equipment used to access and store PalmSource source code (non-portable), must be secured through the use of a CPU locking mechanism. (i.e. – cable lock)

•	No third party code, confidential information or materials may be used or incorporated in connection with the source code without the prior express written approval of PalmSource.

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APPENDIX C-1

JAVA SOFTWARE DATA SHEET

Java Technology for Palm OS Garnet

Java Technology for Palm OS Garnet is a high performance, platform standard Java Virtual Machine maintained and supported by PalmSource.

Java Technology Overview

Java Technology for Palm OS Garnet is a high performance, platform standard Java Virtual Machine maintained and supported by PalmSource. The offering is powered by IBM’s WebSphere™ Everyplace Micro Environment, Java 2 Micro Edition (J2ME) certified runtime environment and is now available to licensees of the Palm OS Garnet platform. IBM’s solution is designed from the bottoms-up for embedded implementation and is device memory aware for scalability and includes the fastest interpreter available. Java Technology for Palm OS Garnet supports industry standards for the Connected Limited Device Configuration (CLDC) version 1.1 and Mobile Information Device Profile (MIDP) version 2.0.

Java Technology for Palm OS enables existing and new Java applications to run on Palm Powered™ smart mobile devices. Additionally, users can run Java applications originally built for MIDP-compliant devices such as mobile phones.

Standardizing Palm OS support for Java Technology at the platform level further broadens adoption of Palm OS among the Java developer community. In addition, Java support is tightly integrated with the Palm OS platform so developers can take advantage of the advanced functionality of Palm Powered smart mobile devices. With more than three million members, the Java development community can leverage existing Java tools and languages to create new Palm OS platform-based Java solutions. In addition, IBM offers a full range of Java tools and services designed to accelerate time-to-market for Java solutions on Palm Powered smart mobile devices.

Product Details

Java Technology for Palm OS Garnet is based on IBM WebSphere Everyplace Micro Environment version 5.7.

Supported J2ME Specifications

The runtime is compliant with the following J2ME specifications as determined by successful completion of the associated Technical Compatibility Kits:

•	Connected Limited Device Configuration (CLDC) version 1.1 (JSR 139)

•	Mobile Information Device Profile (MIDP) version 2.0 (JSR 118)

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In addition, Java Technology for Palm OS Garnet supports the following additional JSR standards:

•	JSR 75 – PDAP - optional packages for features that are commonly found on PDAs and other mobile devices in the J2ME space: one package for Personal Information Management (PIM) access, and one package for accessing file systems through the Generic Connection Framework (GCF).

•	JSR 135 – MMAPI - specifies a Multimedia API for J2ME™. This small-footprint API allows easy and simple access and control of basic audio and multimedia resources but also addresses scalability and support of more sophisticated features.

*	The implementation of JSR 135 depends on the hardware and software configuration and requires PalmSource Professional Services involvement.

•	JSR 172 – J2ME Web Services Specification- defines a package that provides standard access from J2ME to web services. This includes Web Services Access Client for the Device – Simple Object Access Protocol (SOAP), Gateway – Universal Description Discovery and Server – Web Services Descriptor Language (WSDL)

Performance

The virtual machine runs natively on ARM and directly leverages the high performance of the ARM CPU core technologies integrated into Palm OS

Garnet. Independent benchmarks have shown the PalmSource solution to be very high performance when compared to other competitive platform offerings.

Reference Hardware

Java Technology for Palm OS Garnet is ported to Motorola’s MXL reference hardware. Porting to other hardware platform is available through PalmSource® Premium Services.

Localization

Java Technology for Palm OS Garnet is available in English, French, Italian, German and Spanish. Other languages are available through PalmSource Premium Services.

Display

•	Low resolution (160x160, 160x220), QVGA (240x320) and high resolution (320x320, 320x480) support

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•	8-bit and 16-bit color

Application Size

Virtual Machine and class libraries:

•	English only: 1.6MB

Dynamic Heap Usage

The dynamic heap is the space where the Virtual Machine loads classes, creates objects, allocates images, etc. The larger and more complex the application, the more dynamic heap will typically be required. Java Technology for Palm OS Garnet requires a minimum of 440KB available dynamic heap to start up and run a simple, form-based MIDlet application. Typical MIDlets will take about 1MB of dynamic heap with complex or network-based MIDlets taking up to 2.9MB of memory.

Porting, TCK and Logo Certification

See “IBM WebSphere Everyplace Micro Environment: Library Porting Service available from your PalmSource account representative.

Pricing, Support and Maintenance

See your PalmSource account representative for information.

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APPENDIX C-2

JAVA SOFTWARE MAINTENANCE

PalmSource Java Solution for Palm OS Garnet Maintenance. Maintenance will be provided to Licensee substantially in accordance with Section 7.1 of this Agreement, except as provided in this Appendix C-2 and as follows:

I. The maintenance fees for the PalmSource Java Solution are split into 2 components, the maintenance for the Java Virtual machine itself and the maintenance for each Ported Version thereof:

A. The maintenance for the Java Virtual machine consists of bug-fixes, updates, upgrades and new versions of the software as they are developed by IBM and accepted and as such upgrades and new versions are delivered in accordance with the PalmSource Java Solution roadmap.

B. The maintenance for the Ported Version consists of delivery of such Ported Version for each bug-fix, update, upgrade or new version of the Java Virtual Machine. Maintenance deliveries of Ported Versions will have passed TCK validation.